Conversion Valuation Report



                             -----------------------



                           Valued as of March 4, 1997




                      FIRST ROBINSON SAVINGS AND LOAN, F.A.

                               Robinson, Illinois



                                  Prepared By:



                               Ferguson & Company
                                    Suite 550
                          122 W. John Carpenter Freeway
                                Irving, TX 75039
                                  972/869-1177

                      STATEMENT OF APPRAISER'S INDEPENDENCE
                      First Robinson Savings and Loan, F.A.
                               Robinson, Illinois


         We are the appraiser for First Robinson Savings and Loan, F.A. ("First Robinson" or "Association") in connection with its mutual to stock conversion. We are submitting our independent estimate of the pro forma market value of the Association's stock to be issued in the conversion. In connection with our appraisal of the Association's to-be-issued stock, we have received a fee which was not related to the estimated final value. The estimated pro forma market value is solely the opinion of our company and it was not unduly influenced by the Association, its conversion counsel, its selling agent, or any other party connected with the conversion. We also received a fixed fee for assisting the Association in connection with the preparation of its business plan to be submitted with the conversion application.

         First Robinson has agreed to indemnify Ferguson & Company under certain circumstances against liabilities arising out of our services. Specifically, we are indemnified against liabilities arising from our appraisal except to the extent such liabilities are determined to have arisen because of our negligence or willful conduct.

                                                  Ferguson & Company

                                                  /s/ Robin L. Fussell

                                                  Robin L. Fussell
                                                   Principal

March 10, 1997

                                                  March 10, 1997



Board of Directors
First Robinson Savings and Loan, F.A.
501 East Main Street
Robinson, Illinois  62454

Dear Directors:

         We have completed and hereby provide, as of March 4, 1997, an independent appraisal of the estimated pro forma market value of First Robinson Savings and Loan, F.A. ("First Robinson" or the "Association"), Robinson, Illinois, in connection with the conversion of First Robinson from the mutual to stock form of organization ("Conversion"). This appraisal report is furnished pursuant to the regulatory filing of the Association's Application for Conversion ("Form AC") with the Office of Thrift Supervision ("OTS").

         Ferguson & Company ("F&C") is a consulting firm that specializes in providing financial, economic, and regulatory services to financial institutions. The background and experience of F&C is presented in Exhibit I. We believe that, except for the fees we will receive for preparing the appraisal and assisting with First Robinson's business plan, we are independent. F&C personnel are prohibited from owning stock in conversion clients for a period of at least one year after conversion.

         In  preparing  our  appraisal,   we  have  reviewed  First   Robinson's
Application for Approval of Conversion, including the Proxy Statement as filed with the OTS. We conducted an analysis of First Robinson that included discussions with Larsson, Woodyard & Henson, LLP, the Association's independent auditors, and with Silver, Freedman & Taff, L.L.P., the Association's conversion counsel. In addition, where appropriate, we considered information based on other available published sources that we believe is reliable; however, we cannot guarantee the accuracy or completeness of such information.

         We also reviewed the economy in First Robinson's primary market area and compared the Association's financial condition and operating results with that of selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for thrifts stocks in particular.

         Our appraisal is based on First Robinson's representation that the information contained in the Form AC and additional evidence furnished to us by the Association and its independent auditors are truthful, accurate, and complete. We did not independently verify the financial statements and other information provided by First Robinson and its auditors, nor did we independently value the Association's assets or liabilities. The valuation considers First Robinson only as a going concern and should not be considered an indication of its liquidation value.

         It is our opinion that, as of March 4, 1997, the estimated pro forma market value of First Robinson was $6,500,000, or 650,000 shares at $10.00 per share. The resultant valuation range was $5,525,000 at the minimum (552,500 shares at $10.00 per share) to $7,475,000 at the maximum (747,500 shares at $10.00 per share), based on a range of 15 percent below and above the midpoint valuation. The supermaximum was $8,596,250 (859,625 shares at $10.00 per share).

         Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock in the conversion. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to sell such shares at prices related to the foregoing estimate of the Association's pro forma market value. F&C is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by F&C shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

         Our opinion is based on circumstances as of the date hereof, including current conditions in the United States securities markets. Events occurring after the date hereof, including, but not limited to, changes affecting the United States securities markets and subsequent results of operations of First Robinson, could materially affect the assumptions used in preparing this appraisal.

         The valuation reported herein will be updated as provided in the OTS conversion regulations and guidelines. Any updates will consider, among other things, any developments or changes in First Robinson's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments will be made to the estimated pro forma market value. The reasons for any such adjustments will be explained in detail at the time.

                                                   Respectfully,

                                                   FERGUSON & COMPANY

                                                   /s/ Robin L. Fussell

                                                   Robin L. Fussell
                                                    Principal

FERGUSON & COMPANY

                                TABLE OF CONTENTS

                      First Robinson Savings and Loan, F.A.


                               Robinson, Illinois


                                                                          PAGE
                                                                          ----
INTRODUCTION                                                                 1
SECTION I. - FINANCIAL CHARACTERISTICS                                       2
PAST & PROJECTED ECONOMIC CONDITIONS                                         2
FINANCIAL CONDITION OF INSTITUTION                                           2
         Balance Sheet Trends                                                2

         Asset/Liability Management                                          2

         Income and Expense Trends                                           3

         Regulatory Capital Requirements                                     3

         Lending                                                             3

         Nonperforming Assets                                                3

         Classified Assets                                                   3

         Loan Loss Allowance                                                 4

         Mortgage-Backed Securities and Investments                          4

         Savings Deposits                                                    4

         Borrowings                                                          4

         Subsidiaries                                                        4

         Legal Proceedings                                                   4
EARNINGS CAPACITY OF THE INSTITUTION                                         4
         Asset-Size-Efficiency of Asset Utilization                          5

         Intangible Values                                                   5

         Effect of Government Regulations                                    5

         Office Facilities                                                   5

SECTION II - MARKET AREA                                                     1
DEMOGRAPHICS                                                                 1

FERGUSON & COMPANY

                      First Robinson Savings and Loan, F.A.

                               Robinson, Illinois


                                                                          PAGE
                                                                          ----
SECTION III - COMPARISON WITH PUBLICLY TRADED THRIFTS                       1
COMPARATIVE DISCUSSION                                                      1

         Selection Criteria                                                 1

         Profitability                                                      2

         Balance Sheet Characteristics                                      2

         Risk Factors                                                       3

         Summary of Financial Comparison                                    3
FUTURE PLANS                                                                3
SECTION IV - CORRELATION OF MARKET VALUE                                    1
MARKETABILITY & LIQUIDITY OF STOCK TO BE ISSUED                             1

         Financial Aspects                                                  1

         Market Area                                                        2

         Management                                                         2

         Dividends                                                          3

         Liquidity                                                          3

         Thrift Equity Market Conditions                                    3

ILLINOIS ACQUISITIONS                                                       4

EFFECT OF INTEREST RATES ON THRIFT STOCK                                    4

         Adjustments Conclusion                                             6

         Valuation Approach                                                 6

         Conversion to Bank and Comparison to Banks                         7

         Valuation Conclusion                                               7

FERGUSON & COMPANY

                      First Robinson Savings and Loan, F.A.

                               Robinson, Illinois


TABLE
NUMBER                 TABLE TITLE                                        PAGE
------                 -----------                                        ----
         SECTION I  -  FINANCIAL CHARACTERISTICS
  1      Selected Financial Data                                              6
  2      Selected Financial Ratios                                            7
  3      GAP Analysis                                                         8
  4      Interest Rate Shock                                                  9
  5      Capital Compliance                                                  10
  6      Loan Portfolio Composition                                          11
  7      Loan Maturities                                                     12
  8      Loan Origination, Purchase, and Repayment Activity                  13
  9      Average Balances, Rates, and Yields                                 14
  10     Rate/Volume Analysis                                                16
  11     Loan Delinquencies at December 31, 1996                             17
  12     Non-Performing Assets                                               18
  13     Analysis of the Allowance for Loan Losses                           19
  14     Allocation of the Allowance for Loan Losses                         20
  15     Investments                                                         21
  16     Mortgage-Backed Securities Maturities                               22
  17     Savings Deposit Detail                                              23
  18     Certificates of Deposit Maturities                                  24
  19     Savings Flows                                                       25
  20     Offices                                                             26

         SECTION II  -  MARKET AREA
  1      Demographic Trends                                                   3
  2      Percent Employment by Industry                                       4
  3      Market Area Deposits                                                 5

         SECTION III - COMPARISON WITH PUBLICLY
         TRADED THRIFTS
  1      Comparatives General                                                 4
  2      Key Financial Indicators                                             5
  3      Pro Forma Comparisons                                                6

FERGUSON & COMPANY

                      First Robinson Savings and Loan, F.A.

                               Robinson, Illinois


 TABLE
 NUMBER                       TABLE TITLE                                  PAGE
-------                       -----------                                  ----
           SECTION IV  - CORRELATION OF MARKET VALUE
   1       Appraisal Earnings Adjustments                                     2
   2       Illinois Acquisitions                                              8
   3       Recent Conversions                                                10
  4.a      Comparison of Pricing Ratios                                      13
  4.b      Comparison of Pricing Ratios - Bank Related                       14

 FIGURE
 NUMBER                   LIST OF FIGURES                                  PAGE
-------                   ---------------                                  ----
           SECTION IV  -  CORRELATION OF MARKET VALUE
   1       SNL Index                                                         15
   2       Selected Interest Rates                                           16


                          EXHIBIT TITLE
                          -------------
Exhibit    I - Ferguson  & Company  Qualifications
Exhibit   II - Selected  Region, State,  and  Comparatives Information
Exhibit  III - First Robinson Savings and Loan  Association, F.A. TAFS Report
Exhibit   IV - Comparative  Group TAFS and Bank Source Reports
Exhibit    V - Selected Publicly Traded Thrifts
Exhibit   VI - Comparative Group Selection
Exhibit  VII - Pro Forma Calculations
         Pro Forma Assumptions
         Pro Forma Effect of Conversion Proceeds At the Minimum of the Range Pro Forma Effect of Conversion Proceeds At the Midpoint of the Range Pro Forma Effect of Conversion Proceeds At the Maximum of the Range Pro Forma Effect of Conversion Proceeds At the SuperMax of the Range Pro Forma Analysis Sheet
Exhibit VIII - Pink Sheet Banks
  Exhibit IX - Other Thrifts Converting to Stock and Commercial Bank

                                    SECTION I
                            FINANCIAL CHARACTERISTICS

FERGUSON & COMPANY                                                Section I.
------------------                                                ----------

                                  INTRODUCTION

         First Robinson Savings and Loan, F.A. ("First Robinson" or "Association") is a federally chartered, federally insured mutual savings and loan association headquartered in Robinson (Crawford County), Illinois. It was chartered in 1883 as Crawford Building & Loan Association. It joined the FHLB system in 1933 and obtained federal insurance of accounts in 1954. It adopted a federal charter and its current name in 1990. In November 1996, it adopted a plan to convert to a stock savings and loan association, via a standard mutual to stock conversion.

         At December 31, 1996, First Robinson had total assets of $67.5 million, loans of $57.0 million, mortgage-backed securities of $3.9 million, interest-bearing deposits in other banks of $2.0 million, deposits of $59.6 million, borrowings of $2.5 million, and net worth of $4.7 million, or 7.0% of assets.

         The Association has three offices, which are located in Robinson, Palestine, and Oblong (all in Crawford County), Illinois. Illinois is in the midwestern portion of the United States. Crawford County is located in the southeastern portion of Illinois.

         First Robinson is a traditional thrift in transition to a commercial bank. It invests primarily in (1) 1-4 family loans, (2) consumer loans, (3) commercial business loans, (4) mortgage backed securities, and (5) temporary cash investments. It is funded principally by savings deposits and existing net worth. It has utilized minor amounts of borrowings recently.

         The Association offers a full spectrum of loan products to accommodate its customer base and single family loans dominate the Association's loan portfolio. In recent years, First Robinson has emphasized consumer and commercial business lending. At December 31, 1996, loans on 1-4 family dwellings made up 41.2% of total assets and 48.3% of the loan portfolio. Consumer loans were 20.9% of the loan portfolio and commercial business loans were 11.8% of the loan portfolio. Mortgage backed securities made up 5.8% of total assets. Cash and investment securities made up 3.0% of First Robinson's assets at December 31, 1996.

         First Robinson had $326,000 in non-performing assets at December 31, 1996, as compared to $389,000 at October 31, 1996, and $36,000 at October 31, 1995.

         Savings deposits increased $19.7 million during the period from October 31, 1992, to December 31, 1996, a compound annual growth rate of 10.10%. Savings increased $2.2 million (6.04%) in 1994, increased $10.2 million (26.00%) in 1995, increased $7.3 million (14.75%) in 1996, and increased $3.0 million (5.21%) in the two months ended December 31, 1996. First Robinson has not relied extensively on borrowings during recent years. It had $1.5 million in borrowings at October 31, 1996, and $2.5 million in borrowings at December 31, 1996.

         The Association's capital to assets ratio has declined during the period of four years and two months ending December 31, 1996. Equity capital, as a percentage of assets, has decreased from 8.91% at October 31, 1992, to 7.03% at December 31, 1996. The compound annual asset growth rate was 10.84% during the period, while the compound annual growth rate for equity was only 9.09%.

         First Robinson's profitability, as measured by return on average assets ("ROAA"), has been at or below its peer group average of thrifts filing TFR's with the OTS, consisting of OTS supervised thrifts with assets between $25 million and $50 million for 1993 and 1994, and thrifts with assets between $50 million and $100 million for 1995 and 1996. For the years ending December 31, 1993, 1994, and 1995, and the nine months ended September 30, 1996, First Robinson ranked in the 52nd, 55th, 49th, and 26th percentile, respectively, in ROAA, based on information derived from the TAFS thrift database published by Sheshunoff Information Services Inc. (See Exhibit III, page 2). In return on equity for the same periods, First Robinson ranked in the 44th, 57th, 62nd, and 26th percentile, respectively.

                          I. FINANCIAL CHARACTERISTICS

PAST & PROJECTED ECONOMIC CONDITIONS

         Fluctuations in thrift earnings in recent years have occurred within the time frames as a result of changing temporary trends in interest rates and other economic factors. However, the year-to-year results have been upward while the general trends in the thrift industry have been improving as interest rates declined. Interest rates began a general upward movement during late 1993, followed by a decline in interest margins and profitability. Rates began a general decline in mid 1995 and then leveled off on the short end and increased on the long end. First Robinson enjoyed its best spread for the year ended October 31, 1993, when its spread for the period was 3.79%. It declined 19 basis points ("bp") in 1994, 8 bp in 1995, and 3 bp in 1996, before increasing 10 bp for the two month period ending December 31, 1996.

         The thrift industry generally is better equipped to cope with changing interest rates than it was in the past, and investors have recognized the demonstrated ability of the thrift industry to maintain interest margins in spite of rising interest rates. However, rate increases and the shortening of the time elapsed between increases during 1994 placed pressure on portfolio managers to shorten maturities, which negatively impacts the future earnings of financial institutions.

FINANCIAL CONDITION OF INSTITUTION

Balance Sheet Trends

         As Table I.1 shows, First Robinson experienced healthy growth in assets during the period of two years and two months ending December 31, 1996. Assets increased $23.7 million, or 54.11% during the period. Loans increased $22.9 million, or 67.2%. Savings deposits increased by $20.4 million, or 52.12%. Equity increased $635 thousand, or 15.45%.

Asset/Liability Management

         Managing interest rate risk is a major component of the strategy used in operating a thrift. Most of a thrift's interest earning assets are long-term, while most of the interest bearing liabilities have short to intermediate terms to contractual maturity. To compensate, asset/liability management techniques include (1) making long term loans with interest rates that adjust to market periodically, (2) investing in assets with shorter terms to maturity, (3) lengthening the terms to maturities of savings deposits, and (4) seeking to employ any combination of the aforementioned techniques artificially through the use of synthetic hedge instruments. Table I.3 shows the gap analysis of First Robinson's interest earning assets and interest bearing liabilities at September 30, 1996. It shows that, within one year of September 30, 1996, First Robinson has a negative gap to interest bearing liabilities of 38.75% and a negative gap to total assets of 26.75%. First Robinson has a negative cumulative gap to assets at the end of three years of 14.65% and a negative gap of 7.51% at the end of five years. Table I.4 provides rate shock information at varying levels of interest rate change. The Association has some exposure to interest rate increases, but its exposure will be further mitigated through the equity raised in the conversion.

         First Robinson's basic approach to interest rate risk management has been to emphasize adjustable mortgage loans, short and intermediate term consumer and commercial loans, and adjustable commercial loans. First Robinson currently is not utilizing synthetic hedge instruments and has not used borrowings extensively in recent years. First Robinson's business plan calls for a continuation of these strategies.

Income and Expense Trends

         First Robinson was profitable for the two fiscal years and two months ending December 31, 1996. Fluctuations in income over the period have resulted principally from (1) changes in non-interest expense, principally the SAIF assessment of approximately $281,000 in 1996; and (2) significant additions to the loan loss allowance in 1996.

         Net interest income increased in 1995 and 1996 principally as a result of growth.

Regulatory Capital Requirements

         As Table I.5 demonstrates, First Robinson meets all regulatory capital requirements, and meets the regulatory definition of a "Well Capitalized" institution. Moreover, the additional capital raised in the stock conversion will add to the existing capital cushion.

Lending

         Table I.6 provides an analysis of the Association's loan portfolio by type of loan and security. This analysis shows that, from October 31, 1994, through December 31, 1996, First Robinson's loan composition has been dominated by 1-4 family dwelling loans. The portfolio has been shifting, however, from 1-4 family loans to consumer and commercial business loans. Table I.7 provides information on loan maturities and repricing opportunities at December 31, 1996. The schedule shows that, at that date, approximately 85% of the portfolio was scheduled to mature or reprice within five years.

         Table I.8 provides information with respect to loan originations and repayments. It indicates the years ended October 31, 1996 and 1995 were good growth years and the October 31, 1997 year has started out well.

         Table I.9 provides rates, yields, and average balances for each of the three years ended October 31, 1996 and the two months ended December 31, 1996. Interest rates earned on interest-earning assets increased from 7.53% in 1994 to 8.21% in 1995, 8.58% in 1996, and 8.74% for the two months ended December 31, 1996. Interest rates paid on interest-bearing liabilities increased from 3.93% in 1994 to 4.69% in 1995, 5.09% in 1996, and 5.15% for the two months ended December 31, 1996. First Robinson's spread decreased from 3.60% in 1994 to 3.52% in 1995, 3.48% in 1996, and increased to 3.59% for the two months ended December 31, 1996.

         Table I.10 provides a rate volume analysis, measuring differences in interest earning assets and interest costing liabilities and the interest rates thereon during the years ended October 31, 1994 versus 1995, and October 31, 1995, versus 1996, and the period of two months ended December 31, 1995 versus 1996. The table shows that most of the increase in net interest income for the periods presented resulted from growth in volume, though changing rates was significant for the 1995 versus 1994 comparison.

Non-performing Assets

         As shown in Table I.11, the Association had only $144,000 in loans that were over 60 days delinquent at December 31, 1996, and $1 thousand in loans over 90 days delinquent. The Association also had $42 thousand in nonaccruing loans at December 31, 1996. As shown in Table I.12, First Robinson had $326 thousand in nonperforming assets at December 31, 1996, $389 thousand at October 31, 1996, and $36 thousand at October 31, 1995.

Classified Assets

         First Robinson had $741 thousand in classified assets at December 31, 1996. The classified assets were all in the substandard category. The Association had a loan loss allowance of $412 thousand, or 55.6% of classified assets at December 31, 1996.

Loan Loss Allowance

         Table I.13 provides an analysis of First Robinson's loan loss allowance. Table I.14 shows the allocation of the loan loss allowance among the various loan categories as of October 31, 1994, 1995, and 1996 and December 31, 1996.

Mortgage-Backed Securities and Investments

         Table I.15 provides a breakdown of investments as of October 31, 1994, 1995, and 1996 and December 31, 1996. Table I.16 provides maturity information for mortgage-backed securities at December 31, 1996.

Savings Deposits

         At December 31, 1996, First Robinson's deposit portfolio was composed as follows: Non-interest bearing DDA's--$2.790 million or 4.7%; passbook accounts--$7.313 million or 12.3%; Money market accounts--$5.515 million or 9.3%; and certificate accounts--$44.024 million or 73.8% (see Table I.17). Table
I.18 shows the maturities of certificates by quarter within various rate ranges at December 31, 1996. It shows that approximately 70% of the Association's certificates mature within one year.

         First Robinson is not overly dependent on jumbo certificates of deposit. At December 31, 1996, the Association had $8.553 million in certificates that were issued for $100 thousand or more, or 14.34% of its total deposits (see Table I.18).

         Table I.19 presents information on deposit flows for the years ending October 31, 1994, 1995, and 1996 and the two months ended December 31, 1996. It shows deposit growth as follows: 6.04%, 26.00%, 14.75%, and 5.21% (31.23%
annualized) for the years ended October 31, 1994, 1995, and 1996, and the two months ended December 31, 1996, respectively.

Borrowings

         First Robinson has had only minor borrowings in recent years.

Subsidiaries

         First Robinson has one inactive subsidiary.

Legal Proceedings

         From time to time, First Robinson becomes involved in legal proceedings principally related to the enforcement of its security interest in real estate loans. In the opinion of Management of the Association, no legal proceedings are in process or pending that would have a material effect on First Robinson's financial position, results of operations, or liquidity.

EARNINGS CAPACITY OF THE INSTITUTION

         As in any interest sensitive industry, the future earnings capacity of First Robinson will be affected by the interest rate environment. Historically, the thrift industry has performed at less profitable levels in periods of rising interest rates. This performance is due principally to the general composition of the assets and the limited repricing opportunities afforded even the adjustable rate loans. The converse earnings situation (falling rates) does not afford the same degree of profitability potential for thrifts due to the tendency of borrowers to refinance both high rate fixed rate loans and adjustable loans as rates decline.

         First Robinson is no exception to the aforementioned phenomenon. With its current asset and liability structure, however, its exposure to rising interest rates is not significant.

         The  addition  of capital  through  the  conversion  will  allow  First
Robinson to grow. As growth is attained, the leverage of that new capital should, from a ratio of expenses to total assets standpoint, reduce the operating expense ratio. However, growth and additional leverage will likely be moderate and well controlled to maintain the current risk levels inherent in the Association's asset base.

Asset-Size-Efficiency of Asset Utilization

         At its current size and in its current asset configuration, First Robinson is a moderately efficient operation. With total assets of approximately $67.5 million, First Robinson has 37 full time equivalent employees. First Robinson is inefficient with respect to utilization of its premises. Despite healthy asset growth in recent years, it still has not grown enough to fully absorb the occupancy costs associated with the new headquarters building that was built in 1985.

Intangible Values

         First Robinson's greatest intangible value lies in its loyal deposit base. First Robinson has a 114 year history of sound operations, controlled growth, and consistent earnings. At June 30, 1996, the Association had 15.53% of the deposit market in its area (up from 10.54% at June 30, 1994), and it has the ability to increase market share. First Robinson has enjoyed deposit growth at the expense of local competing commercial banks, principally as a result of superior service following acquisition of local banks by large out-of-state banks.

         First Robinson has no significant intangible values that could be attributed to unrecognized asset gains on investments and real estate.

Effect of Government Regulations

         Although still considered a traditional thrift, First Robinson is in transition to a commercial bank. However, its business plan calls for the increase in percentage of loans in consumer and commercial loans to reverse.
Government regulations will have the greatest impact in the area of cost of compliance and reporting. The conversion will create an additional layer of regulations and reporting and thereby increase the cost to the Association.

Office Facilities

         First Robinson's main office is a well maintained facility that was built by the Association in 1985. Both branch facilities were acquired in 1995. Table I.20 provides information on First Robinson's offices. The facilities are adequate for the convenience and needs of the Association's customer base.

                       Table I.1 - Selected Financial Data


                                                      At
                                                  December 31,                 At October 31,                 Compound
                                                  ------------  -----------------------------------------      Growth
                                                    1996        1996   1995      1994      1993      1992       Rate
                                                    ----        ----   ----      ----      ----      ----       ----
                                                                            ($000's)
Selected Financial Condition Data:
Total assets ...................................   67,538     63,869   54,708   43,824    41,299    43,944     10.84%
Loans receivable, net ..........................   57,003     54,448   44,854   34,093    30,885    30,064     16.55%
Mortgage-backed securities .....................    3,917      4,011    2,973    3,284     3,792     4,705     -4.49%
Interest bearing deposits ......................    2,048        868    2,472    2,602     2,575     3,917    -16.79%
Investment securities ..........................      671        714    1,213    1,221     1,448     2,502    -36.90%
Savings deposits ...............................   59,642     56,691   49,404   39,208    36,976    39,922     10.10%
Borrowings .....................................    2,500      1,500     --       --        --        --           NM
Equity -  substantially restricted .............    4,746      4,658    4,536    4,111     3,747     3,301      9.09%




                                          Two Months Ended
                                            December 31,                        Year Ended October 31,
                                          -------------------       ---------------------------------------------
                                             1996        1995         1996      1995      1994      1993    1992
                                             ----        ----         ----      ----      ----      ----    ----
                                                                                     ($000's)
Selected Operations Data:
Interest income                               906        737         4,827     3,755      2,985     3,160   3,620
Interest expense                              495        410         2,655     1,971      1,446     1,563   2,121
                                              ---        ---         -----     -----      -----     -----   -----
   Net interest income                        411        327         2,172     1,784      1,539     1,597   1,499
Provision for loan losses (recovery)            8          4           270         9         24        33     40
                                                -          -           ---         -         --        --     --
   Net interest income after
    provision for loan losses                 403        323         1,902     1,775      1,515     1,564   1,459
                                              ---        ---         -----     -----      -----     -----   -----
Noninterest income                             56         46           392       271        248       229     183
                                               --         --           ---       ---        ---       ---     ---
      Sub-total                               459        369         2,294     2,046      1,763     1,793   1,642
                                              ---        ---         -----     -----      -----     -----   -----
Noninterest expense                           338        290         2,120     1,414      1,180     1,175   1,175
                                              ---        ---         -----     -----      -----     -----   -----
      Income before taxes                     121         79           174       632        583       618     467
Income tax expense                             47         31            51       233        221       219     160
Extraordinary income                            -          -             -         -          -        48       -
                                              ---        ---          -----    -----       -----    -----   -----
      Net income                               74         48           123       399        362       447     307
                                               ==         ==           ===       ===        ===       ===     ===


                      Table I.2 - Selected Financial Ratios


                                               At or for the Two Months
                                                   Ended October 31,               At of For the Year Ended October 31,
                                              --------------------------- -----------------------------------------------------
                                                      1996          1995        1996       1995      1994      1993       1992
                                                      ----          ----        ----       ----      ----      ----       ----
Performance Ratios:
Return on assets (ratio of net earnings
  to average total assets)                            0.68%        0.53%        0.21%     0.82%     0.86%     0.97%      0.72%
Return on equity (ratio of  net earnings
   to average equity)                                 9.36%        6.37%        2.60%     9.68%     9.08%    11.24%      9.76%
Ratio of average interest-earning assets to
   average interest-bearing liabilities             107.81%      108.40%      108.01%   108.83%   107.78%    98.43%    103.20%
Ratio of net interest income, after provision
   for loan losses, to noninterest expense          119.23%      111.38%       89.72%   125.53%   128.39%   132.99%    124.17%
Net interest rate spread                              3.59%        3.39%        3.49%     3.52%     3.60%     3.79%      3.58%
  Net yield on average interest-earning assets        3.96%        3.78%        3.86%     3.90%     3.88%     4.09%      3.73%

Quality Ratios:
Non-performing assets to total assets
  at end of period                                    0.48%        0.34%        0.60%     0.07%     0.07%     0.33%      0.37%
Allowance for loan losses to non-performing
 loans at end of period                             958.14%      153.70%      430.21%  2125.00%  2215.00%  3670.00%   1640.91%
Allowance for loan losses to total loans, net         0.72%        0.54%        0.76%     0.57%     0.84%     1.19%      1.20%

Capital Ratios:
Equity to total assets at end of period               7.03%        8.37%        7.29%     8.29%     9.38%     9.07%      8.91%
Average equity to average assets                      7.23%        8.24%        7.91%     8.49%     9.45%     8.59%      7.36%


                            Table I.3 - Gap Analysis



                                                                    At September 30, 1996
                                             ------------------------------------------------------------------
                                                 Six         Six         One       Three
                                               Months     Months to   to Three    to Five    Over Five
                                               or Less     One Year     Years      Years       Years      Total
                                               -------     --------     -----      -----       -----      -----
                                                                           ($000's)
Interest-earning assets:
Fixed rate loans                                 884         456         145        630         756        2,871
Adjustable rate loans                         10,772       3,289      13,313        980       7,495       35,849
Commercial loans                               3,477       1,018       1,074        848         402        6,819
Consumer loans                                 1,338         757       4,059      5,686         170       12,010
Mortgage-backed securities                       965       2,236         391          -         183        3,775
Investmentsecurities                           2,063          20          70         40         544        2,737
                                               -----          --          --         --         ---        -----
Total interest-earning assets                 19,499       7,776      19,052      8,184       9,550       64,061

Interest-bearing liabilities:
Certificate accounts                          18,522      10,680      11,246      3,576           -       44,024
Demand deposits                                7,313           -           -          -           -        7,313
Passbook accounts                              5,515           -           -          -           -        5,515
FHLB advances                                  2,500           -           -          -           -        2,500
                                               -----      ------      ------      -----       -----       ------
Total interest-bearing liabilities            33,850      10,680      11,246      3,576           -       59,352
                                              ======      ======      ======      =====                   ======

Interest-earning assets less
 interest-bearing liabilities                (14,351)     (2,904)      7,806      4,608       9,550        4,709
                                             =======      ======       =====      =====       =====        =====

Cumulative interest-rate sensitivity gap     (14,351)    (17,255)     (9,449)    (4,841)     4,709
                                             =======     =======      ======     ======      =====

Cumulative interest-rate sensitivity gap
 as a percentage of interest-earning  assets  -22.40%     -26.94%     -14.75%     -7.56%      7.35%
                                               =====       =====       =====       ====       ====

Cumulative interest-rate sensitivity gap
 as a percentage of assets                    -22.25%     -26.75%     -14.65%     -7.51%      7.30%
                                               =====       =====       =====       ====       ====

Cumulative ratio of interest earning
 assets to interest-bearing liabilities        57.60%      61.25%      83.06%     91.84%     107.93%
                                               =====       =====       =====      =====      ======

                         Table I.4 - Interest Rate Shock


                               Net Portfolio Value
                                December 31, 1996
               ----------------------------------------------------
                              Estimated
                               NPV as a
 Change        Estimated       Percent
in Rates          NPV         of Assets       $ Change     % Change
---------      ---------      ---------       --------     --------
                                              ($000's)
+400 bp         $4,647          7.03%         (1,560)        -25%
+300 bp          5,195          7.75%         (1,012)        -16%
+200 bp          5,668          8.36%           (539)         -9%
+100 bp          6,016          8.78%           (191)         -3%
   0 bp          6,207          8.98%              -           -
-100 bp          6,239          8.97%             32           1%
-200 bp          6,248          8.93%             41           1%
-300 bp          6,384          9.05%            177           3%
-400 bp          6,590          9.26%            383           6%


Source:  Report from OTS Risk Management Division.

                         Table I.5 - Capital Compliance



                                             December 31, 1996
                                     -------------------------------
                                        Amount               Percent
                                       ($000's)             of Assets
                                      ---------            ----------
Capital under generally accepted
 accounting principals ..............   4,746                 7.03%
                                        =====                 ====

Tangible capital ....................   4,704                 6.97%
Tangible capital requirement ........   1,013                 1.50%
                                        -----                 ----
              Excess ................   3,691                 5.47%
                                        =====                 ====

Core capital ........................   4,704                 6.97%
Core capital requirement ............   2,026                 3.00%
                                        -----                 ----
              Excess ................   2,678                 3.97%
                                        =====                 ====

Total regulatory capital ............   5,116                10.25%
Risk-based capital requirement ......   3,993                 8.00%
                                        -----                 ----
              Excess ................   1,123                 2.25%
                                        =====                 ====

                     Table I.6 - Loan Portfolio Composition



                                  At December 31,                         At October 31,
                                -----------------    ----------------------------------------------------------
                                      1996                 1996               1995                 1994
                                ----------------     ----------------   -----------------   -------------------
                                 Amount  Percent     Amount   Percent   Amount    Percent    Amount     Percent
                                 ------  -------     ------   -------   ------    -------    ------     -------
                                                                            ($000's)
Mortgage Loans:
  1-4 family                     27,822   48.3%      27,784    50.6%    23,448     51.8%     21,058      61.0%
  Multi family                      135    0.2%         141     0.3%       174      0.4%        190       0.6%
  Non-residential                10,608   18.4%       9,594    17.5%     5,560     12.3%      3,961      11.5%
  Construction                      155    0.3%          76     0.1%       514      1.1%        140       0.4%
                                    ---    ---           --     ---        ---      ---         ---       ---
     Total real estate loans     38,720   67.3%      37,595    68.5%    29,696     65.6%     25,349      73.5%
                                 ------   ----       ------    ----     ------     ----      ------      ----
Other Loans:
  Deposit                           569    1.0%         571     1.0%     1,069      2.4%        442       1.3%
  Automobile                      8,729   15.2%       8,764    16.0%     7,273     16.1%      5,133      14.9%
  Other consumer                  2,712    4.7%       2,717     4.9%     2,591      5.7%      1,412       4.1%
                                  -----    ---        -----     ---      -----      ---       -----       ---
     Total consumer loans        12,010   20.9%      12,052    22.0%    10,933     24.2%      6,987      20.3%
                                 ------   ----       ------    ----     ------     ----       -----      ----
     Commercial business loans    6,819   11.8%       5,257     9.6%     4,628     10.2%      2,164       6.3%
                                  -----   ----        -----     ---      -----     ----       -----       ---
     Total other loans           18,829   32.7%      17,309    31.5%    15,561     34.4%      9,151      26.5%
                                 ------   ----       ------    ----     ------     ----       -----      ----
Total loans                      57,549  100.0%      54,904   100.0%    45,257    100.0%     34,500     100.0%
                                 -----   =====       ------   =====     ------    =====      ------     =====
Less:
  Loans in process                  134                   -                  -                    -
  Deferred fees and discounts         -                  43                148                  119
  Allowance for losses              412                 413                255                  288
                                    ---                 ---                ---                  ---
Loan portfolio, net              57,003              54,448             44,854               34,093
                                 ======              ======             ======               ======


                           Table I.7 - Loan Maturities

The following table sets forth certain information at December 31, 1996, regarding the amount of loans maturing in the loan portfolio, based on contractual terms to maturity. Adjustable rate loans are shown as maturing in the period in which the rate adjusts.



                                Under             One to           Three to           Over
                               One Year        Three Years        Five Years       Five Years      Total
                               --------        -----------        ----------       ----------      -----
                                                                  ($000's)
Mortgage loans
  1-4 family                     8,784           10,923                735           7,535         27,977
  Multi family and
    commercial                   6,617            2,535                875             716         10,743
Consumer                         2,095            4,059              5,686             170         12,010
Commercial business              4,495            1,074                848             402          6,819
                                 -----            -----                ---             ---          -----
   Total                        21,991           18,591              8,144           8,823         57,549
                                ======           ======              =====           =====         ======

Yield                             9.03%            9.29%              9.46%           7.93%          9.01%
                                  ====             ====               ====            ====           ====


         Table I.8 - Loan Origination, Purchase, and Repayment Activity


                                                          Two Months
                                                            Ended
                                                         December 31,            Year Ended October 31,
                                                         ------------    --------------------------------------
                                                            1996          1996              1995           1994
                                                           ------        ------            ------         -----
                                                                                ($000's)
Originations by type:
Real estate:
  One- to four-family ................................     1,406          11,883           8,069          9,375
  Multi family .......................................        95            --              --               95
  Commercial .........................................     1,515           4,703           5,915          1,818
Other:
  Consumer ...........................................     1,807          12,391          11,885          8,267
  Commercial business ................................     2,725           7,717           5,889          3,202
                                                           -----           -----           -----          -----
     Total loans originated ..........................     7,548          36,694          31,758         22,757
                                                           -----          ------          ------         ------

Purchases:
  Commercial real estate .............................        --              --              --            400
  Commercial business ................................        --              --              --            500
  MBS ................................................        --           2,174              --            500
                                                           -----          ------          ------         ------
     Total loans originated and purchases ............     7,548          38,868          31,758         24,157

Loan sales: ..........................................       600           1,744           3,081            109
                                                             ---           -----           -----            ---

Loan repayments: .....................................     4,300          23,917          16,443         18,214

MBS repayments: ......................................       198           1,136             346            982

Decrease (increase) in other items, net: .............        (3)         (1,386)         (1,477)        (2,221)
                                                              --          ------          ------         ------

     Net increase (decrease) in loans receivable, net      2,447          10,685          10,411          2,631
                                                           =====          ======          ======          =====

                Table I.9 - Average balances, Rates, and Yields

                                              Two Months Ended December 31,                    Year Ended October 31,
                                       --------------------------------------------  ----------------------------------------
                                                            1996                                          1996
                                       --------------------------------------------  ----------------------------------------
                                            Average       Interest                       Average       Interest
                                          Outstanding      Earned/      Average        Outstanding      Earned/      Average
                                            Balance         Paid      Yield/Rate         Balance         Paid      Yield/Rate
                                            -------         ----      ----------         -------         ----      ----------
                                                          ($000's)
Interest-earning assets:
 Loans                                     56,250           845          9.01%            49,543         4,441        8.96%
 Mortgage-backed securities                 3,918            47          7.20%             3,872           248        6.40%
 Investment securities                        689             6          5.22%               879            57        6.48%
 Interest-bearing deposits                  1,365             8          3.52%             1,994            81        4.06%
                                            -----             -          ----              -----            --        ----
Total interest-earning assets              62,222           906          8.74%            56,288         4,827        8.58%
                                           ======           ===          ====             ======         =====        ====
Interest-bearing liabilities:
 Savings deposits                           5,264            27          3.08%             4,938           156        3.16%
 Demand and NOW accounts                    6,839            36          3.16%             6,447           207        3.21%
 Certificates of deposit                   43,348           411          5.69%            40,363         2,271        5.63%
 Borrowings                                 2,262            21          5.57%               367            21        5.72%
                                            -----            --          ----                ---            --        ----
Total interest-bearing liabilities         57,713           495          5.15%            52,115         2,655        5.09%
                                           ======           ===          ====             ======         =====        ====
Net interest income                                         411                                          2,172
                                                            ===                                          =====
Net interest rate spread                                                 3.59%                                        3.48%
                                                                         ====                                         ====
Net average earning assets                  4,509                                         4,173
                                            =====                                         =====
Net interest margin                                                      3.96%                                        3.86%
                                                                         ====                                         ====
Average interest-earning assets to
    average interest-bearing liabilities                    108%                                           108%
                                                            ===                                            ===


                                                                             Year Ended October 31,
                                        ------------------------------------------------------------------------------------
                                                          1995                                          1994
                                        ----------------------------------------      --------------------------------------
                                           Average       Interest                       Average       Interest
                                        Outstanding       Earned/      Average        Outstanding      Earned/      Average
                                           Balance         Paid      Yield/Rate         Balance         Paid      Yield/Rate
                                           -------         ----      ----------         -------         ----      ----------
                                                         ($000's)
Interest-earning assets:
 Loans                                      39,101         3,367        8.61%            32,245         2,608          8.09%
 Mortgage-backed securities                  3,117           204        6.54%             3,403           203          5.97%
 Investment securities                       1,276            76        5.96%             1,638            95          5.80%
 Interest-bearing deposits                   2,236           108        4.83%             2,370            79          3.33%
                                             -----           ---        ----              -----            --          ----
 Total interest-earning assets              45,730         3,755        8.21%            39,656         2,985          7.53%
                                            ======         =====        ====             ======         =====          ====

Interest-bearing liabilities:
 Savings deposits                            4,272           129        3.02%             4,384           131          2.99%
 Demand and NOW accounts                     5,942           189        3.18%             6,249           195          3.12%
 Certificates of deposit                    31,478         1,633        5.19%            26,159         1,120          4.28%
 Borrowings                                    329            20        6.08%                 -             -             -
                                               ---            --        ----             ------         -----          -----
Total interest-bearing liabilities          42,021         1,971        4.69%            36,792         1,446          3.93%
                                            ======         =====        ====             ======         =====          ====
Net interest income                                        1,784                                        1,539
                                                           =====                                        =====
Net interest rate spread                                                3.52%                                          3.60%
                                                                        ====                                           ====
Net average earning assets                   3,709                                        2,864
                                             =====                                        =====
Net interest margin                                                     3.90%                                          3.88%
                                                                        ====                                           ====
Average interest-earning assets to
 average interest-bearning liabilities                       109%                                         108%
                                                             ===                                          ===

                        Table I.10 - Rate/Volume Analysis


                                                                                          Year Ended October 31,
                                     Two Months Ended December 31,   ---------------------------------------------------------------
                                             1996 vs. 1995                    1996 vs. 1995                    1995 vs. 1994
                                      ---------------------------    -----------------------------    -----------------------------
                                          Increase                       Increase                         Increase
                                         (Decrease)                     (Decrease)                       (Decrease)
                                           Due to                         Due to                           Due to
                                       --------------    Total       --------------       Total       ------------------     Total
                                                        Increase                         Increase                          Increase
                                       Volume    Rate  (Decrease)    Volume    Rate     (Decrease)     Volume       Rate  (Decrease)
                                       ------    ----  ----------    ------    ----     ----------     ------       ----  ----------
                                                                                 ($000's)
Interest-earning assets:
 Loans ................................ 158       10      168         932      142        1,074         583         176       759
 Mortgage-backed securities ............ 14       (2)      12          48       (4)          44         (17)         18         1
 Investment securities ................. (5)       1       (4)        (26)       7          (19)        (22)          3       (19)
 Other ................................. (5)      (2)      (7)        (11)     (16)         (27)         (4)         33        29
                                         --       --       --         ---      ---          ---          --          --        --
  Total interest-earning assets ....... 162        7      169         943      129        1,072         540         230       770
                                        ===        =      ===         ===      ===        =====         ===         ===       ===
Interest-bearing liabilities:
 Deposits .............................. 72       (8)      64         528      155          683         238         267       505
 Borrowings ............................ 21       --       21           2       (1)           1          20          --        20
                                         --       --       --         ---       --          ---          --         ---        --
  Total interest-bearing liabilities ... 93       (8)      85         530      154          684         258         267       525
                                         ==       ==       ==         ===      ===          ===         ===         ===       ===
  Increase (decrease) in
     net interest income ...............                   84                               388                               245
                                                           ==                               ===                               ===

              Table I.11 - Loan Delinquencies at December 31, 1996


                                60-89 Days           90 Days & Over             Nonaccrual                   Total
                            ------------------      ------------------       -----------------         ------------------
                                      Percent                 Percent                 Percent                    Percent
                                      of Gross                of Gross                of Gross                   of Gross
                            Amount     Loans        Amount     Loans         Amount    Loans           Amount     Loans
                            ------     -----        ------     -----         ------    -----           ------     -----
Real Estate:
  1-4 family                    47        0.17%         --        0.00%          10       0.04%            57        0.20%
  Consumer                      97        0.35%          1        0.00%          28       0.10%           126        0.45%
  Commercial business           --        0.00%         --        0.00%           4       0.01%             4        0.01%
                            ------    --------      ------    --------       ------   --------         ------    --------
          Total                144        0.25%          1        0.00%          42       0.07%           187        0.32%
                            ======    ========      ======    ========       ======   ========         ======    ========


                       Table I.12 - Non-Performing Assets

The table below sets forth the amounts and categories of non-performing assets. Loans are placed on non-accrual status when the collection of principal or interest becomes doubtful.

                                       December 31,          October 31,
                                       -----------     -------------------------
                                           1996        1996     1995      1994
                                           ----        ----     ----      ----
                                                     ($000's)
Non-accruing loans:
Real estate:
 One- to four-family                         10          44       --        --
Consumer                                     28          24       --        --
Commercial business                           4         --        --        --
                                           ----        ----      ----      ----
        Total                                42          68       --        --
                                           ====        ====      ====      ====

Accruing loans delinquent 90 days or more:
Real estate:
 One- to four-family                        --           15        10       --
 Commercial                                 --           21       --        --
Consumer                                      1         --          2         5
Commercial business                         --          --        --          8
                                           ----        ----      ----      ----
        Total                                 1          36        12        13
                                           ----        ----      ----      ----
            Total non-performing loans       43         104        12        13
                                           ----        ----      ----      ----

Foreclosed assets:
Real estate:
 One- to four-family                        277         278        18        19
 Commercial real estate                     --          --        --        --
Consumer                                      6           7         6       --
                                           ----        ----      ----      ----
        Total                               283         285        24        19
                                           ----        ----      ----      ----
Total non-performing assets                 326         389        36        32
                                           ====        ====      ====      ====
Total non-performing loans as
  a percentage of total net loans          0.08%       0.18%     0.02%     0.02%
                                           ====        ====      ====      ====
Total non-performing assets as
  a percentage of total assets             0.48%       0.60%     0.07%     0.07%
                                           ====        ====      ====      ====

             Table I.13 - Analysis of the Allowance for Loan Losses


                                       Two Months
                                         ended
                                       December 31,     Year ended October 31,
                                       -----------   ---------------------------
                                           1996       1996     1995       1994
                                       -----------   ------   -------   --------
                                                         ($000's)

Balance at beginning of period               413        255       288       367
                                          ------     ------   -------   -------
Charge-offs:
 One- to four-family                         --           2        44       --
 Consumer                                     10         94       --         59
 Commercial business                         --          26       --        157
                                          ------     ------   -------   -------
                                              10        122        44       216
                                          ------     ------   -------   -------
Recoveries:
 One- to four-family                         --         --        --         30
 Consumer                                      1         10         2         2
 Commercial business                         --         --        --         81
                                          ------     ------   -------   -------
                                               1         10         2       113
                                          ------     ------   -------   -------
Net charge-offs                                9        112        42       103
Additions charged
  (credited) to operations                     8        270         9        24
                                          ------     ------   -------   -------
Balance at end of period                     412        413       255       288
                                          ======     ======   =======   =======
Allowance for loan losses to total
   non-performing loans at end of period  958.14%    397.21%  2125.00%  2215.38%
                                          ======     ======   =======   =======
Allowance for loan losses to
   net loans at end of period               0.72%      0.76%     0.57%     0.84%
                                          ======     ======   =======   =======

              Table I.14 - Allocation of Allowance for Loan Losses



                                   At December 31,                                  At October 31,
                                --------------------   ----------------------------------------------------------------------
                                        1996                    1996                    1995                   1994
                                --------------------   ---------------------    --------------------    ---------------------
                                             Percent                Percent                  Percent                 Percent
                                            of Loans                of Loans                of Loans                 of Loans
                                             in Each                in Each                  in Each                 in Each
                                Amount of   Category   Amount of    Category    Amount of   Category    Amount of    Category
                                Loan Loss   to Gross   Loan Loss    to Gross    Loan Loss   to Gross    Loan Loss    to Gross
                                Allowance     Loans    Allowance     Loans      Allowance     Loans     Allowance     Loans
                                ---------     -----    ---------     -----      ---------     -----     ---------     -----
                                                                         ($000's)
Real Estate:
  1-4 family ...............       126        48.35%       77        50.61%        80         51.80%        82        61.04%
  Multi family .............        --         0.23%       --         0.26%        --          0.38%-       --         0.55%
  Commercial ...............        13        18.43%       13        17.47%        14         12.29%        14        11.48%
  Construction .............        --         0.27%       --         0.14%        --          1.14%-       --         0.41%
Consumer ...................        42        20.87%       28        21.95%        45         24.16%        22        20.25%
Commercial
  business .................         2        11.85%        2         9.57%         2         10.23%         2         6.27%
Unallocated ................       229         0.00%      293         0.00%       114          0.00%       168         0.00%
                                   ---         ----       ---         ----        ---          ----        ---         ----
                                   412       100.00%      413       100.00%       255        100.00%       288       100.00%
                                   ===       ======       ===       ======        ===        ======        ===       ======


                            Table I.15 - Investments



                                  December 31,                                 October 31,
                                ----------------        ----------------------------------------------------------
                                      1996                   1996                  1995                 1994
                                ----------------        ----------------     ----------------     ----------------
                                Book       % of         Book       % of      Book       % of      Book       % of
                                Value      Total        Value      Total     Value      Total     Value      Total
                                -----     ------        -----     ------     -----     ------     -----     ------
                                                                        ($000's)

AVAILABLE FOR SALE:
Equity Securities:
  FHLB stock                       264      6.57%         264       6.39%       240      8.30%       236      7.56%
  FHLMC stock                      202      5.03%         205       4.96%       208      7.20%       200      6.40%
                                ------    ------       ------     ------     ------    ------     ------    ------
        Total                      466     11.60%         469      11.35%       448     15.50%       436     13.96%
                                ------    ------       ------     ------     ------    ------     ------    ------
Mortgage-backed securities:
  GNMA                             191      4.75%         264       5.06%       309     10.69%       352     11.27%
  FNMA                           2,645     65.83%       2,730      66.05%     1,139     39.42%     1,246     39.90%
  FHLMC                            716     17.82%         725      17.54%       994     34.39%     1,089     34.87%
                                ------    ------       ------     ------     ------    ------     ------    ------
        Total                    3,552     88.40%       3,664      88.65%     2,442     84.50%     2,687     86.04%
                                ------    ------       ------     ------     ------    ------     ------    ------
  Total available for sale       4,018    100.00%       4,133     100.00%     2,890    100.00%     3,123    100.00%
                                ======    ======       ======     ======     ======    ======     ======    ======

HELD TO MATURITY:
Investment securities:
  FHLMC step up bonds              --       0.00%         --        0.00%       500    38.58%        500     36.21%
  Municipal bonds                  225     39.47%         245      41.39%       265    20.45%        285     20.64%
                                ------    ------       ------     ------     ------   ------      ------    ------
        Total                      225     39.47%         245      41.39%       765    59.03%        785     56.85%
                                ------    ------       ------     ------     ------   ------      ------    ------
Mortgage-backed securities:
  FHLMC                            345     60.53%         347      58.61%       531    40.97%        596     43.15%
                                ------    ------       ------     ------     ------   ------      ------    ------
Total Held to Maturity             570    100.00%         592     100.00%     1,296   100.00%      1,381    100.00%
                                ======    ======       ======     ======     ======   ======      ======    ======

Average Remaining Life              3.24 Years             3.31 Years           3.49 Years           4.39 Years
                                    ----------             ----------           ----------           ----------


               Table I.16 - Mortgage-Backed Securities Maturities

                                                  At December 31, 1996
                                       -----------------------------------------
                                       FHLMC       FNMA        GNMA        Total
                                       -----       ----        ----        -----
                                                       ($000's)
Due in:
6 Months or less ..................      109         346          33         488
6 Months to 1 Year ................      112         354          35         501
1 to 3 Years ......................      498       1,133         117       1,748
3 to 5 Years ......................      118         206         --          324
5 to 10 Years .....................       79         141         --          220
10 to 20 Years ....................      110         212         --          322
Over 20 Years .....................       15         157         --          172
                                       -----       -----       -----       -----
        Total .....................    1,041       2,549         185       3,775
                                       =====       =====       =====       =====

                      Table I.17 - Savings Deposits Detail

                            At December 31,                                   At October 31,
                          -------------------      ---------------------------------------------------------------------
                                 1996                     1996                     1995                     1994
                          -------------------      -------------------      -------------------      -------------------
                                   Percent of               Percent of               Percent of               Percent of
                          Amount     Total         Amount     Total         Amount     Total         Amount     Total
                          ------   ----------      ------   ----------      ------   ----------      ------   ----------
                                                                          (000's)
Transactions and
 Savings Deposits:
  Non-interest DDA's       2,790         4.68%      2,265         4.00%      1,873         3.79%      1,402         3.58%
  Money market accounts    5,515         9.25%      5,540         9.77%      4,124         8.35%      4,296        10.96%
  Passbook accounts        7,313        12.26%      6,717        11.85%      6,055        12.26%      6,002        15.31%
                          ------   ----------      ------   ----------      ------   ----------      ------   ----------
     Total                15,618        26.19%     14,522        25.62%     12,052        24.39%     11,700        29.84%
                          ------   ----------      ------   ----------      ------   ----------      ------   ----------

Certificates:
  2.00 - 3.99%                63        0.11%          94        0.17%          11         0.02%      4,126        10.52%
  4.00 - 5.99%            24,792       41.57%      22,958       40.50%      21,810        44.15%     23,022        58.72%
  6.00 - 7.99%            19,169       32.14%      19,117       33.72%      15,531        31.44%        360         0.92%
                          ------   ---------       ------   ---------       ------   ----------      ------   ----------
     Total certificates   44,024       73.81%      42,169       74.38%      37,352        75.61%     27,508        70.16%
                          ------   ---------       ------   ---------       ------   ----------      ------   ----------
     Total deposits       59,642      100.00%      56,691      100.00%      49,404       100.00%     39,208       100.00%
                          ======   =========       ======   =========       ======   ==========      ======   ==========


                 Table I.18 - Certificates of Deposit Maturities

The table below provides CD maturities at December 31, 1996, by quarter in rate ranges.

                               2.00-    4.00-       6.00-               Percent
                               3.99%    5.99%       7.99%     Total    of Total
                               -----    -----       -----     -----    --------

Certificates maturing
in quarter ending:
March 31, 1997                  307     6,333      3,504      9,900       22.61%
June 30, 1997                    --     7,793        585      8,378       19.14%
September 30, 1997               --     2,613      4,406      7,019       16.03%
December 31, 1997                --     3,427      1,825      5,252       12.00%
March 31, 1998                   --     1,566        707      2,273        5.19%
June 30, 1998                    --     1,258        944      2,202        5.03%
September 30, 1998               --       530        399        929        2.12%
December 31, 1998                --       553      1,316      1,869        4.27%
March 31, 1999                   --       193        107        300        0.69%
June 30, 1998                    --       174        552        726        1.66%
September 30, 1999               --         8        425        433        0.99%
Thereafter                       --       100      4,399      4,499       10.28%
                               ----    ------     ------     ------      ------
     Total                      307    24,548     19,169     43,780      100.00%
                               ====    ======     ======     ======      ======
Percent of total               0.70%    56.07%     43.78%    100.00%
                               ====    ======     ======     ======


The following table indicates the amount of the Association's certificates of deposit by time remaining to maturity at December 31, 1996.

                                                Maturity
                                 --------------------------------------
                                             Over      Over
                                 3 Months   3 to 6    6 to 12   Over
                                  or Less   Months    Months  12 Months    Total
                                  -------   ------    ------  ---------    -----
Certificates under $100,000        7,113     5,764     9,548    10,383    32,808
Certificates of $100,000 or more   1,738     1,245     2,723     2,847     8,553
Public funds of $100,000 or more   1,050     1,369        --        --
                                   -----     -----    ------    ------    ------
Total certificates of deposits     9,901     8,378    12,271    13,230    43,780
                                   =====     =====    ======    ======    ======

                           Table I.19 - Savings Flows

The following table sets forth the savings flows for the periods indicated.

                             Two Months
                               Ended
                             December 31,          Year Ended October 31,
                             ------------   ------------------------------------
                                 1996           1996         1995         1994
                                 ----           ----         ----         ----
Opening balance                  56,691        49,404       39,208        36,976
Deposits                         34,144       185,451      156,675       103,360
Withdrawals                      31,467       179,660      147,580       101,987
Interest credited                   274         1,496        1,101           859
                                 ------       -------      -------       -------
Ending Balance                   59,642        56,691       49,404        39,208
                                 ======       =======      =======       =======
Net increase (decrease)           2,951         7,287       10,196         2,232
                                 ======       =======      =======       =======
Percent increase (decrease)        5.21%        14.75%       26.00%        6.04%
                                 ======       =======      =======       ======

                              Table I.20 - Offices


                                     Net Book      Year     Owned or     Square
Physical address                       Value      Opened     Leased      Footage
----------------                       -----      ------     ------      -------
                                     ($000's)
Main Office:
  501 East Main Street                 1,600       1985       Owned       12,420
  Robinson, Illinois

Branch Offices:
  119 East Grand Prairie                 399       1995       Owned        1,850
  Palestine, Illinois

  102 West Main Street                   141       1995       Owned        2,260
  Oblong, Illinois

                                   SECTION II
                                   MARKET AREA

FERGUSON & COMPANY                                                Section II.
------------------                                                -----------

                                 II. MARKET AREA

DEMOGRAPHICS

         First Robinson conducts its operations through three offices located in Robinson, Oblong, and Palestine, all in Crawford County, Illinois. Illinois is in the midwestern region of the United States. Crawford County is in the southeastern section of Illinois.

         First Robinson has determined that its principal trade area is Crawford County. Table II.1 presents historical and projected trends for the United States, Illinois, and Crawford County, and zip codes 62449, 62454, and 62451, which include Oblong, Robinson, and Palestine, respectively. The information addresses population, income, employment, and housing trends.

         As indicated in Table II.1, population growth rates for Crawford County are well below both the United States rate and the rate for the State of Illinois, which is well below that of the United States. Household income growth for Crawford County is projected to be below that of the State of Illinois and the United States for the period 1996 to 2001.

         In the period from 1990 until 1996, the population of the State of Illinois grew 4.13%. During the same period, the Crawford County population increased 2.61% and the United States population increased 6.67%. Projections of population growth from 1996 through 2001 indicate that the State of Illinois will increase 3.18%, while Crawford County is projected to increase by 2.03% and the United States population is projected to increase by 5.09%.

         Household income is projected to decline by 8.91% for Crawford County from 1996 to 2001. For the same period, household income is projected to decline by 6.36% for the State of Illinois and decline by 3.88% for the United States. Per capita and household income levels for the State of Illinois are slightly higher than those of the United States, but per capita and household income levels for Crawford County are well below both the State of Illinois and the United States.

         The 2001 estimate shows that, for Crawford County, households with incomes less than $15,000 are expected to be 25%; those with incomes between $15,000 and $25,000 are estimated at 21%; those with incomes between $25,000 and $50,000 are estimated at 37%; those with incomes between $50,000 and $100,000 are estimated at 15%; and households with incomes in excess of $100,000 are projected to be only 3%. The 2001 estimates for Illinois are 19%, 15%, 34%, 26%, and 7%, respectively.

         The number of households in Crawford County is projected to grow by 2.22% from 1996 to 2001, well below the projected growth rate for the State of Illinois at 3.20% and also below that of the United States at 5.14%.

         With projections of a modest growth in population and number of households, combined with projections of a flat household income, the market for housing units will be limited. Crawford County has approximately 8,500 housing units, of which 72.15% are owner occupied, and a vacancy rate of 7.94%.

         The principal sources of employment in Crawford County are trade--34.1%; manufacturing--22.5%; and services--13.3%. The major employers in First Robinson's market area are engaged in health care, education, confectionery products, and light manufacturing. Some of the major employers are: Marathon Oil Company (600 employees - refinery); Leaf, Incorporated (550 employees - candy); Briggs Industries (325 employees - bath ceramics); Robinson Correctional Facility (323 employees - detention); Dana Corporation (300 employees - gaskets); Fair Rite Products (260 employees electronic ceramics); Community Unit Number 2 Schools (242 employees - education); Crawford Memorial Hospital (240 employees - health care); and E. H. Baare Corporation (195 employees - wire products).

         Analysis of the data presented above presents a picture of limited economic opportunity, suggesting that First Robinson's growth opportunities within its current market area will be slow.

         Based on information publicly available on deposits as of June 30, 1996 (see Table II.3), Crawford County had $355.4 million in deposits and First Robinson had 15.53% of the deposit market, up from 10.54% of the market at June 30, 1994. First Robinson's recent deposit growth rate has been excellent, though the overall market has shown little growth. First Robinson's competition consists of four commercial banks and two credit unions. First Robinson's excellent growth in a flat market has occurred as a result of First Robinson providing superior service while other banks in its market cannot compete on a service basis because they have been acquired by large out-of-state banks. Table
II.3 shows that from June 30, 1994 to 1996, First Robinson's deposits increased by $18.2 million while competing commercial banks lost $14.2 million in deposits. First Robinson's business plan projects that its growth rate will slow in time as the customer dissatisfaction with competing banks subsides.

         Building permit information was not available. However, low projected population growth rates portend limited building. First Robinson has little competition from other financial institutions for the residential loan opportunities.

         Growth opportunities for First Robinson can be assessed by reviewing economic factors in its market area. The salient factors include growth trends, economic trends, and competition from other financial institutions. We have reviewed these factors to assess the potential for the market area. In assessing the growth potential of First Robinson, we must also assess the willingness and flexibility of management to respond to the competitive factors that exist in the market area. Our analysis of the economic potential and the potential of management affects the valuation of the Association. Management has demonstrated its flexibility through its decision to switch to a commercial bank charter and continue to make residential loans.

                                        2



                                                                    Section II.

                        Table II.1 - Demographic Trends
                            Key Economic Indicators
 United States, Illinois, Crawford County and Zip Codes 62449, 62454, and 62451


================================================================================================================================
                                           United                          Crawford       Zip Code       Zip Code       Zip Code
Key Economic Indicator                     States         Illinois          County          62449          62454          62451
--------------------------------------------------------------------------------------------------------------------------------


Total Population, 2001 Est.            278,802,003       12,281,535         20,377          3,735          9,852          2,438
  1996 - 2001 Percent Change, Est.            5.09             3.18           2.03           2.10           2.58           0.87
Total Population, 1996 Est.            265,294,885       11,902,847         19,972          3,658          9,604          2,417
  1990 - 96 Percent Change, Est.              6.67             4.13           2.61           2.75           3.77           0.17
Total Population, 1990                 248,709,873       11,430,602         19,464          3,560          9,255          2,413
--------------------------------------------------------------------------------------------------------------------------------

Household Income, 2001 Est.                 33,189           34,009         24,473         25,748         25,748         21,378
  1996 - 2001 Percent Change, Est.           (3.88)           (6.36)         (8.91)         (7.42)         (7.42)        (14.55)
Household Income, 1996 Est.                 34,530           36,318         26,866         27,811         27,811         25,019

--------------------------------------------------------------------------------------------------------------------------------
Per Capita Income, 1990                     16,738           17,337         13,228         12,929         13,792         12,434
--------------------------------------------------------------------------------------------------------------------------------
Household Income Distribution-
    2001 Est. (%)
  $15,000 and less                              20               19             25             22             25            28
  $15,000 - $25,000                             16               15             21             21             21            22
  $25,000 - $50,000                             34               34             37             41             36            34
  $50,000 - $100,000                            24               26             15             14             15            14
  $100,000 - $150,000                            4                5              2              1              2             1
  $150,000 and over                              2                2              1              1              1             1
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Unemployment rate, 1990                       6.24             6.59           8.60           8.58           9.08          7.28
--------------------------------------------------------------------------------------------------------------------------------
Median Age of Population, 1996 Est.           34.3             34.3           38.3           38.2           38.2          38.2
Median Age of Population, 1990                32.9             32.8           37.1           37.4           37.4          36.3
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Average Housing Value, 1990                 79,098           80,124         42,429         41,215         42,120        41,781
--------------------------------------------------------------------------------------------------------------------------------

Total Households, 2001 Est.            103,293,062        4,527,174          8,211          1,471          4,096           994
  1996 - 2001 Percent Change, Est.            5.14             3.20           2.22           2.22           2.81          0.91
Total Households, 1996                  98,239,161        4,386,585          8,033          1,439          3,984           985
  1990 - 96 Percent Change, Est.              6.84             4.39           3.09           3.23           4.29          0.51
Total Households, 1990                  91,947,410        4,202,240          7,792          1,394          3,820           980
--------------------------------------------------------------------------------------------------------------------------------

Total Housing Units, 1990              101,641,260        4,506,275          8,464          1,496          4,174         1,053
  % Vacant                                   10.07             6.75           7.94           7.22           8.72          6.65
  % Occupied                                 89.93            93.25          92.06          92.78          91.28         93.35
     % By Owner                              57.78            59.90          72.15          77.54          67.68         71.32
     % By Renter                             32.15            33.35          19.91          15.24          23.60         22.03
================================================================================================================================


Source:  Scan/US, Inc.

                  Table II.2 - Percent Employment by Industry
                  United States, Illinois, and Crawford County

                                       United                      Crawford
             Industry                  States       Illinois        County
==================================  ============= ============= ==============

  Construction/Agriculture/Mining       9.5            7.5           7.1

  Manufacturing                        17.7           16.7          22.5

  Transportation/Utilities              7.1            5.6           6.6

  Trade                                21.2           22.5          34.1

  Finance/Insurance                     6.9            7.0           5.1

  Services                             32.7           26.7          13.3

  Public Administration                 4.8           13.8          11.3

Source:  State of Illinois

                        Table II.3 - Market Area Deposits

--------------------------------------------------------------------------------

                                        1994           1995           1996
                                                  (in Thousands)

Crawford County

Total First Robinson Savings        $  37,025      $  43,973      $  55,199
                                    ---------      ---------      ---------
  Number                                    1              1              1
  Number of Branches                        1              2              3

Total Bank Deposits                 $ 312,960      $ 308,588      $ 298,724
                                    ---------      ---------      ---------
  Number                                    4              4              4
  Number of Branches                        9              9             10

Total Credit Union Deposits         $   1,324      $   1,353      $   1,476
                                    ---------      ---------      ---------
  Number                                    2              2              2
  Number of Branches                        2              2              2

  Total Crawford Co. Deposits       $ 351,309      $ 353,914      $ 355,399

    Percent of Deposits Held by
    First Robinson Savings              10.54%         12.42%         15.53%

--------------------------------------------------------------------------------

Source:  BranchSource, a product of Sheshunoff Information Services, Inc.





                                   SECTION III

                            COMPARISON WITH PUBLICLY

                                 TRADED THRIFTS

FERGUSON & COMPANY                                             Section III.
------------------                                             ------------

                  III. COMPARISON WITH PUBLICLY TRADED THRIFTS

COMPARATIVE DISCUSSION

         This section presents an analysis of First Robinson relative to a group of ten publicly traded thrift institutions ("Comparative Group"). Such analysis is necessary to determine the adjustments that must be made to the pro forma market value of First Robinson's stock. Table III.1 presents a listing of the comparative group with general information about the group. Table III.2 presents key financial indicators relative to profitability, balance sheet composition and strength, and risk factors. Table III.3 presents a pro forma comparison of First Robinson to the comparative group. Exhibits III and IV contain selected financial information on First Robinson and the comparative group. This information is derived from quarterly TFR's filed with the OTS and call reports filed with the FDIC. The selection criteria and comparison with the Comparative Group are discussed below.

Selection Criteria

         Ideally, the comparative group would consist of thrifts in the same geographic region with identical local economies, asset size, capital level, earnings performance, asset quality, etc. However, there are few comparably sized institutions with stock that is liquid enough to provide timely, meaningful market values. Therefore, we have selected a group of comparatives that are either listed on the New York Stock Exchange ("NYSE"), the American Stock Exchange ("AMEX"), or Nasdaq. We excluded companies that are apparent takeover targets and companies with unusual characteristics that tend to distort both mean and median calculations. For example, we have excluded all companies with losses during the trailing twelve months. We have also excluded mutual holding companies (see Exhibit VI).

         Because of the limited number of similar size thrifts with sufficient trading volume, we looked for members of the comparative group among thrifts with assets between $50 million and $100 million. The Midwest Region, which includes Illinois, had 28 thrifts that met the size requirements. We found 45 thrifts that met the asset size requirements in the entire country (we consider 10 to be the minimum number), and we retained 10 and eliminated 35 for the following reasons: (a) One was a mutual holding company; (b) One was BIF insured; (c) Seven had no earnings for the most recent quarter; (d) Two had agreed to be acquired; (e) Three had non-performing assets in excess of 1.25% of total assets; (f) Seventeen had less than 60% of their assets in loans; and (g) Three had loans serviced in excess of 40% of assets. After eliminating the thrifts described above, there were 10 left.

         The principal source of data was SNL Securities, Charlottesville, Virginia. There are approximately 420 publicly traded thrifts listed on NYSE, AMEX, or Nasdaq. In developing statistics for the entire country, we eliminated certain institutions that skewed the results, in order to make the data more meaningful:

o        We eliminated companies with losses,

o        We eliminated indicated acquisition targets,

o        We eliminated companies with price/earnings ratios in excess of 25, and

o We eliminated companies that had not reported as a stock institution for one complete year.

The resulting group of 278 publicly traded thrifts is included in Exhibit V.

         The selected group of comparatives has sufficient trading volume to provide meaningful price data. Seven of the comparative group members are located in the Midwest and the others are located in the Southeast (2), and Mid-Atlantic (1) Regions. With total assets of approximately $67.5 million, First Robinson is slightly below the group selected, which has average assets of $80.8 million and median assets of $80.9 million. However, First Robinson's assets after conversion will be closer to the comparative group. Pro forma assets at the midpoint are $72.9 million.

Profitability

         Using the comparison of profitability components as a percentage of average assets, First Robinson was below the comparative group in loss provisions, .44% to .08%; operating expense, 2.91% to 2.39%; and core income,
 .74% to .92%. First Robinson was above the comparative group in net income, .74% to .68%; net interest income, 3.64% to 3.59%; and other operating income, .54% to .25%. First Robinson's operating expense minus other income was 2.37% versus 2.14% for the comparative group. After conversion, deployment of the proceeds will provide additional income, and First Robinson will compare more favorably with the comparative group in terms of return on average assets, with a return of .86% at the midpoint of the appraisal range. Pro forma return on average equity is 5.71% at the midpoint, versus a mean of 3.86% and median of 4.98% for the comparative group. The Comparative group's net income of .68% and its return on equity percentages are after the SAIF assessment. The Comparative group's core income of .92% factors out the SAIF assessment.

         As compared with the Comparative group, First Robinson has a better interest spread and it has more noninterest income. First Robinson's principal impediment to earnings is its home office facility. The home office was built in 1985 at an original cost of $2.0 million. It has a book value of $1.6 million at December 31, 1996. It contains approximately 12,400 square feet of space. Over time, as the Association grows in size, the cost of the building will diminish relative to size and the building will be fully utilized. First Robinson's occupancy expense as a percent of average assets was .61%, .57%, .61%, and .58% for the years ended December 31, 1994, 1995, and 1996, and the nine months September 30, 1996. The composite occupancy expense as a percent of average assets for all OTS thrifts in Illinois between $50 million and $100 million in assets for the same periods was .36%, .37%, .40%, and .39%.1

Balance Sheet Characteristics

         The general asset composition of First Robinson is similar to that of the comparative group, but more retail oriented. First Robinson has a lower level of passive investments with 9.83% of its assets invested in cash, investments, and mortgage-backed securities, versus 18.73% for the comparative group. First Robinson has a higher percentage of its assets in loans, at 84.40% versus 77.90% for the comparative group. First Robinson's percentage of earning assets to interest costing liabilities is much lower than that of the group. First Robinson has 107.81% and the comparative group averages 118.22%. After conversion, First Robinson's ratio will be closer to that of the group of comparatives.

         The liability side differs mainly in that First Robinson has a lower percentage of borrowings, a higher percentage of deposits, and a lower percentage of equity. First Robinson has borrowings equal to 3.70% of assets versus 10.95% for the comparative group and First Robinson has deposits equal to 88.31% of assets versus 71.95% for the comparative group. First Robinson's equity is 7.03% of assets versus 15.99% for the comparative group. First Robinson's equity ratio after conversion will be much closer to that of the comparative group. First Robinson's pro forma equity ratio at the midpoint is 13.80%.

---------
1   TAFS, published by Sheshunoff Information Services, Inc.

Risk Factors

         Both First Robinson and the comparative group have low levels of nonperforming assets, with First Robinson's being slightly lower than the comparative group. First Robinson's loan loss allowance is .72% of net loans, which compares favorably with the comparative group, which is .62%. First Robinson's one year gap to assets is negative 25.55% versus positive .73% for the comparative group. However, the comparative group average is based on information provided by only three of the ten members of the group.

Summary of Financial Comparison

         Based on the above discussion of operational, balance sheet, and risk characteristics of First Robinson compared with the group, we believe that First Robinson's performance is level with that of the comparative group. While First Robinson's capital level is below the comparative group, the conversion proceeds will increase its capital well above the comparatives. Otherwise, First Robinson's earnings are hindered by its main office building. Future asset growth is needed to reduce the drag on earnings created by the building.

FUTURE PLANS

         First Robinson's future plans are to remain a well capitalized but leveraged, profitable institution with good asset quality and a commitment to serving the needs of its trade area, emphasizing lending and slowing the transition from thrift to commercial bank. The business plan emphasizes growth in mortgage lending, consumer lending, and commercial non-real estate lending in ratios that are close to the current composition of the loan portfolio. Management recognizes that it will take time to invest the proceeds of its capital infusion in a manner consistent with its historic performance and current policy. During that period of time, management is willing to accept a lower return on equity.

         In recent years, First Robinson has experienced healthy growth. The Association's business plan projects that it will experience growth in loans, savings deposits, and liquidity; however, the rate of growth is projected to decline. The additional capital raised by the sale of Common Stock will initially be used to purchase short term investment securities. Adjustable rate and short term loans will be emphasized. The Association will continue to minimize long term, fixed rate loans.

         First Robinson has no current plans to open or acquire branches. However, the additional capital and the formation of a holding company would make acquisition of branches or another financial institution a viable option. Management intends to expand and will open additional full service branches and loan production offices if necessary to meet the Association's growth plans.

         Increasing market penetration by increasing the number of services and products available, coupled with opening additional offices, are the most likely methods to be employed to achieve growth on a long-term basis.

                       Table III.1 - Comparatives General           Section III


                                                                                      Total                 Current    Current
                                                                            Number    Assets                 Stock      Market
                                                                 Type         of      ($000)                 Price      Value
Ticker  Short Name                        City        State     Thrift(1)   Offices    MRQ     IPO Date       ($)        ($M)

ALBC    Albion Banc Corp.                 Albion        NY     Traditional     2     59,860    07/26/93     16.750       4.19
CKFB    CKF Bancorp, Inc.                 Danville      KY     Traditional     1     60,038    01/04/95     18.750      17.39
GFSB    GFS Bancorp, Inc.                 Grinnell      IA     Traditional     1     87,625    01/06/94     22.250      11.07
KSAV    KS Bancorp, Inc.                  Kenly         NC     Traditional     3    100,840    12/30/93     21.500      14.26
LOGN    Logansport Financial Corp.        Logansport    IN     Traditional     1     77,668    06/14/95     13.500      16.96
MIVI    Mississippi View Holding Co.      Little Falls  MN     Traditional     1     70,329    03/24/95     14.875      12.71
NWEQ    Northwest Equity Corp.            Amery         WI     Traditional     3     96,518    10/11/94     13.500      12.55
SFFC    StateFed Financial Corporation    Des Moines    IA     Traditional     2     82,809    01/05/94     18.380      14.50
SOBI    Sobieski Bancorp, Inc.            South Bend    IN     Traditional     3     78,978    03/31/95     14.000      12.35
SZB     SouthFirst Bancshares, Inc.       Sylacauga     AL     Traditional     2     93,110    02/14/95     13.750      11.29

Maximum                                                                        3    100,840                 22.250      17.39
Minimum                                                                        1     59,860                 13.500       4.19
Average                                                                        2     80,778                 16.726      12.73
Median                                                                         2     80,894                 15.813      12.63


(1) Made determination by reference to TAFS and BankSource reports. TAFS reports are derived from quarterly reports filed with the OTS and BankSource reports are derived from call reports filed with the FDIC. TAFS and BankSource are published by Sheshunoff Information Services, Austin, Texas.



                                                           First Robinson
                                                              Savings
                                                              and Loan               Comparative
                                                            Association                 Group
                                                     -------------------------   -----------------

Profitability
  (% of average assets)
Net income (1)                                                   0.74                   0.68
Net interest income                                              3.64                   3.59
Loss (recovery)  provisions                                      0.44                   0.08
Other operating income (2)                                       0.54                   0.25
Operating expense (3)                                            2.91                   2.39
Core income ( excluding gains
   and losses on asset sales) (1)                                0.74                   0.92


Balance Sheet Factors
   (% of assets)
Cash and investments                                             4.03                  12.86
Mortgage-backed securities                                       5.80                   5.87
Loans                                                           84.40                  77.90
Savings deposits                                                88.31                  71.95
Borrowings                                                       3.70                  10.95
Equity                                                           7.03                  15.99
Tangible equity                                                  7.03                  15.99


Risk Factors
   (%)
Earning assets/costing liabilities                             107.81                 118.22
Non-performing assets/assets                                     0.48                   0.67
Loss allowance/non performing assets                           126.38                 109.19
Loss allowance/loans                                             0.72                   0.62
One year gap/assets                                            (25.55)                  0.73


(1) Used appraisal earnings.
(2) Excluded $68,000 gains on asset sales.
(3) Excluded $281,000 SAIF assessment and $82,000 abnormal directors' insurance expense.


Source: SNL Securities, F&C calculations, and Offering Circular



         As of March 4, 1997

         Ticker Name                         Price       Mk Value      PE        P/Book      P/TBook       P/Assets      Div Yld
                                               ($)         ($Mil)       (X)        (%)         (%)            (%)          (%)
         First Robinson
         -----------------------
         Before Conversion                     N/A           N/A        N/A        N/A         N/A            N/A          N/A
         Pro Forma Supermax                  10.000         8.60       14.0       72.2        72.2            7.7         3.00
         Pro Forma Maximum                   10.000         7.48       12.7       68.4        68.4            8.9         3.00
         Pro Forma Midpoint                  10.000         6.50       11.4       64.6        64.6           10.1         3.00
         Pro Forma Minimum                   10.000         5.53       10.0       59.9        59.9           11.5         3.00

         Comparative Group
         -----------------------
         Averages                            16.726        12.73       19.7       96.9        97.0           16.1         2.39
         Medians                             15.813        12.63       15.5       97.8        97.8           14.9         2.26

         Illinois Public Thrifts
         -----------------------
         Averages                            23.766       142.50       17.7      121.5       125.0           13.3         1.37
         Medians                             20.938        55.03       17.0      113.4       114.5           13.4         1.57

         Midwest Region Thrifts
         -----------------------
         Averages                            21.917        128.74      16.6      129.4       133.3           14.7         1.94
         Medians                             19.250         40.57      15.9      114.1       115.2           14.0         2.07

         All Public Thrifts
         -----------------------
         Averages                            22.073        207.41      16.2      139.2       146.2           13.7         1.96
         Medians                             19.563         53.14      15.8      130.8       136.1           12.5         1.99

         Comparative Group
         -----------------------
ALBC     AlbionBancCorp-NY                   16.750          4.19      38.1       72.6        72.6            7.0         1.85
CKFB     CKFBancorp-KY                       18.750         17.39      22.9      110.2       110.2           29.0         2.35
GFSB     GFSBancorp,Inc.-IA                  22.250         11.07      11.7      110.6       110.6           12.7         1.80
KSAV     KSBancorp,Inc-NC                    21.500         14.26      13.5      103.9       104.0           14.1         2.79
LOGN     LogansprtFinCrp-IN                  13.500         16.96      15.5      109.9       109.9           21.8         2.96
MIVI     MissViewHoldCo-MN                   14.875         12.71      17.9       97.5        97.5           18.1         1.08
NWE      NorthwestEqty-WI                    13.500         12.55      14.5       97.7        97.7           13.0         3.26
SFFC     StateFedFinCorp-IA                  18.380         14.50      14.5       97.9        97.9           17.4         2.18
SOBI     SobieskiBancorp-IN                  14.000         12.35      29.2       82.1        82.1           15.6         2.00
SZB      SouthFstBncshrs-AL                  13.750         11.29        NM       87.0        87.0           12.2         3.64



        As of March 4, 1997

        Ticker Name                          Assets        Eq/A         TEq/A       EPS      ROAA          ROAE
                                             ($000)        (%)           (%)        ($)       (%)           (%)
        First Robinson
        -----------------------
        Before Conversion                    67,538         7.0           7.0       N/A       0.74         9.69
        Pro Forma Supermax                   74,703        15.9          15.9      0.71       0.90         5.18
        Pro Forma Maximum                    73,716        14.8          14.8      0.79       0.88         5.44
        Pro Forma Midpoint                   72,858        13.8          13.8      0.88       0.86         5.71
        Pro Forma Minimum                    72,015        12.8          12.8      1.00       0.84         6.02

        Comparative Group
        -----------------------
        Averages                             80,778        16.0          16.0      0.92       0.92         4.71
        Medians                              80,894        15.8          15.8      0.85       1.09         6.14

        Illinois Public Thrifts
        -----------------------
        Averages                          1,010,815        11.2          11.0      1.43       0.60         5.10
        Medians                             393,234        10.3          10.0      1.36       0.58         5.34

        Midwest Region Thrifts
        -----------------------
        Averages                            863,529        12.1          11.9      1.40       0.71         6.13
        Medians                             325,168        11.0          10.7      1.21       0.71         5.09

        All Public Thrifts
        -----------------------
        Averages                          1,623,703        10.4          10.2      1.47       0.76         7.86
        Medians                             418,115         9.0           8.7      1.28       0.72         6.60

        Comparative Group
ALBC    AlbionBancCorp-NY                    59,860         9.6           9.6      0.44       0.20       (11.45)
CKFB    CKFBancorp-KY                        60,038        25.2          25.2      0.82       1.30         5.19
GFSB    GFSBancorp,Inc.-IA                   87,625        11.5          11.5      1.91       1.17         9.93
KSAV    KSBancorp,Inc-NC                    100,840        13.6          13.6      1.59       1.18         7.96
LOGN    LogansprtFinCrp-IN                   77,668        19.9          19.9      0.87       1.51         7.02
MIVI    MissViewHoldCo-MN                    70,329        18.5          18.5      0.83       1.00         5.32
NWE     NorthwestEqty-WI                     96,518        12.3          12.3      0.93       0.97         8.47
SFFC    StateFedFinCorp-IA                   82,809        17.8          17.8      1.27       1.27         6.96
SOBI    SobieskiBancorp-IN                   78,978        17.7          17.7      0.48       0.50         3.78
SZB     SouthFstBncshrs-AL                   93,110        14.0          14.0      0.05       0.05         3.92







                  Note: Stock prices are closing prices or last trade. Pro forma calculations for First Robinson are based on sales at $10 a share with a midpoint of $6,500,000, minimum of $5,525,000, and maximum of $7,475,000.

                  Sources: First Robinson's audited and unaudited financial statements, SNL Securities, and F&C calculations.




                                   SECTION IV

                              CORRELATION OF MARKET

                                      VALUE

FERGUSON & COMPANY                                            Section IV.
------------------                                            ------------


                         IV. CORRELATION OF MARKET VALUE

MARKETABILITY & LIQUIDITY OF STOCK TO BE ISSUED

         Certain factors must be considered to determine whether adjustments are required in correlating First Robinson's market value to the comparative group. Those factors include financial aspects, market area, management, dividends, liquidity, thrift equity market conditions, and subscription interest.

         This section addresses the aforementioned factors and the estimated pro forma market value of the to-be-issued common shares and compares the resulting market value of the Association to the members of its comparative group and the selected group of publicly held thrifts.

Financial Aspects

         Section III includes a discussion regarding a comparison of First Robinson's earnings, balance sheet characteristics, and risk factors with its comparative group. Table III.2 presents a comparison of certain key indicators, and Table III.3 presents certain key indicators on a pro forma basis after conversion.

         As shown in Table III.2, from an earnings viewpoint, First Robinson is below its comparative group in core income as a percentage of average assets. First Robinson's core income is based on appraisal earnings which factors out unusual or nonrecurring items and the comparative group's core income is computed on the same basis. First Robinson's net interest income as a percent of assets is 3.64% versus 3.59% for the comparatives. The difference is attributable to the loan mix (i.e., First Robinson has more in consumer and commercial loans, which have higher yields), First Robinson's higher ratio of loans to assets and lower ratio of investments to assets versus the comparative group, and First Robinson's deposit mix, which includes more transaction accounts. First Robinson's spread is sufficient for its net interest income as a percent of assets to exceed that of the comparative group, despite the group having significantly higher equity and therefore a much higher ratio of interest earning assets to interest bearing liabilities.

         First Robinson's loan loss provisions are well above its comparative group, with loss provisions of .44% of assets versus .08% of assets for the comparative group. This results from First Robinson having higher levels of consumer and commercial loans, which generally entail more risk. First Robinson's other operating income is .54% of average assets, versus .25% for the comparative group. First Robinson's higher ratio results from its loan and deposit mix, which are more commercial bank oriented, and give rise to more fee income.

         First Robinson's operating expense ratio, at 2.91% of average assets, is well above that of the comparative group, which is 2.39%. First Robinson's higher ratio results from its generally higher level of commercial bank type loans and deposits and from its higher occupancy costs, as discussed more fully in Section III.

         After First Robinson completes its stock conversion, its core income as a percentage of average assets will increase. Table III.3 projects that First Robinson's return on assets will be .86% at the midpoint, versus a mean of .92% and median of 1.09% for the comparative group.

         First Robinson's pro forma equity to assets ratio at the midpoint is 13.8%, versus a mean of 16.0% and median of 15.8% for the comparative group, making it slightly easier for First Robinson to achieve a reasonable return on equity. First Robinson's pro forma return on equity is 5.71% at the midpoint versus a mean of 4.71% and median of 6.14% for the comparative group. The mean return on equity for the comparative group is somewhat distorted because of the SAIF assessment.

         First Robinson's recorded earnings have been adjusted for appraisal purposes. The Association recorded higher than normal loan loss provisions, gains on asset sales, higher than normal directors' retirement expense, and the SAIF resolution assessment.

                   Table IV.1 - Appraisal Earnings Adjustments

Net income, year ended December 31, 1996..........................  $149,000
Plus SAIF assessment..............................................   281,000
Plus excess directors' retirement expense--94,000 - 12,000........    82,000
Plus loan loss provisions in excess of normal
 amount--270,000 - 80,000.........................................   190,000
Less gains on asset sales.........................................   -68,000
Less applicable taxes on above adjustments at 37.5%...............  -182,000
                                                                    --------
Appraisal earnings, year ended December 31, 1996..................  $452,000
                                                                    ========

         First Robinson's asset composition is less passive than the comparative group. First Robinson has a higher ratio of loans to assets, lower ratio of investments and mortgage-backed securities to assets, higher ratio of deposits to assets, and lower ratio of borrowings to assets. From the risk factor viewpoint, First Robinson is similar to the comparative group. First Robinson has a slightly lower level of non performing assets. First Robinson's loan loss allowance is .72% of net loans, comparing favorably with the comparative group, which is 0.62%. First Robinson has a higher level of consumer and commercial loans, which entail a higher level of risk. Its ratio of interest earning assets to interest bearing liabilities (107.81%) is well below the comparative group (118.22%). First Robinson's ratio will be level with the comparative group after conversion. From an interest rate risk factor, First Robinson is probably as well off or better than the comparative group.

         We believe that no adjustment is necessary relative to financial aspects of First Robinson.

Market Area

         Section II describes First Robinson's market area.

         We believe that no adjustment is required for First Robinson's market area.

Management

         The President, who functions as CEO, has been with First Robinson 8 years, serving as CEO since joining the Association. The Vice President-Treasurer has been with the Association for 19 years. The Vice President-CFO has been with the Association for 11 years. The Vice President-Branching has been with the Association for 12 years. The Vice President-Lending has been with the Association for two years, but had several years of commercial banking experience prior to joining First Robinson. To facilitate the Association's conversion from thrift to commercial bank, the Association's management staff includes a wealth of commercial bank experience with local banks. First Robinson's results compare well with the comparative group. First Robinson's management has done a better job of planning and preparing for the Association's future. First Robinson has a management succession plan.

         We believe that no adjustment is required for First Robinson's management.

Dividends

         Table III.3 provides dividend information relative to the comparative group and the thrift industry as a whole. The comparative group is paying a mean yield on price of 2.39% and a median of 2.26%, while all public thrifts are paying a mean of 1.96% and median of 1.99%. First Robinson intends to pay a dividend at an initial annual rate of 3.00%.

         We believe that no adjustment is required relative to First Robinson's intention to pay dividends.

Liquidity

         The Holding Company has never issued capital stock to the public, and as a result, no existing market for the Common Stock exists. Although the Holding Company has applied to list its Common Stock on the Nasdaq Small Cap market, there can be no assurance that a liquid trading market will develop.

         A public market having the desirable characteristics of depth, liquidity, and orderliness depends upon the presence, in the market place, of both willing buyers and sellers of the Common Stock. These characteristics are not within the control of the Association or the market.

         The peer group includes companies with sufficient trading volume to develop meaningful pricing characteristics for the stock. The market value of the comparative group ranges from $4.19 million to $17.39 million, with a mean value of $12.73 million. The midpoint of First Robinson's valuation range is $6.5 million at $10 a share, or 650,000 shares.

         We believe a slight downward adjustment is required relative to the liquidity of First Robinson's stock.

Thrift Equity Market Conditions

         The SNL Thrift Index is summarized in Figure IV.1. As the table demonstrates, the Thrift Index has performed well since the end of 1990. The Index has grown as follows: Year ended December 31, 1991--increased 49.0% from
96.6 to 143.9; Year ended December 31, 1992--increased 39.7% to 201.1; Year ended December 31, 1993--increased 25.6% to 252.5; Year ended December 31, 1994--decreased 3.1% to 244.7; Year ended December 31, 1995--increased 53.9% to 376.5; Year ended December 31, 1996--increased 28.4% to 483.6; and Period ended March 4, 1997--increased 16.2% to 562.1. It is market value weighted with a base value of 100 as of March 31, 1984.

         As shown in Figure IV.1, which is a graph of the SNL Thrift Index covering from December 31, 1990 through March 4, 1997, the market, as depicted by the index, has experienced fluctuations recently. It dipped in the latter part of 1994, but recovered during the first quarter of 1995. During 1995, the Index continued a more robust increase and moved from 244.7 at year end 1994 to
376.5 by December 31, 1995, an increase of 53.9%. However, the Index was flat for the first six months of 1996, but it has picked up since June 30, 1996.

         The increase in the SNL Index, in general, has been parallel with the increases in other equity markets with some interim fluctuations caused by changes or anticipated changes in interest rates. Another factor, however, is also notable. In other markets, increased prices are responding to improved profits, with price to earnings ratios increasing as earnings potentials are anticipated. However, the thrift IPO market has been affected by speculation that the majority of the institutions will become viable consolidation candidates and sell at some expanded multiple of book value.

ILLINOIS ACQUISITIONS

         Table IV.2 provides information relative to acquisitions of financial institutions in Illinois between January 1, 1995 and November 25, 1996. There were 13 thrift acquisitions and 43 bank acquisitions announced during that time frame. Currently, there are 28 publicly held thrifts in the State of Illinois. There are 164 publicly held thrifts in the midwest region of the country. Bank acquisitions in Illinois since January 1, 1995, have averaged 184.5% of tangible book value and 18.2 times earnings. The median price has been 181.6% of tangible book value and 14.9 times earnings. Thrifts generally sell at lower price/book multiples than do banks. Thrifts in Illinois during that period have averaged 136.1% of tangible book value and 20.4 times earnings.

EFFECT OF INTEREST RATES ON THRIFT STOCK

         The current interest rate environment and the anticipated rate environment will affect the pricing of thrift stocks and all other interest sensitive stocks. As the economy continues to expand, the fear of inflation can return. The Federal Reserve, in its resolve to curb inflation, has increased rates in the past, but has more recently relented to vagaries of the economy and passed an opportunity to increase rates. In some minds, this was an attempt to stimulate what is currently perceived as a fragile and irresolute economy that could be dampened by a modest increase in rates. Recent gains in thrift stocks are mainly due to the rise in other equity markets, the effect of supply and demand, and fewer conversions. Should the merger and acquisition levels drop, if there were a sharp and sustained rise in the interest rates, or if other equity markets have an adjustment, the market in thrift equities would also adjust downward.

         What is likely to happen in the short to intermediate term is that rates will float around current levels and trend upward. The yield curve will continue to be of normal configuration. Most economists feel that a rise of three quarters of one percent on the short side and less on the long side could severely dampen the economy. Currently, we are in the second longest post-war expansion on record. The Federal Reserve passed on raising rates in February and the next opportunity will be March 25, 1997. There is concern that a decision to raise rates could have significant impact upon the stock market, and if rates are increased, it will not be by much. It is also possible that the Fed could slow the economy, without raising rates. It could allow the U. S. Dollar to remain strong against the Yen and the European currencies. Although not as effective as a rate increase, a continuing strong dollar would have a natural economic "braking effect" on the U.S. economy. Goods and services produced by countries with weaker currencies would become cheaper on the global economy and more competitive to U.S. produced good. The net result would be a market induced slowing of the economy -- until the U.S. Dollar loses its strength and values of currencies are adjusted.

         Thrift net interest margins will narrow if the cost of funds starts to rise more quickly than currently anticipated. Even with portfolios replete with adjustable rate loans and adjustable MBS's, a quickly rising rate environment can cause the cost of funds to rise faster than the adjustable assets can accommodate, and accordingly, spreads would narrow. If rates rise in a slow and orderly manner, then the negative impact on spreads will be less and the adjustable rate assets will have time to rise and protect rate spreads.

         As clearly illustrated, the SNL Thrift Index has performed well over the last six years. It moved in tandem with all interest sensitive stocks and reflected the weakness in the market as investors began to consider the importance of increases in rates and their impact on the net interest margins of thrifts. The clear implication is that rising interest rates will have a negative impact on earnings.

         Figure IV.2 graphically displays the rate environment since August 30, 1996. At that time, the yield curve was relatively flat, with only a 186 basis point ("BP") difference between the federal funds rate and the 30 year treasury at August 30, 1996. Since that time, the yield curve has changed very little with a 155 BP spread between the federal funds rate and the 30 year treasury rate at February 28, 1997.

         At August 30, 1996, the spread between the 1 year T-Bill and the 5 year T-Note was 80 bp, and the spread between the 5 year T-Note and the 30 year bond was 47 bp. On February 28, 1997, the spreads were 73 and 46 bp, respectively.

         From August 1996 to February 1997, the Fed Funds rate decreased 5 basis points and the Prime Rate did not change.

         Increased cost of funds will serve to narrow the net interest margins of thrifts. A thrift's ability to maintain net interest margins through business cycles is important to investors, unless thrifts can offset the decline in net interest income by other sources of revenue or reductions in noninterest expense. The former is difficult and the latter is unlikely.

         First Robinson, with its interest rate risk management combined with its equity position (especially on a pro forma basis), is less vulnerable to rising rates than most.

         During 1993, conversion stocks often experienced first day 30% or more increases in value. However, as Table IV.3 shows, recent price appreciation has not been quite as robust. Table IV.3 provides information on 20 conversions completed since August 31, 1996. The average change in price since conversion is a gain of 47.6% and the median change is a gain of 44.1%. Within that group, all have increased in value with a range of a low of 32.5% to a high of 83.8%. The average increase in value at one day, one week, and one month after conversion has been 26.0%, 28.3%, and 33.1%, respectively. The median increase in value at one day, one week, and one month after conversion has been 27.5%, 27.5%, and 33.8%, respectively.

         Because of the lack of complete earnings information on recent conversions, a meaningful comparison of the price earnings ratios is difficult to make. However, there is sufficient information to review the price to book ratio. The average price-to-book ratio, as of March 4, 1997, is 101.2% and the median is 98.3%. That compares to the offering price to pro forma book, where the average was 71.6% and the median was 72.1%.

         We believe a downward adjustment is required for the new issue discount.

Adjustments Conclusion

                               Adjustments Summary

--------------------------------------------------------------------------------
                                     No Change        Upward         Down
Financial Aspects                       X
Market Area                             X
Management                              X
Dividends                               X
Liquidity                                                             X
Thrift Equity Market Conditions                                       X
--------------------------------------------------------------------------------


Valuation Approach

         Typically, investors rely on the price/earnings ratio as the most appropriate indicator of value. We consider price/earnings to be one of the important pricing methods in valuing a thrift stock. Price/book is a well recognized yardstick for measuring the value of financial institution stocks in general. Another method of viewing thrift values is price/assets, which is more meaningful in situations where the subject is thinly capitalized. Given the healthy condition of the thrift industry today, more emphasis is placed on price/earnings and price/book. Generally, price/earnings and price/book should be considered in tandem.

         Table III.3 presents First Robinson's pro forma ratios and compares them to the ratios of its comparative group and the publicly held thrift industry as a whole. First Robinson's earnings for the twelve months ended December 31, 1996, were approximately $149,000, with adjustments of $303,000 required to determine appraisal earnings of $452,000. Management has indicated an intention, through its diversification of deposit and loan products, to exhibit the flexibility in operations needed to serve both the public and the institution. The Association is positioned to manage reasonable interest rate variations. The Association projects modest growth.

         The comparative group traded at an average of 19.7 times earnings at March 4, 1997, and at 96.9% of book value. The comparative group traded at a median of 15.5 times earnings and a median of 97.8% of book value. At the midpoint of the valuation range, First Robinson is priced at 11.4 times earnings and 64.6% of book value. At the maximum end of the range, First Robinson is priced at 12.7 times earnings and 68.4% of book value. At the supermaximum, First Robinson is priced at 14.0 times earnings and 72.2% of book value.

         The midpoint valuation of $6,500,000 represents a discount of 33.3% from the average and a discount of 33.9% from the median of the comparative group on a price/book basis. The price/earnings ratio for First Robinson at the midpoint represents a discount of 42.1% from the comparative group's mean and a discount of 26.5% from the median price/earnings ratio.

         The maximum valuation of $7,475,000 represents a discount of 29.4% from the average and 30.1% from the median of the comparative group on a price/book basis. The price/earnings ratio for First Robinson at the maximum represents a discount of 35.5% from the average and a discount of 18.1% from the median of the comparative group.

         As shown in Table IV.3, conversions closing since August 31, 1996, have closed at an average price to book ratio of 71.6% and median of 72.1%. First Robinson's pro forma price to book ratio is 64.6% at the midpoint, 68.4% at the maximum, and 72.2% at the supermaximum of the range. At the midpoint, First Robinson is 9.8% below the average and 10.4% below the median. At the maximum of the range, First Robinson is 4.5% below the average and 5.1% below the median. At the supermaximum of the range, First Robinson's pro forma price to book ratio is .8% above the average and .1% above the median.

Conversion to Bank and Comparison to Banks

         Part of First Robinson's plan is the conversion to a national bank charter. We have conducted some analysis work on other thrifts that converted to stock and to national bank charters at the time of stock conversion. They include Community of Olney, Illinois, First Southern of Florence, Alabama, and Heartland of Herrin, Illinois (see Exhibit IX).

         At the time of conversion, Community had already made much progress in converting its balance sheet structure to a bank. Its loan portfolio was only 47% real estate, with the balance in consumer, agricultural, and commercial non-real estate loans. It apparently was having difficulty meeting the qualified thrift lender test. First Southern's balance sheet looked much more like a traditional thrift, with 83% of its loans in real estate loans. Heartland also looked much more like a traditional thrift, with 96% of its loans in real estate loans. Since conversion, however, both First Southern and Heartland have performed much better than Community. Part of the performance relates to acquisition interest.

         First Robinson's loan portfolio is 67% real estate. Its assets are more "bank like" than those of First Southern and Heartland, but less "bank like" than those of Community. We developed the valuation for First Robinson as a thrift, and we believe that its pricing ratios should be commensurate with other thrifts, based on an analysis of the institution.

         Table IV.4.2.b provides a comparison of First Robinson's pricing ratios to those of other charter flips (Community, First Southern, and Heartland) on both current pricing ratios and conversion pricing ratios, all pink sheet banks, and Illinois pink sheet banks. Although First Robinson intends to list as a small cap Nasdaq, we believe pink sheet banks are more appropriate for comparison. First Robinson's price to earnings ratio compares well with all four groups of banks. Its price to book ratio compares well with the conversion pricing of the other charter flips.

Valuation Conclusion

         We believe that as of March 4, 1997, the estimated pro forma market value of First Robinson was $6,500,000. The resulting valuation range was $5,525,000 at the minimum to $7,475,000 at the maximum, based on a range of 15% below and 15% above the midpoint valuation. The supermaximum is $8,596,250, based on 1.15 times the maximum. Pro forma comparisons with the comparative group are presented in Table III.3 based on calculations shown in Exhibit VII.

                                                                      SECTION IV

                      Table IV.2 -- Illinois Acquisitions


                                                                           Buyer:      Seller:
                                                                          1:Total      1:Total                           Completed/
                           Bank/                                Bank/      Assets       Assets    Announce               Terminated
Buyer                 ST   Thrift    Seller                ST   Thrift     ($000)       ($000)      Date       Status       Date
-----                 --   ------    ------                --   ------    -------      -------    --------     ------    ----------
Norwest Corporation   MN   Bank      Farmers Nat'l Bncp    IL   Bank     78,427,600     181,453   11/25/96   Pending            NA
CNB Bancshares Inc.   IN   Bank      BMC Bancshares        IL   Bank      3,948,418     104,151   10/11/96   Pending            NA
Pontiac Bancorp Inc.  IL   Bank      Bank of Dwight        IL   Bank        169,013      32,485   09/30/96   Pending            NA
BanPonce Corp         PR   Bank      CBC Bancorp           IL   Bank     16,442,137     315,828   09/27/96   NonBinding         NA
Central Banc, Inc.    IL   Bank      State Bank of Osco    IL   Bank        112,448      37,824   09/03/96   Pending            NA
Mercantile Bancorp    MO   Bank      Regional Bancshares   IL   Bank     18,037,829     169,366   08/23/96   Pending            NA
First Carmi Bncshrs   IL   Bank      First NB - Enfield    IL   Bank         68,370      28,805   07/15/96   Completed    08/07/96
ABN-AMRO Holding      FO   Foreign   CNBC Bancorp, Inc.    IL   Bank     28,005,460     811,456   06/27/96   Completed    11/01/96
TCF Financial Corp    MN   Thrift    BOC Financial Corp    IL   Bank      7,039,282     194,205   06/25/96   Pending            NA
Taylor Invstmt Group  IL   NonDep    Cole Taylor Bank      IL   Bank             NA   1,773,619   06/13/96   Pending            NA
National City Bncs    IN   Bank      First NB/Wayne City   IL   Bank        988,888      52,389   06/04/96   Completed    08/31/96
TPI Financial         IL   Bank      Security Chicago Crp  IL   Bank             NA      67,487   05/29/96   Pending            NA
Quest Acquisition Cp  IL   NonDep    Anchor Bank           IL   Bank             NA      22,854   05/24/96   Pending            NA
Carlinville Nat'l     IL   Bank      Lincoln Trail Bcshrs  IL   Bank        129,080      38,264   05/21/96   Pending            NA
First Nokomis Bncp    IL   Bank      Ayars State Bank      IL   Bank         47,626      28,176   05/16/96   Completed    09/19/96
UnionBancorp          IL   Bank      Country Bancshares    IL   Bank        296,426      86,754   03/22/96   Completed    09/24/96
Associated Banc-Corp  WI   Bank      Mid-America Nat'l     IL   Bank      3,697,842      43,277   03/20/96   Completed    07/31/96
Mercantile Bancorp    MO   Bank      Today's Bancorp, Inc  IL   Bank     15,934,370     518,484   03/20/96   Completed    11/08/96
Suburban Illinois     IL   Bank      First Security Bank   IL   Bank        125,977      77,259   03/20/96   Completed    07/05/96
ABN-AMRO Holding      FO   Foreign   Comerica Bank-IL      IL   Bank     27,344,928   1,465,543   03/19/96   Completed    08/01/96
Granville Bancshares  IL   Bank      Sheridan St Bk        IL   Bank         40,636      14,270   03/15/96   Completed    07/31/96
UnionBancorp          IL   Bank      Prairie Bancorp       IL   Bank        283,332     255,470   01/23/96   Completed    08/07/96
Northern IL Finc'l    IL   Bank      Premier Fin'l Svcs    IL   Bank        927,646     648,155   01/18/96   Completed    08/22/96
Thomson Investment    IL   Bank      Savanna Bancorp       IL   Bank             NA      37,017   01/15/96   Completed    07/01/96
NBE Bancshares        IL   Bank      Pinnacle Bancshares   IL   Bank         46,698      18,216   01/05/96   Completed    04/15/96
First Financial Corp  IN   Bank      Crawford Bancorp      IL   Bank      1,352,073      96,219   12/15/95   Completed    07/31/96
Summit Bancshares     IL   Bank      Ingraham State Bank   IL   Bank        120,842      14,249   12/15/95   Completed    07/01/96
Old National Bancorp  IN   Bank      National Bk of Carm   IL   Bank      4,447,651      67,306   12/12/95   Completed    05/30/96
CNB Bancshares Inc.   IN   Bank      Du Quoin Bancorp      IL   Bank      3,609,638      86,756   11/17/95   Completed    05/17/96
Magna Group           MO   Bank      River Bend Bcshrs     IL   Bank      4,721,082     160,657   10/11/95   Completed    02/29/96
United Comm'ty Bncp   IL   Bank      State Bank of Auburn  IL   Bank        205,250      52,161   10/05/95   Completed    01/06/96
Heritage Fin'l Svcs   IL   Bank      FNB of Lockport       IL   Bank      1,034,592     109,654   09/28/95   Completed    02/02/96
Norwest Corporation   MN   Bank      Canton Bancshares     IL   Bank     66,623,000      51,643   08/25/95   Completed    03/07/96
Mercantile Bancorp    MO   Bank      First Sterling Bcp    IL   Bank     15,296,293     168,300   07/25/95   Completed    01/03/96
First Decatur Bcshrs  IL   Bank      First Shelby Fin'l    IL   Bank        309,388      66,562   06/22/95   Completed    04/01/96
Shorebank Corp        IL   Bank      Indecorp              IL   Bank        305,482     279,552   06/19/95   Completed    12/15/95
Naperville Bancorp    IL   Bank      Naperville Bank       IL   Bank             NA      35,925   05/23/95   Completed    12/15/95
Merchants Bancorp     IL   Bank      Valley Banc Services  IL   Bank        496,289     136,228   04/21/95   Completed    01/03/96
Associated Banc-Corp  WI   Bank      GN Bancorp, Inc       IL   Bank      3,284,318     127,983   03/23/95   Completed    08/03/95
Old National Bancorp  IN   Bank      Shawnee Bancorp       IL   Bank      4,152,108      29,709   02/23/95   Completed    12/07/95
Scott Bancshares      IL   Bank      Maroa Bancshares      IL   Bank         64,826      15,090   02/07/95   Completed    06/30/95
Golden Bancshares     IL   Bank      M L Quinn Properties  IL   Bank         23,282      27,565   01/07/95   Completed    05/15/95
Lima Bancshares       IL   Bank      Wemple State Bank     IL   Bank         18,423      26,482   01/07/95   Completed    05/15/95
Blackhawk Bancorp     WI   Bank      Rochelle Bancorp      IL   Thrift      151,820      48,280   11/21/96   Pending            NA
Jacksonville SB, MHC  IL   Thrift    LCS Bancorp           IL   Thrift      143,044      18,869   08/15/96   Pending            NA
Charter Financial     IL   Thrift    Home Federal SB       IL   Thrift      300,812      32,329   08/13/96   Pending            NA
Hinsdale Finl Corp    IL   Thrift    Liberty Bancorp       IL   Thrift      662,482     651,198   08/02/96   Pending            NA
Pinnacle Banc Group   IL   Bank      Financial Security    IL   Thrift      818,697     277,057   04/22/96   Completed    09/30/96
Charter Financial     IL   Thrift    Community Svgs Bank   IL   Thrift      293,171      56,897   01/26/96   Completed    05/15/96
First Chicago NBD     IL   Bank      Barrington Bancorp    IL   Thrift  122,002,000      67,775   01/26/96   Completed    06/06/96
Standard Federal Bk   MI   Thrift    Bell Bancorp          IL   Thrift   13,271,994   1,901,498   12/14/95   Completed    06/07/96
MAF Bancorp           IL   Thrift    N.S. Bancorp          IL   Thrift    1,870,048   1,160,184   11/29/95   Completed    05/30/96
Mercantile Bancorp    MO   Bank      Metro Savings Bk FSB  IL   Thrift   15,296,293      80,894   09/15/95   Completed    03/08/96
Marquette Nat'l Corp  IL   Bank      Huntington Fed'l Sav  IL   Thrift      992,075      48,655   05/30/95   Completed    06/30/95
Security Bank SB      IL   Thrift    United Bank, SB       IL   Thrift      132,058      38,664   04/24/95   Completed    07/01/95
NBD Bancorp           MI   Bank      DeerBank Corp         IL   Thrift   45,566,302     765,886   01/09/95   Completed    07/01/95

                                     Average                              9,993,713     244,457
                                     Median                                 927,646      67,631
                                     Average-Banks                        8,109,962     198,637
                                     Median-Banks                           958,267      67,487
                                     Average-Thrifts                     15,500,061     396,014
                                     Median-Thrifts                         818,697      67,775

                      Ann'd   Ann'd    Ann'd      Ann'd     Final   Final    Final      Final
                      Deal    Deal    Deal Pr/   Deal Pr/   Deal    Deal    Deal Pr/   Deal Pr/
                      Value   Pr/Bk    Tg Bk      4-Qtr     Value   Pr/Bk    Tg Bk      4-Qtr
Seller                ($M)     (%)      (%)      EPS (x)    ($M)     (%)      (%)      EPS (x)
------                -----   -----   --------   --------   -----   -----    ------    -------
Farmers Nat'l Bncp       NA      NA       NA         NA        NA      NA       NA        NA
BMC Bancshares         25.3   184.2    184.2       23.1        NA      NA       NA        NA
Bank of Dwight           NA      NA       NA         NA        NA      NA       NA        NA
CBC Bancorp              NA      NA       NA         NA        NA      NA       NA        NA
State Bank of Osco       NA      NA       NA         NA        NA      NA       NA        NA
Regional Bancshares    41.1   178.9    178.9       12.2        NA      NA       NA        NA
First NB - Enfield       NA      NA       NA         NA        NA      NA       NA        NA
CNBC Bancorp, Inc.    132.3   200.6    200.8       13.8     131.6   195.7    195.9      13.5
BOC Financial Corp       NA      NA       NA         NA        NA      NA       NA        NA
Cole Taylor Bank      197.3      NA       NA         NA        NA      NA       NA        NA
First NB/Wayne City    12.0   194.9    194.9       13.7      12.0   187.9    187.9      13.3
Security Chicago Crp     NA      NA       NA         NA        NA      NA       NA        NA
Anchor Bank             4.6   137.2    145.2       57.5        NA      NA       NA        NA
Lincoln Trail Bcshrs    2.8   223.1    242.4       15.2        NA      NA       NA        NA
Ayars State Bank        3.5   156.8    156.8       31.5       3.5   155.7    155.7      33.5
Country Bancshares     11.4   173.5    176.9       23.0      11.4   170.3    173.4      15.7
Mid-America Nat'l       6.9   176.9    176.9        7.3       6.7   164.5    164.5      17.9
Today's Bancorp, Inc   86.1   181.5    207.9       17.2        NA      NA       NA        NA
First Security Bank      NA      NA       NA         NA        NA      NA       NA        NA
Comerica Bank-IL      190.0   119.9    136.5       16.6     190.0   116.0    130.1      26.6
Sheridan St Bk          2.4   200.0    200.0       12.6       2.4   190.8    190.8      11.8
Prairie Bancorp          NA      NA       NA         NA        NA      NA       NA        NA
Premier Fin'l Svcs     70.3   135.9    257.1       13.0      95.5   190.7    349.7      15.8
Savanna Bancorp         3.0   144.3    144.3       22.1       3.0   144.3    144.3      22.1
Pinnacle Bancshares     2.0   169.0    169.0       11.8       2.0      NA       NA        NA
Crawford Bancorp       18.9   195.0    204.6       21.5      20.1   203.9    213.5      39.4
Ingraham State Bank      NA      NA       NA         NA        NA      NA       NA        NA
National Bk of Carm    12.6   146.4    171.7       16.4      13.0   156.3    183.2      17.4
Du Quoin Bancorp       13.1   187.0    187.0       13.2      14.2   216.3    216.3        NA
River Bend Bcshrs      25.6   195.1    230.6       12.4      25.0   172.3    199.0      13.4
State Bank of Auburn    7.3   149.8    149.8       16.4       7.3   135.9    135.9      15.4
FNB of Lockport        16.8    89.9    206.5         NA      16.8   109.0    182.8      25.2
Canton Bancshares       9.7   151.1    151.1       13.3      10.2   154.6    154.6      14.1
First Sterling Bcp     23.6   131.5    134.4       13.8      23.9   133.3    135.7      14.0
First Shelby Fin'l     14.2   144.8    144.8       17.4      14.4   130.9    130.9      18.7
Indecorp                 NA      NA       NA         NA        NA      NA       NA        NA
Naperville Bank         3.6   201.8    233.1         NA       3.6   226.5    264.7        NA
Valley Banc Services   20.5   227.9    237.1       32.1      20.5   218.3    225.4      43.2
GN Bancorp, Inc        22.8   192.0    192.0       14.3      24.4   207.3    207.3      16.4
Shawnee Bancorp         4.9   246.1    246.1       20.2       5.0   241.5    241.5      20.4
Maroa Bancshares        1.8   144.5    144.5       14.5       1.8   128.0    128.0      11.3
M L Quinn Properties    3.3   128.9    128.9       13.1       3.3   126.3    126.3       9.7
Wemple State Bank        NA      NA       NA         NA        NA      NA       NA        NA
Rochelle Bancorp        4.2      NA       NA         NA        NA      NA       NA        NA
LCS Bancorp             1.8      NA       NA         NA        NA      NA       NA        NA
Home Federal SB         6.3   129.2    129.2       16.7        NA      NA       NA        NA
Liberty Bancorp        60.9    94.8     95.1       18.4        NA      NA       NA        NA
Financial Security     46.0   110.0    110.0       21.1      43.4   108.9    108.9      20.7
Community Svgs Bank     7.5   160.4    160.4       20.2       7.5   159.1    159.1      28.5
Barrington Bancorp     17.9   148.6    148.6       35.9      18.2   149.2    149.2      61.0
Bell Bancorp          362.8   114.7    114.7       27.6     362.7   112.3    112.3      29.8
N.S. Bancorp          275.7   113.2    113.2       16.4     270.4   106.9    106.9      12.5
Metro Savings Bk FSB    9.0   159.7    159.7       13.1       9.1   153.5    154.2      16.0
Huntington Fed'l Sav     NA      NA       NA         NA        NA      NA       NA        NA
United Bank, SB          NA      NA       NA         NA        NA      NA       NA        NA
DeerBank Corp         119.8   193.0    193.7       14.3     106.2   185.8    186.4      14.2

Average                45.3   162.4    173.3       18.7      46.2   163.0    174.7      21.1
Median                 12.9   159.7    171.7       16.4      13.6   156.3    164.5      16.4
Average-Banks          31.9   170.3    184.5       18.2      26.5   169.8    184.9      19.5
Median-Banks           12.6   175.2    181.6       14.9      12.0   167.4    183.0      16.1
Average-Thrifts        82.9   135.9    136.1       20.4     116.8   139.4    139.6      26.1
Median-Thrifts         17.9   129.2    129.2       18.4      43.4   149.2    149.2      20.7

                        Table IV.3 -- Recent Conversions
                        (Completed since August 31, 1996)

                                                                                                   Conversion Pricing Ratios
                                                                                               ---------------------------------
                                                                                                 Price/       Price/     Price/
                                                            Conversion    Gross     Offering   Pro-Forma    Pro-Forma   Adjusted
                                                              Assets     Proceeds    Price     Book Value    Earnings    Assets
Ticker    Short Name                     State   IPO Date     ($000)      ($000)      ($)          (%)         (x)         (%)
------    ----------                     -----   --------   ----------   --------   --------   ----------   ---------   --------
EFBC      Empire Federal Bancorp, Inc.     MT    01/27/97      86,810     25,921     10.000       68.1         21.5       23.0
FAB       FirstFed America Bancorp, Inc.   MA    01/15/97     723,778     87,126     10.000       72.0         13.6       10.7
RSLN      Roslyn Bancorp, Inc.             NY    01/13/97   1,596,744    423,714     10.000       72.0          9.3       21.0
AFBC      Advance Financial Bancorp        WV    01/02/97      91,852     10,845     10.000       71.1         16.8       10.6
HCFC      Home City Financial Corp.        OH    12/30/96      55,728      9,522     10.000       71.2         13.7       14.6
CENB      Century Bancorp, Inc.            NC    12/23/96      81,304     20,367     50.000       72.1         18.9       20.0
SCBS      Southern Community Bancshares    AL    12/23/96      64,381     11,374     10.000       74.4         14.5       15.0
BFFC      Big Foot Financial Corp.         IL    12/20/96     194,624     25,128     10.000       72.7         33.1       11.4
RIVR      River Valley Bancorp             IN    12/20/96      86,604     11,903     10.000       73.0         15.2       12.1
PSFI      PS Financial, Inc.               IL    11/27/96      53,520     21,821     10.000       71.9         17.2       29.0
CFNC      Carolina Fincorp, Inc.           NC    11/25/96      94,110     18,515     10.000       77.0         17.2       16.4
DCBI      Delphos Citizens Bancorp, Inc.   OH    11/21/96      88,022     20,387     10.000       72.2         14.6       18.8
FTNB      Fulton Bancorp, Inc.             MO    10/18/96      85,496     17,193     10.000       72.5         14.6       16.7
CNBA      Chester Bancorp, Inc.            IL    10/08/96     134,781     21,821     10.000       72.1         18.8       13.9
SSFC      South Street Financial Corp.     NC    10/03/96     166,978     44,965     10.000       76.3         26.1       21.2
AFED      AFSALA Bancorp, Inc.             NY    10/01/96     133,046     14,548     10.000       71.7         13.7        9.9
CBES      CBES Bancorp, Inc.               MO    09/30/96      86,168     10,250     10.000       61.1         13.2       10.6
WEHO      Westwood Homestead Fin. Corp.    OH    09/30/96      96,638     28,434     10.000       73.8           NA       22.7
HBEI      Home Bancorp of Elgin, Inc.      IL    09/27/96     304,520     70,093     10.000       72.6         24.9       18.7
PFFC      Peoples Financial Corp.          OH    09/13/96      78,078     14,910     10.000       64.3         28.6       16.0

Maximum                                                     1,596,744    423,714     50.000       77.0         33.1       29.0
Minimum                                                        53,520      9,522     10.000       61.1          9.3        9.9
Average                                                       215,159     45,442     12.000       71.6         18.2       16.6
Median                                                         89,937     20,377     10.000       72.1         16.8       16.2

                                                                                 Post Conversion Price Increase (Decrease)
          Current   Current   Current   Price One    Price One     Price One     -----------------------------------------
           Stock     Price/   Price/T   Day After    Week After   Month After      One       One        One         To
           Price     Book V    Book V   Conversion   Conversion    Conversion      Day       Week      Month       Date
Ticker      ($)        (%)       (%)       ($)          ($)             ($)        (%)       (%)        (%)         (%)
------    -------   -------   -------   ----------   ----------   -----------     -----     -----      -----      -----
EFBC       13.750       NA       NA       13.250       13.500       13.750        32.50     35.00      37.50      37.50
FAB        14.625       NA       NA       13.625       14.125       14.875        36.25     41.25      48.75      46.25
RSLN       15.875       NA       NA       15.000       15.938       16.000        50.00     59.38      60.00      58.75
AFBC       14.063       NA       NA       12.875       12.938       14.000        28.75     29.38      40.00      40.63
HCFC       14.000     87.7     87.7           NA       12.500       13.500           NA     25.00      35.00      40.00
CENB       71.000     97.9     97.9       62.625       66.000       65.125        25.25     32.00      30.25      42.00
SCBS       13.250     94.4     94.4       13.000       13.750       13.500        30.00     37.50      35.00      32.50
BFFC       13.750       NA       NA       12.313       12.500       13.875        23.13     25.00      38.75      37.50
RIVR       15.250       NA       NA       13.688       13.875       15.000        36.88     38.75      50.00      52.50
PSFI       13.750       NA       NA       11.641       11.688       12.500        16.41     16.88      25.00      37.50
CFNC       15.125    107.6    107.6       13.000       13.000       13.625        30.00     30.00      36.25      51.25
DCBI       13.750     93.7     93.7       12.125       12.125       12.063        21.25     21.25      20.63      37.50
FTNB       18.375    128.0    128.0       12.500       12.875       14.750           NA     28.75      47.50      83.75
CNBA       14.750       NA       NA       12.938       12.625       12.625        29.38     26.25      26.25      47.50
SSFC       16.500    122.0    122.0           NA       12.500       12.375           NA     25.00      23.75      65.00
AFED       13.250     85.3     85.5       11.375       11.313       11.563        13.75     13.13      15.63      32.50
CBES       17.250    102.1    102.1       12.625       13.438       13.250        26.25     34.38      32.50      72.50
WEHO       13.875     98.7     98.7       10.750       10.625       10.500         7.50      6.25       5.00      38.75
HBEI       14.750    103.5    103.5       11.813       12.500       12.625           NA     25.00      26.25      47.50
PFFC       15.125     93.5     93.5       10.875       11.500       12.750         8.75     15.00      27.50      51.25

Maximum    71.000    128.0    128.0       62.625       66.000       65.125        50.00     59.38      60.00      83.75
Minimum    13.250     85.3     85.5       10.750       10.625       10.500         7.50      6.25       5.00      32.50
Average    17.603    101.2    101.2       15.334       15.466       15.913        26.00     28.26      33.08      47.63
Median     14.688     98.3     98.3       12.750       12.750       13.500        27.50     27.50      33.75      44.13

                                  Table IV.4.a
                          Comparison of Pricing Ratios

                                                    Group            Percent Premium
                                                 Compared to        (Discount) Versus
                                  First      ------------------     ------------------
                                Robinson     Average     Median     Average     Median
                                --------     -------     ------     -------     ------
Comparison of PE ratio at
  midpoint to:
---------------------------
Comparative group                 11.4        19.7        15.5       (42.1)     (26.5)
Illinois thrifts                  11.4        17.7        17.0       (35.6)     (32.9)
Midwest Region thrifts            11.4        16.6        15.9       (31.3)     (28.3)
All public thrifts                11.4        16.2        15.8       (29.6)     (27.8)
Recent conversions                11.4        18.2        16.8       (37.4)     (32.1)

Comparison of PE ratio at
  maximum to:
---------------------------
Comparative group                 12.7        19.7        15.5       (35.5)     (18.1)
Illinois thrifts                  12.7        17.7        17.0       (28.2)     (25.3)
Midwest Region thrifts            12.7        16.6        15.9       (23.5)     (20.1)
All public thrifts                12.7        16.2        15.8       (21.6)     (19.6)
Recent conversions                12.7        18.2        16.8       (30.2)     (24.4)

Comparison of PE ratio at
  supermaximum to:
---------------------------
Comparative group                 14.0        19.7        15.5       (28.9)      (9.7)
Illinois thrifts                  14.0        17.7        17.0       (20.9)     (17.6)
Midwest Region thrifts            14.0        16.6        15.9       (15.7)     (11.9)
All public thrifts                14.0        16.2        15.8       (13.6)     (11.4)
Recent conversions                14.0        18.2        16.8       (23.1)     (16.7)

Comparison of PB ratio at
  midpoint to:
---------------------------
Comparative group                 64.6        96.9        97.8       (33.3)     (33.9)
Illinois thrifts                  64.6       121.5       113.4       (46.8)     (43.0)
Midwest Region thrifts            64.6       129.4       114.1       (50.1)     (43.4)
All public thrifts                64.6       139.2       130.8       (53.6)     (50.6)
Recent conversions                64.6        71.6        72.1        (9.8)     (10.4)

Comparison of PB ratio at
  maximum to:
---------------------------
Comparative group                 68.4        96.9        97.8       (29.4)     (30.1)
Illinois thrifts                  68.4       121.5       113.4       (43.7)     (39.7)
Midwest Region thrifts            68.4       129.4       114.1       (47.1)     (40.1)
All public thrifts                68.4       139.2       130.8       (50.9)     (47.7)
Recent conversions                68.4        71.6        72.1        (4.5)      (5.1)

Comparison of PB ratio at
  supermaximum to:
---------------------------
Comparative group                 72.2        96.9        97.8       (25.5)     (26.2)
Illinois thrifts                  72.2       121.5       113.4       (40.6)     (36.3)
Midwest Region thrifts            72.2       129.4       114.1       (44.2)     (36.7)
All public thrifts                72.2       139.2       130.8       (48.1)     (44.8)
Recent conversions                72.2        71.6        72.1         0.8        0.1

                                  Table IV.4.b
                  Comparison of Pricing Ratios -- Bank Related

                                                   Group            Percent Premium
                                                 Compared to        (Discount) Versus
                                  First      ------------------     ------------------
                                Robinson     Average     Median     Average     Median
                                --------     -------     ------     -------     ------
Comparison of PE ratio at
  midpoint to:
---------------------------
Comparative group                 11.4        19.7        15.5       (42.1)     (26.5)


Other charter flips-Current       11.4        12.5        12.5        (8.8)      (8.8)
Other charter flips-Conversion    11.4        15.4        15.4       (26.0)     (26.0)
All pink sheet banks              11.4        12.4        11.8        (8.1)      (3.4)
Illinois pink sheet banks         11.4        11.5        10.4        (0.9)       9.6

Comparison of PE ratio at
  maximum to:
------------------------------
Other charter flips-Current       12.7        12.5        12.5         1.6        1.6
Other charter flips-Conversion    12.7        15.4        15.4       (17.5)     (17.5)
All pink sheet banks              12.7        12.4        11.8         2.4        7.6
Illinois pink sheet banks         12.7        11.5        10.4        10.4       22.1

Comparison of PE ratio at
  supermaximum to:
------------------------------
Other charter flips-Current       14.0        12.5        12.5        12.0       12.0
Other charter flips-Conversion    14.0        15.4        15.4        (9.1)      (9.1)
All pink sheet banks              14.0        12.4        11.8        12.9       18.6
Illinois pink sheet banks         14.0        11.5        10.4        21.7       34.6

Comparison of PB ratio at
  midpoint to:
------------------------------
Other charter flips-Current       64.6       113.5       113.5       (43.1)     (43.1)
Other charter flips-Conversion    64.6        72.0        72.0       (10.3)     (10.3)
All pink sheet banks              64.6       151.6       101.7       (57.4)     (36.5)
Illinois pink sheet banks         64.6       125.7       105.7       (48.6)     (38.9)

Comparison of PB ratio at
  maximum to:
------------------------------
Other charter flips-Current       68.4       113.5       113.5       (39.7)     (39.7)
Other charter flips-Conversion    68.4        72.0        72.0        (5.0)      (5.0)
All pink sheet banks              68.4       151.6       101.7       (54.9)     (32.7)
Illinois pink sheet banks         68.4       125.7       105.7       (45.6)     (35.3)

Comparison of PB ratio at
  supermaximum to:
------------------------------
Other charter flips-Current       72.2       113.5       113.5       (36.4)     (36.4)
Other charter flips-Conversion    72.2        72.0        72.0         0.3        0.3
All pink sheet banks              72.2       151.6       101.7       (52.4)     (29.0)
Illinois pink sheet banks         72.2       125.7       105.7       (42.6)     (31.7)

                            Figure IV.1 -- SNL Index


                                            % CHANGE SINCE
                                         ---------------------
                              SNL        PREVIOUS
               DATE          INDEX         DATE         12/31/95
               ----          -----       --------       --------
             12/31/90         96.6
             12/31/91        143.9         49.0%
             12/31/92        201.1         39.7%
             12/31/93        252.5         25.6%
             12/31/94        244.7         -3.1%
             12/31/95        376.5         53.9%
              3/31/96        382.1          1.5%            1.5%
              6/30/96        377.2         -1.3%            0.2%
              9/30/96        429.3         13.8%           14.0%
             12/31/96        483.6         12.6%           28.4%
               3/4/97        562.1         16.2%           49.3%




                             [SNL INDEX GRAPH HERE]

                     Figure IV.2 -- Selected Interest Rates


---------------------------------------------------------------
                         1 Year    5 Year     10 Year   30 Year
           Fed Fds (*)   T-bill    Treas.      Treas.    Treas.
---------------------------------------------------------------
 8/30/96      5.21        5.80      6.60        6.84      7.07
  9/6/96      5.39        5.94      6.73        6.95      7.17
 9/13/96      5.16        5.90      6.69        6.93      7.16
 9/27/96      5.34        5.75      6.53        6.77      6.96
10/17/96      5.25        5.56      6.28        6.55      6.86
10/25/96      5.22        5.52      6.25        6.53      6.81
11/18/96      5.21        5.39      5.96        6.19      6.46
11/29/96      5.30        5.41      5.90        6.12      6.41
12/13/96      5.22        5.45      6.03        6.27      6.53
12/20/96      5.38        5.51      6.15        6.40      6.63
12/31/96      5.18        5.48      6.12        6.34      6.58
 1/17/97      5.19        5.60      6.33        6.56      6.81
 1/31/97      5.18        5.60      6.36        6.62      6.89
 2/14/97      5.05        5.48      6.14        6.37      6.65
 2/28/97      5.16        5.52      6.25        6.45      6.71

(*) Seven-day average for week ending two days earlier than date shown.



                   Rates August 30, 1996 to February 28, 1997

                        [INTEREST RATE GRAPH GOES HERE]










---------------------------------------------------------------
                         1 Year    5 Year     10 Year   30 Year
           Fed Fds (*)   T-bill    Treas.      Treas.    Treas.
---------------------------------------------------------------
 2/28/97      5.16        5.52      6.25        6.45      6.71




                               Current Yield Curve

                        [CURRENT YIELD GRAPH GOES HERE]

                                    EXHIBITS

                                    EXHIBIT I

FERGUSON & COMPANY
------------------
                         Exhibit I - Firm Qualifications



         Ferguson & Company (F&C), is a financial, economic, and regulatory consulting firm providing services to financial institutions. It is located in Irving, Texas. Its services to financial institutions include:

o     Mergers and acquisition services

o     Business plans

o     Fairness opinions and conversion appraisals

o     Litigation support

o     Operational and efficiency consulting

o     Human resources evaluation and management

         F&C developed several financial institution databases of information derived from periodic financial reports filed with regulatory authorities by financial institutions. For example, F&C developed TAFS and BankSource. TAFS includes thrifts filing TFR's with the OTS and BankSource includes banks and savings banks filing call reports with the FDIC. Both databases of information include information from the periodic reports plus numerous calculations derived from F&C's analysis. In addition, both databases are interactive, permitting the user to conduct merger analysis, do peer group comparisons, and a number of other items. In 1994, F&C sold its electronic publishing segment to Sheshunoff Information Services Inc., Austin, Texas.

         Brief biographical information is presented below on F&C's principals:

WILLIAM C. FERGUSON, MANAGING PARTNER

         Mr. Ferguson has approximately 30 years of experience providing various services to financial institutions. He was a partner in a CPA firm prior to founding F&C in 1984. Mr. Ferguson is a frequent speaker for financial institution seminars and he has testified before Congressional Committees several times on his analysis of the state of the thrift industry. Mr. Ferguson has a B.A. degree from Austin Peay University and an M.S. degree from the University of Tennessee. He is a CPA.

FERGUSON & COMPANY
------------------
                         Exhibit I - Firm Qualifications


CHARLES M. HEBERT, PRINCIPAL

         Mr. Hebert has over 30 years of experience providing services to and managing financial institutions. He spent 7 years as a national bank examiner, 14 years in bank management, 5 years in thrift management, and has spent the last 8 years on the F&C consulting staff. Mr. Hebert holds a B.S. degree from Louisiana State University.

ROBIN L. FUSSELL, PRINCIPAL

         Mr. Fussell has over 25 years of experience providing professional services to and managing financial institutions. He worked on the audit staff of a "Big Six" accounting firm for 12 years, served as CFO of a thrift for 3 years, and has worked in financial institution consulting for the last 13 years. He is a co-founder of F&C. He holds a B.S. degree from East Carolina University. He is a CPA.

                                       2


                                   EXHIBIT II

FERGUSON & COMPANY       Exhibit 11.1 - Selected Publicly Traded Midwest Thrifts
------------------

                                                                            Deposit                               Current    Current
                                                                            Insurance                               Stock     Market
                                                                            Agency                                  Price      Value
Ticker  Short Name                       City                 State Region  (BIF/SAIF)  Exchange     IPO Date         ($)       ($M)

AADV    Advantage Bancorp, Inc.          Kenosha              WI    MW      SAIF        NASDAQ       03/23/92      35.500    116.27
ABCL    Alliance Bancorp, Inc.           Hinsdale             IL    MW      SAIF        NASDAQ       07/07/92      30.875    164.68
ABCW    Anchor BanCorp Wisconsin         Madison              WI    MW      SAIF        NASDAQ       07/16/92      46.750    216.03
ASBI    Ameriana Bancorp                 New Castle           IN    MW      SAIF        NASDAQ       03/02/87      16.250     53.48
ASBP    ASB Financial Corp.              Portsmouth           OH    MW      SAIF        NASDAQ       05/11/95      11.500     19.80
BDJI    First Federal Bancorporation     Bemidji              MN    MW      SAIF        NASDAQ       04/04/95      18.500     12.96
BWFC    Bank West Financial Corp.        Grand Rapids         MI    MW      SAIF        NASDAQ       03/30/95      11.750     21.38
CAFI    Camco Financial Corp.            Cambridge            OH    MW      SAIF        NASDAQ             NA      16.000     49.01
CAPS    Capital Savings Bancorp, Inc.    Jefferson City       MO    MW      SAIF        NASDAQ       12/29/93      14.000     26.49
CASH    First Midwest Financial, Inc.    Storm Lake           IA    MW      SAIF        NASDAQ       09/20/93      17.000     49.24
CBCI    Calumet Bancorp, Inc.            Dolton               IL    MW      SAIF        NASDAQ       02/20/92      36.250     84.79
CBIN    Community Bank Shares            New Albany           IN    MW      SAIF        NASDAQ       04/10/95      13.750     27.28
CBSB    Charter Financial, Inc.          Sparta               IL    MW      SAIF        NASDAQ       12/29/95      15.875     67.52
CFB     Commercial Federal Corporation   Omaha                NE    MW      SAIF        NYSE         12/31/84      36.125    776.34
CFSB    CFSB Bancorp, Inc.               Lansing              MI    MW      SAIF        NASDAQ       06/22/90      20.380     95.91
CIBI    Community Investors Bancorp      Bucyrus              OH    MW      SAIF        NASDAQ       02/07/95      17.500     11.08
CKFB    CKF Bancorp, Inc.                Danville             KY    MW      SAIF        NASDAQ       01/04/95      18.750     17.39
CMRN    Cameron Financial Corp           Cameron              MO    MW      SAIF        NASDAQ       04/03/95      16.500     47.01
COFI    Charter One Financial            Cleveland            OH    MW      SAIF        NASDAQ       01/22/88      46.625  2,165.39
CTZN    CitFed Bancorp, Inc.             Dayton               OH    MW      SAIF        NASDAQ       01/23/92      34.250    294.02
DFIN    Damen Financial Corp.            Schaumburg           IL    MW      SAIF        NASDAQ       10/02/95      14.500     54.68
DNFC    D & N Financial Corp.            Hancock              MI    MW      SAIF        NASDAQ       02/13/85      18.125    151.31
EFBI    Enterprise Federal Bancorp       West Chester         OH    MW      SAIF        NASDAQ       10/17/94      15.125     30.64
FBCI    Fidelity Bancorp, Inc.           Chicago              IL    MW      SAIF        NASDAQ       12/15/93      19.688     54.86
FBSI    First Bancshares, Inc.           Mountain Grove       MO    MW      SAIF        NASDAQ       12/22/93      19.250     23.01
FDEF    First Defiance Financial         Defiance             OH    MW      SAIF        NASDAQ       10/02/95      13.125    124.31
FFBI    First Financial Bancorp, Inc.    Belvidere            IL    MW      SAIF        NASDAQ       10/04/93      16.500      7.47
FFBZ    First Federal Bancorp, Inc.      Zanesville           OH    MW      SAIF        NASDAQ       07/13/92      17.500     27.51
FFHC    First Financial Corp.            Stevens Point        WI    MW      SAIF        NASDAQ       12/24/80      26.375    970.67
FFHH    FSF Financial Corp.              Hutchinson           MN    MW      SAIF        NASDAQ       10/07/94      17.125     55.32
FFHS    First Franklin Corporation       Cincinnati           OH    MW      SAIF        NASDAQ       01/26/88      17.000     19.66
FFKY    First Federal Financial Corp.    Elizabethtown        KY    MW      SAIF        NASDAQ       07/15/87      20.000     83.64
FFSL    First Independence Corp.         Independence         KS    MW      SAIF        NASDAQ       10/08/93      12.250     12.96
FFSW    FirstFederal Financial Svcs      Wooster              OH    MW      SAIF        NASDAQ       03/31/87      37.750    136.92
FFSX    First Fed SB of Siouxland, MHC   Sioux City           IA    MW      SAIF        NASDAQ       07/13/92      30.000     56.50
FFWC    FFW Corp.                        Wabash               IN    MW      SAIF        NASDAQ       04/05/93      25.375     17.81
FFWD    Wood Bancorp, Inc.               Bowling Green        OH    MW      SAIF        NASDAQ       08/31/93      15.750     23.51
FFYF    FFY Financial Corp.              Youngstown           OH    MW      SAIF        NASDAQ       06/28/93      25.125    108.51
FISB    First Indiana Corporation        Indianapolis         IN    MW      SAIF        NASDAQ       08/02/83      28.250    234.57
FNGB    First Northern Capital Corp.     Green Bay            WI    MW      SAIF        NASDAQ       12/29/83      19.000     83.36
FTFC    First Federal Capital Corp.      La Crosse            WI    MW      SAIF        NASDAQ       11/02/89      28.750    176.15
FTSB    Fort Thomas Financial Corp.      Fort Thomas          KY    MW      SAIF        NASDAQ       06/28/95      11.750     18.49
GFCO    Glenway Financial Corp.          Cincinnati           OH    MW      SAIF        NASDAQ       11/30/90      22.500     26.72
GFSB    GFS Bancorp, Inc.                Grinnell             IA    MW      SAIF        NASDAQ       01/06/94      22.250     11.07
GSBC    Great Southern Bancorp, Inc.     Springfield          MO    MW      SAIF        NASDAQ       12/14/89      17.250    141.05
GTFN    Great Financial Corporation      Louisville           KY    MW      SAIF        NASDAQ       03/31/94      32.125    453.50
GWBC    Gateway Bancorp, Inc.            Catlettsburg         KY    MW      SAIF        NASDAQ       01/18/95      14.375     15.46
HALL    Hallmark Capital Corp.           West Allis           WI    MW      SAIF        NASDAQ       01/03/94      19.125     27.60
HBFW    Home Bancorp                     Fort Wayne           IN    MW      SAIF        NASDAQ       03/30/95      19.750     52.39
HFFB    Harrodsburg First Fin Bancorp    Harrodsburg          KY    MW      SAIF        NASDAQ       10/04/95      15.750     31.98
HFFC    HF Financial Corp.               Sioux Falls          SD    MW      SAIF        NASDAQ       04/08/92      19.500     56.75
HFGI    Harrington Financial Group       Richmond             IN    MW      SAIF        NASDAQ             NA      10.500     34.20
HFSA    Hardin Bancorp, Inc.             Hardin               MO    MW      SAIF        NASDAQ       09/29/95      14.375     13.73
HHFC    Harvest Home Financial Corp.     Cheviot              OH    MW      SAIF        NASDAQ       10/10/94      11.000     10.28
HMCI    HomeCorp, Inc.                   Rockford             IL    MW      SAIF        NASDAQ       06/22/90      20.000     22.58
HMNF    HMN Financial, Inc.              Spring Valley        MN    MW      SAIF        NASDAQ       06/30/94      23.500    104.20
HOMF    Home Federal Bancorp             Seymour              IN    MW      SAIF        NASDAQ       01/23/88      27.250     91.33
HVFD    Haverfield Corporation           Cleveland            OH    MW      SAIF        NASDAQ       03/19/85      22.500     42.89
INBI    Industrial Bancorp               Bellevue             OH    MW      SAIF        NASDAQ       08/01/95      12.875     70.87

FERGUSON & COMPANY       Exhibit 11.1 - Selected Publicly Traded Midwest Thrifts
------------------

                                                                            Deposit                               Current    Current
                                                                            Insurance                               Stock     Market
                                                                            Agency                                  Price      Value
Ticker  Short Name                       City                 State Region  (BIF/SAIF)  Exchange     IPO Date         ($)       ($M)

JSBA    Jefferson Savings Bancorp        Ballwin              MO    MW      SAIF        NASDAQ       04/08/93      28.375    118.66
KNK     Kankakee Bancorp, Inc.           Kankakee             IL    MW      SAIF        AMSE         01/06/93      27.375     38.73
KYF     Kentucky First Bancorp, Inc.     Cynthiana            KY    MW      SAIF        AMSE         08/29/95      11.875     16.49
LARK    Landmark Bancshares, Inc.        Dodge City           KS    MW      SAIF        NASDAQ       03/28/94      18.750     34.42
LOGN    Logansport Financial Corp.       Logansport           IN    MW      SAIF        NASDAQ       06/14/95      13.500     16.96
MAFB    MAF Bancorp, Inc.                Clarendon Hills      IL    MW      SAIF        NASDAQ       01/12/90      40.500    424.85
MARN    Marion Capital Holdings          Marion               IN    MW      SAIF        NASDAQ       03/18/93      22.000     40.57
MBLF    MBLA Financial Corp.             Macon                MO    MW      SAIF        NASDAQ       06/24/93      20.125     26.94
MCBS    Mid Continent Bancshares Inc.    El Dorado            KS    MW      SAIF        NASDAQ       06/27/94      25.000     50.42
MFBC    MFB Corp.                        Mishawaka            IN    MW      SAIF        NASDAQ       03/25/94      19.234     34.12
MFFC    Milton Federal Financial Corp.   West Milton          OH    MW      SAIF        NASDAQ       10/07/94      13.750     30.32
MIVI    Mississippi View Holding Co.     Little Falls         MN    MW      SAIF        NASDAQ       03/24/95      14.875     12.71
MSBF    MSB Financial, Inc.              Marshall             MI    MW      SAIF        NASDAQ       02/06/95      21.000     13.48
MWBI    Midwest Bancshares, Inc.         Burlington           IA    MW      SAIF        NASDAQ       11/12/92      26.750      9.35
MWFD    Midwest Federal Financial        Baraboo              WI    MW      SAIF        NASDAQ       07/08/92      18.000     29.17
NASB    North American Savings Bank      Grandview            MO    MW      SAIF        NASDAQ       09/27/85      38.690     87.58
NEIB    Northeast Indiana Bancorp        Huntington           IN    MW      SAIF        NASDAQ       06/28/95      14.250     25.58
NWEQ    Northwest Equity Corp.           Amery                WI    MW      SAIF        NASDAQ       10/11/94      13.500     12.55
OFCP    Ottawa Financial Corp.           Holland              MI    MW      SAIF        NASDAQ       08/19/94      19.750    102.30
OHSL    OHSL Financial Corp.             Cincinnati           OH    MW      SAIF        NASDAQ       02/10/93      22.000     26.90
PCBC    Perry County Financial Corp.     Perryville           MO    MW      SAIF        NASDAQ       02/13/95      19.000     15.72
PERM    Permanent Bancorp, Inc.          Evansville           IN    MW      SAIF        NASDAQ       04/04/94      22.500     46.86
PFDC    Peoples Bancorp                  Auburn               IN    MW      SAIF        NASDAQ       07/07/87      23.000     53.04
PTRS    Potters Financial Corp.          East Liverpool       OH    MW      SAIF        NASDAQ       12/31/93      20.000     10.12
PVFC    PVF Capital Corp.                Bedford Heights      OH    MW      SAIF        NASDAQ       12/30/92      16.750     38.92
QCFB    QCF Bancorp, Inc.                Virginia             MN    MW      SAIF        NASDAQ       04/03/95      18.750     26.74
SBCN    Suburban Bancorporation, Inc.    Cincinnati           OH    MW      SAIF        NASDAQ       09/30/93      17.750     26.18
SECP    Security Capital Corporation     Milwaukee            WI    MW      SAIF        NASDAQ       01/03/94      83.500    768.42
SFFC    StateFed Financial Corporation   Des Moines           IA    MW      SAIF        NASDAQ       01/05/94      18.380     14.50
SFSB    SuburbFed Financial Corp.        Flossmoor            IL    MW      SAIF        NASDAQ       03/04/92      22.656     28.43
SFSL    Security First Corp.             Mayfield Heights     OH    MW      SAIF        NASDAQ       01/22/88      17.750     88.29
SMBC    Southern Missouri Bancorp, Inc   Poplar Bluff         MO    MW      SAIF        NASDAQ       04/13/94      16.000     26.21
SMFC    Sho-Me Financial Corp.           Mt. Vernon           MO    MW      SAIF        NASDAQ       07/01/94      29.500     42.89
SPBC    St. Paul Bancorp, Inc.           Chicago              IL    MW      SAIF        NASDAQ       05/18/87      26.750    609.26
SSBK    Strongsville Savings Bank        Strongsville         OH    MW      SAIF        NASDAQ             NA      22.750     57.58
STFR    St. Francis Capital Corp.        Milwaukee            WI    MW      SAIF        NASDAQ       06/21/93      30.500    163.36
STND    Standard Financial, Inc.         Chicago              IL    MW      SAIF        NASDAQ       08/01/94      20.375    329.53
SWBI    Southwest Bancshares             Hometown             IL    MW      SAIF        NASDAQ       06/24/92      19.880     52.43
TCB     TCF Financial Corp.              Minneapolis          MN    MW      SAIF        NYSE         06/17/86      44.625  1,551.04
THR     Three Rivers Financial Corp.     Three Rivers         MI    MW      SAIF        AMSE         08/24/95      15.125     12.88
WAYN    Wayne Savings & Loan Co. MHC     Wooster              OH    MW      SAIF        NASDAQ       06/25/93      26.000     38.97
WCBI    Westco Bancorp                   Westchester          IL    MW      SAIF        NASDAQ       06/26/92      21.500     55.19
WEFC    Wells Financial Corp.            Wells                MN    MW      SAIF        NASDAQ       04/11/95      15.000     31.17
WFCO    Winton Financial Corp.           Cincinnati           OH    MW      SAIF        NASDAQ       08/04/88      13.000     25.82

Maximum                                                                                                            83.500  2,165.39
Minimum                                                                                                            10.500      7.47
Average                                                                                                            21.917    128.74
Median                                                                                                             19.250     40.57

FERGUSON & COMPANY       Exhibit 11.1 - Selected Publicly Traded Midwest Thrifts
------------------

                                                                              Tangible             ROAA   ROACE
          Price/  Current   Current           Current        Total   Equity/   Equity/     Core  Before  Before
             LTM   Price/  Price/ T  Price/  Dividend       Assets    Assets  T Assets      EPS   Extra   Extra    Merger   Current
        Core EPS   Book V    Book V  Assets     Yield       ($000)       (%)       (%)      ($)     (%)     (%)   Target?   Pricing
Ticker       (x)      (%)       (%)     (%)       (%)         MRQ       MRQ       MRQ       LTM     LTM     LTM    (Y/N)       Date

AADV       15.6    128.9     139.2    11.3       1.13   1,031,221         8.7     8.2     2.28     0.32    3.42      N     03/04/97
ABCL       19.3    147.0     151.1    12.5        -       667,964         8.5     8.3     1.60     0.47    5.72      N     03/04/97
ABCW       14.8    187.5     192.2    11.6       1.07   1,869,211         6.2     6.0     3.17     0.72   11.06      N     03/04/97
ASBI       15.5    121.7     121.8    13.5       3.69     396,755        11.1    11.1      .05     0.62    5.40      N     03/04/97
ASBP       19.5    106.1     106.1    17.7       3.48     111,824        15.7    15.7     0.59     0.60    2.72      N     03/04/97
BDJI       18.5    103.9     103.9    11.8        -       109,729        11.4    11.4     1.00     0.32    2.45      N     03/04/97
BWFC       23.5     94.2      94.2    14.9       2.38     143,186        15.9    15.9     0.50     0.77    4.12      N     03/04/97
CAFI       11.0    108.8     118.6    10.4       3.00     469,449         9.6     8.9     1.45     0.79    9.19      N     03/04/97
CAPS       13.3    132.8     132.8    11.2       1.71     235,687         8.5     8.5     1.05     0.63    6.65      N     03/04/97
CASH       12.3    112.7     127.3    13.3       2.12     369,885        11.8    10.6     1.38     0.75    6.38      N     03/04/97
CBCI       14.3    105.4     105.4    16.9        -       510,217        16.0    16.0     2.54     1.08    6.56      N     03/04/97
CBIN       13.9    107.1     107.3    11.6       2.47     234,600        10.9    10.8     0.99     0.59    5.03      N     03/04/97
CBSB       16.2    116.7     126.0    17.8       1.51     380,051        15.2    14.3     0.98     0.98    5.72      N     03/04/97
CFB        13.2    196.7     223.7    11.3       0.78   6,868,213         5.8     5.1     2.73     0.66   11.05      N     03/04/97
CFSB       13.6    153.6     153.6    11.6       2.36     829,800         7.5     7.5     1.50     0.69    8.54      N     03/04/97
CIBI       12.6    101.5     101.5    11.6       2.29      95,787        11.4    11.4     1.39     0.64    4.99      N     03/04/97
CKFB       22.9    110.2     110.2    29.0       2.35      60,038        25.2    25.2     0.82     1.30    4.87      N     03/04/97
CMRN       17.0     99.1      99.1    24.5       1.70     191,879        24.7    24.7     0.97     1.15    4.39      N     03/04/97
COFI       13.7    233.1     251.5    15.6       1.97  13,904,563         6.7     6.2     3.41     0.94   13.89      N     03/04/97
CTZN       14.9    159.0     179.4    10.1       0.93   2,918,160         6.3     5.7     2.30     0.51    7.68      N     03/04/97
DFIN       22.7    101.5     101.5    23.2       1.66     235,264        22.9    22.9     0.64     0.72    3.09      N     03/04/97
DNFC       12.8    177.7     179.8    10.3        -     1,473,054         5.9     5.8     1.42     0.67   11.58      N     03/04/97
EFBI       17.4     98.2      98.3    12.4        -       246,397        12.7    12.7     0.87     0.68    4.71      N     03/04/97
FBCI       17.6    111.4     111.7    11.3       1.63     484,106        10.2    10.1     1.12     0.50    4.37      N     03/04/97
FBSI       14.7     99.3      99.5    14.7       1.04     157,014        14.8    14.7     1.31     0.83    5.19      N     03/04/97
FDEF       23.0    106.6     106.6    22.9       2.44     543,411        21.5    21.5     0.57     0.78    3.26      N     03/04/97
FFBI       23.2     99.4      99.4     7.7        -        97,143         7.7     7.7     0.71     0.12    1.28      N     03/04/97
FFBZ       15.9    209.1     209.3    14.6       1.37     189,065         7.6     7.6     1.10     0.77   10.08      N     03/04/97
FFHC       14.5    236.6     244.2    17.0       2.28   5,700,431         7.2     7.0     1.82     0.91   12.48      N     03/04/97
FFHH       21.4    108.3     108.3    15.3       2.92     362,373        12.4    12.4     0.80     0.58    4.02      N     03/04/97
FFHS       16.4     99.7     100.4     8.8       1.88     222,302         8.9     8.8     1.04     0.13    1.35      N     03/04/97
FFKY       16.5    167.4     178.6    22.8       2.60     367,067        13.6    12.9     1.21     1.23    8.76      N     03/04/97
FFSL       15.5    108.1     108.1    11.9       2.04     108,914        11.0    11.0     0.79     0.58    4.84      N     03/04/97
FFSW       17.4    250.5     306.7    12.3       1.27   1,110,723         7.4     6.5     2.17     0.92   13.44      N     03/04/97
FFSX       17.2    151.1     152.4    12.4       2.40     457,311         8.2     8.1     1.74     0.41    4.90      N     03/04/97
FFWC       11.1    110.5     110.5    11.3       2.37     158,200        10.2    10.2     2.28     0.87    8.36      N     03/04/97
FFWD       13.6    115.1     115.1    14.7       2.54     159,693        12.8    12.8     1.16     0.92    6.68      N     03/04/97
FFYF       16.9    130.2     130.2    18.6       2.79     582,331        14.3    14.3     1.49     0.84    4.74      N     03/04/97
FISB       15.8    169.2     171.4    15.7       2.12   1,496,421         9.3     9.2     1.79     0.90   10.23      N     03/04/97
FNGB       17.4    118.7     118.7    13.5       3.37     615,503        11.4    11.4     1.09     0.56    4.61      N     03/04/97
FTFC       17.4    190.4     201.9    12.1       2.23   1,469,422         6.3     6.0     1.65     0.71   10.18      N     03/04/97
FTSB       24.5    117.9     117.9    20.3       2.13      91,109        17.2    17.2     0.48     0.51    2.32      N     03/04/97
GFCO       14.3     99.6     101.4     9.6       3.02     278,721         9.6     9.5     1.57     0.31    3.28      N     03/04/97
GFSB       11.7    110.6     110.6    12.7       1.80      87,625        11.5    11.5     1.91     0.96    8.10      N     03/04/97
GSBC       14.5    234.4     234.4    21.1       2.32     669,483         9.0     9.0     1.19     1.42   14.24      N     03/04/97
GTFN       24.2    161.7     168.5    15.7       1.49   2,897,162         9.7     9.3     1.33     0.73    7.00      N     03/04/97
GWBC       21.1     90.8      90.8    23.3       2.78      66,439        25.6    25.6     0.68     0.76    2.99      N     03/04/97
HALL       13.0     98.3      98.3     7.0        -       396,808         7.1     7.1     1.47     0.43    5.81      N     03/04/97
HBFW       19.4    115.2     115.2    16.1       1.01     325,168        14.0    14.0     1.02     0.52    3.36      N     03/04/97
HFFB       22.2    102.9     102.9    29.9       2.54     107,051        26.8    26.8     0.71     0.99    3.52      N     03/04/97
HFFC       13.8    115.0     115.3    10.3       1.85     552,735         9.3     9.2     1.41     0.61    6.67      N     03/04/97
HFGI       14.6    143.6     143.6     6.5        -       527,369         4.5     4.5     0.72     0.32    7.42      N     03/04/97
HFSA       18.9     95.9      95.9    14.2       2.78      97,015        14.8    14.8     0.76     0.49    2.82      N     03/04/97
HHFC       23.9     98.9      98.9    12.3       3.64      83,659        12.4    12.4     0.46     0.21    1.36      N     03/04/97
HMCI       22.2    108.2     108.2     6.7        -       335,824         6.2     6.2     0.90     0.11    1.72      N     03/04/97
HMNF       20.6    126.9     126.9    18.8        -       554,732        14.8    14.8     1.14     0.78    4.82      N     03/04/97
HOMF       13.0    169.4     175.4    14.0       1.47     650,433         8.3     8.0     2.09     1.01   12.18      N     03/04/97
HVFD       14.7    151.3     151.4    12.4       2.49     346,856         8.2     8.2     1.53     0.44    5.21      N     03/04/97
INBI       15.9    114.1     114.1    21.7       3.11     326,613        19.0    19.0     0.81     0.75    3.62      N     03/04/97

FERGUSON & COMPANY       Exhibit 11.1 - Selected Publicly Traded Midwest Thrifts
------------------

                                                                              Tangible             ROAA   ROACE
          Price/  Current   Current           Current        Total   Equity/   Equity/     Core  Before  Before
             LTM   Price/  Price/ T  Price/  Dividend       Assets    Assets  T Assets      EPS   Extra   Extra    Merger   Current
        Core EPS   Book V    Book V  Assets     Yield       ($000)       (%)       (%)      ($)     (%)     (%)   Target?   Pricing
Ticker       (x)      (%)       (%)     (%)       (%)         MRQ       MRQ       MRQ       LTM     LTM     LTM    (Y/N)       Date

JSBA       16.5    131.4     159.5    10.5       1.41   1,128,339         7.2     6.0     1.72     0.23    3.21      N     03/04/97
KNK        17.3    106.2     113.6    11.1       1.75     350,643        10.4     9.8     1.58     0.50    4.95      N     03/04/97
KYF        16.5    109.5     109.5    18.8       4.21      87,874        17.2    17.2     0.72     0.87    3.88      N     03/04/97
LARK       17.1    105.2     105.2    15.5       2.13     221,978        14.7    14.7     1.10     0.80    4.91      N     03/04/97
LOGN       15.5    109.9     109.9    21.8       2.96      77,668        19.9    19.9     0.87     1.20    5.09      N     03/04/97
MAFB       13.4    169.5     196.4    13.2       0.89   3,230,341         7.8     6.8     3.03     0.68    9.57      N     03/04/97
MARN       16.9    101.5     101.5    23.1       3.64     175,806        22.7    22.7     1.30     1.15    4.90      N     03/04/97
MBLF       16.2     94.8      94.8    12.9       1.99     208,898        13.6    13.6     1.24     0.66    4.86      N     03/04/97
MCBS       12.4    129.1     129.1    14.2       1.60     355,525        10.6    10.6     2.01     1.05    8.88      N     03/04/97
MFBC       21.6     99.0      99.0    15.2       1.66     223,945        15.4    15.4     0.89     0.52    2.93      N     03/04/97
MFFC       23.3    111.9     111.9    17.3       4.36     175,707        15.4    15.4     0.59     0.61    3.24      N     03/04/97
MIVI       17.9     97.5      97.5    18.1       1.08      70,329        18.5    18.5     0.83     0.68    3.63      N     03/04/97
MSBF       13.4    107.1     107.1    20.5       2.38      66,541        19.1    19.1     1.57     1.29    6.07      N     03/04/97
MWBI       10.0     97.3      97.3     6.9       2.24     136,425         7.0     7.0     2.67     0.46    6.61      N     03/04/97
MWFD       16.8    176.6     184.8    14.8       1.67     194,707         8.4     8.1     1.07     1.04   11.26      N     03/04/97
NASB       11.0    171.2     177.7    12.3       2.07     711,088         7.2     7.0     3.51     1.13   15.19      N     03/04/97
NEIB       15.8     99.7      99.7    17.4       2.25     160,032        17.4    17.4     0.90     1.02    4.97      N     03/04/97
NWEQ       14.5     97.7      97.7    13.0       3.26      96,518        12.3    12.3     0.93     0.76    5.88      N     03/04/97
OFCP       20.6    135.7     171.7    12.4       1.82     827,275         9.1     7.3     0.96     0.40    3.11      N     03/04/97
OHSL       15.9    106.9     106.9    12.4       3.46     217,627        11.6    11.6     1.38     0.57    4.60      N     03/04/97
PCBC       15.7    103.7     103.7    19.6       2.11      80,408        18.9    18.9     1.21     0.71    3.69      N     03/04/97
PERM       23.4    116.9     118.1    11.4       1.33     412,967         9.7     9.6     0.96     0.24    2.37      N     03/04/97
PFDC       12.6    123.5     123.5    18.9       2.61     280,339        15.3    15.3     1.82     1.12    7.26      N     03/04/97
PTRS       22.7     98.3      98.3     8.1       1.40     125,497         8.2     8.2     0.88     0.03    0.27      N     03/04/97
PVFC        7.2    163.6     163.6    11.2        -       347,577         6.9     6.9     2.33     0.99   14.87      N     03/04/97
QCFB       12.4    102.2     102.2    18.0        -       148,321        17.6    17.6     1.51     1.24    6.18      N     03/04/97
SBCN       21.4     98.4      98.4    12.0       3.38     218,734        11.8    11.8     0.83     0.19    1.50      N     03/04/97
SECP       17.8    143.5     143.5    21.0       1.44   3,657,959        15.5    15.5     4.69     0.99    6.02      N     03/04/97
SFFC       14.5     97.9      97.9    17.4       2.18      82,809        17.8    17.8     1.27     1.01    5.29      N     03/04/97
SFSB       15.8    108.3     108.8     7.0       1.41     404,092         6.5     6.5     1.43     0.28    4.04      N     03/04/97
SFSL       12.4    153.2     156.0    14.1       2.48     624,296         9.2     9.1     1.43     0.94    9.99      N     03/04/97
SMBC       15.7    101.5      NA      16.4       3.13     159,653        16.2      NA     1.02     0.74    4.56      N     03/04/97
SMFC       17.8    142.8     142.8    14.4        -       298,037        10.1    10.1     1.66     0.79    7.14      N     03/04/97
SPBC       16.6    157.0     157.5    14.0       1.79   4,357,170         8.9     8.9     1.61     0.62    6.85      N     03/04/97
SSBK       12.9    133.4     135.9    10.2       2.11     567,490         7.6     7.5     1.76     0.68    8.38      N     03/04/97
STFR       17.1    128.5     135.3    11.6       1.57   1,409,316         8.9     8.5     1.78     0.72    7.31      N     03/04/97
STND       20.0    122.9     123.1    13.7       1.96   2,405,221        11.2    11.1     1.02     0.53    4.45      N     03/04/97
SWBI       15.4    131.6     131.6    13.7       3.82     382,375        10.4    10.4     1.29     0.72    6.30      N     03/04/97
TCB        16.0    282.3     293.4    21.9       1.68   7,090,862         7.8     7.5     2.79     1.24   16.13      N     03/04/97
THR        17.6    100.6     101.0    14.4       2.38      89,271        14.3    14.3     0.86     0.53    3.59      N     03/04/97
WAYN       24.1    170.8     170.8    15.6       3.54     250,057         9.1     9.1     1.08     0.28    2.97      N     03/04/97
WCBI       14.2    115.4     115.4    17.8       2.79     310,992        15.4    15.4     1.51     1.06    6.83      N     03/04/97
WEFC       15.6    110.5     110.5    15.5        -       201,326        14.0    14.0     0.96     0.61    4.21      N     03/04/97
WFCO       12.0    120.8     123.8     8.8       3.23     292,264         7.3     7.2     1.08     0.67    8.96      N     03/04/97

Maximum    24.5    282.3     306.7    29.9       4.36  13,904,563        26.8    26.8     4.69     1.42   16.13
Minimum     7.2     90.8      90.8     6.5        -        60,038         4.5     4.5     0.46     0.03    0.27
Average    16.6    129.4     133.3    14.7       1.94     863,529        12.1    11.9     1.40     0.71    6.13
Median     15.9    114.1     115.2    14.0       2.07     325,168        11.0    10.7     1.21     0.71    5.09

FERGUSON & COMPANY       Exhibit 11.1 - Selected Publicly Traded Midwest Thrifts
------------------

                                                ROAA         ROACE
              NPAs/    Price/       Core      Before        Before
             Assets      Core        EPS       Extra         Extra
                (%)       EPS        ($)         (%)           (%)
TICKER          MRQ       (x)        MRQ         MRQ           MRQ

AADV           0.55      14.3       0.62        0.96         10.95
ABCL           0.26      21.4       0.36        0.66          7.72
ABCW           0.80      12.8       0.91        0.99         16.05
ASBI           0.41      16.9       0.24        0.90          8.20
ASBP           1.60      19.2       0.15        1.11          5.83
BDJI           0.22      16.0       0.29        0.71          6.25
BWFC           0.05      24.5       0.12        1.04          6.25
CAFI           0.35      12.5       0.32        1.05         10.82
CAPS           0.12      12.5       0.28        0.92         10.88
CASH           0.75      12.9       0.33        1.01          8.78
CBCI           1.57      13.7       0.66        1.35          8.39
CBIN           0.13      12.3       0.28       (0.21)        (1.90)
CBSB           0.54      14.2       0.28        1.21          8.12
CFB            1.02      12.7       0.71        0.90         15.97
CFSB           0.24      12.4       0.41        1.06         13.94
CIBI           0.69      12.2       0.36        0.91          7.81
CKFB           0.52      21.3       0.22        1.31          5.19
CMRN           0.13      17.2       0.24        1.35          5.46
COFI           0.26      13.7       0.85        1.24         18.54
CTZN           0.52      13.2       0.65        0.83         12.72
DFIN           0.15      33.0       0.11        0.67          2.94
DNFC           0.55      11.9       0.38        0.90         16.05
EFBI           0.01      14.5       0.26        1.15          8.59
FBCI           0.65      16.4       0.30        0.69          6.77
FBSI           0.04      13.4       0.36        1.37          9.21
FDEF           0.41      27.3       0.12        0.87          3.93
FFBI           0.22      20.6       0.20       (0.70)        (8.84)
FFBZ           0.66      18.2       0.24        0.90         11.97
FFHC           0.28      13.5       0.49        1.37         18.81
FFHH           0.04      17.8       0.24        0.81          6.24
FFHS           0.39      14.7       0.29        0.09          0.98
FFKY           0.10      15.2       0.33        1.53         11.17
FFSL           0.34      20.4       0.15        0.62          5.61
FFSW           0.16      10.5       0.90        0.29          2.45
FFSX           0.15      17.9       0.42        0.69          8.50
FFWC           0.11      10.8       0.59        1.09         10.79
FFWD           0.02      12.7       0.31        1.24          9.55
FFYF           0.86      17.5       0.36        1.27          7.38
FISB           1.78      18.1       0.39        1.17         12.62
FNGB           0.15      16.4       0.29        0.91          8.04
FTFC           0.12      12.8       0.56       (0.02)        (0.25)
FTSB           1.68      16.3       0.18        1.16          6.58
GFCO           0.21      14.4       0.39        0.72          7.63
GFSB           1.65      11.4       0.49        1.14          9.93
GSBC           1.75      13.1       0.33        1.76         19.00
GTFN           0.41      21.1       0.38        0.96          9.92
GWBC           0.12      20.0       0.18        1.10          4.34
HALL           0.02      12.0       0.40        0.58          8.28
HBFW           0.00      19.0       0.26        0.80          5.66
HFFB           0.00      20.7       0.19        1.34          4.92
HFFC           0.54      12.5       0.39        0.92          9.99
HFGI           0.23      11.4       0.23        0.44         10.32
HFSA           0.18      15.0       0.24        0.93          5.92
HHFC           0.26      15.3       0.18        0.77          6.24
HMCI           3.51      27.8       0.18        0.41          6.76
HMNF           0.06      19.6       0.30        0.93          6.09
HOMF           0.54      12.2       0.56        1.35         16.41
HVFD           0.78      13.1       0.43        0.96         11.56
INBI           0.16      15.3       0.21        1.68          8.86

FERGUSON & COMPANY       Exhibit 11.1 - Selected Publicly Traded Midwest Thrifts
------------------



                                                     ROAA         ROACE
                   NPAs/    Price/       Core      Before        Before
                  Assets      Core        EPS       Extra         Extra
                     (%)       EPS        ($)         (%)           (%)
TICKER               MRQ       (x)        MRQ         MRQ           MRQ

JSBA                1.02      13.9       0.51       (1.01)       (13.85)
KNK                 0.60      13.2       0.52        0.91          8.90
KYF                 0.00      16.5       0.18        1.05          5.33
LARK                0.23      16.2       0.29        1.19          7.99
LOGN                0.52      15.3       0.22        1.40          7.02
MAFB                0.40      12.2       0.83        1.14         14.80
MARN                1.04      16.7       0.33        1.51          6.66
MBLF                0.26      13.6       0.37        0.93          7.43
MCBS                0.14      11.2       0.56        1.25         11.77
MFBC                0.00      18.5       0.26        0.86          5.30
MFFC                0.17      24.6       0.14        0.88          5.28
MIVI                0.26      17.7       0.21        0.98          5.32
MSBF                0.47      12.8       0.41        1.54          7.93
MWBI                0.68       9.8       0.68        0.82         11.63
MWFD                0.24      17.3       0.26        0.21          2.45
NASB                2.79      11.0       0.88        0.71         10.15
NEIB                0.20      12.7       0.28        0.57          3.16
NWEQ                1.52      12.1       0.28        1.04          8.47
OFCP                0.18      17.6       0.28       (0.56)        (5.68)
OHSL                0.01      18.3       0.30       (0.37)        (3.14)
PCBC                0.00      18.3       0.26        1.43          7.65
PERM                1.08      18.2       0.31        0.69          7.17
PFDC                0.34      14.0       0.41        1.34          8.82
PTRS                2.20      25.0       0.20       (1.06)       (12.06)
PVFC                0.53       8.9       0.47        1.36         20.42
QCFB                  NA      10.7       0.44        0.39          2.11
SBCN                0.26      17.1       0.26        0.70          5.88
SECP                0.11      14.0       1.49        1.57          9.93
SFFC                0.79      13.5       0.34        1.24          6.96
SFSB                0.25      14.9       0.38        0.66         10.05
SFSL                0.25      12.0       0.37        1.33         14.39
SMBC                0.61      14.8       0.27        1.06          6.65
SMFC                0.09      14.8       0.50        1.17         11.52
SPBC                0.15      14.9       0.45        1.01         11.40
SSBK                0.11      11.6       0.49        1.11         14.29
STFR                0.32      16.6       0.46        0.89         10.09
STND                0.18      19.6       0.26        0.70         25.30
SWBI                0.24      15.1       0.33        0.96          9.31
TCB                 0.69      15.5       0.72        1.64         20.49
THR                 1.23      15.1       0.25        0.91          6.35
WAYN                0.69      25.0       0.26        0.65          7.04
WCBI                0.50      13.8       0.39        1.49          9.66
WEFC                  NA      16.3       0.23        0.96          6.88
WFCO                0.39      10.8       0.30        1.04         14.35

Maximum             3.51      33.0       1.49        1.76         25.30
Minimum                -       8.9       0.11       (1.06)       (13.85)
Average             0.51      15.7       0.38        0.90          8.14
Median              0.26      14.9       0.32        0.96          8.04

FERGUSON & COMPANY      Exhibit II.2 - Selected Publicly Traded Illinois Thrifts
------------------

                                                                         Deposit                           Current         Current
                                                                         Insurance                           Stock          Market
                                                                         Agency                              Price           Value
Ticker  Short Name                      City               State  Region (BIF/SAIF)  Exchange  IPO Date        ($)            ($M)

ABCL    Alliance Bancorp, Inc.          Hinsdale           IL     MW     SAIF        NASDAQ    07/07/92     30.875         164.68
CBCI    Calumet Bancorp, Inc.           Dolton             IL     MW     SAIF        NASDAQ    02/20/92     36.250          84.79
CBSB    Charter Financial, Inc.         Sparta             IL     MW     SAIF        NASDAQ    12/29/95     15.875          67.52
DFIN    Damen Financial Corp.           Schaumburg         IL     MW     SAIF        NASDAQ    10/02/95     14.500          54.68
FBCI    Fidelity Bancorp, Inc.          Chicago            IL     MW     SAIF        NASDAQ    12/15/93     19.688          54.86
FFBI    First Financial Bancorp, Inc.   Belvidere          IL     MW     SAIF        NASDAQ    10/04/93     16.500           7.47
HMCI    HomeCorp, Inc.                  Rockford           IL     MW     SAIF        NASDAQ    06/22/90     20.000          22.58
KNK     Kankakee Bancorp, Inc.          Kankakee           IL     MW     SAIF        AMSE      01/06/93     27.375          38.73
MAFB    MAF Bancorp, Inc.               Clarendon Hills    IL     MW     SAIF        NASDAQ    01/12/90     40.500         424.85
SFSB    SuburbFed Financial Corp.       Flossmoor          IL     MW     SAIF        NASDAQ    03/04/92     22.656          28.43
SPBC    St. Paul Bancorp, Inc.          Chicago            IL     MW     SAIF        NASDAQ    05/18/87     26.750         609.26
STND    Standard Financial, Inc.        Chicago            IL     MW     SAIF        NASDAQ    08/01/94     20.375         329.53
SWBI    Southwest Bancshares            Hometown           IL     MW     SAIF        NASDAQ    06/24/92     19.880          52.43
WCBI    Westco Bancorp                  Westchester        IL     MW     SAIF        NASDAQ    06/26/92     21.500          55.19

Maximum                                                                                                     40.500         609.26
Minimum                                                                                                     14.500           7.47
Average                                                                                                     23.766         142.50
Median                                                                                                      20.938          55.03

FERGUSON & COMPANY      Exhibit II.2 - Selected Publicly Traded Illinois Thrifts
------------------

                                                                            Tangible             ROAA   ROACE
         Price/  Current   Current            Current       Total  Equity/   Equity/    Core   Before  Before
            LTM   Price/  Price/ T   Price/  Dividend      Assets   Assets  T Assets     EPS    Extra   Extra    Merger    Current
       Core EPS   Book V    Book V   Assets     Yield       ($000)     (%)       (%)     ($)      (%)     (%)   Target?    Pricing
Ticker       (x)      (%)       (%)      (%)       (%)        MRQ     MRQ       MRQ     LTM      LTM     LTM    (Y/N)        Date

ABCL       19.3    147.0     151.1     12.5       -       667,964      8.5      8.3    1.60     0.47    5.72       N       03/04/97
CBCI       14.3    105.4     105.4     16.9       -       510,217     16.0     16.0    2.54     1.08    6.56       N       03/04/97
CBSB       16.2    116.7     126.0     17.8      1.51     380,051     15.2     14.3    0.98     0.98    5.72       N       03/04/97
DFIN       22.7    101.5     101.5     23.2      1.66     235,264     22.9     22.9    0.64     0.72    3.09       N       03/04/97
FBCI       17.6    111.4     111.7     11.3      1.63     484,106     10.2     10.1    1.12     0.50    4.37       N       03/04/97
FFBI       23.2     99.4      99.4      7.7       -        97,143      7.7      7.7    0.71     0.12    1.28       N       03/04/97
HMCI       22.2    108.2     108.2      6.7       -       335,824      6.2      6.2    0.90     0.11    1.72       N       03/04/97
KNK        17.3    106.2     113.6     11.1      1.75     350,643     10.4      9.8    1.58     0.50    4.95       N       03/04/97
MAFB       13.4    169.5     196.4     13.2      0.89   3,230,341      7.8      6.8    3.03     0.68    9.57       N       03/04/97
SFSB       15.8    108.3     108.8      7.0      1.41     404,092      6.5      6.5    1.43     0.28    4.04       N       03/04/97
SPBC       16.6    157.0     157.5     14.0      1.79   4,357,170      8.9      8.9    1.61     0.62    6.85       N       03/04/97
STND       20.0    122.9     123.1     13.7      1.96   2,405,221     11.2     11.1    1.02     0.53    4.45       N       03/04/97
SWBI       15.4    131.6     131.6     13.7      3.82     382,375     10.4     10.4    1.29     0.72    6.30       N       03/04/97
WCBI       14.2    115.4     115.4     17.8      2.79     310,992     15.4     15.4    1.51     1.06    6.83       N       03/04/97

Maximum    23.2    169.5     196.4     23.2      3.82   4,357,170     22.9     22.9    3.03     1.08    9.57
Minimum    13.4     99.4      99.4      6.7       -        97,143      6.2      6.2    0.64     0.11    1.28
Average    17.7    121.5     125.0     13.3      1.37   1,010,815     11.2     11.0    1.43     0.60    5.10
Median     17.0    113.4     114.5     13.4      1.57     393,234     10.3     10.0    1.36     0.58    5.34

FERGUSON & COMPANY      Exhibit II.2 - Selected Publicly Traded Illinois Thrifts
------------------

                                                    ROAA         ROACE
                  NPAs/     Price/      Core      Before        Before
                 Assets       Core       EPS       Extra         Extra
                    (%)        EPS       ($)         (%)           (%)
Ticker              MRQ        (x)       MRQ         MRQ           MRQ

ABCL               0.26      21.4       0.36        0.66          7.72
CBCI               1.57      13.7       0.66        1.35          8.39
CBSB               0.54      14.2       0.28        1.21          8.12
DFIN               0.15      33.0       0.11        0.67          2.94
FBCI               0.65      16.4       0.30        0.69          6.77
FFBI               0.22      20.6       0.20       (0.70)        (8.84)
HMCI               3.51      27.8       0.18        0.41          6.76
KNK                0.60      13.2       0.52        0.91          8.90
MAFB               0.40      12.2       0.83        1.14         14.80
SFSB               0.25      14.9       0.38        0.66         10.05
SPBC               0.15      14.9       0.45        1.01         11.40
STND               0.18      19.6       0.26        0.70         25.30
SWBI               0.24      15.1       0.33        0.96          9.31
WCBI               0.50      13.8       0.39        1.49          9.66

Maximum            3.51      33.0       0.83        1.49         25.30
Minimum            0.15      12.2       0.11       (0.70)        (8.84)
Average            0.66      17.9       0.38        0.80          8.66
Median             0.33      15.0       0.35        0.81          8.65

FERGUSON & COMPANY         Exhibit II.3 - Comparatives General
------------------

                                                                                  Total                   Current      Current
                                                                 Number          Assets                     Stock       Market
                                                                     of           ($000)                    Price        Value
Ticker    Short Name                       City          State  Offices        Mst RctQ       IPO Date        ($)         ($M)

ALBC      Albion Banc Corp.                Albion        NY           2          59,860       07/26/93     16.750        4.19
CKFB      CKF Bancorp, Inc.                Danville      KY           1          60,038       01/04/95     18.750       17.39
GFSB      GFS Bancorp, Inc.                Grinnell      IA           1          87,625       01/06/94     22.250       11.07
KSAV      KS Bancorp, Inc.                 Kenly         NC           3         100,840       12/30/93     21.500       14.26
LOGN      Logansport Financial Corp.       Logansport    IN           1          77,668       06/14/95     13.500       16.96
MIVI      Mississippi View Holding Co.     Little Falls  MN           1          70,329       03/24/95     14.875       12.71
NWEQ      Northwest Equity Corp.           Amery         WI           3          96,518       10/11/94     13.500       12.55
SFFC      StateFed Financial Corporation   Des Moines    IA           2          82,809       01/05/94     18.380       14.50
SOBI      Sobieski Bancorp, Inc.           South Bend    IN           3          78,978       03/31/95     14.000       12.35
SZB       SouthFirst Bancshares, Inc.      Sylacauga     AL           2          93,110       02/14/95     13.750       11.29

Maximum                                                               3         100,840                    22.250       17.39
Minimum                                                               1          59,860                    13.500        4.19
Average                                                               2          80,778                    16.726       12.73
Median                                                                2          80,894                    15.813       12.63

FERGUSON & COMPANY          Exhibit II.4 - Comparatives Balance Sheets
------------------

                                                  Total    Mortgage-           Investment &      Loan
                                  Total        Cash and       Backed      Net   Foreclosed  Servicing       Total    Other     Total
                                 Assets     Investments   Securities     Loans  Real Estate    Rights Intangibles   Assets  Deposits
                                  ($000)         ($000)       ($000)    ($000)       ($000)    ($000)      ($000)   ($000)    ($000)
Short Name                          MRQ            MRQ          MRQ       MRQ          MRQ       MRQ         MRQ      MRQ       MRQ

Albion Banc Corp.                59,860          10,135        3,855    46,970         151       -             -    2,604    47,104
CKF Bancorp, Inc.                60,038           5,662            7    53,218         227       -             -      931    42,832
GFS Bancorp, Inc.                87,625          10,579        3,242    75,874         -         -             -    1,172    58,455
KS Bancorp, Inc.                100,840          16,531        1,393    81,511          66       -            10    2,722    82,346
Logansport Financial Corp.       77,668          18,549        6,411    56,802          -        -             -    2,317    57,396
Mississippi View Holding Co.     70,329          24,580        4,543    43,799          -        -             -    1,892    56,342
Northwest Equity Corp.           96,518          14,850        7,567    77,810           88      -             -    3,341    62,440
StateFed Financial Corporation   82,809          10,667          -      68,006        1,797      -             -    2,339    48,216
Sobieski Bancorp, Inc.           78,978          21,042       14,778    55,348          -        -             -    2,588    58,985
SouthFirst Bancshares, Inc.      93,110          23,797           NA    65,971          -        NA            -    3,158    64,696

Maximum                         100,840          24,580       14,778    81,511        1,797      -            10    3,341    82,346
Minimum                          59,860           5,662          -      43,799          -        -             -      931    42,832
Average                          80,778          15,639        4,644    62,531          233      -             1    2,306    57,881
Median                           80,894          15,691        3,855    61,387           33      -             -    2,464    57,926

FERGUSON & COMPANY          Exhibit II.4 - Comparatives Balance Sheets
------------------

                                                                                                                     Regulatory
                                    Total  Subordinated        Other        Total   Preferred    Common     Total      Tangible
                               Borrowings          Debt  Liabilities  Liabilities      Equity    Equity    Equity       Capital
                                   ($000)        ($000)       ($000)       ($000)      ($000)    ($000)    ($000)        ($000)
Short Name                           MRQ           MRQ          MRQ          MRQ         MRQ       MRQ       MRQ           MRQ

Albion Banc Corp.                  6,282            -            707      54,093          -      5,767      5,767          4,869
CKF Bancorp, Inc.                  1,252            -            855      44,939          -     15,099     15,099         11,967
GFS Bancorp, Inc.                 18,290            -            828      77,573          -     10,052     10,052          8,231
KS Bancorp, Inc.                   4,000            -            773      87,119          -     13,721     13,721             NA
Logansport Financial Corp.         3,400            -          1,445      62,241          -     15,427     15,427         15,584
Mississippi View Holding Co.          -             -            951      57,293          -     13,035     13,035         10,638
Northwest Equity Corp.            21,756            -            495      84,691          -     11,827     11,827             NA
StateFed Financial Corporation    19,000            -            875      68,091          -     14,718     14,718          9,489
Sobieski Bancorp, Inc.             5,700            -            351      65,036          -     13,942     13,942          9,300
SouthFirst Bancshares, Inc.       14,008            -          1,385      80,089          -     13,021     13,021         11,794

Maximum                           21,756            -          1,445      87,119          -     15,427     15,427         15,584
Minimum                               -             -            351      44,939          -      5,767      5,767          4,869
Average                            9,369            -            867      68,117          -     12,661     12,661         10,234
Median                             5,991            -            842      66,564          -     13,378     13,378         10,064

FERGUSON & COMPANY          Exhibit II.4 - Comparatives Balance Sheets
------------------

                                Regulatory  Regulatory                                                                   Loan Loss
                                      Core       Total     Tangible          Core     Risk-Based    NPAs/   Reserves/    Reserves/
                                   Capital     Capital     Capital/      Capital/       Capital/   Assets      Assets         NPLs
                                     ($000)      ($000)    Tangible       Adj Tan   Risk-Weightd      (%)         (%)          (%)
Short Name                             MRQ         MRQ   Assets (%)    Assets (%)     Assets (%)      MRQ         MRQ          MRQ

Albion Banc Corp.                    4,869        5,178         8.2           8.2           16.7     0.37        0.52       278.38
CKF Bancorp, Inc.                   11,967       12,074        20.9          20.9           36.8     0.52        0.18       122.99
GFS Bancorp, Inc.                    8,231        8,826        10.1          10.1           18.9     1.65        0.81        49.34
KS Bancorp, Inc.                        NA       14,013          NA            NA             NA     0.27        0.30       109.03
Logansport Financial Corp.          15,584       15,820        21.8          21.8           41.6     0.52        0.30        58.13
Mississippi View Holding Co.        10,638       11,067        14.9          14.9           31.7     0.26        1.25       474.05
Northwest Equity Corp.               7,435        7,914          NA            NA             NA     1.52        0.50        34.31
StateFed Financial Corporation       9,489        9,741        13.2          13.2           22.7     0.79        0.30        38.36
Sobieski Bancorp, Inc.               9,300        9,500        11.9          11.9           28.5     0.24        0.25       105.26
SouthFirst Bancshares, Inc.         11,794       11,997        12.7          12.7           23.5     0.53        0.27        51.22

Maximum                             15,584       15,820        21.8          21.8           41.6     1.65        1.25       474.05
Minimum                              4,869        5,178         8.2           8.2           16.7     0.24        0.18        34.31
Average                              9,923       10,613        14.2          14.2           27.6     0.67        0.47       132.11
Median                               9,489       10,404        13.0          13.0           26.0     0.52        0.30        81.70

FERGUSON & COMPANY          Exhibit II.4 - Comparatives Balance Sheets
------------------

                                   Publicly      Tangible  Earn Assets/      Full-Time        Loans        Cash &
                                   Reported  Publicly Rep   Int Bearing     Equivalent     Serviced   Investments        MBS/
                                 Book Value    Book Value   Liabilities      Employees   For Others     (ex MBS)/      Assets
                                        ($)           ($)           (%)       (Actual)        ($000)   Assets (%)         (%)
Short Name                             MRQ           MRQ           MRQ            MRQ          MRQ           MRQ         MRQ

Albion Banc Corp.                     23.06         23.06       109.8          26.00         11,367        10.49        6.44
CKF Bancorp, Inc.                     17.02         17.02       134.3           8.00            -           9.42        0.01
GFS Bancorp, Inc.                     20.12         20.12       113.9          16.00         15,618         8.37        3.70
KS Bancorp, Inc.                      20.69         20.67       113.1          26.00            -          15.01        1.38
Logansport Financial Corp.            12.28         12.28       128.0          12.00            -          15.63        8.25
Mississippi View Holding Co.          15.25         15.25       123.1          21.00            -          28.49        6.46
Northwest Equity Corp.                13.82         13.82       108.3          34.00         24,642         7.55        7.84
StateFed Financial Corporation        18.78         18.78       117.7             NA            -          12.88         -
Sobieski Bancorp, Inc.                17.05         17.05       118.6             NA             NA         7.93       18.71
SouthFirst Bancshares, Inc.           15.81         15.81       115.5             NA             NA           NA          NA

Maximum                               23.06         23.06       134.3          34.00         24,642        28.49       18.71
Minimum                               12.28         12.28       108.3            8.00           -           7.55         -
Average                               17.39         17.39       118.2          20.43          6,453        12.86        5.87
Median                                17.04         17.04       116.6          21.00            -          10.49        6.44

FERGUSON & COMPANY           Exhibit II.5 - Comparatives Operations
------------------

                                                     Net Income                       Loan         Total        Total      Net Loan
                                 Average       Net       Before                       Loss   Noninterest  Noninterest   Chargeoffs/
                                  Assets    Income  Extra Items   ROAA     ROAE  Provision        Income      Expense     Avg Loans
                                  ($000)    ($000)       ($000)    (%)      (%)      ($000)        ($000)       ($000)          (%)
Short Name                          LTM       LTM          LTM     LTM      LTM        LTM           LTM          LTM           LTM

Albion Banc Corp.                57,693       (60)         (60)  (0.10)   (1.00)       104           206         1,930         0.07
CKF Bancorp, Inc.                58,294       760          760    1.30     4.87          7            53         1,060           -
GFS Bancorp, Inc.                83,444       798          798    0.96     8.10        310           117         1,479           -
KS Bancorp, Inc.                 93,529       825          825    0.88     5.94         69           133         1,841           -
Logansport Financial Corp.       76,158       913          913    1.20     5.09         12           112         1,250           -
Mississippi View Holding Co.     69,839       474          474    0.68     3.63          1           198         1,706         0.02
Northwest Equity Corp.           90,470       691          691    0.76     5.88         62           404         2,242         0.03
StateFed Financial Corporation   77,575       782          782    1.01     5.29         24            63         1,254           -
Sobieski Bancorp, Inc.           78,342       166          166    0.21     1.18          -           183         2,060           -
SouthFirst Bancshares, Inc.      89,607       (56)         (56)  (0.06)   (0.43)         1           494         3,438         0.02

Maximum                          93,529       913          913    1.30     8.10        310           494         3,438         0.07
Minimum                          57,693       (60)         (60)  (0.10)   (1.00)         -            53         1,060           -
Average                          77,495       529          529    0.68     3.86         59           196         1,826         0.01
Median                           77,959       726          726    0.82     4.98         18           158         1,774           -

FERGUSON & COMPANY           Exhibit II.5 - Comparatives Operations
------------------

                                               Common    Dividend    Interest     Interest  Net Interest     Gain on        Real
                                   LTM EPS  Dividends      Payout     Income/     Expense/       Income/       Sale/      Estate
                               After Extra  Per Share       Ratio  Avg Assets   Avg Assets    Avg Assets  Avg Assets     Expense
                                       ($)        ($)         (%)         (%)          (%)           (%)         (%)       ($000)
Short Name                             LTM        LTM         LTM         LTM          LTM           LTM         LTM         LTM

Albion Banc Corp.                    (0.28)      0.31         NM        7.54          4.12          3.42        0.01       (21)
CKF Bancorp, Inc.                     0.83       0.42      50.60        7.42          3.69          3.73        0.48        -
GFS Bancorp, Inc.                     1.56       0.38      24.04        8.15          4.71          3.44       (0.08)       -
KS Bancorp, Inc.                      1.19       1.20     100.84        8.06          4.29          3.77        0.02       (51)
Logansport Financial Corp.            0.69       3.40     492.75        7.42          3.57          3.85       (0.06)       -
Mississippi View Holding Co.          0.56       0.24      42.86        7.39          3.64          3.75        0.02       (15)
Northwest Equity Corp.                0.78       0.28      35.90        8.05          4.35          3.71        0.07       (57)
StateFed Financial Corporation        1.00       0.40      40.00        7.86          4.34          3.52       (0.03)     (173)
Sobieski Bancorp, Inc.                0.20        -          -          7.09          3.91          3.18        0.09        (3)
SouthFirst Bancshares, Inc.          (0.07)      0.50         NM        7.55          4.08          3.48        0.18       (10)

Maximum                               1.56       3.40     492.75        8.15          4.71          3.85        0.48        -
Minimum                              (0.28)       -          -          7.09          3.57          3.18       (0.08)     (173)
Average                               0.65       0.71      98.37        7.65          4.07          3.59        0.07       (33)
Median                                0.74       0.39      41.43        7.55          4.10          3.62        0.02       (13)

FERGUSON & COMPANY           Exhibit II.5 - Comparatives Operations
------------------

                              Noninterest         G&A  Noninterest     Net Oper         Total  Amortization             Extra and
                                  Income/    Expense/     Expense/    Expenses/  Nonrecurring            of         Tax After Tax
                               Avg Assets  Avg Assets   Avg Assets   Avg Assets       Expense   Intangibles   Provision     Items
                                      (%)         (%)          (%)          (%)         ($000)        ($000)      ($000)    ($000)
Short Name                            LTM         LTM          LTM          LTM           LTM           LTM         LTM       LTM

Albion Banc Corp.                    0.36        3.38         3.35         3.02           275            -         (62)        -
CKF Bancorp, Inc.                    0.09        1.82         1.82         1.73           274            -         409         -
GFS Bancorp, Inc.                    0.14        1.77         1.77         1.63           288            -         136         -
KS Bancorp, Inc.                     0.14        2.01         1.97         1.87           437              8       502         -
Logansport Financial Corp.           0.15        1.64         1.64         1.49           334            -         507         -
Mississippi View Holding Co.         0.28        2.46         2.44         2.18           363            -         285         -
Northwest Equity Corp.               0.45        2.54         2.48         2.09           350            -         474         -
StateFed Financial Corporation       0.08        1.84         1.62         1.76           291            -         420         -
Sobieski Bancorp, Inc.               0.23        2.63         2.63         2.40           414            -         100         -
SouthFirst Bancshares, Inc.          0.55        3.85         3.84         3.30           430            -          71         -

Maximum                              0.55        3.85         3.84         3.30           437              8       507         -
Minimum                              0.08        1.64         1.62         1.49           274            -         (62)        -
Average                              0.25        2.39         2.36         2.15           346              1       284         -
Median                               0.19        2.24         2.21         1.98           342            -         347         -

FERGUSON & COMPANY           Exhibit II.5 - Comparatives Operations
------------------

                                                  Core                 Yield on       Cost of              Interest     Loan Loss
                              Efficiency       Income/  Preferred   Int Earning   Int Bearing   Effective     Yield    Provision/
                                   Ratio    Avg Assets  Dividends        Assets   Liabilities    Tax Rate    Spread    Avg Assets
                                     (%)           (%)      ($000)          (%)           (%)         (%)       (%)           (%)
Short Name                          LTM           LTM        LTM           LTM           LTM         LTM       LTM           LTM

Albion Banc Corp.                 89.45           0.20          -          7.96          4.77         NM      3.19           0.18
CKF Bancorp, Inc.                 47.58           1.30          -          7.58          5.14      34.99      2.44           0.01
GFS Bancorp, Inc.                 49.45           1.17          -          8.21          5.41      14.56      2.80           0.37
KS Bancorp, Inc.                  51.50           1.18          -          8.14          5.20      37.83      2.94           0.07
Logansport Financial Corp.        41.04           1.51          -          7.75          4.72      35.70      3.03           0.02
Mississippi View Holding Co.      61.16           1.00          -          7.55          4.55      37.55      3.00           0.00
Northwest Equity Corp.            61.19           0.97          -          8.52          4.99      40.69      3.53           0.07
StateFed Financial Corporation    51.07           1.27          -          8.25          5.44      34.94      2.81           0.03
Sobieski Bancorp, Inc.            77.24           0.50          -          7.32          4.82      37.59      2.50              -
SouthFirst Bancshares, Inc.       95.54           0.05          -          7.90          4.94     473.33      2.96           0.00


Maximum                           95.54           1.51          -          8.52          5.44     473.33      3.53           0.33
Minimum                           41.04           0.05          -          7.32          4.55      14.56      2.44              -
Average                           62.52           0.92          -          7.92          5.00      83.02      2.92           0.08
Median                            56.33           1.09          -          7.93          4.97      37.55      2.95           0.02

FERGUSON & COMPANY      Exhibit II.6 - Comparitives Pricing Characteristics
------------------

                                                       Current    Current        Price/     Current
                                                         Stock     Market          LTM       Price/
             Abbreviated                                 Price      Value     Core EPS       Book V
Ticker       Name                City           State      ($)       ($M)          (x)          (%)

ALBC         AlbionBancCorp-NY   Albion         NY     16.750       4.19          38.1         72.6
CKFB         CKFBancorp-KY       Danville       KY     18.750      17.39          22.9        110.2
GFSB         GFSBancorp,Inc.-IA  Grinnell       IA     22.250      11.07          11.7        110.6
KSAV         KSBancorp,Inc-NC    Kenly          NC     21.500      14.26          13.5        103.9
LOGN         LogansprtFinCrp-IN  Logansport     IN     13.500      16.96          15.5        109.9
MIVI         MissViewHoldCo-MN   Little Falls   MN     14.875      12.71          17.9         97.5
NWEQ         NorthwestEqty-WI    Amery          WI     13.500      12.55          14.5         97.7
SFFC         StateFedFinCorp-IA  Des Moines     IA     18.380      14.50          14.5         97.9
SOBI         SobieskiBancorp-IN  South Bend     IN     14.000      12.35          29.2         82.1
SZB          SouthFstBncshrs-AL  Sylacauga      AL     13.750      11.29            NM         87.0

Maximum                                                22.250      17.39          38.1        110.6
Minimum                                                13.500       4.19          11.7         72.6
Average                                                16.726      12.73          19.7         96.9
Median                                                 15.813      12.63          15.5         97.8

FERGUSON & COMPANY      Exhibit II.6 - Comparitives Pricing Characteristics
------------------

                                                                           Tangible               ROAA
                Current                  Current        Total   Equity/     Equity/     Core     Before
               Price/ T     Price/      Dividend       Assets    Assets    T Assets      EPS      Extra
                 Book V     Assets         Yield        ($000)      (%)         (%)      ($)        (%)
Ticker               (%)       (%)           (%)          MRQ       MRQ         MRQ      LTM        LTM

ALBC               72.6       7.0         1.85         59,860       9.6         9.6      0.44     (0.10)
CKFB              110.2      29.0         2.35         60,038      25.2        25.2      0.82      1.30
GFSB              110.6      12.7         1.80         87,625      11.5        11.5      1.91      0.96
KSAV              104.0      14.1         2.79        100,840      13.6        13.6      1.59      0.88
LOGN              109.9      21.8         2.96         77,668      19.9        19.9      0.87      1.20
MIVI               97.5      18.1         1.08         70,329      18.5        18.5      0.83      0.68
NWEQ               97.7      13.0         3.26         96,518      12.3        12.3      0.93      0.76
SFFC               97.9      17.4         2.18         82,809      17.8        17.8      1.27      1.01
SOBI               82.1      15.6         2.00         78,978      17.7        17.7      0.48      0.21
SZB                87.0      12.2         3.64         93,110      14.0        14.0      0.05     (0.06)

Maximum           110.6      29.0         3.64        100,840      25.2        25.2      1.91      1.30
Minimum            72.6       7.0         1.08         59,860       9.6         9.6      0.05     (0.10)
Average            97.0      16.1         2.39         80,778      16.0        16.0      0.92      0.68
Median             97.8      14.9         2.26         80,894      15.8        15.8      0.85      0.82

FERGUSON & COMPANY      Exhibit II.6 - Comparitives Pricing Characteristics
------------------

             ROACE                                                            ROAA         ROACE
            Before                           NPAs/     Price/     Core      Before        Before
             Extra     Merger   Current     Assets       Core      EPS       Extra         Extra
               (%)    Target?   Pricing        (%)        EPS      ($)         (%)           (%)
Ticker         LTM     (Y/N)       Date        MRQ        (x)      MRQ         MRQ           MRQ

ALBC          (1.00)     N      03/04/97      0.37      139.6      0.03      (1.14)      (11.45)
CKFB           4.87      N      03/04/97      0.52       21.3      0.22       1.31         5.19
GFSB           8.10      N      03/04/97      1.65       11.4      0.49       1.14         9.93
KSAV           5.94      N      03/04/97      0.27       14.1      0.38       1.11         7.96
LOGN           5.09      N      03/04/97      0.52       15.3      0.22       1.40         7.02
MIVI           3.63      N      03/04/97      0.26       17.7      0.21       0.98         5.32
NWEQ           5.88      N      03/04/97      1.52       12.1      0.28       1.04         8.47
SFFC           5.29      N      03/04/97      0.79       13.5      0.34       1.24         6.96
SOBI           1.18      N      03/04/97      0.24       31.8      0.11       0.66         3.78
SZB           (0.43)     N      03/04/97      0.53       31.3      0.11       0.55         3.92

Maximum        8.10                           1.65      139.6      0.49       1.40         9.93
Minimum       (1.00)                          0.24       11.4      0.03      (1.14)      (11.45)
Average        3.86                           0.67       30.8      0.24       0.83         4.71
Median         4.98                           0.52       16.5      0.22       1.08         6.14

FERGUSON & COMPANY      Exhibit II.7 - Comparitives Risk Characteristics
------------------

                                           NPAs + Loans                                          Net Loan
                                  NPAs/     0+ Pst Due/      NPAs/   Reserves/   Reserves/    Chargeoffs/
                                 Assets          Assets     Equity       Loans        NPAs      Avg Loans
                                    (%)             (%)         (%)         (%)        (%)            (%)
Short Name                          MRQ             MRQ        MRQ         MRQ         MRQ            MRQ

Albion Banc Corp.                 0.37             0.37       3.83        0.65      139.82           0.09
CKF Bancorp, Inc.                 0.52             1.12       2.08        0.20       34.08             -
GFS Bancorp, Inc.                 1.65             1.65      14.38        0.93       49.34             -
KS Bancorp, Inc.                  0.27             0.27       2.02        0.37      109.03             -
Logansport Financial Corp.        0.52             0.52       2.63        0.41       58.13             -
Mississippi View Holding Co.      0.26             0.37       1.42        1.96      474.05             -
Northwest Equity Corp.            1.52             1.53      12.42        0.61       32.61          (0.04)
StateFed Financial Corporation    0.79             1.86       4.46        0.37       38.36             -
Sobieski Bancorp, Inc.            0.24             0.24       1.36        0.36      105.26             -
SouthFirst Bancshares, Inc.       0.53             0.91       3.76        0.38       51.22             -

Maximum                           1.65             1.86      14.38        1.96      474.05           0.09
Minimum                           0.24             0.24       1.36        0.20       32.61          (0.04)
Average                           0.67             0.88       4.84        0.62      109.19           0.01
Median                            0.52             0.72       3.20        0.40       54.68             -

FERGUSON & COMPANY      Exhibit II.7 - Comparitives Risk Characteristics
------------------

                                      Intangible One Year          Earn Assets/
                               Loans/ Assets/ Cum Gap/ Net Int Bearing Assets Equity Assets Loans Liabilities
                                  (%)        (%)      (%)    ($000)         (%)
Short Name                        MRQ        MRQ      MRY      MRQ         MRQ

Albion Banc Corp.               78.98         -        NA   46,970      109.77
CKF Bancorp, Inc.               88.82         -        NA   53,218      134.33
GFS Bancorp, Inc.               87.40         -     13.67   75,874      113.86
KS Bancorp, Inc.                81.13       0.07       NA   81,511      113.08
Logansport Financial Corp.      73.44         -        NA   56,802      128.00
Mississippi View Holding Co.    63.61         -        NA   43,799      123.07
Northwest Equity Corp.          81.56         -     (4.26)  77,810      108.27
StateFed Financial Corporation  82.43         -        NA   68,006      117.71
Sobieski Bancorp, Inc.          70.33         -        NA   55,348      118.64
SouthFirst Bancshares, Inc.     71.32         -     (7.23)  65,971      115.48

Maximum                         88.82       0.07    13.67   81,511      134.33
Minimum                         63.61         -     (7.23)  43,799      108.27
Average                         77.90       0.01     0.73   62,531      118.22
Median                          80.06         -     (4.26)  61,387      116.60

                                  EXHIBIT III

FERGUSON & COMPANY                 EXHIBIT III
------------------

FIRST ROBINSON S&L, FA
ROBINSON, IL
                                                FINANCIAL HIGHLIGHTS

                                     1993         1994        1995     YTD 9/96
                                                       ($000's)
BALANCE SHEET:
Total Assets                        41,922       44,593      54,872      64,497
% Change in Assets                   (1.45)        6.37       23.05       17.54
Total Loans                         31,127       35,780      46,060      54,437
Deposits                            37,450       39,857      49,575      57,115
Broker Originated Deposits            --           --          --          --

CAPITAL:
Equity Capital                       3,814        4,167       4,587       4,605
Tangible Capital                     3,814        4,167       4,556       4,565
Core Capital                         3,814        4,167       4,556       4,565
Risk-Based Capital                   4,119        4,440       4,791       4,963
Equity Capital/Total Assets           9.10         9.34        8.36        7.14
Core Capital/Risk Based Assets       15.02        14.13       11.63        9.68
Core Capital/Adj Tang Assets          9.10         9.34        8.31        7.08
Tangible Cap/Tangible Assets          9.10         9.34        8.31        7.08
Risk-Based Cap/Risk-Wt Assets        16.22        15.05       12.23       10.52

PROFITABILITY:
Net Income(Loss)                       461          362         380           9
Ret on Avg Assets Bef Ext Item        0.98         0.84        0.76        0.02
Return on Average Equity             11.52         9.07        8.63        0.26
Net Interest Income/Avg Assets        3.74         3.56        3.62        3.59
Noninterest Income/Avg Assets         0.59         0.58        0.60        0.70
Noninterest Expense/Avg Assets        2.75         2.73        3.00        3.68
Yield/Cost Spread                     3.84         3.60        3.63        3.66

LIQUIDITY:
Int Earn Assets/Int Bear Liab       105.15       105.39      103.83      103.17
Brokered Deposits/Tot Deposits        --           --          --          --

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO         0.34         0.37        0.68        0.75
Nonaccrual Loans/Gross Loans          --           --          0.14        0.23
Nonaccrual Lns/Ln Loss Reserve        --           --         26.10       30.34
Repos Assets/Tot Assets               0.06         0.04        0.05        0.13
Net Chrg-Off/Av Adj Lns               0.12         0.25        0.11        0.27
Non 1-4 Cons&Conv Mtg Lns/TA          8.21        10.91       10.89       14.59

FERGUSON & COMPANY                 EXHIBIT III
------------------

FIRST ROBINSON S&L, FA
ROBINSON, IL
                      SELECTED PEER GROUP RATIOS & RANKINGS
                                    1993        1994           1995    YTD 9/96
Peer Group Category                    2           2              3           3

CAPITAL:
Equity Capital/Total Assets         9.10        9.34           8.36        7.14
Peer Group Percentile                 61          52             38          26
Core Cap/Adj Tangible Assets        9.10        9.34           8.31        7.08
Peer Group Percentile                 61          53             40          26
Tangible Cap/Tangible Assets        9.10        9.34           8.31        7.08
Peer Group Percentile                 61          53             40          26
Risk-Based Cap/Risk-Wt Assets      16.22       15.05          12.23       10.52
Peer Group Percentile                 40          23             15           7

ASSET QUALITY:
Risk Assets/Total Assets            8.31       10.99          10.96       14.74
Peer Group Percentile                 36          20             33          23
Risk Weighted Assts/Tot Assts      60.58       66.15          71.37       73.13
Peer Group Percentile                  8          4               1           3
Nonaccrual Loans/Gross Loans           -          -            0.14        0.23
Peer Group Percentile                100        100              56          53
Repos Assets/Tot Assets             0.06       0.04            0.05        0.13
Peer Group Percentile                 57         43              43          30
90+ Day Del Loans/Gross Loans       0.06       0.16            0.21        0.03
Peer Group Percentile                 56         43              38          50
90Day P Due+NonAccr-(1-4)/LLR          -       5.17           33.33        9.47
Peer Group Percentile                100         48              36          54

LIQUIDITY:
Avg Reg Liquidity Ratio            10.69       7.22            6.20        5.06
Peer Group Percentile                 22         15               7           2

PROFITABILITY:
Ret on Avg Assets Bef Ext Item      0.98       0.84            0.76        0.02
Peer Group Percentile                 52         55              49          26
Return on Equity Capital           10.83       8.69            8.28        0.26
Peer Group Percentile                 44         57              62          26
Int Earn Assets/Int Bear Liab     105.15     105.39          103.83      103.17
Peer Group Percentile                 44         39              26          20
Yield on Earning Assts              7.78       7.40            8.32        8.47
Peer Group Percentile                 66         65              82          85
Cost of Funds                       3.94       3.81            4.69        4.81
Peer Group Percentile                 58         53              58          47
Yield/Cost Spread                   3.84       3.60            3.63        3.66
Peer Group Percentile                 72         67              79          78

FERGUSON & COMPANY                 EXHIBIT III
------------------

FIRST ROBINSON S&L, FA
ROBINSON, IL
                                                FINANCIAL HIGHLIGHTS

                                   12/31/95    3/31/96      6/30/96     9/30/96
                                                      ($000's)
BALANCE SHEET:
Total Assets                        54,872      60,006      62,832      64,497
% Change in Assets                    1.59        9.36        4.71        2.65
Total Loans                         46,060      47,843      52,394      54,437
Deposits                            49,575      53,374      55,199      57,115
Broker Originated Deposits              --          --          --          --

CAPITAL:
Equity Capital                       4,587       4,690       4,794       4,605
Tangible Capital                     4,556       4,645       4,753       4,565
Core Capital                         4,556       4,645       4,753       4,565
Risk-Based Capital                   4,791       4,897       4,983       4,963
Equity Capital/Total Assets           8.36        7.82        7.63        7.14
Core Capital/Risk Based Assets       11.63       11.03       10.36        9.68
Core Capital/Adj Tang Assets          8.31        7.75        7.57        7.08
Tangible Cap/Tangible Assets          8.31        7.75        7.57        7.08
Risk-Based Cap/Risk-Wt Assets        12.23       11.63       10.86       10.52

PROFITABILITY:
Net Income(Loss)                        81          89         108        (188)
Ret on Avg Assets Bef Ext Item        0.60        0.62        0.70       (1.18)
Return on Average Equity              7.13        7.67        9.11      (16.00)
Net Interest Income/Avg Assets        3.56        3.43        3.58        3.74
Noninterest Income/Avg Assets         0.56        0.87        0.63        0.62
Noninterest Expense/Avg Assets        3.29        2.97        2.87        5.12
Yield/Cost Spread                     3.60        3.48        3.64        3.82

LIQUIDITY:
Int Earn Assets/Int Bear Liab       103.83      103.40      103.30      103.17
Brokered Deposits/Tot Deposits          --          --          --          --

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO         0.68        0.66        0.43        0.75
Nonaccrual Loans/Gross Loans          0.14        0.30          --        0.23
Nonaccrual Lns/Ln Loss Reserve       26.10       53.38          --       30.34
Repos Assets/Tot Assets               0.05        0.03        0.12        0.13
Net Chrg-Off/Av Adj Lns               0.25        0.26        0.41        0.14
Non 1-4 Cons&Conv Mtg Lns/TA         10.89       12.55       15.08       14.59

FERGUSON & COMPANY                 EXHIBIT III
------------------

FIRST ROBINSON S&L, FA
ROBINSON, IL
                      SELECTED PEER GROUP RATIOS & RANKINGS
                                    12/31/95   3/31/96       6/30/96   9/30/96
Peer Group Category                        2         2             3         3

CAPITAL:
Equity Capital/Total Assets           8.36       7.82           7.63      7.14
Peer Group Percentile                   38         32             30        26
Core Cap/Adj Tangible Assets          8.31       7.75           7.57      7.08
Peer Group Percentile                   40         34             31        26
Tangible Cap/Tangible Assets          8.31       7.75           7.57      7.08
Peer Group Percentile                   40         34             31        26
Risk-Based Cap/Risk-Wt Assets        12.23      11.63          10.86     10.52
Peer Group Percentile                   15         11              6         7

ASSET QUALITY:
Risk Assets/Total Assets             10.96      12.60          15.23     14.74
Peer Group Percentile                   33         27             20        23
Risk Weighted Assts/Tot Assts        71.37      70.20          73.00     73.13
Peer Group Percentile                    1          3              3         3
Nonaccrual Loans/Gross Loans          0.14       0.30              -      0.23
Peer Group Percentile                   56         53            100        53
Repos Assets/Tot Assets               0.05       0.03           0.12      0.13
Peer Group Percentile                   43         50             32        30
90+ Day Del Loans/Gross Loans         0.21       0.08           0.05      0.03
Peer Group Percentile                   38         48             47        50
90Day P Due+NonAccr-(1-4)/LLR        33.33      34.21           7.79      9.47
Peer Group Percentile                   36         35             59        54

LIQUIDITY:
Avg Reg Liquidity Ratio               6.20       7.68           5.12      5.06
Peer Group Percentile                    7         17              3         2

PROFITABILITY:
Ret on Avg Assets Bef Ext Item        0.60       0.62           0.70     (1.18)
Peer Group Percentile                   40         41             39        18
Return on Equity Capital              7.06       7.59           9.01    (16.33)
Peer Group Percentile                   53         58             65        14
Int Earn Assets/Int Bear Liab       103.83     103.40         103.30    103.17
Peer Group Percentile                   26         23             22        20
Yield on Earning Assts                8.63       8.40           8.33      8.65
Peer Group Percentile                   86         84             81        88
Cost of Funds                         5.03       4.92           4.68      4.84
Peer Group Percentile                   47         43             55        46
Yield/Cost Spread                     3.60       3.48           3.64      3.82
Peer Group Percentile                   78         75             76        81

                                   EXHIBIT IV

FERGUSON & COMPANY                 EXHIBIT IV
------------------

ALBION FS&LA
ALBION, NY
ALBC                                         FINANCIAL HIGHLIGHTS

                                  1993       1994           1995      YTD 9/96
                                                   ($000's)
BALANCE SHEET:
Total Assets                      50,282     55,371         56,264     59,253
% Change in Assets                 21.69      10.12           1.61       5.31
Total Loans                       39,666     47,042         44,124     47,108
Deposits                          36,310     38,494         46,432     47,058
Broker Originated Deposits           -          -              -          -

CAPITAL:
Equity Capital                     4,390      4,787          4,992      4,909
Tangible Capital                   4,390      4,787          4,916      4,869
Core Capital                       4,390      4,787          4,916      4,869
Risk-Based Capital                 4,494      5,011          5,160      5,178
Equity Capital/Total Assets         8.73       8.65           8.87       8.28
Core Capital/Risk Based Assets     16.97      15.63          16.39      15.68
Core Capital/Adj Tang Assets        8.73       8.65           8.75       8.22
Tangible Cap/Tangible Assets        8.73       8.65           8.75       8.22
Risk-Based Cap/Risk-Wt Assets      17.37      16.36          17.20      16.67

PROFITABILITY:
Net Income(Loss)                     392        357            169        (87)
Ret on Avg Assets Bef Ext Item      0.86       0.68           0.29      (0.20)
Return on Average Equity           10.45       7.78           3.47      (2.31)
Net Interest Income/Avg Assets      3.51       3.83           3.27       3.46
Noninterest Income/Avg Assets       0.49       0.32           0.37       0.45
Noninterest Expense/Avg Assets      2.69       2.90           3.12       3.97
Yield/Cost Spread                   3.40       3.79           3.28       3.59

LIQUIDITY:
Int Earn Assets/Int Bear Liab     109.29     108.07         105.09     105.06
Brokered Deposits/Tot Deposits       -          -              -          -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO      1.04        0.64           0.82       0.78
Nonaccrual Loans/Gross Loans       0.86        0.46           0.73       0.23
Nonaccrual Lns/Ln Loss Reserve   281.30       99.11         131.97      44.94
Repos Assets/Tot Assets            0.07        0.06           0.04       0.19
Net Chrg-Off/Av Adj Lns           (0.02)       0.07           0.02       0.09
Non 1-4 Cons&Conv Mtg Lns/TA       4.40        4.70           4.51       4.13

FERGUSON & COMPANY                 EXHIBIT IV
------------------

CENTRAL KENTUCKY FSB
DANVILLE, KY
CKFB                                          FINANCIAL HIGHLIGHTS

                                    1993     1994           1995      YTD 9/96
                                               ($000's)
BALANCE SHEET:
Total Assets                       50,050   56,377         56,545      59,900
% Change in Assets                   3.51    12.64           0.30        5.93
Total Loans                        41,974   45,441         49,997      53,194
Deposits                           43,599   44,273         43,126      45,696
Broker Originated Deposits            -        -              -           -

CAPITAL:
Equity Capital                      5,664   11,290         12,295      12,849
Tangible Capital                    5,664   10,989         11,781      12,441
Core Capital                        5,664   10,989         11,781      12,441
Risk-Based Capital                  5,740   11,065         11,881      12,559
Equity Capital/Total Assets         11.32    20.03          21.74       21.45
Core Capital/Risk Based Assets      21.41    39.04          33.63       36.44
Core Capital/Adj Tang Assets        11.32    19.65          21.03       20.91
Tangible Cap/Tangible Assets        11.32    19.65          21.03       20.91
Risk-Based Cap/Risk-Wt Assets       21.70    39.31          33.92       36.79

PROFITABILITY:
Net Income(Loss)                      560      542            764         622
Ret on Avg Assets Bef Ext Item       1.29     1.02           1.37        1.42
Return on Average Equity            11.78     6.39           6.47        6.57
Net Interest Income/Avg Assets       3.21     2.98           3.87        3.68
Noninterest Income/Avg Assets        0.16     0.16           0.16        0.81
Noninterest Expense/Avg Assets       1.35     1.60           1.89        2.37
Yield/Cost Spread                    2.93     2.46           3.11        2.83

LIQUIDITY:
Int Earn Assets/Int Bear Liab      110.09   123.66         125.92      126.23
Brokered Deposits/Tot Deposits        -        -              -           -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO        1.41     1.48           1.09        1.65
Nonaccrual Loans/Gross Loans         0.25      -             0.00        0.63
Nonaccrual Lns/Ln Loss Reserve     136.84      -             2.00      288.14
Repos Assets/Tot Assets              0.07      -              -           -
Net Chrg-Off/Av Adj Lns               -        -              -           -
Non 1-4 Cons&Conv Mtg Lns/TA        10.59    10.51          13.09       13.81

FERGUSON & COMPANY                 EXHIBIT IV
------------------

GRINNELL FSB
GRINNELL, IA
GFSB                                           FINANCIAL HIGHLIGHTS

                                     1993        1994        1995      YTD 9/96
                                                     ($000's)
BALANCE SHEET:
Total Assets                        59,489      61,028      79,392      83,951
% Change in Assets                   18.60        2.59       30.09        5.74
Total Loans                         36,501      49,805      65,255      74,784
Deposits                            51,196      43,412      47,780      54,895
Broker Originated Deposits            --          --          --          --

CAPITAL:
Equity Capital                       4,194       6,779       7,725       8,397
Tangible Capital                     4,167       6,779       7,776       8,444
Core Capital                         4,167       6,779       7,776       8,444
Risk-Based Capital                   4,534       7,179       8,180       9,045
Equity Capital/Total Assets           7.05       11.11        9.73       10.00
Core Capital/Risk Based Assets       14.22       20.40       17.53       17.61
Core Capital/Adj Tang Assets          7.01       11.11        9.79       10.05
Tangible Cap/Tangible Assets          7.01       11.11        9.79       10.05
Risk-Based Cap/Risk-Wt Assets        15.47       21.60       18.45       18.86

PROFITABILITY:
Net Income(Loss)                       411         534         670         515
Ret on Avg Assets Bef Ext Item        0.84        0.89        0.97        0.85
Return on Average Equity             11.51        9.73        9.28        8.45
Net Interest Income/Avg Assets        2.76        3.05        2.88        3.22
Noninterest Income/Avg Assets         0.26        0.32        0.28        0.39
Noninterest Expense/Avg Assets        1.63        1.96        1.70        2.12
Yield/Cost Spread                     2.57        2.80        2.43        2.84

LIQUIDITY:
Int Earn Assets/Int Bear Liab       105.79      111.62      109.57      110.41
Brokered Deposits/Tot Deposits         --          --          --          --

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO         1.44        0.17        0.13        1.84
Nonaccrual Loans/Gross Loans           --         0.06        0.13        1.81
Nonaccrual Lns/Ln Loss Reserve         --         7.25       21.29      201.02
Repos Assets/Tot Assets               0.38        0.05       - -          --
Net Chrg-Off/Av Adj Lns               0.42         --         0.01        0.00
Non 1-4 Cons&Conv Mtg Lns/TA         16.42       24.31       24.69       24.80

FERGUSON & COMPANY                 EXHIBIT IV
------------------

KENLY SVG BK SSB
KENLY, NC
KSAV                                             FINANCIAL HIGHLIGHTS

                                    1993        1994         1995      YTD 9/96
                                                    ($000's)
BALANCE SHEET:
Total Assets                       82,838      79,607       87,228      95,973
% Change in Assets                  12.95       (3.90)        9.57       10.03
Securities-Book Value               9,041      11,481       11,022       9,803
Securities-Fair Value               9,095      11,323       11,022       9,806
Total Loans & Leases               60,566      63,965       70,312      79,349
Total Deposits                     68,130      66,457       71,301      78,086
Loan/Deposit Ratio                  88.90       96.25        98.61      101.62
Provision for Loan Losses              71          12           10          63

CAPITAL:
Equity Capital                     10,504      11,758       12,291      12,724
Total Qualifying Capital(Est)      10,683      11,859       12,147      12,615
Equity Capital/Average Assets       13.45       14.48        14.21       13.37
Tot Qual Cap/Rk Bsd Asts(Est)       26.17       27.70        26.00       26.52
Tier 1 Cap/Rsk Bsed Asts(Est)       25.65       27.18        25.50       25.89
T1 Cap/Avg Assets(Lev Est)          14.15       14.30        13.22       12.43
Dividends Declared/Net Income         --          --         75.53       28.68

PROFITABILITY:
Net Income(Loss)                      550       1,151          993         523
Return on Average Assets             0.70        1.42         1.15        0.73
Return on Average Equity Cap         6.53       10.34         8.03        5.55
Net Interest Margin                  3.96        4.01         4.04        3.79
Net Int Income/Avg Assets            3.98        4.07         3.80        3.61
Noninterest Income/Avg Assets        0.07        0.08         0.10        0.13
Noninterest Exp/Avg Assets           2.86        1.88         2.04        2.50

ASSET QUALITY:
NPL+Frcl RE/Lns+Frcl RE              0.55        0.22         0.35        0.94
NPA's/Equity + LLR                   3.13        1.17         1.96        5.75
LLR/Nonperf & Restrcd Lns           75.63      159.29        95.10       55.53
Foreclosed RE/Total Assets           0.07         --           --         0.22
90+ Day Del Loans/Total Loans         --          --           --          --
Loan Loss Reserves/Total Lns         0.35        0.35         0.33        0.37
Net Charge-Offs/Average Loans         --          --           --          --
Dom Risk R/E Lns/Tot Dom Lns         1.61        5.50         4.36        6.43

LIQUIDITY:
Brokered Dep/Total Dom Deps           --          --           --          --
$100M+ Time Dep/Total Dom Dep       13.68       12.71        15.25       17.07
Int Earn Assets/Int Bear Liab      122.66      118.42       118.71      116.94
Pledged Sec/Total Sec                1.11        2.61         2.72        4.08
Fair Value Sec/Amort Cost Sec      100.60       99.99       105.54      106.95

FERGUSON & COMPANY                 EXHIBIT IV
------------------

LOGANSPORT SAVINGS BANK, FSB
LOGANSPORT, IN
LOGN                                           FINANCIAL HIGHLIGHTS

                                     1993        1994       1995       YTD 9/96
                                                     ($000's)
BALANCE SHEET:
Total Assets                        56,229      59,452      70,750      76,313
% Change in Assets                   14.46        5.73       19.00        7.86
Total Loans                         38,014      43,691      49,058      55,882
Deposits                            49,558      51,202      52,502      55,933
Broker Originated Deposits             --          --          --          --

CAPITAL:
Equity Capital                       6,397       6,935      16,672      16,477
Tangible Capital                     6,397       7,131      16,671      16,705
Core Capital                         6,397       7,131      16,671      16,705
Risk-Based Capital                   6,598       7,337      16,894      16,938
Equity Capital/Total Assets          11.38       11.66       23.56       21.59
Core Capital/Risk Based Assets       17.30       21.31       42.94       41.06
Core Capital/Adj Tang Assets         11.38       11.93       23.56       21.82
Tangible Cap/Tangible Assets         11.38       11.93       23.56       21.82
Risk-Based Cap/Risk-Wt Assets        17.84       21.93       43.51       41.64

PROFITABILITY:
Net Income(Loss)                       777         734         851         587
Ret on Avg Assets Bef Ext Item        1.39        1.27        1.30        1.07
Return on Average Equity             12.22       11.01        6.67        4.73
Net Interest Income/Avg Assets        3.72        3.27        3.18        3.55
Noninterest Income/Avg Assets         0.33        0.30        0.48        0.36
Noninterest Expense/Avg Assets        1.64        1.66        1.57        2.23
Yield/Cost Spread                     3.50        3.09        2.56        2.80

LIQUIDITY:
Int Earn Assets/Int Bear Liab       109.15      108.43      125.00      123.15
Brokered Deposits/Tot Deposits         --          --          --          --

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO         1.27        0.64        0.63        0.51
Nonaccrual Loans/Gross Loans           --          --          --          --
Nonaccrual Lns/Ln Loss Reserve         --          --          --          --
Repos Assets/Tot Assets                --          --          --          --
Net Chrg-Off/Av Adj Lns                --          --         0.01       (0.00)
Non 1-4 Cons&Conv Mtg Lns/TA          4.91        3.71        5.36        7.67

FERGUSON & COMPANY                 EXHIBIT IV
------------------

COMMUNITY FS&LA
LITTLE FALLS, MN
MIVI                                          FINANCIAL HIGHLIGHTS

                                  1993        1994           1995      YTD 9/96
                                                   ($000's)
BALANCE SHEET:
Total Assets                     64,942      62,111         69,212     69,988
% Change in Assets                (2.47)      (4.36)         11.43       1.12
Total Loans                      44,315      44,310         43,438     43,494
Deposits                         58,783      55,312         54,689     56,594
Broker Originated Deposits          -           -              -          -

CAPITAL:
Equity Capital                    5,646       6,137         10,912     10,643
Tangible Capital                  5,634       6,043         10,692     10,404
Core Capital                      5,634       6,043         10,692     10,404
Risk-Based Capital                5,985       6,419         11,092     10,834
Equity Capital/Total Assets        8.69        9.88          15.77      15.21
Core Capital/Risk Based Assets    17.01       18.90          32.13      30.46
Core Capital/Adj Tang Assets       8.68        9.74          15.50      14.92
Tangible Cap/Tangible Assets       8.68        9.74          15.50      14.92
Risk-Based Cap/Risk-Wt Assets     18.07       20.08          33.33      31.72

PROFITABILITY:
Net Income(Loss)                    748         414            837        338
Ret on Avg Assets Bef Ext Item     1.14        0.65           1.22       0.65
Return on Average Equity          14.19        7.03           8.46       4.20
Net Interest Income/Avg Assets     3.25        3.40           3.63       3.45
Noninterest Income/Avg Assets      0.39        0.40           0.53       0.47
Noninterest Expense/Avg Assets     2.05        2.40           2.17       2.84
Yield/Cost Spread                  3.06        3.23           3.21       2.93

LIQUIDITY:
Int Earn Assets/Int Bear Liab    108.19      108.61         115.61     116.43
Brokered Deposits/Tot Deposits      -           -              -          -

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO      0.55        0.09           0.22       0.14
Nonaccrual Loans/Gross Loans       0.01        0.05            -         0.04
Nonaccrual Lns/Ln Loss Reserve     0.58        2.06            -         1.94
Repos Assets/Tot Assets            0.11         -             0.02        -
Net Chrg-Off/Av Adj Lns            0.19       (0.03)          0.33       0.02
Non 1-4 Cons&Conv Mtg Lns/TA       4.64        5.96           2.47       3.03

FERGUSON & COMPANY                 EXHIBIT IV
------------------

NORTHWEST SVGS BK
AMERY, WI
NWEQ                                        FINANCIAL HIGHLIGHTS

                                    1993        1994        1995      YTD 9/96
                                                    ($000's)
BALANCE SHEET:
Total Assets                       61,962      66,921      83,030      95,524
% Change in Assets                     --        8.00       24.07       15.05
Securities-Book Value               5,404       4,274       9,000      11,341
Securities-Fair Value               5,404       4,234       9,138      11,256
Total Loans & Leases               51,702      58,164      69,239      77,468
Total Deposits                     49,108      51,817      58,825      62,518
Loan/Deposit Ratio                 105.28      112.25      117.70      123.91
Provision for Loan Losses             203          17          24          37

CAPITAL:
Equity Capital                      4,479       8,368       9,384       7,178
Total Qualifying Capital(Est)       4,945       8,960       9,832       7,652
Equity Capital/Average Assets        7.23       12.99       12.78        8.13
Tot Qual Cap/Rk Bsd Asts(Est)       12.50       20.50       18.24       12.66
Tier 1 Cap/Rsk Bsed Asts(Est)       11.33       19.51       17.43       11.92
T1 Cap/Avg Assets(Lev Est)           7.30       12.95       11.59        7.69
Dividends Declared/Net Income          --          --          --      556.25

PROFITABILITY:
Net Income(Loss)                      531         655         865         480
Return on Average Assets             0.86        1.02        1.18        0.72
Return on Average Equity Cap        11.86       10.20        9.75        7.68
Net Interest Margin                  3.68        3.91        4.12        3.75
Net Int Income/Avg Assets            3.57        3.81        3.95        3.56
Noninterest Income/Avg Assets        0.80        0.65        0.64        0.60
Noninterest Exp/Avg Assets           2.80        2.70        2.56        2.86

ASSET QUALITY:
NPL+Frcl RE/Lns+Frcl RE              0.16        0.88        0.63        1.34
NPA's/Equity + LLR                   1.64        5.85        4.45       13.68
LLR/Nonperf & Restrcd Lns        5,177.78       93.29      140.06       50.97
Foreclosed RE/Total Assets           0.12        0.08        0.15        0.17
90+ Day Del Loans/Total Loans        0.00       --           0.00        0.00
Loan Loss Reserves/Total Lns         0.90        0.74        0.63        0.58
Net Charge-Offs/Average Loans        0.05        0.09        0.03        0.04
Dom Risk R/E Lns/Tot Dom Lns        12.48       12.14       14.69       13.99

LIQUIDITY:
Brokered Dep/Total Dom Deps            --          --          --          --
$100M+ Time Dep/Total Dom Dep        2.56        9.74        3.76        5.30
Int Earn Assets/Int Bear Liab      108.29      114.78      112.50      108.61
Pledged Sec/Total Sec               30.81       22.70       45.34       29.95
Fair Value Sec/Amort Cost Sec      100.00       93.32      101.35       98.84

FERGUSON & COMPANY                 EXHIBIT IV
------------------

STATE FS&LA OF DES MOINES
DES MOINES, IA
SFFC                                            FINANCIAL HIGHLIGHTS

                                     1993        1994        1995      YTD 9/96
                                                     ($000's)
BALANCE SHEET:
Total Assets                        64,900      64,977      71,246      78,034
% Change in Assets                   12.09        0.12        9.65        9.53
Total Loans                         47,643      54,307      60,444      65,991
Deposits                            53,460      46,043      46,201      46,985
Broker Originated Deposits              --          --         396       1,584

CAPITAL:
Equity Capital                       6,699      10,101      10,067      10,596
Tangible Capital                     6,439       9,641       9,537      10,145
Core Capital                         6,439       9,641       9,537      10,145
Risk-Based Capital                   6,621       9,845       9,765      10,391
Equity Capital/Total Assets          10.32       15.55       14.13       13.58
Core Capital/Risk Based Assets       19.52       27.98       24.47       22.20
Core Capital/Adj Tang Assets         10.02       15.14       13.63       13.19
Tangible Cap/Tangible Assets         10.02       15.14       13.63       13.19
Risk-Based Cap/Risk-Wt Assets        20.08       28.57       25.05       22.74

PROFITABILITY:
Net Income(Loss)                       762         803         729         481
Ret on Avg Assets Bef Ext Item        1.34        1.24        1.07        0.87
Return on Average Equity             12.96        9.56        6.99        6.18
Net Interest Income/Avg Assets        3.65        3.83        3.46        3.38
Noninterest Income/Avg Assets         0.29        0.28        0.35        0.43
Noninterest Expense/Avg Assets        1.77        2.05        2.02        2.45
Yield/Cost Spread                     3.44        3.51        2.90        2.95

LIQUIDITY:
Int Earn Assets/Int Bear Liab       109.30      117.65      114.08      111.28
Brokered Deposits/Tot Deposits          --          --        0.86        3.37

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO         0.55        0.22        0.64        1.56
Nonaccrual Loans/Gross Loans          0.08        0.21          --        0.51
Nonaccrual Lns/Ln Loss Reserve       21.43       57.84          --      143.09
Repos Assets/Tot Assets               0.23          --          --          --
Net Chrg-Off/Av Adj Lns               0.00        0.07          --          --
Non 1-4 Cons&Conv Mtg Lns/TA         24.18       28.11       27.78       28.37

FERGUSON & COMPANY                 EXHIBIT IV
------------------

SOBIESKI FS&LA
SOUTH BEND, IN
SOBI                                           FINANCIAL HIGHLIGHTS

                                     1993        1994        1995     YTD 9/96
                                                     ($000's)
BALANCE SHEET:
Total Assets                        73,723      70,694       72,595     77,333
% Change in Assets                    3.36       (4.11)        2.69       6.53
Total Loans                         48,723      49,594       45,893     51,288
Deposits                            67,996      64,309       61,399     60,649
Broker Originated Deposits              --          --           --         --

CAPITAL:
Equity Capital                       5,287       5,917       10,002      9,165
Tangible Capital                     5,287       5,917        9,964      9,166
Core Capital                         5,287       5,917        9,964      9,166
Risk-Based Capital                   5,487       6,117       10,164      9,366
Equity Capital/Total Assets           7.17        8.37        13.78      11.85
Core Capital/Risk Based Assets       17.87       19.89        35.15      27.91
Core Capital/Adj Tang Assets          7.17        8.37        13.73      11.85
Tangible Cap/Tangible Assets          7.17        8.37        13.73      11.85
Risk-Based Cap/Risk-Wt Assets        18.54       20.56        35.86      28.52

PROFITABILITY:
Net Income(Loss)                       790         686          363        (25)
Ret on Avg Assets Bef Ext Item        1.09        0.95         0.55      (0.04)
Return on Average Equity             16.15       12.25         4.27      (0.34)
Net Interest Income/Avg Assets        3.72        3.53         2.94       2.88
Noninterest Income/Avg Assets         0.18        0.22         0.23       0.27
Noninterest Expense/Avg Assets        2.12        2.20         2.33       3.21
Yield/Cost Spread                     3.63        3.45         2.69       2.64

LIQUIDITY:
Int Earn Assets/Int Bear Liab       105.08      105.04       109.97     108.49
Brokered Deposits/Tot Deposits          --          --           --         --

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO         0.91        0.30         0.17       0.19
Nonaccrual Loans/Gross Loans            --          --           --         --
Nonaccrual Lns/Ln Loss Reserve          --          --           --         --
Repos Assets/Tot Assets                 --        0.05         0.02         --
Net Chrg-Off/Av Adj Lns                 --          --           --         --
Non 1-4 Cons&Conv Mtg Lns/TA          0.53        0.50         3.57       3.01

FERGUSON & COMPANY                 EXHIBIT IV
------------------

FIRST FEDERAL OF THE SOUTH
SYLACAUGA, AL
SZB                                             FINANCIAL HIGHLIGHTS

                                     1993        1994        1995      YTD 9/96
                                                     ($000's)
BALANCE SHEET:
Total Assets                        80,094       83,109      84,825      89,147
% Change in Assets                   (3.04)        3.76        2.06        5.10
Total Loans                         44,659       50,193      55,220      62,871
Deposits                            66,127       68,743      65,110      64,145
Broker Originated Deposits              --           --          --          --

CAPITAL:
Equity Capital                       7,219        7,606      11,681      11,922
Tangible Capital                     7,219        7,606      11,041      11,246
Core Capital                         7,219        7,606      11,041      11,246
Risk-Based Capital                   7,393        7,805      11,243      11,448
Equity Capital/Total Assets           9.01         9.15       13.77       13.37
Core Capital/Risk Based Assets       22.40        21.51       24.82       23.11
Core Capital/Adj Tang Assets          9.01         9.15       13.12       12.71
Tangible Cap/Tangible Assets          9.01         9.15       13.12       12.71
Risk-Based Cap/Risk-Wt Assets        22.94        22.08       25.27       23.53

PROFITABILITY:
Net Income(Loss)                       808          333         625         171
Ret on Avg Assets Bef Ext Item        0.99         0.41        0.74        0.26
Return on Average Equity             11.88         4.49        5.80        1.92
Net Interest Income/Avg Assets        3.34         3.52        3.46        3.50
Noninterest Income/Avg Assets         0.77         0.78        1.37        0.96
Noninterest Expense/Avg Assets        2.58         3.49        3.62        4.09
Yield/Cost Spread                     3.32         3.50        3.10        3.11

LIQUIDITY:
Int Earn Assets/Int Bear Liab       105.47       106.07      112.86      114.81
Brokered Deposits/Tot Deposits          --           --          --          --

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO         1.63         0.91        0.69        0.87
Nonaccrual Loans/Gross Loans          0.29         0.41        0.22        0.29
Nonaccrual Lns/Ln Loss Reserve       67.19        98.68       51.50       81.20
Repos Assets/Tot Assets               0.18           --        0.03          --
Net Chrg-Off/Av Adj Lns               0.40        (0.32)       0.26        0.03
Non 1-4 Cons&Conv Mtg Lns/TA          0.97         0.06        0.05        0.05

                                   EXHIBIT V

FERGUSON & COMPANY       Exhibit V - Selected Publicly Traded Thrifts
------------------

                                                                                  Deposit                       Current   Current
                                                                                  Insurance                       Stock    Market
                                                                                  Agency                          Price     Value
Ticker    Short Name                       City                 State     Region  (BIF/SAIF) Exchange  IPO Date     ($)      ($M)

AADV      Advantage Bancorp, Inc.          Kenosha              WI        MW      SAIF       NASDAQ    03/23/92  35.500    116.27
ABBK      Abington Bancorp, Inc.           Abington             MA        NE      BIF        NASDAQ    06/10/86  21.500     40.70
ABCL      Alliance Bancorp, Inc.           Hinsdale             IL        MW      SAIF       NASDAQ    07/07/92  30.875    164.68
ABCW      Anchor BanCorp Wisconsin         Madison              WI        MW      SAIF       NASDAQ    07/16/92  46.750    216.03
AFCB      Affiliated Community Bancorp     Waltham              MA        NE      SAIF       NASDAQ    10/19/95  25.125    129.37
AFFFZ     America First Financial Fund     San Francisco        CA        WE      SAIF       NASDAQ          NA  32.625    196.10
AHM       Ahmanson & Company (H.F.)        Irwindale            CA        WE      SAIF       NYSE      10/25/72  41.375  4,226.58
ALBK      ALBANK Financial Corporation     Albany               NY        MA      SAIF       NASDAQ    04/01/92  36.375    469.63
ANBK      American National Bancorp        Baltimore            MD        MA      SAIF       NASDAQ    10/31/95  13.000     46.85
ANDB      Andover Bancorp, Inc.            Andover              MA        NE      BIF        NASDAQ    05/08/86  28.000    143.75
ASBI      Ameriana Bancorp                 New Castle           IN        MW      SAIF       NASDAQ    03/02/87  16.250     53.48
ASBP      ASB Financial Corp.              Portsmouth           OH        MW      SAIF       NASDAQ    05/11/95  11.500     19.80
ASFC      Astoria Financial Corporation    Lake Success         NY        MA      SAIF       NASDAQ    11/18/93  42.000    901.86
BANC      BankAtlantic Bancorp, Inc.       Fort Lauderdale      FL        SE      SAIF       NASDAQ    11/29/83  16.500    311.16
BDJI      First Federal Bancorporation     Bemidji              MN        MW      SAIF       NASDAQ    04/04/95  18.500     12.96
BFD       BostonFed Bancorp, Inc.          Burlington           MA        NE      SAIF       AMSE      10/24/95  16.500    103.30
BFSB      Bedford Bancshares, Inc.         Bedford              VA        SE      SAIF       NASDAQ    08/22/94  19.250     22.02
BKC       American Bank of Connecticut     Waterbury            CT        NE      BIF        AMSE      12/01/81  30.375     69.65
BKCT      Bancorp Connecticut, Inc.        Southington          CT        NE      BIF        NASDAQ    07/03/86  21.750     55.91
BKUNA     BankUnited Financial Corp.       Coral Gables         FL        SE      SAIF       NASDAQ    12/11/85  10.000     85.24
BSBC      Branford Savings Bank            Branford             CT        NE      BIF        NASDAQ    11/04/86   4.000     20.72
BVFS      Bay View Capital Corp.           San Mateo            CA        WE      SAIF       NASDAQ    05/09/86  56.375    376.28
BWFC      Bank West Financial Corp.        Grand Rapids         MI        MW      SAIF       NASDAQ    03/30/95  11.750     21.38
CAFI      Camco Financial Corp.            Cambridge            OH        MW      SAIF       NASDAQ          NA  16.000     49.01
CAPS      Capital Savings Bancorp, Inc.    Jefferson City       MO        MW      SAIF       NASDAQ    12/29/93  14.000     26.49
CARV      Carver Bancorp, Inc.             New York             NY        MA      SAIF       NASDAQ    10/25/94   9.875     22.85
CASB      Cascade Financial Corp.          Everett              WA        WE      SAIF       NASDAQ    09/16/92  16.375     33.62
CASH      First Midwest Financial, Inc.    Storm Lake           IA        MW      SAIF       NASDAQ    09/20/93  17.000     49.24
CBCI      Calumet Bancorp, Inc.            Dolton               IL        MW      SAIF       NASDAQ    02/20/92  36.250     84.79
CBIN      Community Bank Shares            New Albany           IN        MW      SAIF       NASDAQ    04/10/95  13.750     27.28
CBNH      Community Bankshares, Inc.       Concord              NH        NE      BIF        NASDAQ    05/08/86  22.750     55.71
CBSA      Coastal Bancorp, Inc.            Houston              TX        SW      SAIF       NASDAQ          NA  26.500    131.62
CBSB      Charter Financial, Inc.          Sparta               IL        MW      SAIF       NASDAQ    12/29/95  15.875     67.52
CEBK      Central Co-operative Bank        Somerville           MA        NE      BIF        NASDAQ    10/24/86  18.125     35.62
CENF      CENFED Financial Corp.           Pasadena             CA        WE      SAIF       NASDAQ    10/25/91  33.750    173.97
CFB       Commercial Federal Corporation   Omaha                NE        MW      SAIF       NYSE      12/31/84  36.125    776.34
CFCP      Coastal Financial Corp.          Myrtle Beach         SC        SE      SAIF       NASDAQ    09/26/90  25.500     88.03
CFFC      Community Financial Corp.        Staunton             VA        SE      SAIF       NASDAQ    03/30/88  22.250     28.31
CFSB      CFSB Bancorp, Inc.               Lansing              MI        MW      SAIF       NASDAQ    06/22/90  20.380     95.91
CFX       CFX Corporation                  Keene                NH        NE      BIF        AMSE      02/12/87  16.875    219.05
CIBI      Community Investors Bancorp      Bucyrus              OH        MW      SAIF       NASDAQ    02/07/95  17.500     11.08
CKFB      CKF Bancorp, Inc.                Danville             KY        MW      SAIF       NASDAQ    01/04/95  18.750     17.39
CMRN      Cameron Financial Corp           Cameron              MO        MW      SAIF       NASDAQ    04/03/95  16.500     47.01
CMSV      Community Savings, MHC           North Palm Beach     FL        SE      SAIF       NASDAQ    10/24/94  19.750     96.97
CNIT      CENIT Bancorp, Inc.              Norfolk              VA        SE      SAIF       NASDAQ    08/06/92  44.500     72.69
CNSK      Covenant Bank for Savings        Haddonfield          NJ        MA      BIF        NASDAQ          NA  13.625     37.36
COFI      Charter One Financial            Cleveland            OH        MW      SAIF       NASDAQ    01/22/88  46.625  2,165.39
CSA       Coast Savings Financial          Los Angeles          CA        WE      SAIF       NYSE      12/23/85  46.625    866.51
CTBK      Center Banks Incorporated        Skaneateles          NY        MA      BIF        NASDAQ    06/02/86  19.500     18.49
CTZN      CitFed Bancorp, Inc.             Dayton               OH        MW      SAIF       NASDAQ    01/23/92  34.250    294.02
CVAL      Chester Valley Bancorp Inc.      Downingtown          PA        MA      SAIF       NASDAQ    03/27/87  21.500     35.13
CZF       CitiSave Financial Corp          Baton Rouge          LA        SW      SAIF       AMSE      07/14/95  13.750     13.23
DFIN      Damen Financial Corp.            Schaumburg           IL        MW      SAIF       NASDAQ    10/02/95  14.500     54.68
DIBK      Dime Financial Corp.             Wallingford          CT        NE      BIF        NASDAQ    07/09/86  20.750    106.43
DME       Dime Bancorp, Inc.               New York             NY        MA      BIF        NYSE      08/19/86  17.250  1,806.83
DNFC      D & N Financial Corp.            Hancock              MI        MW      SAIF       NASDAQ    02/13/85  18.125    151.31
DSL       Downey Financial Corp.           Newport Beach        CA        WE      SAIF       NYSE      01/01/71  23.250    591.92
EBSI      Eagle Bancshares                 Tucker               GA        SE      SAIF       NASDAQ    04/01/86  16.500     75.11
EFBI      Enterprise Federal Bancorp       West Chester         OH        MW      SAIF       NASDAQ    10/17/94  15.125     30.64

FERGUSON & COMPANY       Exhibit V - Selected Publicly Traded Thrifts
------------------

                                                                                  Deposit                       Current   Current
                                                                                  Insurance                       Stock    Market
                                                                                  Agency                          Price     Value
Ticker    Short Name                       City                 State     Region  (BIF/SAIF) Exchange  IPO Date     ($)      ($M)


EGFC      Eagle Financial Corp.            Bristol              CT        NE      SAIF       NASDAQ     02/03/87  29.500    134.06
EIRE      Emerald Isle Bancorp, Inc.       Quincy               MA        NE      BIF        NASDAQ     09/08/86  19.250     42.56
EQSB      Equitable Federal Savings Bank   Wheaton              MD        MA      SAIF       NASDAQ     09/10/93  32.750     19.65
ESBK      Elmira Savings Bank (The)        Elmira               NY        MA      BIF        NASDAQ     03/01/85  19.000     13.43
FBBC      First Bell Bancorp, Inc.         Pittsburgh           PA        MA      SAIF       NASDAQ     06/29/95  15.875    123.16
FBCI      Fidelity Bancorp, Inc.           Chicago              IL        MW      SAIF       NASDAQ     12/15/93  19.688     54.86
FBHC      Fort Bend Holding Corp.          Rosenberg            TX        SW      SAIF       NASDAQ     06/30/93  23.250     19.07
FBSI      First Bancshares, Inc.           Mountain Grove       MO        MW      SAIF       NASDAQ     12/22/93  19.250     23.01
FCIT      First Citizens Financial Corp.   Gaithersburg         MD        MA      SAIF       NASDAQ     12/17/86  22.000     64.63
FCME      First Coastal Corporation        Westbrook            ME        NE      BIF        NASDAQ           NA  8.750     11.88
FDEF      First Defiance Financial         Defiance             OH        MW      SAIF       NASDAQ     10/02/95  13.125    124.31
FED       FirstFed Financial Corp.         Santa Monica         CA        WE      SAIF       NYSE       12/16/83  26.375    277.72
FESX      First Essex Bancorp, Inc.        Andover              MA        NE      BIF        NASDAQ     08/04/87  15.438    114.57
FFBI      First Financial Bancorp, Inc.    Belvidere            IL        MW      SAIF       NASDAQ     10/04/93  16.500      7.47
FFBS      FFBS BanCorp, Inc.               Columbus             MS        SE      SAIF       NASDAQ     07/01/93  22.000     34.44
FFBZ      First Federal Bancorp, Inc.      Zanesville           OH        MW      SAIF       NASDAQ     07/13/92  17.500     27.51
FFCH      First Financial Holdings Inc.    Charleston           SC        SE      SAIF       NASDAQ     11/10/83  27.000    170.24
FFES      First Federal of East Hartford   East Hartford        CT        NE      SAIF       NASDAQ     06/23/87  25.750     67.63
FFFC      FFVA Financial Corp.             Lynchburg            VA        SE      SAIF       NASDAQ     10/12/94  24.250    113.79
FFFG      F.F.O. Financial Group, Inc.     St. Cloud            FL        SE      SAIF       NASDAQ     10/13/88   3.750     31.61
FFFL      Fidelity Bankshares Inc., MHC    West Palm Beach      FL        SE      SAIF       NASDAQ     01/07/94  18.375    123.93
FFHC      First Financial Corp.            Stevens Point        WI        MW      SAIF       NASDAQ     12/24/80  26.375    970.67
FFHH      FSF Financial Corp.              Hutchinson           MN        MW      SAIF       NASDAQ     10/07/94  17.125     55.32
FFHS      First Franklin Corporation       Cincinnati           OH        MW      SAIF       NASDAQ     01/26/88  17.000     19.66
FFIC      Flushing Financial Corp.         Flushing             NY        MA      BIF        NASDAQ     11/21/95  18.625    153.67
FFKY      First Federal Financial Corp.    Elizabethtown        KY        MW      SAIF       NASDAQ     07/15/87  20.000     83.64
FFLC      FFLC Bancorp, Inc.               Leesburg             FL        SE      SAIF       NASDAQ     01/04/94  26.625     64.90
FFSL      First Independence Corp.         Independence         KS        MW      SAIF       NASDAQ     10/08/93  12.250     12.96
FFSW      FirstFederal Financial Svcs      Wooster              OH        MW      SAIF       NASDAQ     03/31/87  37.750    136.92
FFSX      First Fed SB of Siouxland, MHC   Sioux City           IA        MW      SAIF       NASDAQ     07/13/92  30.000     56.50
FFWC      FFW Corp.                        Wabash               IN        MW      SAIF       NASDAQ     04/05/93  25.375     17.81
FFWD      Wood Bancorp, Inc.               Bowling Green        OH        MW      SAIF       NASDAQ     08/31/93  15.750     23.51
FFYF      FFY Financial Corp.              Youngstown           OH        MW      SAIF       NASDAQ     06/28/93  25.125    108.51
FGHC      First Georgia Holding, Inc.      Brunswick            GA        SE      SAIF       NASDAQ     02/11/87   7.500     22.89
FIBC      Financial Bancorp, Inc.          Long Island City     NY        MA      SAIF       NASDAQ     08/17/94  17.940     31.35
FISB      First Indiana Corporation        Indianapolis         IN        MW      SAIF       NASDAQ     08/02/83  28.250    234.57
FKFS      First Keystone Financial         Media                PA        MA      SAIF       NASDAQ     01/26/95  22.250     27.32
FLFC      First Liberty Financial Corp.    Macon                GA        SE      SAIF       NASDAQ     12/06/83  22.000    156.87
FMCO      FMS Financial Corporation        Burlington           NJ        MA      SAIF       NASDAQ     12/14/88  19.750     47.26
FMSB      First Mutual Savings Bank        Bellevue             WA        WE      BIF        NASDAQ     12/17/85  20.250     49.68
FNGB      First Northern Capital Corp.     Green Bay            WI        MW      SAIF       NASDAQ     12/29/83  19.000     83.36
FOBC      Fed One Bancorp                  Wheeling             WV        SE      SAIF       NASDAQ     01/19/95  19.125     47.02
FRC       First Republic Bancorp           San Francisco        CA        WE      BIF        NYSE             NA  23.875    183.26
FSBI      Fidelity Bancorp, Inc.           Pittsburgh           PA        MA      SAIF       NASDAQ     06/24/88  23.875     33.01
FSFC      First Southeast Financial Corp   Anderson             SC        SE      SAIF       NASDAQ     10/08/93  10.750     47.17
FSLA      First Savings Bank, MHC          Edison               NJ        MA      SAIF       NASDAQ     07/10/92  21.250    152.69
FSPG      First Home Bancorp, Inc.         Pennsville           NJ        MA      SAIF       NASDAQ     04/20/87  18.875     51.12
FSTC      First Citizens Corporation       Newnan               GA        SE      SAIF       NASDAQ     03/01/86  24.750     40.03
FTF       Texarkana First Financial Corp   Texarkana            AR        SE      SAIF       AMSE       07/07/95  17.000     31.16
FTFC      First Federal Capital Corp.      La Crosse            WI        MW      SAIF       NASDAQ     11/02/89  28.750    176.15
FTSB      Fort Thomas Financial Corp.      Fort Thomas          KY        MW      SAIF       NASDAQ     06/28/95  11.750     18.49
FWWB      First SB of Washington Bancorp   Walla Walla          WA        WE      SAIF       NASDAQ     11/01/95  19.750    208.74
GBCI      Glacier Bancorp, Inc.            Kalispell            MT        WE      SAIF       NASDAQ     03/30/84  24.500     82.72
GDW       Golden West Financial            Oakland              CA        WE      SAIF       NYSE       05/29/59  68.375  3,920.79
GFCO      Glenway Financial Corp.          Cincinnati           OH        MW      SAIF       NASDAQ     11/30/90  22.500     26.72
GFSB      GFS Bancorp, Inc.                Grinnell             IA        MW      SAIF       NASDAQ     01/06/94  22.250     11.07
GLN       Glendale Federal Bank, FSB       Glendale             CA        WE      SAIF       NYSE       10/01/83  26.125  1,301.25
GPT       GreenPoint Financial Corp.       New York             NY        MA      BIF        NYSE       01/28/94  58.500  2,777.64
GRTR      Greater New York Savings Bank    New York             NY        MA      BIF        NASDAQ     06/17/87  15.875    214.86

FERGUSON & COMPANY       Exhibit V - Selected Publicly Traded Thrifts
------------------

                                                                                  Deposit                       Current   Current
                                                                                  Insurance                       Stock    Market
                                                                                  Agency                          Price     Value
Ticker    Short Name                       City                 State     Region  (BIF/SAIF) Exchange  IPO Date     ($)      ($M)

GSBC      Great Southern Bancorp, Inc.     Springfield          MO        MW      SAIF       NASDAQ     12/14/89  17.250    141.05
GSLC      Guaranty Financial Corp.         Charlottesville      VA        SE      SAIF       NASDAQ           NA   9.750      9.01
GTFN      Great Financial Corporation      Louisville           KY        MW      SAIF       NASDAQ     03/31/94  32.125    453.50
GUPB      GFSB Bancorp, Inc.               Gallup               NM        SW      SAIF       NASDAQ     06/30/95  16.250     14.65
GWBC      Gateway Bancorp, Inc.            Catlettsburg         KY        MW      SAIF       NASDAQ     01/18/95  14.375     15.46
HALL      Hallmark Capital Corp.           West Allis           WI        MW      SAIF       NASDAQ     01/03/94  19.125     27.60
HARB      Harbor Federal Savings Bk, MHC   Fort Pierce          FL        SE      SAIF       NASDAQ     01/06/94  38.000    187.68
HARL      Harleysville Savings Bank        Harleysville         PA        MA      SAIF       NASDAQ     08/04/87  21.250     34.61
HAVN      Haven Bancorp, Inc.              Woodhaven            NY        MA      SAIF       NASDAQ     09/23/93  33.000    142.74
HBFW      Home Bancorp                     Fort Wayne           IN        MW      SAIF       NASDAQ     03/30/95  19.750     52.39
HBNK      Highland Federal Bank FSB        Burbank              CA        WE      SAIF       NASDAQ           NA  22.625     51.95
HBS       Haywood Bancshares, Inc.         Waynesville          NC        SE      BIF        AMSE       12/18/87  16.750     20.11
HFFB      Harrodsburg First Fin Bancorp    Harrodsburg          KY        MW      SAIF       NASDAQ     10/04/95  15.750     31.98
HFFC      HF Financial Corp.               Sioux Falls          SD        MW      SAIF       NASDAQ     04/08/92  19.500     56.75
HFGI      Harrington Financial Group       Richmond             IN        MW      SAIF       NASDAQ           NA  10.500     34.20
HFSA      Hardin Bancorp, Inc.             Hardin               MO        MW      SAIF       NASDAQ     09/29/95  14.375     13.73
HHFC      Harvest Home Financial Corp.     Cheviot              OH        MW      SAIF       NASDAQ     10/10/94  11.000     10.28
HIFS      Hingham Instit. for Savings      Hingham              MA        NE      BIF        NASDAQ     12/20/88  18.625     24.17
HMCI      HomeCorp, Inc.                   Rockford             IL        MW      SAIF       NASDAQ     06/22/90  20.000     22.58
HMNF      HMN Financial, Inc.              Spring Valley        MN        MW      SAIF       NASDAQ     06/30/94  23.500    104.20
HOMF      Home Federal Bancorp             Seymour              IN        MW      SAIF       NASDAQ     01/23/88  27.250     91.33
HPBC      Home Port Bancorp, Inc.          Nantucket            MA        NE      BIF        NASDAQ     08/25/88  19.250     35.46
HRBF      Harbor Federal Bancorp, Inc.     Baltimore            MD        MA      SAIF       NASDAQ     08/12/94  17.125     30.04
HRZB      Horizon Financial Corp.          Bellingham           WA        WE      BIF        NASDAQ     08/01/86  15.000     96.36
HTHR      Hawthorne Financial Corp.        El Segundo           CA        WE      SAIF       NASDAQ           NA  11.000     28.59
HVFD      Haverfield Corporation           Cleveland            OH        MW      SAIF       NASDAQ     03/19/85  22.500     42.89
IFSB      Independence Federal Savings     Washington           DC        MA      SAIF       NASDAQ     06/06/85   9.000     11.52
INBI      Industrial Bancorp               Bellevue             OH        MW      SAIF       NASDAQ     08/01/95  12.875     70.87
IPSW      Ipswich Savings Bank             Ipswich              MA        NE      BIF        NASDAQ     05/26/93  15.500     18.41
ISBF      ISB Financial Corporation        New Iberia           LA        SW      SAIF       NASDAQ     04/07/95  25.125    177.16
ITLA      ITLA Capital Corp.               La Jolla             CA        WE      BIF        NASDAQ     10/24/95  16.750    131.05
IWBK      InterWest Bancorp, Inc.          Oak Harbor           WA        WE      SAIF       NASDAQ           NA  35.063    280.53
JSBA      Jefferson Savings Bancorp        Ballwin              MO        MW      SAIF       NASDAQ     04/08/93  28.375    118.66
JSBF      JSB Financial, Inc.              Lynbrook             NY        MA      BIF        NASDAQ     06/27/90  39.375    385.21
KFBI      Klamath First Bancorp            Klamath Falls        OR        WE      SAIF       NASDAQ     10/05/95  16.125    161.29
KNK       Kankakee Bancorp, Inc.           Kankakee             IL        MW      SAIF       AMSE       01/06/93  27.375     38.73
KSAV      KS Bancorp, Inc.                 Kenly                NC        SE      SAIF       NASDAQ     12/30/93  21.500     14.26
KSBK      KSB Bancorp, Inc.                Kingfield            ME        NE      BIF        NASDAQ     06/24/93  34.000     13.98
KYF       Kentucky First Bancorp, Inc.     Cynthiana            KY        MW      SAIF       AMSE       08/29/95  11.875     16.49
LARK      Landmark Bancshares, Inc.        Dodge City           KS        MW      SAIF       NASDAQ     03/28/94  18.750     34.42
LARL      Laurel Capital Group, Inc.       Allison Park         PA        MA      SAIF       NASDAQ     02/20/87  21.500     32.58
LFED      Leeds Federal Savings Bk, MHC    Baltimore            MD        MA      SAIF       NASDAQ     05/02/94  18.250     63.05
LIFB      Life Bancorp, Inc.               Norfolk              VA        SE      SAIF       NASDAQ     10/11/94  19.625    193.24
LISB      Long Island Bancorp, Inc.        Melville             NY        MA      SAIF       NASDAQ     04/18/94  37.250    911.07
LOGN      Logansport Financial Corp.       Logansport           IN        MW      SAIF       NASDAQ     06/14/95  13.500     16.96
LSBX      Lawrence Savings Bank            North Andover        MA        NE      BIF        NASDAQ     05/02/86  10.125     43.03
LVSB      Lakeview Financial               West Paterson        NJ        MA      SAIF       NASDAQ     12/22/93  33.250     80.42
MAFB      MAF Bancorp, Inc.                Clarendon Hills      IL        MW      SAIF       NASDAQ     01/12/90  40.500    424.85
MARN      Marion Capital Holdings          Marion               IN        MW      SAIF       NASDAQ     03/18/93  22.000     40.57
MASB      MASSBANK Corp.                   Reading              MA        NE      BIF        NASDAQ     05/28/86  40.750    109.48
MBB       MSB Bancorp, Inc.                Goshen               NY        MA      BIF        AMSE       09/03/92  18.750     53.14
MBB       MSB Bancorp, Inc.                Goshen               NY        MA      BIF        AMSE             NA  18.750     53.14
MBLF      MBLA Financial Corp.             Macon                MO        MW      SAIF       NASDAQ     06/24/93  20.125     26.94
MCBN      Mid-Coast Bancorp, Inc.          Waldoboro            ME        NE      SAIF       NASDAQ     11/02/89  19.000      4.37
MCBS      Mid Continent Bancshares Inc.    El Dorado            KS        MW      SAIF       NASDAQ     06/27/94  25.000     50.42
MDBK      Medford Savings Bank             Medford              MA        NE      BIF        NASDAQ     03/18/86  28.500    129.24
MERI      Meritrust Federal SB             Thibodaux            LA        SW      SAIF       NASDAQ           NA  35.500     27.48
MFBC      MFB Corp.                        Mishawaka            IN        MW      SAIF       NASDAQ     03/25/94  19.234     34.12
MFFC      Milton Federal Financial Corp.   West Milton          OH        MW      SAIF       NASDAQ     10/07/94  13.750     30.32

FERGUSON & COMPANY       Exhibit V - Selected Publicly Traded Thrifts
------------------

                                                                                  Deposit                       Current   Current
                                                                                  Insurance                       Stock    Market
                                                                                  Agency                          Price     Value
Ticker    Short Name                       City                 State     Region  (BIF/SAIF) Exchange  IPO Date     ($)      ($M)

MFLR      Mayflower Co-operative Bank      Middleboro           MA        NE      BIF        NASDAQ     12/23/87  18.000     16.01
MFSL      Maryland Federal Bancorp         Hyattsville          MD        MA      SAIF       NASDAQ     06/02/87  37.500    117.42
MGNL      Magna Bancorp, Inc.              Hattiesburg          MS        SE      SAIF       NASDAQ     03/13/91  18.500    254.21
MIVI      Mississippi View Holding Co.     Little Falls         MN        MW      SAIF       NASDAQ     03/24/95  14.875     12.71
MLBC      ML Bancorp, Inc.                 Villanova            PA        MA      SAIF       NASDAQ     08/11/94  17.375    202.65
MSBF      MSB Financial, Inc.              Marshall             MI        MW      SAIF       NASDAQ     02/06/95  21.000     13.48
MWBI      Midwest Bancshares, Inc.         Burlington           IA        MW      SAIF       NASDAQ     11/12/92  26.750      9.35
MWBX      MetroWest Bank                   Framingham           MA        NE      BIF        NASDAQ     10/10/86   5.063     70.32
MWFD      Midwest Federal Financial        Baraboo              WI        MW      SAIF       NASDAQ     07/08/92  18.000     29.17
NASB      North American Savings Bank      Grandview            MO        MW      SAIF       NASDAQ     09/27/85  38.690     87.58
NEBC      Northeast Bancorp                Portland             ME        NE      BIF        NASDAQ     08/19/87  13.625     16.78
NEIB      Northeast Indiana Bancorp        Huntington           IN        MW      SAIF       NASDAQ     06/28/95  14.250     25.58
NHTB      New Hampshire Thrift Bncshrs     New London           NH        NE      SAIF       NASDAQ     05/22/86  12.125     20.67
NMSB      NewMil Bancorp, Inc.             New Milford          CT        NE      BIF        NASDAQ     02/01/86   9.250     37.39
NSSB      Norwich Financial Corp.          Norwich              CT        NE      BIF        NASDAQ     11/14/86  23.000    124.19
NSSY      Norwalk Savings Society          Norwalk              CT        NE      BIF        NASDAQ     06/16/94  25.375     60.84
NTMG      Nutmeg Federal S&LA              Danbury              CT        NE      SAIF       NASDAQ           NA   7.375      5.24
NWEQ      Northwest Equity Corp.           Amery                WI        MW      SAIF       NASDAQ     10/11/94  13.500     12.55
NWSB      Northwest Savings Bank, MHC      Warren               PA        MA      SAIF       NASDAQ     11/07/94  15.000    350.64
NYB       New York Bancorp Inc.            Douglaston           NY        MA      SAIF       NYSE       01/28/88  32.125    532.30
OCWN      Ocwen Financial Corporation      West Palm Beach      FL        SE      SAIF       NASDAQ           NA  34.250    915.99
OFCP      Ottawa Financial Corp.           Holland              MI        MW      SAIF       NASDAQ     08/19/94  19.750    102.30
OHSL      OHSL Financial Corp.             Cincinnati           OH        MW      SAIF       NASDAQ     02/10/93  22.000     26.90
PBCI      Pamrapo Bancorp, Inc.            Bayonne              NJ        MA      SAIF       NASDAQ     11/14/89  20.125     63.51
PBCT      People's Bank, MHC               Bridgeport           CT        NE      BIF        NASDAQ     07/06/88  34.000  1,378.82
PBKB      People's Bancshares, Inc.        South Easton         MA        NE      BIF        NASDAQ     10/23/86  12.750     45.43
PBNB      People's Savings Financial Cp.   New Britain          CT        NE      BIF        NASDAQ     08/20/86  31.500     60.03
PCBC      Perry County Financial Corp.     Perryville           MO        MW      SAIF       NASDAQ     02/13/95  19.000     15.72
PCCI      Pacific Crest Capital            Agoura Hills         CA        WE      BIF        NASDAQ           NA  13.500     39.55
PDB       Piedmont Bancorp, Inc.           Hillsborough         NC        SE      SAIF       AMSE       12/08/95  10.625     29.23
PEEK      Peekskill Financial Corp.        Peekskill            NY        MA      SAIF       NASDAQ     12/29/95  14.875     49.00
PERM      Permanent Bancorp, Inc.          Evansville           IN        MW      SAIF       NASDAQ     04/04/94  22.500     46.86
PERT      Perpetual Bank, MHC              Anderson             SC        SE      SAIF       NASDAQ     10/26/93  26.000     39.12
PETE      Primary Bank                     Peterborough         NH        NE      BIF        NASDAQ     10/14/93  17.000     35.46
PFDC      Peoples Bancorp                  Auburn               IN        MW      SAIF       NASDAQ     07/07/87  23.000     53.04
PFNC      Progress Financial Corporation   Blue Bell            PA        MA      SAIF       NASDAQ     07/18/83   8.630     32.31
PFSB      PennFed Financial Services,Inc   West Orange          NJ        MA      SAIF       NASDAQ     07/15/94  25.000    120.52
PFSL      Pocahontas FS&LA, MHC            Pocahontas           AR        SE      SAIF       NASDAQ     04/05/94  19.063     31.04
PHBK      Peoples Heritage Finl Group      Portland             ME        NE      BIF        NASDAQ     12/04/86  31.000    874.87
PKPS      Poughkeepsie Savings Bank, FSB   Poughkeepsie         NY        MA      SAIF       NASDAQ     11/19/85   6.063     76.34
PLE       Pinnacle Bancshares, Inc.        Jasper               AL        SE      SAIF       AMSE       12/17/86  22.125     19.69
PSAB      Prime Bancorp, Inc.              Philadelphia         PA        MA      SAIF       NASDAQ     11/21/88  20.750    109.79
PSBK      Progressive Bank, Inc.           Fishkill             NY        MA      BIF        NASDAQ     08/01/84  23.750     90.84
PTRS      Potters Financial Corp.          East Liverpool       OH        MW      SAIF       NASDAQ     12/31/93  20.000     10.12
PULS      Pulse Bancorp                    South River          NJ        MA      SAIF       NASDAQ     09/18/86  18.000     55.10
PVFC      PVF Capital Corp.                Bedford Heights      OH        MW      SAIF       NASDAQ     12/30/92  16.750     38.92
PVSA      Parkvale Financial Corporation   Monroeville          PA        MA      SAIF       NASDAQ     07/16/87  26.500    107.22
PWBC      PennFirst Bancorp, Inc.          Ellwood City         PA        MA      SAIF       NASDAQ     06/13/90  13.500     52.67
QCBC      Quaker City Bancorp, Inc.        Whittier             CA        WE      SAIF       NASDAQ     12/30/93  19.125     72.52
QCFB      QCF Bancorp, Inc.                Virginia             MN        MW      SAIF       NASDAQ     04/03/95  18.750     26.74
QCSB      Queens County Bancorp, Inc.      Flushing             NY        MA      BIF        NASDAQ     11/23/93  57.625    439.68
RARB      Raritan Bancorp Inc.             Raritan              NJ        MA      BIF        NASDAQ     03/01/87  24.875     37.65
RCSB      RCSB Financial, Inc.             Rochester            NY        MA      BIF        NASDAQ     04/29/86  32.375    496.35
RELY      Reliance Bancorp, Inc.           Garden City          NY        MA      SAIF       NASDAQ     03/31/94  21.875    193.04
ROSE      TR Financial Corp.               Garden City          NY        MA      BIF        NASDAQ     06/29/93  35.750    314.14
RVSB      Riverview Savings Bank, MHC      Camas                WA        WE      SAIF       NASDAQ     10/26/93  18.250     40.07
SBCN      Suburban Bancorporation, Inc.    Cincinnati           OH        MW      SAIF       NASDAQ     09/30/93  17.750     26.18
SECP      Security Capital Corporation     Milwaukee            WI        MW      SAIF       NASDAQ     01/03/94  83.500    768.42
SFED      SFS Bancorp, Inc.                Schenectady          NY        MA      SAIF       NASDAQ     06/30/95  17.125     21.89

FERGUSON & COMPANY       Exhibit V - Selected Publicly Traded Thrifts
------------------

                                                                                  Deposit                       Current   Current
                                                                                  Insurance                       Stock    Market
                                                                                  Agency                          Price     Value
Ticker    Short Name                       City                 State     Region  (BIF/SAIF) Exchange  IPO Date     ($)      ($M)

SFFC      StateFed Financial Corporation   Des Moines           IA        MW      SAIF       NASDAQ     01/05/94  18.380     14.50
SFSB      SuburbFed Financial Corp.        Flossmoor            IL        MW      SAIF       NASDAQ     03/04/92  22.656     28.43
SFSL      Security First Corp.             Mayfield Heights     OH        MW      SAIF       NASDAQ     01/22/88  17.750     88.29
SHEN      First Shenango Bancorp, Inc.     New Castle           PA        MA      SAIF       NASDAQ     04/06/93  24.750     50.98
SISB      SIS Bancorp, Inc.                Springfield          MA        NE      BIF        NASDAQ     02/08/95  26.500    151.68
SMBC      Southern Missouri Bancorp, Inc   Poplar Bluff         MO        MW      SAIF       NASDAQ     04/13/94  16.000     26.21
SMFC      Sho-Me Financial Corp.           Mt. Vernon           MO        MW      SAIF       NASDAQ     07/01/94  29.500     42.89
SOPN      First Savings Bancorp, Inc.      Southern Pines       NC        SE      SAIF       NASDAQ     01/06/94  20.000     73.78
SOSA      Somerset Savings Bank            Somerville           MA        NE      BIF        NASDAQ     07/09/86   2.750     45.79
SPBC      St. Paul Bancorp, Inc.           Chicago              IL        MW      SAIF       NASDAQ     05/18/87  26.750    609.26
SSBK      Strongsville Savings Bank        Strongsville         OH        MW      SAIF       NASDAQ           NA  22.750     57.58
STFR      St. Francis Capital Corp.        Milwaukee            WI        MW      SAIF       NASDAQ     06/21/93  30.500    163.36
STND      Standard Financial, Inc.         Chicago              IL        MW      SAIF       NASDAQ     08/01/94  20.375    329.53
STSA      Sterling Financial Corp.         Spokane              WA        WE      SAIF       NASDAQ           NA  17.000     94.17
SVRN      Sovereign Bancorp, Inc.          Wyomissing           PA        MA      SAIF       NASDAQ     08/12/86  12.688    756.73
SWBI      Southwest Bancshares             Hometown             IL        MW      SAIF       NASDAQ     06/24/92  19.880     52.43
SWCB      Sandwich Co-operative Bank       Sandwich             MA        NE      BIF        NASDAQ     07/25/86  32.000     60.85
TBK       Tolland Bank                     Tolland              CT        NE      BIF        AMSE       12/19/86  15.630     18.33
TCB       TCF Financial Corp.              Minneapolis          MN        MW      SAIF       NYSE       06/17/86  44.625  1,551.04
THR       Three Rivers Financial Corp.     Three Rivers         MI        MW      SAIF       AMSE       08/24/95  15.125     12.88
THRD      TF Financial Corporation         Newtown              PA        MA      SAIF       NASDAQ     07/13/94  18.750     80.28
TPNZ      Tappan Zee Financial, Inc.       Tarrytown            NY        MA      SAIF       NASDAQ     10/05/95  14.500     22.32
TRIC      Tri-County Bancorp, Inc.         Torrington           WY        WE      SAIF       NASDAQ     09/30/93  18.500     11.26
TSBS      Trenton SB, MHC                  Lawrenceville        NJ        MA      BIF        NASDAQ     08/03/95  15.875    143.46
TSH       Teche Holding Co.                Franklin             LA        SW      SAIF       AMSE       04/19/95  15.000     51.56
TWIN      Twin City Bancorp                Bristol              TN        SE      SAIF       NASDAQ     01/04/95  18.500     15.79
UBMT      United Financial Corp.           Great Falls          MT        WE      SAIF       NASDAQ     09/23/86  19.500     23.85
UFRM      United Federal Savings Bank      Rocky Mount          NC        SE      SAIF       NASDAQ     07/01/80   8.250     25.29
VFFC      Virginia First Financial Corp.   Petersburg           VA        SE      SAIF       NASDAQ     01/01/78  15.625     90.46
WAMU      Washington Mutual Inc.           Seattle              WA        WE      BIF        NASDAQ     03/11/83  53.188  6,709.26
WAYN      Wayne Savings & Loan Co. MHC     Wooster              OH        MW      SAIF       NASDAQ     06/25/93  26.000     38.97
WBST      Webster Financial Corporation    Waterbury            CT        NE      SAIF       NASDAQ     12/12/86  39.375    312.10
WCBI      Westco Bancorp                   Westchester          IL        MW      SAIF       NASDAQ     06/26/92  21.500     55.19
WEFC      Wells Financial Corp.            Wells                MN        MW      SAIF       NASDAQ     04/11/95  15.000     31.17
WFCO      Winton Financial Corp.           Cincinnati           OH        MW      SAIF       NASDAQ     08/04/88  13.000     25.82
WFSL      Washington Federal, Inc.         Seattle              WA        WE      SAIF       NASDAQ     11/17/82  26.000  1,233.70
WRNB      Warren Bancorp, Inc.             Peabody              MA        NE      BIF        NASDAQ     07/09/86  15.750     57.67
WSB       Washington Savings Bank, FSB     Waldorf              MD        MA      SAIF       AMSE             NA  5.125      21.63
WSFS      WSFS Financial Corporation       Wilmington           DE        MA      BIF        NASDAQ     11/26/86  11.875    153.33
WSTR      WesterFed Financial Corp.        Missoula             MT        WE      SAIF       NASDAQ     01/10/94  20.875     91.79
WVFC      WVS Financial Corporation        Pittsburgh           PA        MA      SAIF       NASDAQ     11/29/93  25.500     44.29
YFED      York Financial Corp.             York                 PA        MA      SAIF       NASDAQ     02/01/84  18.125    123.11

Maximum                                                                                                           83.500  6,709.26
Minimum                                                                                                            2.750      4.37
Average                                                                                                           22.073    207.41
Median                                                                                                            19.563     53.14

FERGUSON & COMPANY       Exhibit V - Selected Publicly Traded Thrifts
------------------

                                                                            Tangible             ROAA    ROACE
        Price/  Current   Current           Current        Total  Equity/   Equity/      Core   Before   Before
           LTM   Price/  Price/ T  Price/  Dividend       Assets   Assets  T Assets       EPS    Extra    Extra   Merger  Current
      Core EPS   Book V    Book V  Assets     Yield       ($000)      (%)       (%)       ($)      (%)      (%)  Target?  Pricing
Ticker      (x)      (%)       (%)     (%)       (%)         MRQ      MRQ       MRQ       LTM      LTM      LTM   (Y/N)      Date

AADV      15.6    128.9     139.2    11.3       1.13   1,031,221      8.7       8.2     2.28     0.32     3.42      N      03/04/97
ABBK      14.2    121.3     135.8     8.4       1.86     486,958      6.9       6.2     1.51     0.74    11.00      N      03/04/97
ABCL      19.3    147.0     151.1    12.5          -     667,964      8.5       8.3     1.60     0.47     5.72      N      03/04/97
ABCW      14.8    187.5     192.2    11.6       1.07   1,869,211      6.2       6.0     3.17     0.72    11.06      N      03/04/97
AFCB      13.2    125.3     126.1    12.5       2.39   1,032,213      9.8       9.8     1.90     0.88     8.70      N      03/04/97
AFFFZ      6.0    116.5     118.4     8.9       4.90   2,209,051      8.0       7.9     5.47     1.37    19.46      N      03/04/97
AHM       18.6    216.7     257.5     8.5       2.13  49,902,044      4.9       4.3     2.23     0.29     4.53      N      03/04/97
ALBK      15.8    147.2     170.4    13.4       1.65   3,506,136      9.1       8.0     2.30     0.77     8.20      N      03/04/97
ANBK      19.7    100.5     100.5     9.6       0.92     486,639      9.2       9.2     0.66     0.15     1.44      N      03/04/97
ANDB      11.3    150.0     150.0    11.9       2.14   1,204,813      8.0       8.0     2.48     1.09    14.08      N      03/04/97
ASBI      15.5    121.7     121.8    13.5       3.69     396,755     11.1      11.1     1.05     0.62     5.40      N      03/04/97
ASBP      19.5    106.1     106.1    17.7       3.48     111,824     15.7      15.7     0.59     0.60     2.72      N      03/04/97
ASFC      17.8    153.2     184.6    12.4       1.05   7,272,763      8.1       6.8     2.36     0.53     6.38      N      03/04/97
BANC      17.4    173.9     187.1    11.2       0.88   2,170,480      6.4       6.0     0.95     0.85    10.90      N      03/04/97
BDJI      18.5    103.9     103.9    11.8          -     109,729     11.4      11.4     1.00     0.32     2.45      N      03/04/97
BFD       23.9    111.9        NA    12.6       1.21     820,567     10.5        NA     0.69     0.40     3.32      N      03/04/97
BFSB      12.6    112.7     112.7    17.0       2.49     129,601     14.3      14.3     1.53     1.06     7.02      N      03/04/97
BKC       13.2    147.7     154.7    12.5       4.74     558,437      8.5       8.1     2.30     1.26    14.40      N      03/04/97
BKCT      13.0    130.8     130.8    13.3       3.77     419,398     10.2      10.2     1.67     1.26    11.73      N      03/04/97
BKUNA     22.2    131.8     164.5     6.0          -   1,329,044      7.4       6.6     0.45     0.40     2.35      N      03/04/97
BSBC      14.8    159.4     159.4    14.3       2.00     183,511      9.0       9.0     0.27     1.05    11.77      N      03/04/97
BVFS      19.2    188.1     198.2    11.4       1.14   3,300,262      6.1       5.8     2.93     0.34     5.39      N      03/04/97
BWFC      23.5     94.2      94.2    14.9       2.38     143,186     15.9      15.9     0.50     0.77     4.12      N      03/04/97
CAFI      11.0    108.8     118.6    10.4       3.00     469,449      9.6       8.9     1.45     0.79     9.19      N      03/04/97
CAPS      13.3    132.8     132.8    11.2       1.71     235,687      8.5       8.5     1.05     0.63     6.65      N      03/04/97
CARV      24.1     65.5      68.4     6.1          -     372,147      9.4       9.0     0.41    (0.03)   (0.28)     N      03/04/97
CASB      20.5    158.4     158.4     9.7          -     348,050      6.1       6.1     0.80     0.51     8.16      N      03/04/97
CASH      12.3    112.7     127.3    13.3       2.12     369,885     11.8      10.6     1.38     0.75     6.38      N      03/04/97
CBCI      14.3    105.4     105.4    16.9          -     510,217     16.0      16.0     2.54     1.08     6.56      N      03/04/97
CBIN      13.9    107.1     107.3    11.6       2.47     234,600     10.9      10.8     0.99     0.59     5.03      N      03/04/97
CBNH      14.0    136.6     136.6    10.1       2.81     550,596      7.4       7.4     1.63     0.94    12.84      N      03/04/97
CBSA      12.1    141.7     169.9     4.6       1.51   2,875,907      3.3       2.8     2.19     0.25     7.48      N      03/04/97
CBSB      16.2    116.7     126.0    17.8       1.51     380,051     15.2      14.3     0.98     0.98     5.72      N      03/04/97
CEBK      16.6    107.0     120.6    11.0       1.77     324,297     10.3       9.2     1.09     0.59     5.92      N      03/04/97
CENF      10.5    152.6     152.9     8.0       1.07   2,184,858      5.2       5.2     3.23     0.55    10.88      N      03/04/97
CFB       13.2    196.7     223.7    11.3       0.78   6,868,213      5.8       5.1     2.73     0.66    11.05      N      03/04/97
CFCP      21.8    304.3     304.3    19.4       1.73     453,955      6.4       6.4     1.17     0.88    14.38      N      03/04/97
CFFC      13.2    123.3     123.3    17.0       2.52     166,664     13.8      13.8     1.69     1.04     7.50      N      03/04/97
CFSB      13.6    153.6     153.6    11.6       2.36     829,800      7.5       7.5     1.50     0.69     8.54      N      03/04/97
CFX       15.3    164.8     177.1    14.2       5.22   1,547,092      8.6       8.1     1.10     0.86     9.58      N      03/04/97
CIBI      12.6    101.5     101.5    11.6       2.29      95,787     11.4      11.4     1.39     0.64     4.99      N      03/04/97
CKFB      22.9    110.2     110.2    29.0       2.35      60,038     25.2      25.2     0.82     1.30     4.87      N      03/04/97
CMRN      17.0     99.1      99.1    24.5       1.70     191,879     24.7      24.7     0.97     1.15     4.39      N      03/04/97
CMSV      16.2    127.4     127.4    14.8       4.05     655,209     11.6      11.6     1.22     0.64     5.37      N      03/04/97
CNIT      18.4    150.6     165.3    10.6       2.25     685,962      7.0       6.5     2.42     0.40     5.61      N      03/04/97
CNSK      20.3    174.9     174.9     9.7          -     387,177      7.3       7.3     0.67     0.42     5.35      N      03/04/97
COFI      13.7    233.1     251.5    15.6       1.97  13,904,563      6.7       6.2     3.41     0.94    13.89      N      03/04/97
CSA       22.7    204.1     207.2    10.0          -   8,704,952      4.9       4.8     2.05     0.13     2.56      N      03/04/97
CTBK      13.1    113.9     116.5     7.6       2.05     242,182      6.7       6.6     1.49     0.65     9.54      N      03/04/97
CTZN      14.9    159.0     179.4    10.1       0.93   2,918,160      6.3       5.7     2.30     0.51     7.68      N      03/04/97
CVAL      14.2    136.8     136.8    12.1       2.05     290,173      8.9       8.9     1.51     0.61     6.72      N      03/04/97
CZF       15.6    109.0     109.0    17.5       2.91      75,635     16.0      16.0     0.88     0.78     4.30      N      03/04/97
DFIN      22.7    101.5     101.5    23.2       1.66     235,264     22.9      22.9     0.64     0.72     3.09      N      03/04/97
DIBK       8.4    169.9     176.8    14.2       1.74     751,303      8.3       8.0     2.46     1.82    22.19      N      03/04/97
DME       13.7    176.7     178.4     9.6          -  18,870,108      5.4       5.4     1.26     0.52    10.36      N      03/04/97
DNFC      12.8    177.7     179.8    10.3          -   1,473,054      5.9       5.8     1.42     0.67    11.58      N      03/04/97
DSL       18.2    151.2     153.6    11.4       1.38   5,198,157      7.5       7.4     1.28     0.42     5.34      N      03/04/97
EBSI      14.4    129.5     129.5    11.3       3.64     666,166      8.7       8.7     1.15     0.59     6.63      N      03/04/97
EFBI      17.4     98.2      98.3    12.4          -     246,397     12.7      12.7     0.87     0.68     4.71      N      03/04/97

FERGUSON & COMPANY       Exhibit V - Selected Publicly Traded Thrifts
------------------

                                                                            Tangible             ROAA    ROACE
        Price/  Current   Current           Current        Total  Equity/   Equity/      Core   Before   Before
           LTM   Price/  Price/ T  Price/  Dividend       Assets   Assets  T Assets       EPS    Extra    Extra   Merger  Current
      Core EPS   Book V    Book V  Assets     Yield       ($000)      (%)       (%)       ($)      (%)      (%)  Target?  Pricing
Ticker      (x)      (%)       (%)     (%)       (%)         MRQ      MRQ       MRQ       LTM      LTM      LTM   (Y/N)      Date

EGFC      16.0    127.4     169.9     9.2       3.12    1,458,050     7.2       5.5     1.84     0.96    13.44      N      03/04/97
EIRE      16.7    152.4     152.4    10.4       1.46      409,639     6.8       6.8     1.15     0.63     9.38      N      03/04/97
EQSB      10.8    137.1     137.1     6.9          -      286,637     5.0       5.0     3.03     0.41     8.08      N      03/04/97
ESBK      22.4     95.3      99.6     6.0       3.37      222,839     6.3       6.1     0.85     0.28     4.43      N      03/04/97
FBBC      13.6    142.5     142.5    18.8       2.52      656,183    13.2      13.2     1.17     1.30     6.75      N      03/04/97
FBCI      17.6    111.4     111.7    11.3       1.63      484,106    10.2      10.1     1.12     0.50     4.37      N      03/04/97
FBHC      16.0    106.5     115.1     6.9       1.20      278,532     6.4       6.0     1.45     0.23     3.47      N      03/04/97
FBSI      14.7     99.3      99.5    14.7       1.04      157,014    14.8      14.7     1.31     0.83     5.19      N      03/04/97
FCIT      15.8    155.3     155.3     9.4          -      687,196     6.1       6.1     1.39     0.48     7.98      N      03/04/97
FCME       2.7    144.9     144.9     8.7          -      136,429     6.0       6.0     3.20     1.49    45.72      N      03/04/97
FDEF      23.0    106.6     106.6    22.9       2.44      543,411    21.5      21.5     0.57     0.78     3.26      N      03/04/97
FED       15.6    142.7     144.8     6.7          -    4,143,852     4.7       4.6     1.69     0.20     4.22      N      03/04/97
FESX      12.1    137.8     160.7    10.7       3.11    1,067,175     7.8       6.8     1.28     1.08    14.37      N      03/04/97
FFBI      23.2     99.4      99.4     7.7          -       97,143     7.7       7.7     0.71     0.12     1.28      N      03/04/97
FFBS      18.8    131.9     131.9    27.1       2.27      127,125    19.4      19.4     1.17     1.13     5.72      N      03/04/97
FFBZ      15.9    209.1     209.3    14.6       1.37      189,065     7.6       7.6     1.10     0.77    10.08      N      03/04/97
FFCH      14.1    176.7     176.7    10.8       2.67    1,582,274     6.1       6.1     1.92     0.52     8.24      N      03/04/97
FFES      11.1    112.4     112.4     7.1       2.33      958,550     6.3       6.3     2.32     0.43     6.91      N      03/04/97
FFFC      18.5    142.3     145.5    21.3       1.65      533,826    14.0      13.7     1.31     1.05     6.68      N      03/04/97
FFFG      17.1    168.2     168.2    10.2          -      311,028     6.1       6.1     0.22     0.21     3.28      N      03/04/97
FFFL      23.9    151.6     153.0    14.2       4.35      875,998     9.3       9.3     0.77     0.43     4.36      N      03/04/97
FFHC      14.5    236.6     244.2    17.0       2.28    5,700,431     7.2       7.0     1.82     0.91    12.48      N      03/04/97
FFHH      21.4    108.3     108.3    15.3       2.92      362,373    12.4      12.4     0.80     0.58     4.02      N      03/04/97
FFHS      16.4     99.7     100.4     8.8       1.88      222,302     8.9       8.8     1.04     0.13     1.35      N      03/04/97
FFIC      23.9    115.3     115.3    19.8       0.86      775,343    17.2      17.2     0.78     0.91     4.89      N      03/04/97
FFKY      16.5    167.4     178.6    22.8       2.60      367,067    13.6      12.9     1.21     1.23     8.76      N      03/04/97
FFLC      21.0    121.0     121.0    18.7       1.80      346,442    15.5      15.5     1.27     0.65     3.94      N      03/04/97
FFSL      15.5    108.1     108.1    11.9       2.04      108,914    11.0      11.0     0.79     0.58     4.84      N      03/04/97
FFSW      17.4    250.5     306.7    12.3       1.27    1,110,723     7.4       6.5     2.17     0.92    13.44      N      03/04/97
FFSX      17.2    151.1     152.4    12.4       2.40      457,311     8.2       8.1     1.74     0.41     4.90      N      03/04/97
FFWC      11.1    110.5     110.5    11.3       2.37      158,200    10.2      10.2     2.28     0.87     8.36      N      03/04/97
FFWD      13.6    115.1     115.1    14.7       2.54      159,693    12.8      12.8     1.16     0.92     6.68      N      03/04/97
FFYF      16.9    130.2     130.2    18.6       2.79      582,331    14.3      14.3     1.49     0.84     4.74      N      03/04/97
FGHC      18.3    190.4     212.5    15.2       0.71      150,551     8.0       7.2     0.41     0.56     6.79      N      03/04/97
FIBC      14.2    121.7     122.4    12.1       2.23      259,104     9.9       9.9     1.26     0.50     4.78      N      03/04/97
FISB      15.8    169.2     171.4    15.7       2.12    1,496,421     9.3       9.2     1.79     0.90    10.23      N      03/04/97
FKFS      12.2    123.4     123.4     9.3       0.90      310,695     7.5       7.5     1.82     0.48     5.93      N      03/04/97
FLFC      16.4    191.8     218.3    12.9       1.82    1,212,681     7.4       6.6     1.34     0.80    11.32      N      03/04/97
FMCO      10.5    139.7     143.1     8.7       1.01      541,710     6.2       6.1     1.89     0.58     9.05      N      03/04/97
FMSB      13.8    181.3        NA    11.9       0.99      416,832     6.6        NA     1.47     1.01    15.33      N      03/04/97
FNGB      17.4    118.7     118.7    13.5       3.37      615,503    11.4      11.4     1.09     0.56     4.61      N      03/04/97
FOBC      14.7    113.3     119.2    13.8       3.03      341,897    11.7      11.2     1.30     0.69     5.70      N      03/04/97
FRC       18.8    145.1     145.2     8.5          -    2,156,599     5.9       5.9     1.27     0.61    10.86      N      03/04/97
FSBI      13.4    142.5     142.5    10.3       1.51      320,336     7.2       7.2     1.78     0.50     6.98      N      03/04/97
FSFC      15.1    139.8     139.8    14.5       1.86      326,013    10.4      10.4     0.71     0.01)   (0.08)     N      03/04/97
FSLA      18.3    164.5     186.4    15.5       1.88      987,115     9.4       8.4     1.16     0.49     5.15      N      03/04/97
FSPG      10.8    156.6     159.7    10.3       2.12      498,399     6.6       6.4     1.75     0.90    13.77      N      03/04/97
FSTC       9.8    163.0     207.3    15.3       1.78      257,288     9.4       7.5     2.52     2.04    19.36      N      03/04/97
FTF       10.8    118.6     118.6    19.1       2.65      163,571    16.1      16.1     1.58     1.39     7.41      N      03/04/97
FTFC      17.4    190.4     201.9    12.1       2.23    1,469,422     6.3       6.0     1.65     0.71    10.18      N      03/04/97
FTSB      24.5    117.9     117.9    20.3       2.13       91,109    17.2      17.2     0.48     0.51     2.32      N      03/04/97
FWWB      20.4    130.7     142.3    21.4       1.01      977,075    15.1      14.1     0.97     1.05     5.71      N      03/04/97
GBCI      13.5    212.3     212.5    20.1       2.61      412,042     9.5       9.4     1.82     1.36    14.25      N      03/04/97
GDW        9.0    166.8     166.8    10.4       0.64   37,730,598     6.2       6.2     7.57     1.03    16.75      N      03/04/97
GFCO      14.3     99.6     101.4     9.6       3.02      278,721     9.6       9.5     1.57     0.31     3.28      N      03/04/97
GFSB      11.7    110.6     110.6    12.7       1.80       87,625    11.5      11.5     1.91     0.96     8.10      N      03/04/97
GLN       24.9    173.7     186.2     8.6          -   15,128,192     6.4       6.0     1.05     0.29     3.66      N      03/04/97
GPT       20.8    168.3     293.7    20.8       1.71   13,325,585    11.0       6.6     2.81     0.95     8.97      N      03/04/97
GRTR      24.1    140.4     140.4     8.5       1.26    2,541,888     8.3       8.3     0.66     0.72     7.55      N      03/04/97

FERGUSON & COMPANY       Exhibit V - Selected Publicly Traded Thrifts
------------------

                                                                            Tangible             ROAA    ROACE
        Price/  Current   Current           Current        Total  Equity/   Equity/      Core   Before   Before
           LTM   Price/  Price/ T  Price/  Dividend       Assets   Assets  T Assets       EPS    Extra    Extra   Merger  Current
      Core EPS   Book V    Book V  Assets     Yield       ($000)      (%)       (%)       ($)      (%)      (%)  Target?  Pricing
Ticker      (x)      (%)       (%)     (%)       (%)         MRQ      MRQ       MRQ       LTM      LTM      LTM   (Y/N)      Date

GSBC      14.5    234.4     234.4    21.1       2.32      669,483     9.0       9.0     1.19     1.42    14.24      N      03/04/97
GSLC      18.4    135.6     135.6     7.8       1.03      116,177     5.7       5.7     0.53     0.46     7.77      N      03/04/97
GTFN      24.2    161.7     168.5    15.7       1.49    2,897,162     9.7       9.3     1.33     0.73     7.00      N      03/04/97
GUPB      20.1    100.7     100.7    17.9       2.46       81,775    17.8      17.8     0.81     0.76     3.68      N      03/04/97
GWBC      21.1     90.8      90.8    23.3       2.78       66,439    25.6      25.6     0.68     0.76     2.99      N      03/04/97
HALL      13.0     98.3      98.3     7.0          -      396,808     7.1       7.1     1.47     0.43     5.81      N      03/04/97
HARB      15.7    214.1     223.0    17.7       3.68    1,060,339     8.3       8.0     2.42     0.91    10.74      N      03/04/97
HARL      12.7    169.7     169.7    10.7       1.88      324,230     6.3       6.3     1.67     0.62     9.33      N      03/04/97
HAVN      10.9    143.6        NA     9.0       1.82    1,583,545     6.3        NA     3.02     0.62     9.83      N      03/04/97
HBFW      19.4    115.2     115.2    16.1       1.01      325,168    14.0      14.0     1.02     0.52     3.36      N      03/04/97
HBNK      22.0    149.0     149.0    10.6          -      489,701     7.1       7.1     1.03     0.15     1.92      N      03/04/97
HBS       15.0    100.2     104.3    15.4       3.34      130,859    15.3      14.8     1.12     0.70     4.57      N      03/04/97
HFFB      22.2    102.9     102.9    29.9       2.54      107,051    26.8      26.8     0.71     0.99     3.52      N      03/04/97
HFFC      13.8    115.0     115.3    10.3       1.85      552,735     9.3       9.2     1.41     0.61     6.67      N      03/04/97
HFGI      14.6    143.6     143.6     6.5          -      527,369     4.5       4.5     0.72     0.32     7.42      N      03/04/97
HFSA      18.9     95.9      95.9    14.2       2.78       97,015    14.8      14.8     0.76     0.49     2.82      N      03/04/97
HHFC      23.9     98.9      98.9    12.3       3.64       83,659    12.4      12.4     0.46     0.21     1.36      N      03/04/97
HIFS      11.9    125.8     125.8    12.0       1.93      201,586     9.5       9.5     1.57     1.10    11.06      N      03/04/97
HMCI      22.2    108.2     108.2     6.7          -      335,824     6.2       6.2     0.90     0.11     1.72      N      03/04/97
HMNF      20.6    126.9     126.9    18.8          -      554,732    14.8      14.8     1.14     0.78     4.82      N      03/04/97
HOMF      13.0    169.4     175.4    14.0       1.47      650,433     8.3       8.0     2.09     1.01    12.18      N      03/04/97
HPBC      11.7    176.4     176.4    18.7       4.16      189,931    10.6      10.6     1.65     1.72    15.84      N      03/04/97
HRBF      23.5    106.5     106.5    13.7       2.34      218,777    12.9      12.9     0.73     0.33     2.35      N      03/04/97
HRZB      13.0    123.3     123.3    19.1       2.67      504,553    15.5      15.5     1.15     1.56     9.70      N      03/04/97
HTHR      19.3     89.8      89.8     3.5          -      827,784     5.3       5.3     0.57     0.89    16.58      N      03/04/97
HVFD      14.7    151.3     151.4    12.4       2.49      346,856     8.2       8.2     1.53     0.44     5.21      N      03/04/97
IFSB      23.1     69.1      79.8     4.7       2.44      247,888     6.7       5.9     0.39     0.13     1.98      N      03/04/97
INBI      15.9    114.1     114.1    21.7       3.11      326,613    19.0      19.0     0.81     0.75     3.62      N      03/04/97
IPSW      14.6    187.0     187.0    11.6       1.29      158,942     6.2       6.2     1.06     1.22    20.14      N      03/04/97
ISBF      24.4    147.0     151.5    25.8       1.35      685,827    16.4      16.0     1.03     0.80     4.34      N      03/04/97
ITLA      12.3    146.7     146.7    16.2          -      810,443    11.0      11.0     1.36     1.41    13.73      N      03/04/97
IWBK      15.8    241.7     247.6     6.5       1.60    1,703,244     6.8       6.7     2.22     0.81    11.92      N      03/04/97
JSBA      16.5    131.4     159.5    10.5       1.41    1,128,339     7.2       6.0     1.72     0.23     3.21      N      03/04/97
JSBF      16.7    117.2     117.2    25.3       3.56    1,518,830    21.6      21.6     2.36     1.65     7.60      N      03/04/97
KFBI      20.4    105.7     105.7    24.0       1.74      673,094    22.7      22.7     0.79     0.91     3.55      N      03/04/97
KNK       17.3    106.2     113.6    11.1       1.75      350,643    10.4       9.8     1.58     0.50     4.95      N      03/04/97
KSAV      13.5    103.9     104.0    14.1       2.79      100,840    13.6      13.6     1.59     0.88     5.94      N      03/04/97
KSBK      10.1    149.8     160.9    10.4       0.59      134,079     7.0       6.5     3.36     0.93    13.70      N      03/04/97
KYF       16.5    109.5     109.5    18.8       4.21       87,874    17.2      17.2     0.72     0.87     3.88      N      03/04/97
LARK      17.1    105.2     105.2    15.5       2.13      221,978    14.7      14.7     1.10     0.80     4.91      N      03/04/97
LARL      12.2    150.2     150.2    16.1       2.05      202,474    10.7      10.7     1.77     1.11    10.45      N      03/04/97
LFED      21.0    140.2     140.2    22.7       3.73      278,311    16.2      16.2     0.87     0.77     4.75      N      03/04/97
LIFB      16.6    128.0     132.2    13.6       2.24    1,419,762    10.6      10.3     1.18     0.68     5.52      N      03/04/97
LISB      23.3    173.3     175.1    15.8       1.61    5,759,340     9.1       9.1     1.60     0.63     6.22      N      03/04/97
LOGN      15.5    109.9     109.9    21.8       2.96       77,668    19.9      19.9     0.87     1.20     5.09      N      03/04/97
LSBX       8.5    148.2     148.2    12.7          -      337,856     8.6       8.6     1.19     1.61    20.74      N      03/04/97
LVSB      20.5    168.2     209.9    17.1       0.75      471,799    10.1       8.3     1.62     1.43    13.98      N      03/04/97
MAFB      13.4    169.5     196.4    13.2       0.89    3,230,341     7.8       6.8     3.03     0.68     9.57      N      03/04/97
MARN      16.9    101.5     101.5    23.1       3.64      175,806    22.7      22.7     1.30     1.15     4.90      N      03/04/97
MASB      12.7    118.7     118.7    12.3       2.65      888,237    10.4      10.4     3.22     1.08    10.65      N      03/04/97
MBB       18.2     95.7     243.5     6.3       3.20      848,255     8.0       4.2     1.03     0.17     0.83      N      03/04/97
MBB       18.2     95.7     243.5     6.3       3.20      848,255     8.0       4.2     1.03     0.17     0.83      N      03/04/97
MBLF      16.2     94.8      94.8    12.9       1.99      208,898    13.6      13.6     1.24     0.66     4.86      N      03/04/97
MCBN      12.7     87.9      87.9     7.6       2.74       57,838     8.6       8.6     1.50     0.40     4.50      N      03/04/97
MCBS      12.4    129.1     129.1    14.2       1.60      355,525    10.6      10.6     2.01     1.05     8.88      N      03/04/97
MDBK      13.3    139.7     151.4    12.4       2.53    1,039,098     8.9       8.3     2.15     1.05    11.72      N      03/04/97
MERI      14.0    156.8     156.8    12.1       1.97      226,591     7.7       7.7     2.54     0.55     7.36      N      03/04/97
MFBC      21.6     99.0      99.0    15.2       1.66      223,945    15.4      15.4     0.89     0.52     2.93      N      03/04/97
MFFC      23.3    111.9     111.9    17.3       4.36      175,707    15.4      15.4     0.59     0.61     3.24      N      03/04/97

FERGUSON & COMPANY       Exhibit V - Selected Publicly Traded Thrifts
------------------

                                                                            Tangible             ROAA    ROACE
        Price/  Current   Current           Current        Total  Equity/   Equity/      Core   Before   Before
           LTM   Price/  Price/ T  Price/  Dividend       Assets   Assets  T Assets       EPS    Extra    Extra   Merger  Current
      Core EPS   Book V    Book V  Assets     Yield       ($000)      (%)       (%)       ($)      (%)      (%)  Target?  Pricing
Ticker      (x)      (%)       (%)     (%)       (%)         MRQ      MRQ       MRQ       LTM      LTM      LTM   (Y/N)      Date

MFLR      16.2    137.9     140.5    13.3       2.67      120,448      9.6      9.5     1.11     0.94     9.67      N      03/04/97
MFSL      13.5    127.2     129.1    10.4       2.13    1,129,756      8.2      8.1     2.78     0.53     6.48      N      03/04/97
MGNL      11.9    195.2     203.3    18.9       3.24    1,341,985      9.7      9.4     1.55     1.37    13.90      N      03/04/97
MIVI      17.9     97.5      97.5    18.1       1.08       70,329     18.5     18.5     0.83     0.68     3.63      N      03/04/97
MLBC      17.2    132.9     136.3    10.8       2.19    1,875,091      7.5      7.4     1.01     0.71     9.21      N      03/04/97
MSBF      13.4    107.1     107.1    20.5       2.38       66,541     19.1     19.1     1.57     1.29     6.07      N      03/04/97
MWBI      10.0     97.3      97.3     6.9       2.24      136,425      7.0      7.0     2.67     0.46     6.61      N      03/04/97
MWBX      10.6    179.5     179.5    13.5       2.37      522,570      7.5      7.5     0.48     1.33    17.97      N      03/04/97
MWFD      16.8    176.6     184.8    14.8       1.67      194,707      8.4      8.1     1.07     1.04    11.26      N      03/04/97
NASB      11.0    171.2     177.7    12.3       2.07      711,088      7.2      7.0     3.51     1.13    15.19      N      03/04/97
NEBC      24.3    100.2     117.1     7.0       2.35      238,459      7.9      6.9     0.56     0.46     5.49      N      03/04/97
NEIB      15.8     99.7      99.7    17.4       2.25      160,032     17.4     17.4     0.90     1.02     4.97      N      03/04/97
NHTB      13.6    107.2     107.2     7.8       4.12      264,016      7.3      7.3     0.89     0.40     5.25      N      03/04/97
NMSB      16.8    114.2     114.2    12.0       2.60      311,863     10.5     10.5     0.55     0.82     7.49      N      03/04/97
NSSB      20.9    162.3     173.5    18.2       2.09      683,299     11.2     10.6     1.10     0.95     8.91      N      03/04/97
NSSY      20.0    137.7     143.5     9.5       0.79      637,156      7.2      6.9     1.27     0.81    10.27      N      03/04/97
NTMG      22.4    104.2     104.2     5.6          -       93,924      5.8      5.8     0.33     0.32     4.83      N      03/04/97
NWEQ      14.5     97.7      97.7    13.0       3.26       96,518     12.3     12.3     0.93     0.76     5.88      N      03/04/97
NWSB      17.7    183.6     192.6    18.3       2.13    1,911,978     10.0      9.6     0.85     0.72     6.95      N      03/04/97
NYB       15.0    334.6     334.6    17.1       1.87    3,122,017      5.1      5.1     2.14     1.22    21.81      N      03/04/97
OCWN      22.4    450.1     450.1    36.9          -    2,483,685      8.2      8.2     1.53     2.49    31.08      N      03/04/97
OFCP      20.6    135.7     171.7    12.4       1.82      827,275      9.1      7.3     0.96     0.40     3.11      N      03/04/97
OHSL      15.9    106.9     106.9    12.4       3.46      217,627     11.6     11.6     1.38     0.57     4.60      N      03/04/97
PBCI      14.9    118.7     119.7    17.5       4.97      362,910     14.7     14.6     1.35     0.81     5.25      N      03/04/97
PBCT      22.2    223.1     223.4    18.0       2.59    7,645,200      8.1      8.1     1.53     1.13    13.87      N      03/04/97
PBKB      18.0    146.2     152.9     9.2       2.82      496,133      6.3      6.0     0.71     0.74    13.03      N      03/04/97
PBNB      16.2    130.0     139.0    12.5       2.92      482,394      9.6      9.0     1.95     0.93     8.92      N      03/04/97
PCBC      15.7    103.7     103.7    19.6       2.11       80,408     18.9     18.9     1.21     0.71     3.69      N      03/04/97
PCCI      16.1    161.7     161.7    13.0          -      304,085      8.1      8.1     0.84     1.06    13.14      N      03/04/97
PDB       23.6    148.8     148.8    23.4       3.77      125,086     15.7     15.7     0.45    (0.21)   (0.77)     N      03/04/97
PEEK      19.8    102.7     102.7    26.8       2.42      187,534     26.1     26.1     0.75     1.13     3.78      N      03/04/97
PERM      23.4    116.9     118.1    11.4       1.33      412,967      9.7      9.6     0.96     0.24     2.37      N      03/04/97
PERT      19.1    132.1     132.1    17.5          -      223,000     13.3     13.3     1.36     0.76     6.85      N      03/04/97
PETE      11.0    126.0     126.3     8.3          -      427,407      6.6      6.6     1.55     0.85    13.39      N      03/04/97
PFDC      12.6    123.5     123.5    18.9       2.61      280,339     15.3     15.3     1.82     1.12     7.26      N      03/04/97
PFNC      21.1    161.9     186.8     8.4       0.93      383,981      5.2      4.5     0.41     0.35     6.58      N      03/04/97
PFSB      13.2    120.8     148.6     9.9       1.12    1,213,679      7.6      6.2     1.89     0.55     6.39      N      03/04/97
PFSL      13.5    133.1     133.1     8.3       4.72      373,084      6.3      6.3     1.41     0.55     9.15      N      03/04/97
PHBK      13.8    200.3     239.6    16.2       2.32    5,398,398      8.1      6.9     2.25     1.21    14.41      N      03/04/97
PKPS      21.7    106.6     106.6     8.9       1.65      858,690      8.4      8.4     0.28     0.17     2.02      N      03/04/97
PLE       12.9    128.8     133.2    10.1       3.62      195,502      7.8      7.6     1.71     0.51     6.55      N      03/04/97
PSAB      16.1    155.7        NA    11.9       3.28      926,071      7.6       NA     1.29     0.46     5.75      N      03/04/97
PSBK       9.9    125.2     142.3    10.4       2.86      875,180      8.3      7.4     2.39     1.09    13.13      N      03/04/97
PTRS      22.7     98.3      98.3     8.1       1.40      125,497      8.2      8.2     0.88     0.03     0.27      N      03/04/97
PULS      11.9    138.6     138.6    10.8       3.89      509,690      7.8      7.8     1.51     0.72     7.60      N      03/04/97
PVFC       7.2    163.6     163.6    11.2          -      347,577      6.9      6.9     2.33     0.99    14.87      N      03/04/97
PVSA      11.4    150.9     152.3    11.3       1.96      945,302      7.5      7.5     2.32     0.77    10.67      N      03/04/97
PWBC      13.1    102.2     111.9     7.5       2.67      698,735      7.4      6.8     1.03     0.41     5.47      N      03/04/97
QCBC      18.9    107.0     107.2     9.5          -      764,466      8.9      8.9     1.01     0.27     2.87      N      03/04/97
QCFB      12.4    102.2     102.2    18.0          -      148,321     17.6     17.6     1.51     1.24     6.18      N      03/04/97
QCSB      20.8    208.0     208.0    32.4       1.74    1,358,656     15.6     15.6     2.77     1.63    10.10      N      03/04/97
RARB      12.6    137.2     140.1    10.8       2.81      354,176      7.8      7.7     1.98     0.84    11.12      N      03/04/97
RCSB      14.2    153.3     157.4    12.4       1.85    4,014,317      8.1      7.9     2.28     1.00    12.39      N      03/04/97
RELY      13.8    124.2     178.1    10.3       2.56    1,878,184      8.3      5.9     1.59     0.52     6.00      N      03/04/97
ROSE      12.5    142.9     142.9     9.6       2.46    3,259,627      6.3      6.3     2.87     1.00    16.03      N      03/04/97
RVSB      16.4    164.3     182.3    17.9       1.21      224,473     10.9      9.9     1.11     0.97     8.87      N      03/04/97
SBCN      21.4     98.4      98.4    12.0       3.38      218,734     11.8     11.8     0.83     0.19     1.50      N      03/04/97
SECP      17.8    143.5     143.5    21.0       1.44    3,657,959     15.5     15.5     4.69     0.99     6.02      N      03/04/97
SFED      17.0    103.4     103.4    13.2       1.40      166,030     12.8     12.8     1.01     0.45     3.22      N      03/04/97

FERGUSON & COMPANY       Exhibit V - Selected Publicly Traded Thrifts
------------------

                                                                            Tangible             ROAA    ROACE
        Price/  Current   Current           Current        Total  Equity/   Equity/      Core   Before   Before
           LTM   Price/  Price/ T  Price/  Dividend       Assets   Assets  T Assets       EPS    Extra    Extra   Merger  Current
      Core EPS   Book V    Book V  Assets     Yield       ($000)      (%)       (%)       ($)      (%)      (%)  Target?  Pricing
Ticker      (x)      (%)       (%)     (%)       (%)         MRQ      MRQ       MRQ       LTM      LTM      LTM   (Y/N)      Date

SFFC      14.5     97.9      97.9    17.4       2.18       82,809     17.8     17.8     1.27     1.01     5.29      N      03/04/97
SFSB      15.8    108.3     108.8     7.0       1.41      404,092      6.5      6.5     1.43     0.28     4.04      N      03/04/97
SFSL      12.4    153.2     156.0    14.1       2.48      624,296      9.2      9.1     1.43     0.94     9.99      N      03/04/97
SHEN      14.2    118.4     118.4    12.6       1.94      405,785     10.6     10.6     1.74     0.82     6.43      N      03/04/97
SISB       8.4    144.9     144.9    11.3       1.81    1,348,612      7.6      7.6     3.16     1.52    20.91      N      03/04/97
SMBC      15.7    101.5        NA    16.4       3.13      159,653     16.2       NA     1.02     0.74     4.56      N      03/04/97
SMFC      17.8    142.8     142.8    14.4          -      298,037     10.1     10.1     1.66     0.79     7.14      N      03/04/97
SOPN      18.4    110.9     110.9    27.8       3.40      265,888     25.0     25.0     1.09     1.34     5.18      N      03/04/97
SOSA      16.2    153.6     153.6     8.9          -      517,342      5.8      5.8     0.17     0.55     9.88      N      03/04/97
SPBC      16.6    157.0     157.5    14.0       1.79    4,357,170      8.9      8.9     1.61     0.62     6.85      N      03/04/97
SSBK      12.9    133.4     135.9    10.2       2.11      567,490      7.6      7.5     1.76     0.68     8.38      N      03/04/97
STFR      17.1    128.5     135.3    11.6       1.57    1,409,316      8.9      8.5     1.78     0.72     7.31      N      03/04/97
STND      20.0    122.9     123.1    13.7       1.96    2,405,221     11.2     11.1     1.02     0.53     4.45      N      03/04/97
STSA      23.3    149.0        NA     6.1          -    1,536,344      5.8       NA     0.73     0.16     0.91      N      03/04/97
SVRN      13.4    191.1     270.5     8.0       0.63    9,433,154      5.0      3.9     0.95     0.58    12.66      N      03/04/97
SWBI      15.4    131.6     131.6    13.7       3.82      382,375     10.4     10.4     1.29     0.72     6.30      N      03/04/97
SWCB      15.0    157.5     165.9    13.1       3.75      464,555      8.3      7.9     2.14     0.94    11.47      N      03/04/97
TBK       11.9    117.5     121.6     7.9       1.28      232,282      6.7      6.5     1.31     0.65     9.84      N      03/04/97
TCB       16.0    282.3     293.4    21.9       1.68    7,090,862      7.8      7.5     2.79     1.24    16.13      N      03/04/97
THR       17.6    100.6     101.0    14.4       2.38       89,271     14.3     14.3     0.86     0.53     3.59      N      03/04/97
THRD      16.9    102.4     117.3    12.4       2.13      647,853     11.2      9.9     1.11     0.61     4.74      N      03/04/97
TPNZ      19.1    105.0     105.0    19.1       1.38      116,726     18.2     18.2     0.76     0.71     3.82      N      03/04/97
TRIC      15.4     85.7      85.7    13.1       3.24       85,888     15.3     15.3     1.20     0.71     4.87      N      03/04/97
TSBS      21.2    138.8     151.9    23.9       2.21      601,017     17.2     15.9     0.75     1.56     8.34      N      03/04/97
TSH       14.2     99.9      99.9    13.3       3.33      388,910     13.3     13.3     1.06     0.69     4.42      N      03/04/97
TWIN      17.3    118.0     118.0    15.0       3.46      105,263     12.7     12.7     1.07     0.62     4.69      N      03/04/97
UBMT      15.2     98.0      98.0    22.1       4.82      107,945     22.5     22.5     1.28     1.20     5.24      N      03/04/97
UFRM      20.1    128.1     128.1     9.6       2.42      263,582      7.5      7.5     0.41     0.27     3.38      N      03/04/97
VFFC      17.0    142.2     147.7    11.2       0.64      808,545      7.9      7.6     0.92     1.42    17.69      N      03/04/97
WAMU      22.8    275.6     292.7    15.1       1.88   44,551,925      5.4      5.1     2.33     0.27     4.46      N      03/04/97
WAYN      24.1    170.8     170.8    15.6       3.54      250,057      9.1      9.1     1.08     0.28     2.97      N      03/04/97
WBST      13.6    158.8     205.1     8.0       1.83    3,917,600      5.3      4.2     2.89     0.67    12.23      N      03/04/97
WCBI      14.2    115.4     115.4    17.8       2.79      310,992     15.4     15.4     1.51     1.06     6.83      N      03/04/97
WEFC      15.6    110.5     110.5    15.5          -      201,326     14.0     14.0     0.96     0.61     4.21      N      03/04/97
WFCO      12.0    120.8     123.8     8.8       3.23      292,264      7.3      7.2     1.08     0.67     8.96      N      03/04/97
WFSL      12.9    185.9     207.5    21.0       3.36    5,869,259     11.3     10.3     2.02     1.64    13.93      N      03/04/97
WRNB      10.0    167.4     167.4    16.1       2.79      358,954      9.6      9.6     1.58     1.87    20.56      N      03/04/97
WSB       10.7    102.9     102.9     8.5       1.95      255,049      8.2      8.2     0.48     0.48     5.82      N      03/04/97
WSFS      10.2    202.3     204.4    11.3          -    1,357,635      5.6      5.5     1.17     1.28    21.19      N      03/04/97
WSTR      18.8    115.5     115.5    16.3       1.92      563,617     14.1     14.1     1.11     0.61     4.47      N      03/04/97
WVFC      13.1    126.2     126.2    16.1       3.14      275,920     12.7     12.7     1.95     1.06     7.78      N      03/04/97
YFED      16.0    130.2     130.2    10.6       3.31    1,160,035      8.2      8.2     1.13     0.55     6.57      N      03/04/97

Maximum   24.9    450.1     450.1    36.9       5.22   49,902,044     26.8     26.8     7.57     2.49    45.72
Minimum    2.7     65.5      68.4     3.5          -       57,838      3.3      2.8     0.17    (0.21)   (0.77)
Average   16.2    139.2     146.2    13.7       1.96    1,623,703     10.4     10.2     1.47     0.76     7.86
Median    15.8    130.8     136.1    12.5       1.99      418,115      9.0      8.7     1.28     0.72     6.60

FERGUSON & COMPANY       Exhibit V - Selected Publicly Traded Thrifts
------------------

                                                   ROAA         ROACE
                 NPAs/     Price/      Core      Before        Before
                Assets       Core       EPS       Extra         Extra
                   (%)        EPS       ($)         (%)           (%)
Ticker             MRQ        (x)       MRQ         MRQ           MRQ

AADV               0.55      14.3       0.62        0.96         10.95
ABBK               0.31      13.1       0.41        0.76         11.32
ABCL               0.26      21.4       0.36        0.66          7.72
ABCW               0.80      12.8       0.91        0.99         16.05
AFCB               0.49      11.9       0.53        1.06         10.84
AFFFZ              0.44       2.3       3.51        4.72         63.21
AHM                2.07      15.7       0.66        0.73         16.58
ALBK               0.66      14.2       0.64        1.03         11.30
ANBK                 NA      16.3       0.20       (0.58)        (6.00)
ANDB               1.21      11.9       0.59        1.07         13.44
ASBI               0.41      16.9       0.24        0.90          8.20
ASBP               1.60      19.2       0.15        1.11          5.83
ASFC               0.53      16.7       0.63        0.75          9.37
BANC               0.72      15.9       0.26        0.21          3.06
BDJI               0.22      16.0       0.29        0.71          6.25
BFD                  NA      22.9       0.18        0.60          5.53
BFSB               0.03      14.6       0.33        1.10          7.73
BKC                2.20      15.8       0.48        1.26         14.59
BKCT               1.03      12.4       0.44        1.24         11.84
BKUNA              0.66      19.2       0.13        0.62          7.38
BSBC               1.92      14.3       0.07        1.15         12.63
BVFS               0.73      16.6       0.85        0.58          9.79
BWFC               0.05      24.5       0.12        1.04          6.25
CAFI               0.35      12.5       0.32        1.05         10.82
CAPS               0.12      12.5       0.28        0.92         10.88
CARV               0.41      35.3       0.07        0.16          1.75
CASB               0.57      21.6       0.19        0.53          8.76
CASH               0.75      12.9       0.33        1.01          8.78
CBCI               1.57      13.7       0.66        1.35          8.39
CBIN               0.13      12.3       0.28       (0.21)        (1.90)
CBNH               0.44      12.9       0.44        0.95         12.77
CBSA               0.56      11.8       0.56        0.45         13.95
CBSB               0.54      14.2       0.28        1.21          8.12
CEBK               1.67      10.3       0.44        0.99          9.82
CENF               1.46      17.6       0.48        0.50          9.77
CFB                1.02      12.7       0.71        0.90         15.97
CFCP               0.19      20.6       0.31        1.12         18.06
CFFC               0.35      12.1       0.46        1.41         10.22
CFSB               0.24      12.4       0.41        1.06         13.94
CFX                0.68      13.6       0.31        1.18         13.67
CIBI               0.69      12.2       0.36        0.91          7.81
CKFB               0.52      21.3       0.22        1.31          5.19
CMRN               0.13      17.2       0.24        1.35          5.46
CMSV               0.63      22.4       0.22        0.71          6.11
CNIT               0.77      14.1       0.79       (0.07)        (0.96)
CNSK               1.17      42.6       0.08       (0.41)        (9.65)
COFI               0.26      13.7       0.85        1.24         18.54
CSA                1.43      23.3       0.50        0.45          9.20
CTBK               1.61      11.3       0.43        0.72         10.85
CTZN               0.52      13.2       0.65        0.83         12.72
CVAL               0.64      13.8       0.39        0.92         10.36
CZF                0.22      20.2       0.17       (0.45)        (2.73)
DFIN               0.15      33.0       0.11        0.67          2.94
DIBK               0.50       8.5       0.61        1.90         22.36
DME                2.20      13.5       0.32        0.63         12.05
DNFC               0.55      11.9       0.38        0.90         16.05
DSL                1.19      17.6       0.33        0.69          9.03
EBSI               0.88      14.7       0.28        0.75          8.43
EFBI               0.01      14.5       0.26        1.15          8.59

FERGUSON & COMPANY       Exhibit V - Selected Publicly Traded Thrifts
------------------

                                                   ROAA         ROACE
                 NPAs/     Price/      Core      Before        Before
                Assets       Core       EPS       Extra         Extra
                   (%)        EPS       ($)         (%)           (%)
Ticker             MRQ        (x)       MRQ         MRQ           MRQ

EGFC               1.20      12.1       0.61        0.81         11.23
EIRE               0.26      12.3       0.39        0.83         12.16
EQSB               0.73      10.1       0.81        0.73         14.81
ESBK               0.84      17.6       0.27        0.36          5.64
FBBC               0.10      14.7       0.27        1.24          7.57
FBCI               0.65      16.4       0.30        0.69          6.77
FBHC               1.18      17.1       0.34        0.60          9.41
FBSI               0.04      13.4       0.36        1.37          9.21
FCIT               2.14      12.8       0.43        0.85         14.30
FCME               2.24       8.8       0.25        0.89         18.95
FDEF               0.41      27.3       0.12        0.87          3.93
FED                1.78      10.6       0.62        0.64         14.05
FESX               0.62      10.7       0.36        1.23         16.33
FFBI               0.22      20.6       0.20       (0.70)        (8.84)
FFBS               0.32      17.7       0.31        1.50          7.70
FFBZ               0.66      18.2       0.24        0.90         11.97
FFCH               1.10      13.0       0.52        0.86         14.13
FFES               0.42      13.4       0.48        0.49          7.81
FFFC               0.36      17.3       0.35        1.34          9.33
FFFG               2.94      18.8       0.05       (0.63)        (9.56)
FFFL               0.36      25.5       0.18        0.74          7.89
FFHC               0.28      13.5       0.49        1.37         18.81
FFHH               0.04      17.8       0.24        0.81          6.24
FFHS               0.39      14.7       0.29        0.09          0.98
FFIC                 NA      20.2       0.23        0.90          5.16
FFKY               0.10      15.2       0.33        1.53         11.17
FFLC               0.30      20.8       0.32        0.94          5.92
FFSL               0.34      20.4       0.15        0.62          5.61
FFSW               0.16      10.5       0.90        0.29          2.45
FFSX               0.15      17.9       0.42        0.69          8.50
FFWC               0.11      10.8       0.59        1.09         10.79
FFWD               0.02      12.7       0.31        1.24          9.55
FFYF               0.86      17.5       0.36        1.27          7.38
FGHC               1.21      20.8       0.09        0.81         10.10
FIBC               3.62      13.2       0.34        0.90          9.20
FISB               1.78      18.1       0.39        1.17         12.62
FKFS               2.42      11.1       0.50        0.84         10.86
FLFC               0.83      17.7       0.31        1.00         15.15
FMCO               1.20       9.0       0.55        1.06         16.36
FMSB                 NA      12.7       0.40        0.99         15.05
FNGB               0.15      16.4       0.29        0.91          8.04
FOBC               0.17      14.1       0.34        0.99          8.51
FRC                1.32      17.6       0.34        0.65         11.43
FSBI               0.42      13.6       0.44        0.80         11.48
FSFC               0.10      14.9       0.18        0.97          9.57
FSLA               0.72      17.1       0.31        0.95         10.22
FSPG               0.83      11.5       0.41        0.93         14.20
FSTC                 NA      11.1       0.56        1.80         19.58
FTF                0.08      11.8       0.36        1.50          9.39
FTFC               0.12      12.8       0.56       (0.02)        (0.25)
FTSB               1.68      16.3       0.18        1.16          6.58
FWWB               0.22      17.0       0.29        1.30          8.48
GBCI               0.09      13.6       0.45        0.82          8.66
GDW                1.43      13.2       1.30        0.81         13.13
GFCO               0.21      14.4       0.39        0.72          7.63
GFSB               1.65      11.4       0.49        1.14          9.93
GLN                1.69      21.8       0.30        0.61          9.92
GPT                2.89      18.8       0.78        1.02          9.46
GRTR               7.84      22.1       0.18        0.80          8.38

FERGUSON & COMPANY       Exhibit V - Selected Publicly Traded Thrifts
------------------
                                                   ROAA         ROACE
                 NPAs/     Price/      Core      Before        Before
                Assets       Core       EPS       Extra         Extra
                   (%)        EPS       ($)         (%)           (%)
Ticker             MRQ        (x)       MRQ         MRQ           MRQ

GSBC              1.75      13.1       0.33        1.76         19.00
GSLC              1.94      81.3       0.03        0.63         11.16
GTFN              0.41      21.1       0.38        0.96          9.92
GUPB              0.15      23.9       0.17        0.72          3.99
GWBC              0.12      20.0       0.18        1.10          4.34
HALL              0.02      12.0       0.40        0.58          8.28
HARB              0.57      15.6       0.61        1.17         14.41
HARL              0.04      11.1       0.48        1.00         16.02
HAVN              0.94      11.0       0.75        0.89         14.05
HBFW              0.00      19.0       0.26        0.80          5.66
HBNK              2.51      11.3       0.50        0.96         13.46
HBS               2.33      12.0       0.35       (0.04)        (0.26)
HFFB              0.00      20.7       0.19        1.34          4.92
HFFC              0.54      12.5       0.39        0.92          9.99
HFGI              0.23      11.4       0.23        0.44         10.32
HFSA              0.18      15.0       0.24        0.93          5.92
HHFC              0.26      15.3       0.18        0.77          6.24
HIFS              0.59      10.1       0.46        1.22         12.57
HMCI              3.51      27.8       0.18        0.41          6.76
HMNF              0.06      19.6       0.30        0.93          6.09
HOMF              0.54      12.2       0.56        1.35         16.41
HPBC              0.04      10.9       0.44        1.74         16.28
HRBF              0.36      21.4       0.20        0.61          4.71
HRZB              0.00      11.7       0.32        1.63         10.36
HTHR             10.58        NM      (0.11)      (1.09)       (32.90)
HVFD              0.78      13.1       0.43        0.96         11.56
IFSB              2.37      14.1       0.16       (0.55)        (8.17)
INBI              0.16      15.3       0.21        1.68          8.86
IPSW              2.02      13.4       0.29        1.24         20.61
ISBF                NA      24.2       0.26       (0.11)        (0.68)
ITLA                NA      12.0       0.35        1.46         12.83
IWBK              0.68      16.9       0.52        1.15         17.45
JSBA              1.02      13.9       0.51       (1.01)       (13.85)
JSBF              1.30      15.6       0.63        1.72          8.08
KFBI              0.03      21.2       0.19        1.11          4.90
KNK               0.60      13.2       0.52        0.91          8.90
KSAV              0.27      14.1       0.38        1.11          7.96
KSBK              1.37       8.6       0.99        0.85         12.28
KYF               0.00      16.5       0.18        1.05          5.33
LARK              0.23      16.2       0.29        1.19          7.99
LARL              0.60      11.7       0.46        1.54         14.51
LFED              0.00      21.7       0.21        1.05          6.55
LIFB              0.44      14.4       0.34        0.90          8.56
LISB              1.08      21.2       0.44        0.87          9.10
LOGN              0.52      15.3       0.22        1.40          7.02
LSBX              0.56       6.2       0.41        2.11         25.30
LVSB              1.14      23.8       0.35        2.09         20.52
MAFB              0.40      12.2       0.83        1.14         14.80
MARN              1.04      16.7       0.33        1.51          6.66
MASB              0.24      12.3       0.83        1.08         10.45
MBB               0.78      17.4       0.27       (0.41)        (8.02)
MBB               0.78      17.4       0.27       (0.41)        (8.02)
MBLF              0.26      13.6       0.37        0.93          7.43
MCBN              0.34       9.7       0.49        0.85          9.79
MCBS              0.14      11.2       0.56        1.25         11.77
MDBK              0.36      13.0       0.55        1.05         11.70
MERI              0.29      12.3       0.72        1.01         13.56
MFBC              0.00      18.5       0.26        0.86          5.30
MFFC              0.17      24.6       0.14        0.88          5.28

FERGUSON & COMPANY       Exhibit V - Selected Publicly Traded Thrifts
------------------

                                                   ROAA         ROACE
                 NPAs/     Price/      Core      Before        Before
                Assets       Core       EPS       Extra         Extra
                   (%)        EPS       ($)         (%)           (%)
Ticker             MRQ        (x)       MRQ         MRQ           MRQ

MFLR              0.97      17.3       0.26        1.01         10.37
MFSL              0.42       7.7       1.22        0.17          2.16
MGNL              2.47      12.5       0.37        1.72         17.46
MIVI              0.26      17.7       0.21        0.98          5.32
MLBC              0.84      20.7       0.21        0.63          8.43
MSBF              0.47      12.8       0.41        1.54          7.93
MWBI              0.68       9.8       0.68        0.82         11.63
MWBX              1.00       9.7       0.13        1.45         17.82
MWFD              0.24      17.3       0.26        0.21          2.45
NASB              2.79      11.0       0.88        0.71         10.15
NEBC              1.34      12.2       0.28        0.90         11.97
NEIB              0.20      12.7       0.28        0.57          3.16
NHTB              0.94      13.2       0.23       (0.37)        (5.03)
NMSB              1.55      16.5       0.14        0.84          7.84
NSSB              1.09      17.4       0.33        1.13         10.26
NSSY              1.99      11.8       0.54        0.82         11.66
NTMG              1.35      26.3       0.07       (0.67)       (12.87)
NWEQ              1.52      12.1       0.28        1.04          8.47
NWSB              0.91      19.7       0.19        1.02         10.32
NYB               1.29      13.6       0.59        1.39         26.29
OCWN              4.37      10.3       0.83        4.35         52.80
OFCP              0.18      17.6       0.28       (0.56)        (5.68)
OHSL              0.01      18.3       0.30       (0.37)        (3.14)
PBCI              2.23      14.8       0.34        1.20          8.08
PBCT              1.33      20.7       0.41        1.13         13.56
PBKB              0.95      18.8       0.17        0.74         12.44
PBNB              0.55      17.9       0.44        0.76          7.70
PCBC              0.00      18.3       0.26        1.43          7.65
PCCI              1.83      13.0       0.26        1.10         12.93
PDB               0.62        NM      (0.16)      (4.50)       (22.16)
PEEK              0.60      23.2       0.16        1.21          4.33
PERM              1.08      18.2       0.31        0.69          7.17
PERT              0.26      17.1       0.38        1.08          7.69
PETE              1.04       9.0       0.47        0.96         14.77
PFDC              0.34      14.0       0.41        1.34          8.82
PFNC              0.91      13.5       0.16        0.75         14.51
PFSB              0.78      12.3       0.51        0.82         10.51
PFSL              0.26      13.6       0.35        0.62         10.14
PHBK              0.86      12.3       0.63        1.33         16.97
PKPS              4.14      16.8       0.09        0.57          6.91
PLE               1.56      12.3       0.45        0.92         11.83
PSAB                NA      43.2       0.12       (0.39)        (4.82)
PSBK              0.85      11.9       0.50        0.87         10.57
PTRS              2.20      25.0       0.20       (1.06)       (12.06)
PULS              0.61      10.5       0.43        1.06         14.02
PVFC              0.53       8.9       0.47        1.36         20.42
PVSA              0.30      10.7       0.62        1.12         15.44
PWBC              0.59      13.0       0.26        0.58          7.92
QCBC              1.51      14.9       0.32        0.67          7.48
QCFB                NA      10.7       0.44        0.39          2.11
QCSB              0.55      28.8       0.50        1.15          7.51
RARB              0.44      11.3       0.55        0.70          9.20
RCSB              0.64      13.7       0.59        0.96         11.98
RELY              0.86      12.7       0.43        0.83         10.12
ROSE              0.47      11.0       0.81        0.98         15.49
RVSB              0.28      16.3       0.28        1.10         10.18
SBCN              0.26      17.1       0.26        0.70          5.88
SECP              0.11      14.0       1.49        1.57          9.93
SFED              0.61      11.9       0.36       (0.30)        (2.31)

FERGUSON & COMPANY       Exhibit V - Selected Publicly Traded Thrifts
------------------

                                                     ROAA         ROACE
                   NPAs/     Price/      Core      Before        Before
                  Assets       Core       EPS       Extra         Extra
                     (%)        EPS       ($)         (%)           (%)
Ticker               MRQ        (x)       MRQ         MRQ           MRQ

SFFC                0.79      13.5       0.34        1.24          6.96
SFSB                0.25      14.9       0.38        0.66         10.05
SFSL                0.25      12.0       0.37        1.33         14.39
SHEN                0.43      11.7       0.53        1.17         10.16
SISB                0.53      15.8       0.42        0.77         10.37
SMBC                0.61      14.8       0.27        1.06          6.65
SMFC                0.09      14.8       0.50        1.17         11.52
SOPN                0.08      16.7       0.30        1.77          7.02
SOSA                6.62      13.8       0.05        0.63         11.05
SPBC                0.15      14.9       0.45        1.01         11.40
SSBK                0.11      11.6       0.49        1.11         14.29
STFR                0.32      16.6       0.46        0.89         10.09
STND                0.18      19.6       0.26        0.70         25.30
STSA                0.42      14.7       0.29        0.57         11.09
SVRN                0.54      13.8       0.23        0.80         18.81
SWBI                0.24      15.1       0.33        0.96          9.31
SWCB                1.00      12.9       0.62        1.08         13.48
TBK                 2.42       8.7       0.45        0.74         11.07
TCB                 0.69      15.5       0.72        1.64         20.49
THR                 1.23      15.1       0.25        0.91          6.35
THRD                0.32      17.4       0.27        0.73          6.59
TPNZ                0.93      20.1       0.18        0.87          4.83
TRIC                0.05      12.9       0.36        1.09          8.20
TSBS                0.50      23.4       0.17        1.38          7.59
TSH                 0.08      13.9       0.27        0.92          6.80
TWIN                0.26      51.4       0.09        0.38          3.02
UBMT                0.62      15.2       0.32        0.14          0.60
UFRM                1.01        NM      (0.02)      (1.32)       (16.96)
VFFC                1.98      16.3       0.24        1.10         13.85
WAMU                0.99        NM      (0.02)      (0.80)       (16.80)
WAYN                0.69      25.0       0.26        0.65          7.04
WBST                0.80      13.3       0.74        0.78         15.00
WCBI                0.50      13.8       0.39        1.49          9.66
WEFC                  NA      16.3       0.23        0.96          6.88
WFCO                0.39      10.8       0.30        1.04         14.35
WFSL                0.81      12.3       0.53        1.76         15.54
WRNB                1.76       8.0       0.49        2.20         23.34
WSB                   NA      12.8       0.10       (1.00)       (11.86)
WSFS                2.23      11.0       0.27        1.18         19.07
WSTR                0.10      18.6       0.28        0.95          6.83
WVFC                0.33      12.3       0.52        1.31         10.44
YFED                1.58      14.2       0.32        0.98         12.37

Maximum            10.58      81.3       3.51        4.72         63.21
Minimum             -          2.3      (0.16)      (4.50)       (32.90)
Average             0.87      15.9       0.39        0.85          9.01
Median              0.57      14.3       0.34        0.92          9.44

                                   EXHIBIT VI

                    Exhibit VI - Comparative Group Selection

To search for a comparative group for First Robinson, we selected all thrifts from the entire U.S. with assets between $50 million and $100 million that have sufficient trading volume to produce meaningful market information. All of these thrifts are listed on either AMEX, NYSE, or Nasdaq.

We found 45 thrifts in the asset size described above. We eliminated 35 and retained a group of 10. Normally, we consider 10 to be the desired sample size.

We eliminated thrifts for the following reasons: 1) Mutual holding company; 2) BIF insured; 3) No PE information for the most recent quarter; 4) Negative ROAA or ROACE for the most recent quarter; 5) Merger agreement has been executed; 6) Non-performing assets of 1.25% or more of total assets; 7) Loans under 60% of total assets; and 8) Loans serviced more than 40% of assets.

The group of 45 from  which the  comparative  group  was  selected  is listed on
Exhibit VI.1 and the selected  comparative  group is listed on Exhibit  VI.2. On
Exhibit VI.1, we have underlined the cells that indicate which ones were not selected and why. Set forth below is a legend for the column summarizing reasons individual thrifts were not selected.

A Mutual holding company.

B BIF insured.

C No PE information for the most recent quarter.

D Negative ROAA and ROACE for the most recent quarter.

E Announced acquisition target.

F Non-performing assets of 1.25% or more of total assets.

G Loans are less than 60% of assets.

H Loans serviced exceeds 40% of assets.

                      Exhibit VI.1 - Comparatives Selection

                                                                               Deposit                          Current   Current
                                                                               Insurance                         Stock     Market
                                                                               Agency                            Price     Value
Ticker       Short Name                  City                 State  Region   (BIF/SAIF)  Exchange   IPO Date      ($)      ($M)
------       ----------                  ----                 -----  ------   ----------  --------   --------      ---      ----
ALBC     Albion Banc Corp.              Albion                 NY      MA       SAIF       NASDAQ    07/26/93    17.375     4.34
AMFC     AMB Financial Corp.            Munster                IN      MW       SAIF       NASDAQ    04/01/96    12.500    13.35
ATSB     AmTrust Capital Corp.          Peru                   IN      MW       SAIF       NASDAQ    03/28/95    10.000     5.28
BRFC     Bridgeville Savings Bank       Bridgeville            PA      MA       SAIF       NASDAQ    10/07/94    15.250    17.14
CBES     CBES Bancorp, Inc.             Excelsior Springs      MO      MW       SAIF       NASDAQ    09/30/96    14.250    14.61
CCFH     CCF Holding Company            Jonesboro              GA      SE       SAIF       NASDAQ    07/12/95    14.500    13.28
CIBI     Community Investors Bancorp    Bucyrus                OH      MW       SAIF       NASDAQ    02/07/95    17.250    11.49
CKFB     CKF Bancorp, Inc.              Danville               KY      MW       SAIF       NASDAQ    01/04/95    19.750    18.59
CNSB     CNS Bancorp, Inc.              Jefferson City         MO      MW       SAIF       NASDAQ    06/12/96    14.000    23.14
CRZY     Crazy Woman Creek Bancorp      Buffalo                WY      WE       SAIF       NASDAQ    03/29/96    11.750    12.43
CZF      CitiSave Financial Corp        Baton Rouge            LA      SW       SAIF       AMSE      07/14/95    13.125    12.63
FCB      Falmouth Co-Operative Bank     Falmouth               MA      NE       BIF        AMSE      03/28/96    13.750    20.00
FFBI     First Financial Bancorp, Inc.  Belvidere              IL      MW       SAIF       NASDAQ    10/04/93    15.500     7.01
FFDF     FFD Financial Corp.            Dover                  OH      MW       SAIF       NASDAQ    04/03/96    13.750    20.00
FTSB     Fort Thomas Financial Corp.    Fort Thomas            KY      MW       SAIF       NASDAQ    06/28/95    14.250    22.43
GFSB     GFS Bancorp, Inc.              Grinnell               IA      MW       SAIF       NASDAQ    01/06/94    20.250    10.18
GUPB     GFSB Bancorp, Inc.             Gallup                 NM      SW       SAIF       NASDAQ    06/30/95    14.750    13.29
GWBC     Gateway Bancorp, Inc.          Catlettsburg           KY      MW       SAIF       NASDAQ    01/18/95    14.000    15.59
HFSA     Hardin Bancorp, Inc.           Hardin                 MO      MW       SAIF       NASDAQ    09/29/95    12.500    11.94
HHFC     Harvest Home Financial Corp.   Cheviot                OH      MW       SAIF       NASDAQ    10/10/94     9.875     9.23
HZFS     Horizon Financial Svcs Corp.   Oskaloosa              IA      MW       SAIF       NASDAQ    06/30/94    14.625     6.22
INCB     Indiana Community Bank, SB     Lebanon                IN      MW       SAIF       NASDAQ    12/15/94    15.500    14.29
KSAV     KS Bancorp, Inc.               Kenly                  NC      SE       SAIF       NASDAQ    12/30/93    21.000    13.93
KYF      Kentucky First Bancorp, Inc.   Cynthiana              KY      MW       SAIF       AMSE      08/29/95    14.625    20.31
LOGN     Logansport Financial Corp.     Logansport             IN      MW       SAIF       NASDAQ    06/14/95    11.688    15.46
LXMO     Lexington B&L Financial Corp.  Lexington              MO      MW       SAIF       NASDAQ    06/06/96    12.125    15.34
MCBN     Mid-Coast Bancorp, Inc.        Waldoboro              ME      NE       SAIF       NASDAQ    11/02/89    19.938     4.59
MIVI     Mississippi View Holding Co.   Little Falls           MN      MW       SAIF       NASDAQ    03/24/95    12.500    10.97
MORG     Morgan Financial Corp.         Fort Morgan            CO      SW       SAIF       NASDAQ    01/11/93    11.500     8.95
MSBF     MSB Financial, Inc.            Marshall               MI      MW       SAIF       NASDAQ    02/06/95    18.500    12.09
NSLB     NS&L Bancorp, Inc.             Neosho                 MO      MW       SAIF       NASDAQ    06/08/95    13.250    11.18
NTMG     Nutmeg Federal S&LA            Danbury                CT      NE       SAIF       NASDAQ          NA     8.000     5.68
NWEQ     Northwest Equity Corp.         Amery                  WI      MW       SAIF       NASDAQ    10/11/94    11.750    10.92
PCBC     Perry County Financial Corp.   Perryville             MO      MW       SAIF       NASDAQ    02/13/95    17.250    14.71
PFFC     Peoples Financial Corp.        Massillon              OH      MW       SAIF       NASDAQ    09/13/96    12.500    18.64
SFFC     StateFed Financial Corporation Des Moines             IA      MW       SAIF       NASDAQ    01/05/94    17.250    14.03
SOBI     Sobieski Bancorp, Inc.         South Bend             IN      MW       SAIF       NASDAQ    03/31/95    13.750    12.29
SSB      Scotland Bancorp, Inc          Laurinburg             NC      SE       SAIF       AMSE      04/01/96    13.875    25.53
SZB      SouthFirst Bancshares, Inc.    Sylacauga              AL      SE       SAIF       AMSE      02/14/95    12.750    10.69
THBC     Troy Hill Bancorp, Inc.        Pittsburgh             PA      MA       SAIF       NASDAQ    06/27/94    20.000    21.36
THR      Three Rivers Financial Corp.   Three Rivers           MI      MW       SAIF       AMSE      08/24/95    14.250    12.13
TRIC     Tri-County Bancorp, Inc.       Torrington             WY      WE       SAIF       NASDAQ    09/30/93    18.250    11.11
WCFB     Webster City Federal SB, MHC   Webster City           IA      MW       SAIF       NASDAQ    08/15/94    13.500    28.35
WHGB     WHG Bancshares Corp.           Lutherville            MD      MA       SAIF       NASDAQ    04/01/96    13.625    22.07
WWFC     Westwood Financial Corporation Westwood               NJ      MA       SAIF       NASDAQ    06/07/96    15.250     9.86

Maximum                                                                                                           21.000    28.35
Minimum                                                                                                            8.000     4.34
Average                                                                                                           14.569    13.93
Median                                                                                                            14.000    13.28

                                                                                  Tangible                  ROAA     ROAA     ROAA
           Price/  Price/   Current  Current         Current     Total   Equity/   Equity/   Core    Core   Before   Before   Before
            LTM     Core     Price/  Price\   Price/ Dividend   Assets   Assets   T Assets    EPS     EPS   Extra    Extra    Extra
         Core EPS    EPS    B Value  B Value  Assets  Yield     ($000)    (%)        (%)      ($)     ($)    (%)      (%)      (%)
Ticker     (X)       (X)      (%)     (%)      (%)     (%)        MRQ     MRQ       MRQ       LTM     MRQ    LTM      MRQ      LTM
------     ---       ---      ---     ---      ---     ---        ---     ---      ---        ---      ---    ---     ---      ---
ALBC    32.78   28.96     73.41    73.41    7.59       1.77     57,784   10.34    10.34      0.53    0.15    0.24     0.27     2.33
AMFC       NA   19.53     86.81    86.81   16.82       1.92     83,542   19.37    19.37        NA    0.16    0.49    (0.06)      NA
ATSB    66.67   17.86     73.86       NA    7.32         --     72,108    9.91       NA      0.15    0.14    0.26    (0.49)    2.45
BRFC    23.46   20.07    108.00   108.00   31.26       2.10     54,835   28.94    28.94      0.65    0.19    0.97     0.28     3.38
CBES       NA      NA     86.05       NA   15.10       2.76     96,716   17.55       NA        NA      NA      NA    (0.16)      NA
CCFH       NA   20.14     97.58    97.58   20.67       2.32     79,325   21.19    21.19        NA    0.18    0.97     0.97     4.91
CIBI    13.07   13.07    101.53   101.53   12.12       2.23     94,799   11.94    11.94      1.32    0.33    0.68    (0.44)    5.03
CKFB    24.38   22.44    117.56   117.56   31.04         --     59,898   25.22    25.22      0.81    0.22    1.28     1.38     4.70
CNSB       NA   35.00     95.89    95.89   23.40       3.40     98,898   24.40    24.40        NA    0.10      NA    (0.70)      NA
CRZY       NA   17.28     80.37    80.37   24.13       3.05     51,517   30.03    30.03        NA    0.17    0.79     0.39     3.10
CZF     14.91   19.30    104.08   104.08   16.70       1.46     75,635   16.00    15.99      0.88    0.17    0.78    (0.45)    4.30
FCB        NA   28.65     91.97    91.97   22.60         --     88,498   24.57    24.57        NA    0.12    0.67     0.79       NA
FFBI    21.83   19.38     93.37    93.37    7.22       1.46     97,143    7.73     7.73      0.71    0.20    0.12    (0.70)    1.28
FFDF       NA   19.10     93.41    93.41   23.41       1.75     85,434   25.07    25.07        NA    0.18    0.69    (0.11)      NA
FTSB    17.38   17.81    103.64   103.64   25.23       1.98     88,874   24.35    24.35      0.82    0.20    1.33     1.28     5.39
GFSB    11.31   11.51    103.26   103.26   11.94       2.71     85,206   11.57    11.57      1.79    0.44    0.91     0.17     7.59
GUPB    18.67   16.76     90.16    90.16   16.68       2.86     79,708   18.50    18.50      0.79    0.22    0.80     0.18     3.53
GWBC    26.92      NM     89.51    89.51   22.44       3.20     69,496   25.07    25.07      0.52      --    0.84     0.02     3.30
HFSA    18.38   18.38     85.27    85.27   14.31       4.05     87,807   16.78    16.78      0.68    0.17    0.44    (0.60)    2.39
HHFC    15.67   15.43     72.29    72.29   12.08       2.19     76,399   16.71    16.71      0.63    0.16    0.75     0.74     4.14
HZFS    26.12   18.28     79.61    79.61    8.55       2.26     76,652   10.73    10.73      0.56    0.20    0.13    (0.68)    1.13
INCB    32.98   25.83    128.10   128.10   15.76       2.86     90,697   12.30    12.30      0.47    0.15    0.15    (0.75)    1.02
KSAV    12.96    9.72    100.82   100.91   14.49       3.42     96,150   14.37    14.36      1.62    0.54    0.82     0.05     5.30
KYF     20.60   22.85    106.13   106.13   23.61       3.42     86,009   22.25    22.25      0.71    0.16    0.89     0.07     3.68
LOGN    13.91   12.18     97.08    97.08   19.39         --     79,726   19.98    19.98      0.84    0.24    1.24     0.41     4.78
LXMO       NA      NA     81.87    81.87   25.03       2.61     61,294   30.57    30.57        NA      NA      NA     1.03       NA
MCBN    14.88   15.10     93.34    93.34    8.20       1.28     55,956    8.78     8.78      1.34    0.33    0.34    (0.53)    3.83
MIVI    13.74   13.02     89.16    89.16   16.40       2.09     69,322   18.40    18.40      0.91    0.24    1.31     1.13     6.73
MORG    13.69   13.69     94.42    94.42   11.93       2.70     75,053   12.63    12.63      0.84    0.21    0.74    (0.04)    5.10
MSBF    12.01   11.56     96.00    96.00   19.24       3.77     62,832   20.05    20.05      1.54    0.40    1.40     0.27     6.19
NSLB    22.46   19.49     83.70    83.70   19.51       1.88     57,288   23.31    23.31      0.59    0.17    0.97     0.97     4.08
NTMG    24.24   20.00    108.84   108.84    6.23       3.40     91,158    6.22     6.22      0.33    0.10    0.67     0.66    10.92
NWEQ    14.33   15.46     86.72    86.72   11.43       1.74     95,501   12.14    12.14      0.82    0.19    0.71     0.05     5.18
PCBC    18.35   17.25     97.46    97.46   18.29         --     80,394   18.77    18.77      0.94    0.25    0.88     0.55     4.36
PFFC       NA      NA        NA       NA      NA       2.32     78,252   12.88    12.88        NA      NA      NA     0.48       NA
SFFC    15.54   14.38     94.01    94.01   18.29         --     76,705   19.46    19.46      1.11    0.30    1.19     1.28     5.99
SOBI    35.26   31.25     87.47    87.47   15.59       2.16     78,863   17.82    17.82      0.39    0.11    0.43     0.48     2.34
SSB        NA      NA    103.31   103.31   36.22       3.92     70,488   35.05    35.05        NA      NA      NA     1.74       NA
SZB     37.50   24.52     84.33    84.33   12.16       2.00     90,542   14.41    14.41      0.34    0.13    0.57     0.84     3.50
THBC    19.80   20.83    118.55   118.55   21.47       2.53     99,470   18.11    18.11      1.01    0.24    1.02     0.22     4.84
THR     17.81   16.19     95.90    96.28   13.88       2.74     87,369   14.48    14.43      0.80    0.22    0.52    (0.42)    3.43
TRIC    18.07   15.73     89.55    89.55   14.48       5.93     76,718   16.17    16.17      1.01    0.29    0.95     1.00     5.13
WCFB    34.62      NM    131.07   131.07   30.00       1.47     94,492   22.89    22.89      0.39      --    0.87       --     3.88
WHGB       NA      NA     94.88    94.88   22.62       1.31     97,570   23.84    23.84        NA      NA      NA     1.05       NA
WWFC       NA   15.89    103.32   117.85   10.53       1.31     93,648   10.19     9.05        NA    0.24      NA    (0.65)      NA

Maximum 66.67   35.00    131.07   131.07   36.22       5.93     99,470    35.05   35.05      1.79    0.54    1.40     1.74    10.92
Minimum 11.31    9.72     72.29    72.29    6.23         --     51,517     6.22    6.22      0.15      --    0.12    (0.75)    1.02
Average 21.95   18.79     95.31    96.40   17.62       2.16     80,128    18.25   18.43      0.81    0.21    0.76     0.27     4.26
Median  18.38   18.07     94.22    94.65   16.69       2.19     79,726    18.11   18.40      0.80    0.19    0.79     0.22     4.14


         ROACE                                                                                 Loans      Loans
         Before                         NPAs/   Loans/    Loans/   Deposits/    Borrowings/   Serviced   Serviced/
         Extra     Merger    Current   Assets  Deposits   Assets    Assets       Assets      For Others   Assets     Reasons
         (%)       Target?   Pricing    (%)      (%)       (%)       (%)          (%)          ($000)      (%)         for
Ticker    MRQ      (Y/N)      Date      MRQ      MRQ       MRQ       MRQ          MRQ            MRQ       MRQ      Excluding
------    ---      -----      ----      ---      ---       ---       ---          ---            ---       ---      ---------
ALBC     2.52       N       11/22/96    0.76    99.30      81.64      82.21       5.69          11,183      19.35    Included
AMFC    (0.30)      N       11/22/96    0.43    97.63      75.30      77.13       1.20              --         --    D
ATSB    (4.96)      N       11/22/96    2.58   110.63      72.47      65.51      23.44              NA         NA    C,F
BRFC     0.97       Y       11/22/96    0.21    62.36      36.80      59.01       9.50              --         --    E,G
CBES    (1.18)      N       11/22/96      NA       NA         NA      67.87      12.41              NA         NA    C,D
CCFH     4.58       N       11/22/96    0.92    70.95      61.17      76.52       0.63              NA         NA
CIBI    (3.61)      N       11/22/96    0.88    99.76      73.84      74.02      13.05             650       0.69    D
CKFB     5.34       N       11/22/96    0.57   121.74      88.39      72.60       0.44              --         --
CNSB    (2.85)      N       11/22/96    0.33    78.83      58.59      74.33         --          23,244      23.50    D,G
CRZY     1.29       N       11/22/96    0.12    88.95      50.73      57.03      11.87              81       0.16    G
CZF     (2.73)      N       11/22/96    0.22    71.48      58.49      81.83         --           1,333       1.76    D,G
FCB      3.21       N       11/22/96      --    58.43      43.17      73.88       0.96             447       0.51    B,G
FFBI    (8.84)      N       11/22/96    0.22   111.52      75.64      67.82      23.21          53,186      54.75    D,H
FFDF    (0.41)      N       11/22/96    0.15    93.59      58.61      62.63      10.98              --         --    D,G
FTSB     5.28       N       11/22/96    1.27   123.10      85.80      69.70       5.07              --         --    F
GFSB     1.45       N       11/22/96      NA       NA         NA      64.42      22.66              NA         NA
GUPB     0.93       N       11/22/96    0.25    86.38      52.01      60.22      20.01              --         --    G
GWBC     0.07       N       11/22/96    0.09    35.39      26.22      74.09         --              --         --    C,G
HFSA    (3.53)      N       11/22/96    0.19    75.79      57.57      75.96       5.69           3,601       4.10    D,G
HHFC     4.33       N       11/22/96    0.19    72.21      55.04      76.21       6.54             378       0.49    G
HZFS    (6.11)      N       11/22/96      NA       NA         NA      72.03      16.50              NA         NA    D
INCB    (6.01)      N       11/22/96      NA       NA         NA      86.23         --              NA         NA    D
KSAV     0.32       N       11/22/96    0.55   102.89      82.53      80.21       4.16              --         --
KYF      0.31       N       11/22/96      --    91.99      53.07      57.69      18.98              --         --    G
LOGN     1.81       N       11/22/96    0.36    99.87      70.06      70.16       3.76              --         --
LXMO       NA       N       11/22/96    0.98    97.20      66.91      68.83         --              NA         NA    C
MCBN    (6.07)      N       11/22/96    0.41   108.15      82.43      76.22      14.19           6,993      12.50    D
MIVI     6.04       N       11/22/96    0.46    76.83      62.05      80.77         --              --         --
MORG    (0.31)      N       11/22/96    1.29   116.99      71.50      61.12      24.58           4,444       5.92    D,F
MSBF     1.30       N       11/22/96    0.24   142.13      93.01      65.44      12.73          33,586      53.45    H
NSLB     4.14       N       11/22/96      --    69.12      51.94      75.05         --              --         --    G
NTMG    10.39       N       11/22/96      NA   103.31      88.39      85.56       6.31         253,759     278.37    H
NWEQ     0.41       N       11/22/96    1.19   123.95      81.12      65.44      21.64          24,318      25.46
PCBC     2.83       N       11/22/96      NA    17.77      13.82      77.77       3.11              NA         NA    G
PFFC       NA       N       11/22/96      NA    61.12      52.76      86.31         --              --         --    C,G
SFFC     6.46       N       11/22/96    0.43   137.65      82.07      59.62      19.56              NA         NA
SOBI     2.64       N       11/22/96    0.11    87.08      67.60      77.64       3.80              --         --
SSB      4.81       N       11/22/96      --   105.04      62.10      59.12       4.26              --         --    C
SZB      5.69       N       11/22/96    0.13    95.56      68.91      72.11      11.61              --         --
THBC     1.14       Y       11/22/96    0.90   160.61      85.02      52.94      27.09              --         --    E
THR     (2.89)      N       11/22/96    1.22    91.46      65.96      72.12      11.27              NA         NA    D
TRIC     6.82       N       11/22/96    0.22    69.89      41.41      59.25      24.05             171       0.22    G
WCFB     0.02       N       11/22/96    0.45    76.32      57.36      75.15       0.35              --         --    A,C,G
WHGB     4.75       N       11/22/96    0.60   103.62      76.68      74.00         --          11,115      11.39    C
WWFC    (6.22)      N       11/22/96      --    46.32      41.32      89.21         --              --         --    D,G

Maximum 10.39                           2.58   160.61      93.01      89.21      27.09         253,759     278.37
Minimum (8.84)                            --    17.77      13.82      52.94         --              --         --
Average  0.79                           0.50    91.51      64.13      71.40       8.92          12,243      14.08
Median   0.97                           0.35    93.59      65.96      72.60       5.69              --         --


                                                                          Deposit                          Current   Current
                                                                          Insurance                         Stock     Market
                                                                          Agency                            Price     Value
Ticker       Short Name                  City            State  Region   (BIF/SAIF)  Exchange   IPO Date      ($)      ($M)
------       ----------                  ----            -----  ------   ----------  --------   --------      ---      ----
ALBC      Albion Banc Corp.               Albion           NY     MA       SAIF       NASDAQ    07/26/93     17.375    4.34
CKFB      CKF Bancorp, Inc.               Danville         KY     MW       SAIF       NASDAQ    01/04/95     19.750   18.59
GFSB      GFS Bancorp, Inc.               Grinnell         IA     MW       SAIF       NASDAQ    01/06/94     20.250   10.18
KSAV      KS Bancorp, Inc.                Kenly            NC     SE       SAIF       NASDAQ    12/30/93     21.000   13.93
LOGN      Logansport Financial Corp.      Longansport      IN     MW       SAIF       NASDAQ    06/14/95     11.688   15.46
MIVI      Mississippi View Holding Co.    Little Falls     MN     MW       SAIF       NASDAQ    03/24/95     12.500   10.97
NWEQ      Northwest Equity Corp.          Amery            WI     MW       SAIF       NASDAQ    10/11/94     11.750   10.92
SFFC      StateFed Financial Corporation  Des Moines       IA     MW       SAIF       NASDAQ    01/05/94     17.250   14.03
SOBI      Sobieski Bancorp, Inc.          South Bend       IN     MW       SAIF       NASDAQ    03/31/95     13.750   12.29
SZB       SouthFirst Bancshares, Inc.     Sylacauga        AL     SE       SAIF       AMSE      02/14/95     12.750   10.69

Maximum                                                                                                      21.000   18.59
Minimum                                                                                                      11.688    4.34
Average                                                                                                      15.806   12.14
Median                                                                                                       15.500   11.63

                      Exhibit VI.2 - Comparatives Selected


                                                                                  Tangible                  ROAA     ROAA     ROACE
           Price/  Price/   Current  Current         Current     Total   Equity/   Equity/   Core    Core   Before   Before   Before
            LTM     Core     Price/  Price\   Price/ Dividend   Assets   Assets   T Assets    EPS     EPS   Extra    Extra    Extra
         Core EPS    EPS    B Value  B Value  Assets  Yield     ($000)    (%)        (%)      ($)     ($)    (%)      (%)      (%)
Ticker     (X)       (X)      (%)     (%)      (%)     (%)        MRQ     MRQ       MRQ       LTM     MRQ    LTM      MRQ      LTM
------     ---       ---      ---     ---      ---     ---        ---     ---      ---        ---      ---    ---     ---      ---
ALBC    32.78   28.96     73.41    73.41    7.59       1.77     57,784   10.34    10.34      0.53    0.15    0.24     0.27     2.33
CKFB    24.38   22.44    117.56   117.56   31.04       2.23     59,898   25.22    25.22      0.81    0.22    1.28     1.38     4.70
GFSB    11.31   11.51    103.26   103.26   11.94       1.98     85,206   11.57    11.57      1.79    0.44    0.91     0.17     7.59
KSAV    12.96    9.72    100.82   100.91   14.49       2.86     96,150   14.37    14.36      1.62    0.54    0.82     0.05     5.30
LOGN    13.91   12.18     97.08    97.08   19.39       3.42     79,726   19.98    19.98      0.84    0.24    1.24     0.41     4.78
MIVI    13.74   13.02     89.16    89.16   16.40       1.28     69,322   18.40    18.40      0.91    0.24    1.31     1.13     6.73
NWEQ    14.33   15.46     86.72    86.72   11.43       3.40     95,501   12.14    12.14      0.82    0.19    0.71     0.05     5.18
SFFC    15.54   14.38     94.01    94.01   18.29       2.32     76,705   19.46    19.46      1.11    0.30    1.19     1.28     5.99
SOBI    35.26   31.25     87.47    87.47   15.59         --     78,863   17.82    17.82      0.39    0.11    0.43     0.48     2.34
SZB     37.50   24.52     84.33    84.33   12.16       3.92     90,542   14.41    14.41      0.34    0.13    0.57     0.84     3.50

Maximum 37.50   31.25    117.56   117.56   31.04       3.92     96,150   25.22    25.22      1.79    0.54    1.31     1.38     7.59
Minimum 11.31    9.72     73.41    73.41    7.59         --     57,784   10.34    10.34      0.34    0.11    0.24     0.05     2.33
Average 21.17   18.34     93.38    93.39   15.83       2.32     78,970   16.37    16.37      0.92    0.26    0.87     0.61     4.84
Median  14.94   14.92     91.59    91.59   15.04       2.27     79,295   16.12    16.12      0.83    0.23    0.87     0.45     4.98


         ROACE                                                                                 Loans      Loans
         Before                         NPAs/   Loans/    Loans/   Deposits/    Borrowings/   Serviced   Serviced/
         Extra     Merger    Current   Assets  Deposits   Assets    Assets       Assets      For Others   Assets
         (%)       Target?   Pricing    (%)      (%)       (%)       (%)          (%)          ($000)      (%)
Ticker    MRQ      (Y/N)      Date      MRQ      MRQ       MRQ       MRQ          MRQ            MRQ       MRQ
------    ---      -----      ----      ---      ---       ---       ---          ---            ---       ---
ALBC     2.52       N       11/22/96    0.76    99.30      81.64      82.21       5.69          11,183      19.35
CKFB     5.34       N       11/22/96    0.57   121.74      88.39      72.60       0.44              --         --
GFSB     1.45       N       11/22/96      NA       NA         NA      64.42      22.66              NA         NA
KSAV     0.32       N       11/22/96    0.55   102.89      82.53      80.21       4.16              --         --
LOGN     1.81       N       11/22/96    0.36    99.87      70.06      70.16       3.76              --         --
MIVI     6.04       N       11/22/96    0.46    76.83      62.05      80.77         --              --         --
NWEQ     0.41       N       11/22/96    1.19   123.95      81.12      65.44      21.64          24,318      25.46
SFFC     6.46       N       11/22/96    0.43   137.65      82.07      59.62      19.56              NA         NA
SOBI     2.64       N       11/22/96    0.11    87.08      67.60      77.64       3.80              --         --
SSB      4.81       N       11/22/96      --   105.04      62.10      59.12       4.26              --         --
SZB      5.69       N       11/22/96    0.13    95.56      68.91      72.11      11.61              --         --

Maximum  6.46                           1.19   137.65      88.39      82.21      22.66          24,318      25.46
Minimum  0.23                           0.11    76.83      62.05      59.62         --              --         --
Average  3.27                           0.51   104.99      76.04      72.52       9.33           4,438       5.60
Median   2.58                           0.46    99.87      81.12      72.36       4.93              --         --

                                   EXHIBIT VII

                                  Exhibit VII
                             Pro Forma Assumptions

1. Net proceeds from the conversion were invested at the beginning of the period at 5.50%, which was the approximate rate on the one-year treasury bill on December 31, 1996. This rate was selected because it is considered more representative of the rate the Association is likely to earn.

2. First Robinson's ESOP will acquire 8% of the conversion stock with loan proceeds obtained from the Holding Company; therefore, there will be no interest expense. We assumed that the ESOP expense is 10% annually of the initial purchase.

3. First Robinson's RP will acquire 4% of the stock through open market purchases at $10 per share and the expense is recognized ratably over five years as the shares vest.

4. All pro forma income and expense items are adjusted for income taxes at a combined state and federal rate of 37.5%.

5. In calculating the pro forma adjustments to net worth, the ESOP and RP are deducted in accordance with generally accepted accounting principles.

6. Earnings per share ("EPS") calculations have ignored AICPA SOP 93-6. Calculating EPS under SOP 93-6 and assuming 10% of the ESOP shares are committed to be released and allocated to the individual accounts at the beginning of the period would yield EPS of $1.07, $.94, $.85, and $.77, and price to earnings ratios of 9.3, 10.6, 11.8, and 13.0, at the minimum, midpoint, maximum, and supermaximum of the range,

                                   Exhibit VII
                     Pro Forma Effect of Conversion Proceeds
                At the Minimum of the Conversion Valuation Range
                       Valuation Date as of March 4, 1997

First Robinson Savings and Loan Association, FA, Robinson, Illinois
-------------------------------------------------------------------

1. Conversion Proceeds
   Pro Forma Market Value                                  $5,525,000
   Less:  Estimated Expenses                                 (385,000)
                                                            ----------
   Net Conversion Proceeds                                 $5,140,000

2. Estimated Additional Income From Conversion Proceeds
   Net Conversion Proceeds                                 $5,140,000
   Less:  ESOP Contributions                                 (442,000)
               RP Contributions                              (221,000)
                                                           -----------
   Net Conversion Proceeds after ESOP & RP                 $4,477,000
   Estimated Incremental Rate of Return(1)                       3.44%
                                                           -----------
   Estimated Additional Income                             $   153,897
   Less:  ESOP Expense                                         (27,625)
               RP Expense                                      (27,625)
                                                           ------------
                                                           $     98,647
                                                           ============


3. Pro Forma Calculations



                               Before              Conversion           After
   Period                    Conversion              Results         Conversion
   ------                    ----------              -------         ----------
a. Pro Forma Earnings
   Twelve Months Ended
   December 31, 1996         $   452,000            $   98,647         550,647

b. Pro Forma Net Worth
   December 31, 1996         $ 4,746,000            $4,477,000       9,223,000

c. Pro Forma Net Assets
   December 31, 1996         $67,538,000            $4,477,000      72,015,000


(1) Assumes Proceeds can be reinvested at 5.50 percent and earnings taxed at a rate of 37.5 percent.

                                   Exhibit VII
                     Pro Forma Effect of Conversion Proceeds
                At the Midpoint of the Conversion Valuation Range
                       Valuation Date as of March 4, 1997

First Robinson Savings and Loan Association, FA, Robinson, Illinois
-------------------------------------------------------------------

1. Conversion Proceeds
   Pro Forma Market Valuation                               $6,500,000
   Less:  Estimated Expenses                                 (400,000)
                                                             ---------
   Net Conversion Proceeds                                  $6,100,000

2. Estimated Additional Income From Conversion Proceeds
   Net Conversion Proceeds                                  $6,100,000
   Less:  ESOP Contributions                                 (520,000)
               RP Contributions                              (260,000)
                                                             ---------
   Net Conversion Proceeds after ESOP & RP                  $5,320,000
   Estimated Incremental Rate of Return(1)                       3.44%
                                                            ----------
   Estimated Additional Income                              $  182,875
   Less:  ESOP Expense                                         (32,500)
               RP Expense                                      (32,500)
                                                            -----------
                                                            $   117,875
                                                            ===========

3. Pro Forma Calculations



                                Before        Conversion       After
   Period                     Conversion        Results      Conversion
   ------                     ----------        -------      ----------
a. Pro Forma Earnings
   Twelve Months Ended
   December 31, 1996            $452,000          117,875       569,875

b. Pro Forma Net Worth
   December 31, 1996          $4,746,000        5,320,000    10,066,000

c. Pro Forma Net Assets
   December 31, 1996         $67,538,000        5,320,000    72,858,000

(1) Assumes Proceeds can be reinvested at 5.50 percent and earnings taxed at a rate of 37.5 percent.

                                   Exhibit VII
                     Pro Forma Effect of Conversion Proceeds
                At the Maximum of the Conversion Valuation Range
                       Valuation Date as of March 4, 1997

First Robinson Savings and Loan Association, FA, Robinson, Illinois
-------------------------------------------------------------------

1.  Conversion Proceeds
    Pro Forma Market Valuation                                $7,475,000
    Less:  Estimated Expenses                                   (400,000)
                                                              -----------
    Net Conversion Proceeds                                   $7,075,000

2.  Estimated Additional Income From Conversion Proceeds
    Net Conversion Proceeds                                   $7,075,000
    Less:  ESOP Contributions                                   (598,000)
                RP Contributions                                (299,000)
                                                              -----------
    Net Conversion Proceeds after ESOP & RP                   $6,178,000
    Estimated Incremental Rate of Return(1)                         3.44%
                                                              -----------
    Estimated Additional Income                               $  212,369
    Less:  ESOP Expense                                          (37,375)
                RP Expense                                       (37,375)
                                                              -----------
                                                              $  137,619
                                                              -----------

3.  Pro Forma Calculations



                                   Before          Conversion        After
    Period                       Conversion          Results       Conversion
    ------                       ----------          -------       ----------
a.  Pro Forma Earnings
    Twelve Months Ended
    December 31, 1996          $   452,000             137,619        589,619

b.  Pro Forma Net Worth
    December 31, 1996          $ 4,746,000          $6,178,000     10,924,000

c.  Pro Forma Net Assets
    December 31, 1996          $67,538,000          $6,178,000     73,716,000


(1) Assumes Proceeds can be reinvested at 5.50 percent and earnings taxed at a rate of 37.5 percent.

                                   Exhibit VII
                     Pro Forma Effect of Conversion Proceeds
                At the SuperMax of the Conversion Valuation Range
                       Valuation Date as of March 4, 1997

First Robinson Savings and Loan Association, FA, Robinson, Illinois
-------------------------------------------------------------------

1. Conversion Proceeds
   Pro Forma Market Valuation                               $  8,596,250
   Less:  Estimated Expenses                                $   (400,000)
                                                            -------------
   Net Conversion Proceeds                                  $  8,196,250

2. Estimated Additional Income From Conversion Proceeds
   Net Conversion Proceeds                                  $  8,196,250
   Less:  ESOP Contributions                                $   (687,700)
               RP Contributions                             $   (343,850)
                                                            -------------
   Net Conversion Proceeds after ESOP & RP                  $  7,164,700
   Estimated Incremental Rate of Return(1)                          3.44%
                                                            -------------
   Estimated Additional Income                              $     246,287
   Less:  ESOP Expense                                      $     (42,981)
               RP Expense                                   $     (42,981)
                                                            --------------
                                                            $     160,324
                                                            --------------

3. Pro Forma Calculations



                                   Before         Conversion        After
   Period                        Conversion         Results       Conversion
   ------                        ----------         -------       ----------
a. Pro Forma Earnings
   Twelve Months Ended
   December 31, 1996          $     452,000       $  160,324     $   612,324

b. Pro Forma Net Worth
   December 31, 1996          $   4,746,000       $7,164,700     $11,910,700

c. Pro Forma Net Assets
   December 31, 1996          $  67,538,000       $7,164,700     $74,702,700



(1) Assumes Proceeds can be reinvested at 5.50 percent and earnings taxed at a rate of 37.5 percent.

                                   Exhibit VII
                            Pro Forma Analysis Sheet

Name of Association:                          First Robinson Savings and Loan Association, FA, Robinson, Illinois
Date of Market Prices:                        March 4, 1997                                  Illinois Publicly     All Publicly
                                                                         Comparatives          Held Thrifts        Held Thrifts
                                                                       --------------        -----------------  -------------------
                                               Symbols     Value       Mean        Median     Mean     Median   Mean         Median
                                               -------     -----       ----        ------     ----     ------   ----         ------
Price-Earnings Ratio ......................      P/E
     Last Twelve Months ...................                N/A
     At Minimum of Range ..................                10.0
     At Midpoint of Range .................                11.4           19.7       15.5     17.7     17.0    16.2        15.8
     At Maximum of Range ..................                12.7
     At Supermax of Range .................                14.0

Price-Book Ratio ..........................      P/B
     At Minimum of Range ..................                59.9%
     At Midpoint of Range .................                64.6%          96.9       97.8    121.5    113.4   139.2       130.8
     At Maximum of Range ..................                68.4%
     At Supermax of Range .................                72.2%

Price-Asset Ratio .........................      P/A
     At Minimum of Range ..................                 7.7%
     At Midpoint of Range .................                 8.9%          16.1       14.9     13.3     13.4    13.7        12.5
     At Maximum of Range ..................                10.1%
     At Supermax of Range .................                11.5%

Twelve Mo. Earnings Base ..................      Y                  $   452,000
 Period Ended  December 31, 1996

Book Value ................................      B                  $ 4,746,000
 As of  December 31, 1996

Total Assets ..............................      A                  $67,538,000
 As of  December 31, 1996

Return on Money (1) .......................      R                         3.44%

Conversion Expense ........................      X                  $   400,000
Underwriting Commission ...................      C                         0.00%
Percentage Underwritten ...................      S                         0.00%
Estimated Dividend
     Dollar Amount ........................      DA                 $   195,000
     Yield ................................      DY                        3.00%
ESOP Contributions ........................      P                  $   520,000
RP Contributions ..........................      I                  $   260,000
ESOP Annual Expense .......................      E                  $    32,500
RP Annual Contributions ...................      M                  $    32,500
Cost of ESOP Borrowings ...................      F                         0.00%

-------------
(1) Assumes Proceeds can be reinvested at 5.50 percent and earnings taxed at a rate of 37.5 percent.

                                   Exhibit VII
                            Pro Forma Analysis Sheet


Calculation of Estimated Value (V) at Midpoint Value

1.     V=              P/A(A-X-P-I)                   $  6,500,000
                ---------------------------
                      1-P/A(1-(CxS))

2.     V=              P/B(B-X-P-I)                   $  6,500,000
                ---------------------------
                      1-P/B(1-(CxX))

3.     V=          P/E(Y-R(X+P+I)-(E+M))              $  6,500,000
                ---------------------------
                     1-P/E(R(1-(CxX))

                           Value
    Estimated Value      Per Share        Total Shares          Date
   -----------------    ------------     --------------     ---------------
      $6,500,000           $10.00            650,000         March 4, 1997


Range of Value
$6.5 million x 1.15 = $7.475 million or 747,500 shares at $10.00 per share $6.5 million x 0.85 = $5.525 million or 552,500 shares at $10.00 per share

                                  EXHIBIT VIII

                       Exhibit VIII.1 - Pink Sheet Banks



                                                                                                               Current    Current
                                                                                                                Stock     Market
                                                                                                                Price      Value
Ticker       Short Name                           City           State   Region     Exchange     IPO Date        ($)       ($M)
------       ----------                           ----           -----   ------     --------     --------        ---       ----
AANB     Abigail Adams National Bancorp       Washington           DC      MA        OTC Bul         NA        26.000       7.41
ABCU     Alliance Bank                        Culver City          CA      WE        OTC Bul         NA         0.750       2.64
ACNB     ACNB Corporation                     Gettysburg           PA      MA        OTC Bul         NA        16.880      89.48
AMNB     American National Bankshares         Danville             VA      SE        OTC Bul         NA        24.000      78.72
ASTXX    Bank of Astoria                      Astoria              OR      WE        Pink Sh         NA        12.000      13.88
ATLV     Antelope Valley Bank                 Lancaster            CA      WE        OTC Bul         NA        34.250      26.28
BALX     Bank of Alexandria                   Alexandria           VA      SE        OTC Bul         NA        13.380       8.75
BATH     Bath National Corporation            Bath                 NY      MA        OTC Bul         NA        35.750      48.83
BBNK     Business Bank of California          San Bernardino       CA      WE        OTC Bul         NA         9.875      14.42
BCDO     Bank of Coronado                     Coronado             CA      WE        OTC Bul         NA         4.625       3.48
BCNB     Berlin City Bank                     Berlin               NH      NE        OTC Bul         NA       302.000      19.12
BCSV     Bay Commercial Services              San Leandro          CA      WE        Pink Sh         NA        10.500      11.31
BDGE     Bridge Bancorp, Inc.                 Bridgehampton        NY      MA        OTC Bul         NA        62.000      29.09
BHBS     Bar Harbor Bankshares                Bar Harbor           ME      NE        OTC Bul         NA        38.500      66.15
BHEM     Bank of Hemet                        Riverside            CA      WE        Pink Sh         NA        22.500      20.14
BKHB     Blackhawk Bancorp, Inc.              Beloit               WI      MW        OTC Bul         NA        11.500      26.29
BKTI     Bank of Tidewater                    Virginia Beach       VA      SE        OTC Bul         NA        25.000      35.08
BLCA     Borel Bank & Trust Company           San Mateo            CA      WE        OTC Bul         NA        25.000      35.39
BMRC     Bank of Marin                        Corte Madera         CA      WE        OTC Bul         NA        22.000      25.07
BNKA     Bank of Amador                       Jackson              CA      WE        OTC Bul         NA        10.500      13.74
BPLU     Bank of Petaluma                     Petaluma             CA      WE        OTC Bul         NA        19.000      11.43
BSMR     Bank of Santa Maria                  Santa Maria          CA      WE        OTC Bul         NA        16.625      45.96
BVNC     Beverly National Corp.               Beverly              MA      NE        OTC Bul         NA        24.625      18.58
BWCF     BWC Financial Corp.                  Walnut Creek         CA      WE        OTC Bul         NA        24.750      25.16
BWCK     Brunswick Bancorp                    New Brunswick        NJ      MA        OTC Bul         NA        20.250      14.62
BWND     Bank of South Windsor                South Windsor        CT      NE        Pink Sh         NA         8.500       8.00
BYAR     Bay Area Bancshares                  Redwood City         CA      WE        OTC Bul         NA        16.875      14.13
BYLK     Baylake Corporation                  Sturgeon Bay         WI      MW        OTC Bul         NA        26.500      65.15
CADL     Cardinal Bancorp, Incorporated       Everett              PA      MA        OTC Bul         NA        19.000      18.81
CAFP     Carolina First Bancshares            Lincolnton           NC      SE        Pink Sh         NA        33.500      68.77
CBAN     Colony Bankcorp, Incorporated        Fitzgerald           GA      SE        Pink Sh         NA        22.500      32.60
CBIV     Community Bankshares, Inc.           Petersburg           VA      SE        OTC Bul         NA        17.250      32.79
CBTN     CB&T, Incorporated                   McMinnville          TN      SE        OTC Bul         NA       115.000      30.43
CCBN     Central Coast Bancorp                Salinas              CA      WE        OTC Bul         NA        22.750      64.81
CCFN     CCFNB Bancorp, Incorporated          Bloomsburg           PA      MA        OTC Bul         NA        17.250      23.83
CCNE     CNB Financial Corporation            Clearfield           PA      MA        OTC Bul         NA        35.500      61.16
CESR     Central Sierra Bank                  San Andreas          CA      WE        OTC Bul         NA        11.875       9.71
CFCXX    C&F Financial Corporation            West Point           VA      SE        Pink Sh         NA        17.750      37.51
CHMG     Chemung Financial Corporation        Elmira               NY      MA        OTC Bul         NA        35.750      74.08
CHTP     Charter Pacific Bank                 Agoura Hills         CA      WE        OTC Bul         NA         2.125       9.79
CIBN     California Independent Bancorp       Yuba City            CA      WE        OTC Bul         NA        22.000      31.93
CIWV     Citizens Financial Corp              Elkins               WV      SE        OTC Bul         NA        25.500      17.43
CLBU     Commerce National Bank               Worthington          OH      MW        Pink Sh         NA        30.000      15.80
CLDB     Cortland Bancorp                     Cortland             OH      MW        OTC Bul         NA        45.000      48.67
CMTV     Community Bancorp.                   Derby                VT      NE        Pink Sh         NA        19.000      27.59
CNAF     Commercial National Fincl Corp       Latrobe              PA      MA        OTC Bul         NA        23.500      42.30
CNBB     CNB Bancorp, Inc.                    Gloversville         NY      MA        OTC Bul         NA        27.000      43.20
CNBC     Center Bancorp, Inc.                 Union                NJ      MA        OTC Bul         NA        32.250      48.51
COBG     Continental Bank                     Garden City          NY      MA        Pink Sh         NA        20.000      18.43
CPKF     Chesapeake Financial Shares          Kilmarnock           VA      SE        OTC Bul         NA        15.000      12.60
CSVG     Commercial Bancshares, Inc.          Upper Sandusky       OH      MW        OTC Bul         NA        57.125      19.83
CTLN     Cortland First Financial Corp.       Cortland             NY      MA        OTC Bul         NA        21.500      43.34
CTVN     Shore Bancshares, Incorporated       Centreville          MD      MA        Pink Sh         NA        28.000      28.21
CTZV     Citizens Savings B&TC                St. Johnsbury        VT      NE        OTC Bul         NA        44.000       6.69
CVIC     Clovis Community Bank                Clovis               CA      WE        OTC Bul         NA        21.250      23.31



                                                                                                               Current    Current
                                                                                                                Stock     Market
                                                                                                                Price      Value
Ticker       Short Name                           City           State   Region     Exchange     IPO Date        ($)       ($M)
------       ----------                           ----           -----   ------     --------     --------        ---       ----
CVLY     Codorus Valley Bancorp, Inc.         Glen Rock            PA      MA        OTC Bul         NA        30.375      31.75
CWBS     Commonwealth Bnkshrs, Inc.           Norfolk              VA      SE        OTC Bul         NA        10.500       9.95
CYBK     County Bank Corporation              Lapeer               MI      MW        OTC Bul         NA        41.500      24.62
CYFN     Century Financial Corporation        Rochester            PA      MA        OTC Bul         NA        15.750      53.11
CZFS     Citizens Financial Services          Mansfield            PA      MA        OTC Bul         NA        27.000      36.73
CZNC     Citizens & Northern Corp.            Wellsboro            PA      MA        OTC Bul         NA        26.875     134.71
DAWB     Delaware County B&TC                 Delaware             OH      MW        OTC Bul         NA        47.000      66.95
DEBC     Delta National Bancorp               Manteca              CA      WE        OTC Bul         NA        27.500      10.36
DIMC     Dimeco, Incorporated                 Honesdale            PA      MA        OTC Bul         NA        24.000      17.33
DNBF     DNB Financial Corporation            Downingtown          PA      MA        OTC Bul         NA        32.500      22.47
DNIG     Dana Niguel Bank, NA                 Dana Point           CA      WE        Pink Sh         NA         1.750       1.63
DROV     Drovers Bancshares Corporation       York                 PA      MA        OTC Bul         NA        23.500      66.02
EGBXX    EvergreenBank                        Seattle              WA      WE        Pink Sh         NA        13.000       9.06
EMBM     Empire Banc Corporation              Traverse City        MI      MW        OTC Bul         NA        38.250      66.78
EPNB     Ephrata National Bank                Ephrata              PA      MA        OTC Bul         NA        33.750     101.25
EVNXX    Evans Bancorp, Incorporated          Angola               NY      MA        Pink Sh         NA        21.000       7.14
FBMI     Firstbank Corporation                Alma                 MI      MW        OTC Bul         NA        37.000      60.23
FBSYA    First Busey Corporation              Urbana               IL      MW        OTC Bul         NA        23.250     133.03
FBTT     First Bankers Trustshares, Inc       Quincy               IL      MW        OTC Bul         NA        33.250      10.53
FCBN     First Citizens Bancorp. of SC        Columbia             SC      SE        OTC Bul         NA       207.000     184.81
FCFT     FCFT, Incorporated                   Princeton            WV      SE        OTC Bul         NA        34.250     154.81
FCZA     First Citizens Banc Corp             Sandusky             OH      MW        OTC Bul         NA        31.000      94.60
FDDB     Fidelity Deposit & Discount Bk       Dunmore              PA      MA        OTC Bul         NA        84.250      34.87
FDNM     First National Community Bank        Dunmore              PA      MA        OTC Bul         NA        31.250      34.08
FETM     Fentura Bancorp, Incorporated        Fenton               MI      MW        OTC Bul         NA        43.125      29.20
FGYH     First Guaranty Bank                  Hammond              LA      SW        Pink Sh         NA         8.500      21.87
FINN     First Natl of Nebraska, Inc.         Omaha                NE      MW        OTC Bul         NA     3,500.000   1,213.68
FIOW     First Financial Bancorporation       Iowa City            IA      MW        OTC Bul         NA        31.125      72.57
FIVR     First Evergreen Corporation          Evergreen Park       IL      MW        OTC Bul         NA       425.000     170.85
FJMY     First Jermyn Corporation (The)       Jermyn               PA      MA        OTC Bul         NA        44.750      39.59
FKYS     First Keystone Corporation           Berwick              PA      MA        OTC Bul         NA        34.500      30.68
FLHI     First Lehigh Corporation             Allentown            PA      MA        OTC Bul         NA         5.250      10.50
FLLC     First Financial Bancorp              Lodi                 CA      WE        OTC Bul         NA         9.750      12.75
FMBH     First Mid-Illinois Bcshs, Inc.       Mattoon              IL      MW        OTC Bul         NA        40.000      37.40
FMNB     Farmers National Banc Corp.          Canfield             OH      MW        OTC Bul         NA        24.875      82.37
FNAN     First NB of Anchorage                Anchorage            AK      WE        OTC Bul         NA     1,760.000     352.00
FNBB     FNB Financial Corporation            McConnellsburg       PA      MA        OTC Bul         NA        33.000      13.20
FNBL     First Litchfield Financial           Litchfield           CT      NE        Pink Sh         NA        29.000      14.12
FNCH     FNB Corporation                      Christiansburg       VA      SE        Pink Sh         NA        38.000      63.15
FNLB     First National Bancorp, Inc.         Joliet               IL      MW        OTC Bul         NA        97.250     118.25
FOBT     Four Oaks Bank & Trust Company       Four Oaks            NC      SE        OTC Bul         NA        24.125      20.22
FPHN     First Philson Financial Corp.        Berlin               PA      MA        OTC Bul         NA        56.000      24.39
FRAF     Franklin Financial Svcs Corp.        Chambersburg         PA      MA        OTC Bul         NA        32.500      61.75
FRMS     Farmers & Merchants Bancorp          Archbold             OH      MW        OTC Bul         NA        61.500      79.95
FSLB     First Sterling Banks, Inc.           Kennesaw             GA      SE        Pink Sh         NA        17.875      23.61
FWCC     First West Chester Corporation       West Chester         PA      MA        OTC Bul         NA        33.250      57.06
FWEH     First Bank of West Hartford          West Hartford        CT      NE        OTC Bul         NA         9.750      14.47
FXNC     First National Corporation           Strasburg            VA      SE        OTC Bul         NA        21.000      16.26
GABS     Georgia Bancshares, Inc.             Tucker               GA      SE        Pink Sh         NA        12.000       7.01
GBFP     Georgia Bank Financial Corp.         Augusta              GA      SE        Pink Sh         NA        19.000      29.30
GFLS     Greater Community Bancorp            Totowa               NJ      MA        OTC Bul         NA        18.688      35.20
GLBT     Glastonbury Bank and Trust Co        Glastonbury          CT      NE        OTC Bul         NA        10.625      19.44
GRBC     GreatBanc, Incorporated              Aurora               IL      MW        Pink Sh         NA        12.188      18.98
GREXX    Greer State Bank                     Greer                SC      SE        Pink Sh         NA        24.000      14.98
GRGN     Grange National Banc Corp            Tunkhannock          PA      MA        OTC Bul         NA        38.750      13.64



                                                                                                               Current    Current
                                                                                                                Stock     Market
                                                                                                                Price      Value
Ticker       Short Name                           City           State   Region     Exchange     IPO Date        ($)       ($M)
------       ----------                           ----           -----   ------     --------     --------        ---       ----
GRYB     Guaranty State Bancorp               Durham               NC      SE        OTC Bul         NA        23.250      20.46
HABN     Harbor Bancorp                       Long Beach           CA      WE        OTC Bul         NA        13.625      19.28
HBKS     Heritage Bankshares, Inc.            Norfolk              VA      SE        OTC Bul         NA        11.375       8.92
HBNC     Horizon Bancorp                      Michigan City        IN      MW        OTC Bul         NA        48.250      34.42
HBSI     Highlands Bankshares, Inc.           Petersburg           WV      SE        OTC Bul         NA        42.000      21.59
HEOP     Heritage Oaks Bancorp                Paso Robles          CA      WE        OTC Bul         NA        14.625       9.88
HOVB     Hanover Bancorp, Inc.                Hanover              PA      MA        OTC Bul         NA        17.000      50.48
HRFD     Harford National Bank                Aberdeen             MD      MA        OTC Bul         NA        47.500      15.26
HTLF     Heartland Financial USA, Inc.        Dubuque              IA      MW        Pink Sh         NA        25.375     120.16
IBDB     Ironbound Bank                       Newark               NJ      MA        Pink Sh         NA        11.750      12.24
IBNC     International Bancshares Corp.       Laredo               TX      SW        OTC Bul         NA        53.000     463.65
IFNC     Intrust Financial Corporation        Wichita              KS      MW        OTC Bul         NA        63.750     141.68
IFST     Iowa First Bancshares Corp.          Muscatine            IA      MW        OTC Bul         NA        20.750      35.75
JFBC     Jeffersonville Bancorp               Jeffersonville       NY      MA        Pink Sh         NA        22.500      26.74
JUVF     Juniata Valley Financial Corp.       Mifflintown          PA      MA        OTC Bul         NA        42.000      46.85
LAYB     Lafayette Bancorporation             Lafayette            IN      MW        OTC Bul         NA        23.250      45.69
LKFN     Lakeland Financial Corporation       Warsaw               IN      MW        OTC Bul         NA        35.000     101.39
LNBB     LNB Bancorp, Incorporated            Lorain               OH      MW        OTC Bul         NA        30.000     124.16
LNBS     Lanier Bankshares, Inc.              Gainesville          GA      SE        OTC Bul         NA        19.500      12.07
MBKT     Monroe Bank and Trust                Monroe               MI      MW        OTC Bul         NA        33.250     166.25
MCBF     MCB Financial Corporation            San Rafael           CA      WE        OTC Bul         NA        11.250      10.61
MFRM     Mechanics and Farmers Bank           Durham               NC      SE        OTC Bul         NA        14.125       8.04
MGNB     Mahoning National Bancorp, Inc       Youngstown           OH      MW        OTC Bul         NA        23.000     144.90
MMBI     Merchants and Manufacturers          Milwaukee            WI      MW        OTC Bul         NA        31.000      27.02
MOBP     Monarch Bancorp                      Laguna Niguel        CA      WE        Pink Sh         NA         3.000     103.12
MPEN     Mid Penn Bancorp, Incorporated       Millersburg          PA      MA        OTC Bul         NA        35.250      43.78
MSHN     Merchants of Shenandoah BnCorp       Shenandoah           PA      MA        OTC Bul         NA        26.500       7.72
MTMB     Maritime Bank & Trust Company        Essex                CT      NE        OTC Bul         NA        16.250       7.59
MTTB     Mid-State Bank                       Arroyo Grande        CA      WE        OTC Bul         NA        17.250     113.45
NBOH     National Bancshares Corp.            Orrville             OH      MW        OTC Bul         NA        37.000      42.24
NECA     New Canaan Bk & Trust Company        New Canaan           CT      NE        OTC Bul         NA        55.500      18.21
NKSH     National Bankshares, Inc.            Blacksburg           VA      SE        OTC Bul         NA        25.500      96.72
NOTW     Northwest Bank & Trust Company       Davenport            IA      MW        OTC Bul         NA        33.000      28.05
NOVB     North Valley Bancorp                 Redding              CA      WE        OTC Bul         NA        22.750      42.00
ORRB     Orrstown Financial Services          Shippensburg         PA      MA        OTC Bul         NA        31.000      30.28
PABK     Pan American Bank                    Los Angeles          CA      WE        OTC Bul         NA         2.250       3.44
PABN     Pacific Capital Bancorp              Salinas              CA      WE        OTC Bul         NA        25.875      70.64
PAHC     Pioneer American Holding Co.         Carbondale           PA      MA        OTC Bul         NA        24.000      67.89
PCHB     Pocahontas Bankshares Corp.          Bluefield            WV      SE        OTC Bul         NA        18.500      37.00
PCLF     Pinnacle Financial Corporation       Elberton             GA      SE        Pink Sh         NA        62.500      48.00
PFCY     Peoples Financial Corp., Inc.        Ford City            PA      MA        Pink Sh         NA        28.500      25.07
PLBA     Plumas Bank                          Quincy               CA      WE        OTC Bul         NA        13.500      17.61
PNBF     PNB Financial Group                  Newport Beach        CA      WE        OTC Bul         NA        11.500      24.96
PPBK     Peoples Bank of Oxford               Oxford               PA      MA        OTC Bul         NA        22.250      60.61
PRFS     PennRock Financial Services          Blue Ball            PA      MA        OTC Bul         NA        17.000     102.64
PSBT     Penn Security B&TC                   Scranton             PA      MA        OTC Bul         NA        94.000      50.48
PSEB     Peoples State Bank (The)             East Berlin          PA      MA        OTC Bul         NA        16.250      22.12
PSHR     Pioneer Bancshares, Inc.             Chattanooga          TN      SE        OTC Bul         NA        34.000     127.84
PWOD     Penns Woods Bancorp, Inc.            Jersey Shore         PA      MA        OTC Bul         NA        47.750      60.99
QNBC     QNB Corporation                      Quakertown           PA      MA        OTC Bul         NA        32.000      45.58
RBNF     Rurban Financial Corp., Inc.         Defiance             OH      MW        OTC Bul         NA        30.250      69.22
SBGA     Summit Bank Corporation              Atlanta              GA      SE        OTC Bul         NA        14.750      20.76
SBHC     Security Bank Holding Company        Coos Bay             OR      WE        OTC Bul         NA         8.250      22.79
SBTL     Salisbury Bank & Trust Company       Lakeville            CT      NE        OTC Bul         NA        64.000      16.52
SBVA     Salem Bank and Trust, NA             Salem                VA      SE        OTC Bul         NA        15.250      20.30



                                                                                                               Current    Current
                                                                                                                Stock     Market
                                                                                                                Price      Value
Ticker       Short Name                           City           State   Region     Exchange     IPO Date        ($)       ($M)
------       ----------                           ----           -----   ------     --------     --------        ---       ----
SFBC     Slade's Ferry Bancorp                Somerset             MA      NE        OTC Bul         NA         9.000      25.10
SLFI     Sterling Financial Corporation       Lancaster            PA      MA        OTC Bul         NA        25.750     160.60
SLNB     Santa Lucia National Bank            Atascadero           CA      WE        Pink Sh         NA        18.500       7.29
SMAL     Summit Bancshares, Inc.              Oakland              CA      WE        OTC Bul         NA        33.250      14.12
SMTB     Smithtown Bancorp, Inc.              Smithtown            NY      MA        OTC Bul         NA        34.750      15.06
SNBN     Security National Bank & Tr Co       Newark               NJ      MA        OTC Bul         NA        14.500       3.84
SOJB     Southern Jersey Bncp of DE           Bridgeton            NJ      MA        OTC Bul         NA        40.000      43.40
SOMC     Southern Michigan Bancorp, Inc       Coldwater            MI      MW        OTC Bul         NA        45.875      43.60
SOVY     Sonoma Valley Bank                   Sonoma               CA      WE        OTC Bul         NA        25.000      13.49
SRCK     Slippery Rock Financial Corp.        Slippery Rock        PA      MA        OTC Bul         NA        34.250      47.20
SRTB     Saratoga Bancorp                     Saratoga             CA      WE        OTC Bul         NA        14.630      15.15
STYB     Security Banc Corporation            Springfield          OH      MW        OTC Bul         NA        44.000     266.20
SXSX     Sussex County State Bank             Franklin             NJ      MA        OTC Bul         NA        18.750      12.66
TBLC     Timberline Bancshares, Inc.          Yreka                CA      WE        OTC Bul         NA        11.375      10.86
TOBC     Tower Bancorp Incorporated           Greencastle          PA      MA        OTC Bul         NA        35.250      29.90
TRIXX    Tri City Bankshares Corp.            Oak Creek            WI      MW        Pink Sh         NA        22.500      55.94
UBFO     United Security Bank, NA             Fresno               CA      WE        Pink Sh         NA        23.250      39.14
UNBO     UNB Corporation                      Canton               OH      MW        OTC Bul         NA        31.875     184.42
UPBN     Upbancorp, Incorporated              Chicago              IL      MW        OTC Bul         NA        71.000      15.67
USBH     U.S.B. Holding Company, Inc          Orangeburg           NY      MA        OTC Bul         NA        25.000     154.28
USBI     United Security Bcshs, Inc.          Thomasville          AL      SE        Pink Sh         NA        16.000      34.21
UVSP     Univest Corporation of PA            Souderton            PA      MA        OTC Bul         NA        38.250     148.74
VADO     Valle de Oro Bank, NA                El Cajon             CA      WE        OTC Bul         NA        16.500      19.40
VCBA     Virginia Commerce Bank               Arlington            VA      SE        OTC Bul         NA        12.600      12.09
VRBA     VRB Bancorp                          Rogue River          OR      WE        OTC Bul         NA        13.500      47.79
VTGB     Vintage Bank                         Napa                 CA      WE        Pink Sh         NA        31.000      19.84
WIBW     Wilton Bank                          Wilton               CT      NE        OTC Bul         NA        17.000       6.83
WMFR     West Michigan National Bank          Frankfort            MI      MW        Pink Sh         NA        16.250       6.69
WNNB     Wayne Bancorp                        Wooster              OH      MW        OTC Bul         NA        29.000     114.14
YAVY     Yadkin Valley Bank & Trust Co.       Elkin                NC      SE        Pink Sh         NA        29.250     101.87
YOBK     Yosemite Bank                        Mariposa             CA      WE        OTC Bul         NA        13.750       9.18

Maximum                                                                                                     3,500.000   1,213.68
Minimum                                                                                                         0.750       1.63
Average                                                                                                        58.319      53.82
Median                                                                                                         24.813      29.15


                                          Price/     Price/                        Tangible                  ROAA     ROAC
       Current      Current  Current       Core       Core    Total    Equity/      Equity/       Core      Before   Before
       Price/       Price/T  Dividend      EPS        EPS    Assets     Assets     T Assets        EPS       Extra    Extra
       Book V       Book V    Yield        (x)        (x)    ($000)      (%)          (%)          ($)        (%)      (%)
Ticker   (%)          (%)       (%)        MRQ        LTM      MRQ       MRQ          MRQ          MRQ        LTM      LTM
------   ---          ---       ---        ---        ---      ---       ---          ---          ---        ---      ---
AANB    109.1       109.1       3.85       7.4        7.0      88,889    7.6          7.6         1.18        1.20    15.85
ABCU     80.7        80.7          -      16.4        9.4      48,047    6.8          6.8         0.07        0.62     9.46
ACNB    184.9       184.9       4.27      11.5       12.7     487,900   10.0         10.0         1.30        1.48    14.09
AMNB    150.8          NA       3.00      13.3       13.2     440,158   11.9           NA         1.82        1.35    11.66
ASTXX   165.1       165.1       5.83       8.8        8.5      80,197   10.5         10.5         1.42        2.16    20.84
ATLV    152.7       152.7          -      10.3       12.3      42,801   12.1         12.1         2.24        1.51    12.67
BALX    123.1       123.1          -      12.3       12.5      66,560   10.7         10.7         0.98        0.97     9.43
BATH    164.3       166.1       2.24      12.6       13.5     267,574   11.1         11.0         2.57        1.44    12.09
BBNK    104.6       110.2          -      33.9       19.4     100,308   13.7         13.1         0.49        0.92     7.02
BCDO    105.6       105.6          -       4.0        3.2     236,852    9.0          9.0         0.94        1.83    22.80
BCNB     89.1        94.9       2.32       8.8        8.1     243,602    8.8          8.3        37.43        1.06    12.78
BCSV    118.9       118.9       2.86       8.7       12.0      99,128    9.6          9.6         0.75        1.12    11.62
BDGE    179.2       179.2       4.68       9.3       10.0     212,603    7.6          7.6         6.00        1.48    18.35
BHBS    178.0       178.0       2.60       8.6       10.9     342,034   10.9         10.9         3.54        1.92    18.41
BHEM    100.2       100.2       4.44      14.9       12.0     234,257    8.6          8.6         1.83        0.59     6.82
BKHB    119.3       119.3       3.48      16.5       17.6     151,484   14.5         14.5         0.71        1.16     8.04
BKTI    235.2       235.2       4.00      15.4       15.1     153,373    9.7          9.7         1.59        1.61    16.26
BLCA    181.6       181.6       5.40       9.5       12.2     208,487    9.4          9.4         1.91        1.32    13.42
BMRC    166.3       166.3          -       9.9       11.8     187,149    8.1          8.1         1.55        1.06    12.85
BNKA    165.9       167.2       4.38       9.5        9.8     876,865   10.8         10.7         0.97        1.79    15.88
BPLU    122.0       124.1       0.50       8.2       10.8     129,476    7.2          7.1         1.69        0.90    12.32
BSMR    156.7       167.6       3.61      11.6       12.9     294,132   10.0          9.4         1.22        1.27    12.07
BVNC    126.4       126.4       2.60       7.3        7.8     180,619    8.1          8.1         2.59        1.16    14.13
BWCF    153.4       153.4          -      14.2       14.4     177,373    9.3          9.3         1.62        1.27    12.45
BWCK     79.4        79.4          -      19.5       12.3      93,536   19.7         19.7         1.58        1.21     6.40
BWND     89.6        89.6          -      12.1        9.9     135,000    6.6          6.6         0.83        0.61     9.18
BYAR    157.3       157.3       2.13       9.6       12.4     104,206    8.6          8.6         1.12        1.42    16.33
BYLK    177.6       200.9       3.62      16.0       14.3     388,148    9.5          8.5         1.92        1.42    12.87
CADL    127.1       127.1       2.11       9.5        9.9     124,101   11.9         11.9         1.73        1.37    11.72
CAFP    203.9       205.9       1.43      12.1       13.2     417,318    8.1          8.0         2.27        1.18    14.83
CBAN    127.8       131.5       1.33       9.0       11.8     288,574    7.9          7.7         1.87        0.88    11.25
CBIV    183.9       183.9       1.16      11.0       12.9     165,380   10.8         10.8         1.40        1.96    19.11
CBTN     97.7        97.7          -       5.7        6.1     256,571   12.1         12.1         6.28        1.70    14.30
CCBN    179.6       179.6          -      13.7       10.6     375,994    9.6          9.6         2.01        1.65    17.64
CCFN    115.4       115.4       2.32      11.7       12.7     170,086   12.2         12.2         1.33        1.11     9.35
CCNE    154.0       167.3       3.49      15.3       14.5     326,902   12.2         11.3         2.48        1.40    11.08
CESR    124.0       124.0       5.05       6.9        9.7     792,255    8.5          8.5         1.17        1.08    12.67
CFCXX   118.7       127.3       3.61      33.3       21.5     252,278   13.2         12.5         0.93        1.53    11.75
CHMG    132.0       152.1       3.13      10.6       12.2     532,213   10.5          9.3         2.84        1.19    11.30
CHTP    146.6       146.6          -        NM       23.7      82,586    8.1          8.1         0.07        0.40     5.07
CIBN    163.7       163.7       2.00      12.5       12.0     216,952    9.3          9.3         1.91        1.60    17.66
CIWV    118.0       119.2       1.57      10.8       10.5     130,364   11.3         11.2         2.43        1.30    11.69
CLBU    212.0       212.0       1.17      14.7       16.4     103,267    7.2          7.2         1.83        1.14    13.44
CLDB    138.4       140.4       1.94       9.8       10.6     375,154    9.4          9.3         3.73        1.10    12.09
CMTV    144.5       144.5       5.90       8.9       11.2     205,536    9.3          9.3         1.49        1.08    12.23
CNAF    126.3       126.3       2.72      10.5       10.5     267,064   12.5         12.5         2.08        1.43    11.57
CNBB    155.7       155.7       2.96      16.4       13.4     214,762   12.9         12.9         1.91        1.46    11.34
CNBC    172.6       172.6       3.72       9.9       11.3     376,852    7.5          7.5         1.92        1.20    15.83
COBG    140.8       173.8       0.60      10.5       11.1     141,872    7.7          6.3         1.17        0.60     8.31
CPKF    104.8       105.6       1.87       7.1        8.2     142,734    8.4          8.4         1.83        1.15    13.65
CSVG    142.7       146.7       3.50      13.0       12.9     170,980    8.1          7.9         4.11        0.90    10.65
CTLN    170.8       170.8       2.61      13.9       13.7     219,072   11.6         11.6         1.42        1.35    11.74
CTVN    128.7       129.3       2.57      11.2       11.7     143,946   15.2         15.2         2.13        1.63    10.74
CTZV     75.7        75.7       3.41       6.8        7.3     388,667   10.0         10.0         5.61        0.98    10.02
CVIC    135.8       137.8       1.69       8.7       10.5     147,194   11.7         11.5         1.69        1.40    11.78




                                          Price/     Price/                        Tangible                  ROAA     ROAC
       Current      Current  Current       Core       Core    Total    Equity/      Equity/       Core      Before   Before
       Price/       Price/T  Dividend      EPS        EPS    Assets     Assets     T Assets        EPS       Extra    Extra
       Book V       Book V    Yield        (x)        (x)    ($000)      (%)          (%)          ($)        (%)      (%)
Ticker   (%)          (%)       (%)        MRQ        LTM      MRQ       MRQ          MRQ          MRQ        LTM      LTM
------   ---          ---       ---        ---        ---      ---       ---          ---          ---        ---      ---
CVLY     143.8       143.8      2.50       10.4        11.1   235,693    9.4          9.4         2.60        1.17    13.02
CWBS     107.1       107.1         -       14.0        10.4   102,274    9.1          9.1         0.91        0.88     9.89
CYBK     127.2       127.2      2.70        7.6         7.7   174,766   11.1         11.1         4.84        1.68    15.67
CYFN     165.6       166.5      3.30       10.1        10.5   381,331    8.4          8.4         1.35        1.22    14.75
CZFS     160.3       167.2      3.33       11.7        11.3   282,810    8.1          7.8         2.32        1.13    13.59
CZNC     188.2       188.2      2.65       14.5        14.4   610,192   11.7         11.7         1.77        1.55    13.36
DAWB     215.2       215.2      1.49       10.9        11.7   318,257    9.8          9.8         3.26        1.59    15.66
DEBC     100.9       100.9      2.55        7.6        10.3    90,581   11.3         11.3         2.68        1.09    10.15
DIMC     131.8       131.8      3.00       11.5        11.1   140,240    9.4          9.4         2.17        1.22    12.95
DNBF     138.6       138.6      1.85        9.2         9.7   207,128    7.8          7.8         3.25        1.17    15.16
DNIG      43.1        43.1         -        9.4         9.4   434,515   11.0         11.0         0.16        0.38     3.48
DROV     173.3       173.3      2.55       12.1        13.4   446,713    8.5          8.5         1.59        1.20    13.31
EGBXX     78.6        78.6      1.46       10.5        10.3   133,886    8.6          8.6         1.26        0.69     7.89
EMBM     204.4       207.0      3.66       14.6        18.1   400,819    8.2          8.1         2.13        1.18    14.60
EPNB     251.5       251.5      1.42       22.3        22.3   294,650   13.7         13.7         1.48        1.55    11.51
EVNXX     47.4        47.4      2.95        4.0         4.4   136,730   11.0         11.0         4.77        1.20    10.82
FBMI     182.0       205.9      2.38       11.6        12.9   404,571    8.2          7.3         2.61        1.25    15.15
FBSYA    216.9          NA      2.93       17.4        17.3   864,918    8.5           NA         1.33        1.09    13.18
FBTT     106.0       118.2      1.56        4.8         5.2   178,644    6.1          5.6         5.31        1.07    18.40
FCBN     157.6       181.5         -        7.8         8.0 1,883,009    6.7          5.9        19.47        1.02    16.27
FCFT     173.3       181.7      4.09        9.1        10.2   837,664   10.7         10.2         3.34        1.73    16.26
FCZA     268.4       287.8         -       19.9        19.4   302,723   11.6         10.9         1.35        1.31    11.58
FDDB     137.5       137.5      2.61       11.4        12.9   269,137    9.4          9.4         6.69        1.09    11.70
FDNM     128.4       128.4      3.20        8.2         8.6   361,865    7.3          7.3         3.37        1.13    14.89
FETM     121.1       121.1      3.34       11.0         9.4   254,381    9.5          9.5         4.59        1.33    14.04
FGYH     201.4       201.4      4.71        4.9         5.9   200,882    7.4          7.4         0.89        1.53    22.90
FINN     248.7          NA      0.97       13.2        16.7 6,912,057    7.1           NA       203.28        1.08    15.30
FIOW     138.0       139.7      2.83       11.7        11.5   467,725   11.2         11.1         2.62        1.28    11.51
FIVR      94.2        96.6      3.53        8.3         8.8 1,861,756    9.7          9.5        48.10        1.09    11.75
FJMY     138.8       138.8      2.68       10.9        10.8   322,221    8.9          8.9         3.98        1.24    14.34
FKYS     111.7       111.7      4.06        8.6         7.3   242,557   11.3         11.3         4.73        1.76    15.62
FLHI     154.9       154.9         -       11.3         8.8   110,788   11.2         11.2         0.51        2.59    53.18
FLLC     110.3       110.3      2.05       26.4        23.2   106,175   10.9         10.9         0.41        0.54     4.85
FMBH     105.7       126.0      1.90        7.3         8.6   523,569    7.4          6.3         4.32        0.82    10.62
FMNB     236.7          NA      1.93       20.0        19.8   338,112   10.3           NA         1.21        1.27    12.01
FNAN     101.7       101.7      2.84        9.1         9.9 1,467,345   23.6         23.6       155.10        2.18     9.23
FNBB     127.8       130.5      2.18       13.3        14.7    98,433   10.5         10.3         2.38        1.02     9.36
FNBL     117.6       117.6      3.48        8.2         9.7   170,085    7.1          7.1         3.08        0.92    13.01
FNCH     170.6       170.6      3.68       11.7        11.8   395,324    9.1          9.1         3.23        1.41    15.20
FNLB     170.0       201.1      3.09       11.9        14.1   809,786    8.6          7.4         6.30        1.03    11.61
FOBT     140.8       142.6      2.16        9.7        10.7   159,113    9.0          8.9         2.24        1.24    13.96
FPHN     117.9       117.9      2.50        9.7         9.9   198,851   10.4         10.4         5.36        1.17    11.81
FRAF     176.7       178.3      2.46       12.0        13.8   326,638   10.7         10.6         2.27        1.34    12.43
FRMS     190.9       190.9      1.63        7.4         8.2   498,888    8.4          8.4         3.77        1.04    12.34
FSLB     165.2       166.1      1.68       13.5        10.2   132,240   10.8         10.8         1.37        1.71    14.97
FWCC     172.0       172.0      3.01       11.3        12.5   397,684    8.3          8.3         2.46        1.12    13.59
FWEH     173.8       173.8      1.64        6.9         7.1   177,068   10.8         10.8         0.78        1.90    21.28
FXNC     109.6       109.6      4.76       10.8        11.3   141,225   10.5         10.5         1.88        1.06    10.35
GABS     120.2       120.2      1.67       13.0         7.9   954,343   10.7         10.7         1.52        1.78    15.60
GBFP     179.3       189.4         -       12.5        15.4   216,007    7.6          7.2         1.14        0.99    12.68
GFLS     174.5       179.7      1.71       12.5        14.4   256,540    7.9          7.7         1.08        0.80    10.26
GLBT     127.6       127.6         -        8.5         4.9   230,106    6.6          6.6         1.87        0.80    14.95
GRBC     101.2       101.2      4.60        8.3        10.4   434,778    6.0          6.0         1.18        0.72    12.32
GREXX    175.1       175.1         -       13.8        14.4    89,891    9.5          9.5         1.53        1.17    11.87
GRGN     129.2       131.3         -        7.9         8.7   103,166   10.2         10.1         4.10        1.48    14.45




                                          Price/     Price/                        Tangible                  ROAA     ROAC
       Current      Current  Current       Core       Core    Total    Equity/      Equity/       Core      Before   Before
       Price/       Price/T  Dividend      EPS        EPS    Assets     Assets     T Assets        EPS       Extra    Extra
       Book V       Book V    Yield        (x)        (x)    ($000)      (%)          (%)          ($)        (%)      (%)
Ticker   (%)          (%)       (%)        MRQ        LTM      MRQ       MRQ          MRQ          MRQ        LTM      LTM
------   ---          ---       ---        ---        ---      ---       ---          ---          ---        ---      ---
GRYB    195.9       195.9       1.55        18.6       18.7    96,560   10.8         10.8         1.23        1.16    10.71
HABN    125.7       127.8          -        10.5       14.4   204,108    7.5          7.4         0.73        0.55     7.20
HBKS    146.0       146.0          -         7.0        8.3   376,846    8.0          8.0         1.11        1.21    15.20
HBNC    107.3       107.3       2.90        12.8       12.3   371,106    8.6          8.6         3.57        0.73     8.30
HBSI    108.9       108.9       1.71         8.7        9.9   177,676   11.2         11.2         3.96        1.16    10.38
HEOP    140.1       142.0       2.19         9.3        8.9   985,122    8.3          8.2         1.38        1.20    13.92
HOVB    160.1       160.1       2.82        16.3       17.7   356,129    8.9          8.9         1.03        1.03    11.12
HRFD    139.0       139.0       6.32        10.8       10.1   105,094   10.5         10.5         4.72        1.40    14.66
HTLF    171.0       174.0       1.58        13.8       16.2   736,552    9.5          9.4         1.50        1.13    12.00
IBDB    121.5       124.6       1.70        10.7       14.2   105,513    9.5          9.3         0.72        0.81     7.91
IBNC    177.5          NA          -         8.8        8.7 2,998,401    8.7                      4.77        1.46    17.09
IFNC    106.8       123.1       2.20        12.5       13.0 1,662,172    8.0          7.0         4.69        0.77     9.39
IFST    147.2       151.7       3.66         7.3        7.6   275,027    8.8          8.6         1.90        1.25    14.61
JFBC    129.2       129.2       2.84        13.1       11.5   200,222   10.4         10.4         1.87        1.19    11.28
JUVF    179.0       179.0       1.81        15.5       15.3   211,793   12.4         12.4         2.39        1.31    10.86
LAYB    131.9          NA       2.07        12.2       11.4    414,36    8.4          8.4           NA        2.05    12.30
LKFN    241.2       241.2       1.37        14.4       14.3   656,551    6.4          6.4         2.13        1.07    14.97
LNBB    280.9       280.9       2.13        19.7       20.6   438,243   10.1         10.1         1.41        1.37    13.70
LNBS    148.9       148.9       1.13        10.4       11.3    79,347   10.2         10.2         1.72        1.34    14.06
MBKT    155.7       156.7       2.17         9.2        9.9   898,300   11.9         11.8         3.29        1.90    16.24
MCBF    104.2       104.2          -         8.7       19.6   131,504    7.8          7.8         0.55        1.56    20.97
MFRM     56.5        56.6       4.96         5.1        6.3   126,551   11.2         11.2         2.29        1.04     9.53
MGNB    187.9       187.9       2.78        12.4       12.7   769,560   10.0         10.0         1.87        1.55    15.83
MMBI    104.3       104.3       2.58        23.8       16.9   270,756    9.6          9.6         1.75        0.45     4.55
MOBP    192.3       434.8          -        12.5        7.7   490,294   10.9          5.1         0.13        0.56     4.29
MPEN    177.8       179.2       4.31        11.2       12.6   210,299   11.7         11.6         2.67        1.65    14.32
MSHN    124.5       124.7       1.89        15.0       17.8    58,127   10.7         10.7         1.45        0.73     7.01
MTMB    129.4       129.4       2.46         8.8       10.0    69,900    8.4          8.4         1.47        1.08    11.97
MTTB    175.7          NA          -        25.6       23.0   792,431    8.2           NA         0.67        0.57     7.00
NBOH    171.7       176.5       1.73        16.4       16.5   174,233   14.1         13.8         1.99        1.32     9.55
NECA    151.0       151.0          -         8.1        8.6   138,406    8.7          8.7         4.43        1.21    14.51
NKSH    191.6       195.7       2.51        15.8       14.9   389,351   13.0         12.7         1.74        1.65    16.51
NOTW    168.6       168.6       6.97        12.5       12.7   150,763   11.0         11.0         2.49        1.38    12.85
NOVB    180.4          NA       3.08        10.7       10.2   253,540    9.2           NA         2.14        1.70    18.70
ORRB    191.0       198.0       2.45        12.7       12.8   157,556   10.1          9.7         2.30        1.48    14.75
PABK     69.2        69.4          -          NM        9.8   839,246   12.6         12.6         0.23        0.96     7.72
PABN    156.9       156.9       2.32        13.1       14.0   412,510   10.9         10.9         1.87        1.39    11.93
PAHC    231.7       236.9       2.83        19.4       20.0   330,213    9.2          9.0         1.20        1.13    12.76
PCHB    150.3       152.8       3.24        13.2       13.4   278,572    8.8          8.7         1.42        1.04    11.84
PCLF    149.8       149.8       2.69         8.4        8.6   234,230   13.7         13.7         5.92        2.03    14.84
PFCY     97.5        99.2       3.23        18.2       20.3   198,960   12.9         12.7         1.18        0.92     7.26
PLBA    153.2       153.9          -         9.3       11.5   142,092    8.1          8.1         1.07        1.14    14.12
PNBF    137.9       137.9          -         7.0        7.4   198,199    9.4          9.4         1.66        1.98    20.94
PPBK    204.7       204.7       1.44        18.5       19.5   192,894   15.4         15.4         1.14        1.69    10.98
PRFS    191.0       194.1       2.82        15.8       15.8   547,603    9.8          9.7         1.00        1.26    12.92
PSBT    124.4       124.4       3.40        11.4       10.5   398,035   10.2         10.2         8.57        1.17    11.54
PSEB    135.4       135.4       1.97        11.6       15.1   219,055    7.5          7.5         1.04        0.71     9.21
PSHR    140.2       151.3       2.56        13.5       16.9   854,071   10.7         10.0         2.12        1.01     9.15
PWOD    181.8       181.8       2.09        10.2       12.0   259,724   12.9         12.9         3.51        2.12    17.25
QNBC    206.7       206.7       1.75        17.6       17.0   286,717    7.7          7.7         1.94        1.02    13.31
RBNF    171.3       176.0       1.89        17.2       17.3   426,018    9.5          9.3         1.87        1.05    10.68
SBGA    132.3       130.0       2.17        17.6       13.0   140,869   11.1         11.3         1.19        1.84    16.14
SBHC    164.3       171.2       2.42         9.9       10.2   170,278    8.1          7.9         0.86        1.39    16.17
SBTL     89.2        89.2       2.69         6.5        8.5   170,782   10.9         10.9         6.60        1.27    11.79
SBVA    147.3       147.3       1.97        13.9       16.2   122,704   11.2         11.2         0.89        1.02     9.52




                                          Price/     Price/                        Tangible                  ROAA     ROAC
       Current      Current  Current       Core       Core    Total    Equity/      Equity/       Core      Before   Before
       Price/       Price/T  Dividend      EPS        EPS    Assets     Assets     T Assets        EPS       Extra    Extra
       Book V       Book V    Yield        (x)        (x)    ($000)      (%)          (%)          ($)        (%)      (%)
Ticker   (%)          (%)       (%)        MRQ        LTM      MRQ       MRQ          MRQ          MRQ        LTM      LTM
------   ---          ---       ---        ---        ---      ---       ---          ---          ---        ---      ---
SFBC      126.4       151.8     1.78         8.1       10.3   290,978    6.8          5.8         0.85        0.94    12.68
SLFI      237.3       237.3     2.95        17.6       17.5   748,273    9.0          9.0         1.53        1.36    15.06
SLNB      102.4       102.4     1.08         9.0        8.1   176,040    9.4          9.4         2.03        1.08    11.43
SMAL      119.8       119.8     4.51        10.6       10.1    91,339   12.9         12.9         3.15        1.67    12.76
SMTB      113.6       113.6     3.68         6.5       10.2   177,759    7.5          7.5         3.06        0.80    10.32
SNBN       60.2        60.2        -        13.0       14.9    81,302    7.8          7.8         0.87        0.32     4.10
SOJB      111.0       111.0     2.75         7.4        8.4   423,935    9.2          9.2         4.90        1.38    15.13
SOMC      186.7       200.5     2.09        14.1       13.9   235,542    9.8          9.2         3.17        1.45    13.96
SOVY      182.2       182.2        -         8.8       10.0    86,895    8.5          8.5         2.00        1.39    15.59
SRCK      237.5       237.5     1.75        14.0       15.0   192,454   10.3         10.3         1.87        1.55    13.84
SRTB      131.7       131.7     1.37        12.3       14.2   109,705   10.5         10.5         0.90        1.02     9.24
STYB      264.1       300.8     1.73        16.5       17.9   816,334   12.4         11.0         2.18        1.92    14.18
SXSX      164.5       186.2     2.56        19.3       20.7    98,778    7.8          6.9         0.82        0.55     6.93
TBLC      160.0       160.0        -         7.2        9.0    79,470    8.5          8.5         1.03        1.21    15.04
TOBC      168.9       168.9     2.55        14.2       13.5   148,621   11.9         11.9         2.56        1.62    13.80
TRIXX     114.5       114.5     3.78         8.0        9.7   436,657   11.2         11.2         2.33        1.41    12.71
UBFO      210.6       211.2     2.75        10.1       10.8   161,875   11.5         11.5         1.95        2.07    18.82
UNBO      258.5       283.8     2.20        25.0       24.6   809,979    8.8          8.1         1.34        1.08    11.89
UPBN       86.1        87.5     2.82        22.4       16.3   215,900    8.4          8.3         3.96        0.43     4.91
USBH      306.8       308.3     1.28        11.6       12.5   802,724    6.7          6.6         1.22        1.48    21.54
USBI      129.5       129.5     3.25         7.7        7.7   239,362   11.0         11.0         1.95        1.94    16.21
UVSP      152.9       157.0     2.41        11.3       11.2   912,459   10.7         10.4         3.21        1.34    12.90
VADO      126.1       126.1     1.46         9.2       13.4   183,449    8.4          8.4         1.16        0.82     9.45
VCBA      120.2       121.2        -         8.6       11.1   122,721    8.2          8.1         1.08        0.99    11.06
VRBA      242.4       253.8        -         9.5       10.4   166,949   11.8         11.3         0.91        2.03    17.65
VTGB      163.8       163.8        -        11.2        9.6   122,740    9.9          9.9         2.48        1.41    14.58
WIBW      103.8       103.8     2.94         7.0        7.2   271,606    9.2          9.2         2.35        1.37    15.28
WMFR       81.8        81.8        -        11.5       12.0    27,165   30.1         30.1         1.23        1.95     6.36
WNNB      285.4       292.9     1.31        17.8       18.6   334,692   12.0         11.7         1.34        1.50    12.81
YAVY      367.0       381.4     0.99        18.7       19.4   283,183    9.8          9.5         1.31        1.64    17.17
YOBK      114.4       114.4        -        14.3       12.9    80,379   10.0         10.0         0.93        0.87     8.96

Maximum   367.0       434.8     6.97        33.9       24.6 6,912,057   30.1         30.1       203.28        2.59    53.18
Minimum    43.1        43.1        -         4.0        3.2   227,165    6.0          5.1         0.07        0.32     3.48
Average   151.6       154.3     2.15        12.0       12.4   339,157   10.0          9.9         4.53        1.25    12.93
Median    146.9       148.1     2.19        11.3       11.8   207,808    9.6          9.5         1.87        1.21    12.70


                                              ROAA       ROACE
                                      NPAs/    Core       Before      Before
         Merger      Current         Assets    EPS        Extra       Extra
         Target?     Pricing           (%)     ($)         (%)         (%)
Ticker    (Y/N)       Date             MRQ     MRQ         MRQ         MRQ

AANB        N       05/22/96           3.04    0.28        1.09       14.20
ABCU        N       03/04/97           1.57    0.01        0.24        3.56
ACNB        N       03/04/97           0.46    0.36        1.58       15.68
AMNB        N       03/04/97           NA      0.45        1.48       12.27
ASTXX       N       02/28/97           0.50    0.34        2.01       19.44
ATLV        N       03/04/97           NA      0.67        1.46       12.19
BALX        N       03/04/97           4.10    0.25        0.97        9.08
BATH        N       03/04/97           0.25    0.69        1.44       12.48
BBNK        N       03/04/97           5.44    0.07        1.39       10.17
BCDO        N       03/04/97           4.27    0.19        1.58       17.91
BCNB        N       03/04/97           1.02    8.61        1.03       12.18
BCSV        N       03/04/97           0.21    0.26        1.49       15.63
BDGE        N       03/04/97           0.11    1.61        1.59       20.52
BHBS        N       03/04/97           1.12    1.12        2.46       23.02
BHEM        N       03/04/97           4.17    0.37        0.57        6.53
BKHB        N       03/04/97           0.56    0.19        1.33        9.11
BKTI        N       03/04/97           0.07    0.39        1.55       15.46
BLCA        N       03/04/97           0.89    0.61        1.35       14.54
BMRC        N       03/04/97           0.03    0.46        1.18       14.55
BNKA        N       03/04/97           0.52    0.25        1.72       15.73
BPLU        N       03/04/97           0.11    0.56        1.12       17.40
BSMR        N       03/04/97           0.78    0.34        1.30       13.01
BVNC        N       03/04/97           0.99    0.69        1.21       14.42
BWCF        N       03/04/97           0.02    0.41        1.20       12.35
BWCK        N       03/04/97           9.04    0.25        0.77        4.04
BWND        N       02/28/97           2.31    0.17        0.52        7.71
BYAR        N       03/04/97           1.06    0.36        1.47       16.90
BYLK        N       03/04/97           0.80    0.43        1.09       11.35
CADL        N       03/04/97           0.78    0.45        1.42       12.09
CAFP        N       03/04/97           0.28    0.62        1.02       12.65
CBAN        N       02/28/97           3.51    0.61        1.12       13.94
CBIV        N       03/04/97           0.52    0.41        1.99       22.71
CBTN        N       03/04/97           0.05    4.39        1.79       14.93
CCBN        N       03/04/97           0.25    0.39        1.06       11.01
CCFN        N       03/04/97           0.06    0.36        1.15        9.80
CCNE        N       03/04/97           0.28    0.59        1.29       10.39
CESR        N       03/04/97           1.26    0.41        1.46       17.24
CFCXX       N       02/28/97           0.20    0.15        1.69       12.93
CHMG        N       03/04/97             NA    0.82        1.33       12.68
CHTP        N       03/04/97           5.93   (0.09)      (1.89)     (23.52)
CIBN        N       05/22/96           1.52    0.46        1.47       15.88
CIWV        N       03/04/97           0.13    0.59        1.24       11.03
CLBU        N       02/28/97              -    0.51        1.19       14.38
CLDB        N       03/04/97           0.47    1.01        1.16       12.63
CMTV        N       03/04/97           1.11    0.47        1.34       15.01
CNAF        N       05/22/96           0.14    0.52        1.41       11.07
CNBB        N       03/04/97             NA    0.39        1.19        9.33
CNBC        N       05/22/96              -    0.55        1.36       17.63
COBG        N       03/04/97           1.32    0.31        0.61        8.30
CPKF        N       03/04/97             NA    0.53        1.28       15.12
CSVG        N       02/28/97           0.77    1.02        0.59        6.96
CTLN        N       03/04/97           0.23    0.35        1.31       11.39
CTVN        N       02/28/97           0.75    0.56        1.59       10.46
CTZV        N       03/04/97           0.57    1.50        1.03       10.32
CVIC        N       03/04/97           1.32    0.51        1.64       13.96

                                              ROAA       ROACE
                                      NPAs/    Core       Before      Before
         Merger      Current         Assets    EPS        Extra       Extra
         Target?     Pricing           (%)     ($)         (%)         (%)
Ticker    (Y/N)       Date             MRQ     MRQ         MRQ         MRQ

CVLY        N       03/04/97           1.39    0.69        1.21       13.27
CWBS        N       03/04/97           5.79    0.17        0.62        7.03
CYBK        N       03/04/97           0.52    1.23        1.68       15.33
CYFN        N       05/22/96           0.27    0.35        1.24       14.77
CZFS        N       03/04/97           0.59    0.56        1.08       13.33
CZNC        N       03/04/97             NA    0.44        1.46       12.75
DAWB        N       03/04/97           0.30    0.87        1.61       16.17
DEBC        N       03/04/97           2.33    0.90        1.50       13.53
DIMC        N       03/04/97             NA    0.52        1.13       11.98
DNBF        N       03/04/97             NA    0.86        1.19       15.50
DNIG        N       03/04/97           4.38    0.04        0.40        3.61
DROV        N       03/04/97           0.57    0.44        1.21       13.58
EGBXX       N       02/28/97           0.27    0.31        0.65        7.59
EMBM        N       03/04/97             NA    0.66        1.26       15.52
EPNB        N       03/04/97             NA    0.37        1.50       11.00
EVNXX       N       02/28/97           0.17    1.30        1.18       10.84
FBMI        N       03/04/97           0.12    0.73        1.34       16.26
FBSYA       N       03/04/97             NA    0.33        1.11       13.49
FBTT        N       03/04/97           0.15    1.46        1.11       18.99
FCBN        N       03/04/97           0.18    4.97        0.94       15.79
FCFT        N       03/04/97           0.97    0.93        1.44       13.25
FCZA        N       03/04/97           0.30    0.33        1.34       11.59
FDDB        N       03/04/97             NA    1.89        1.16       12.47
FDNM        N       03/04/97           0.46    0.88        1.13       15.18
FETM        N       03/04/97           0.26    0.98        1.31       13.86
FGYH        N       02/28/97           1.30    0.27        1.75       26.35
FINN        N       03/04/97             NA   64.24        1.34       18.70
FIOW        N       03/04/97           0.12    0.64        1.26       11.44
FIVR        N       03/04/97           0.09   12.77        1.09       11.40
FJMY        N       03/04/97           1.01    0.99        1.09       12.45
FKYS        N       03/04/97           0.13    1.00        1.45       13.04
FLHI        N       03/04/97           7.36    0.10        1.67       28.62
FLLC        N       03/04/97           1.53    0.09        0.48        4.36
FMBH        N       03/04/97           0.23    1.26        0.54        6.24
FMNB        N       03/04/97             NA    0.30        1.21       11.17
FNAN        N       03/04/97           0.45   42.36        2.35        9.90
FNBB        N       03/04/97           0.78    0.66        1.09       10.25
FNBL        N       02/28/97           1.17    0.91        1.06       14.76
FNCH        N       02/28/97           0.19    0.81        1.38       14.72
FNLB        N       03/04/97           0.16    1.86        1.15       13.06
FOBT        N       03/04/97           0.22    0.62        1.20       13.59
FPHN        N       03/04/97           0.01    1.36        1.19       11.60
FRAF        N       03/04/97           0.31    0.65        1.32       12.21
FRMS        N       02/28/97           0.48    1.04        1.09       13.05
FSLB        N       03/04/97           0.31    0.26        1.70       15.20
FWCC        N       03/04/97           0.50    0.68        1.16       14.09
FWEH        N       03/04/97           1.17    0.20        1.87       19.35
FXNC        N       03/04/97           0.61    0.49        1.06       10.40
GABS        N       02/28/97           0.35    0.23        1.05        9.60
GBFP        N       03/04/97           0.87    0.35        1.23       16.38
GFLS        N       03/04/97           1.61    0.31        0.74        9.53
GLBT        N       05/22/96           0.89    0.27        0.86       12.91
GRBC        N       03/04/97           1.13    0.37        0.69       12.24
GREXX       N       02/28/97             NA    0.40        1.14       11.89
GRGN        N       03/04/97           0.23    1.13        1.57       15.38

                                              ROAA       ROACE
                                      NPAs/    Core       Before      Before
         Merger      Current         Assets    EPS        Extra       Extra
         Target?     Pricing           (%)     ($)         (%)         (%)
Ticker    (Y/N)       Date             MRQ     MRQ         MRQ         MRQ

GRYB        N       03/04/97           0.15    0.31        1.13       10.66
HABN        N       03/04/97           3.41    0.25        0.75        9.97
HBKS        N       03/04/97             NA    0.33        1.36       17.20
HBNC        N       03/04/97           0.82    0.86        0.68        7.86
HBSI        N       03/04/97           0.13    1.13        1.21       10.88
HEOP        N       03/04/97           1.05    0.33        1.17       13.40
HOVB        N       03/04/97           0.11    0.28        1.07       12.23
HRFD        N       03/04/97           1.10    1.10        1.03       10.51
HTLF        N       03/04/97           0.31    0.44        1.29       13.54
IBDB        N       03/04/97           0.54    0.24        0.97        9.99
IBNC        N       03/04/97             NA    1.18        1.43       16.56
IFNC        N       03/04/97           0.28    1.22        0.60        7.31
IFST        N       03/04/97           0.35    0.50        1.29       14.81
JFBC        N       03/04/97           2.19    0.41        1.00        9.75
JUVF        N       03/04/97           0.26    0.59        1.25       10.23
LAYB        N       03/04/97             NA    0.48        0.96       11.27
LKFN        N       03/04/97           0.35    0.53        1.02       17.63
LNBB        N       03/04/97           0.18    0.37        1.44       14.38
LNBS        N       02/28/97           0.19    0.47        1.42       14.44
MBKT        N       03/04/97           0.57    0.88        2.00       16.74
MCBF        N       03/04/97           0.06    0.31        0.99       12.81
MFRM        N       03/04/97           0.19    0.71        1.30       11.81
MGNB        N       03/04/97           0.57    0.48        1.50       14.91
MMBI        N       03/04/97           0.28    0.31       (0.18)      (1.83)
MOBP        N       03/04/97           1.53    0.02        0.10        0.87
MPEN        N       03/04/97           0.82    0.75        1.82       15.55
MSHN        N       03/04/97           0.15    0.43        0.85        8.13
MTMB        N       03/04/97              -    0.42        1.18       13.38
MTTB        N       03/04/97             NA    0.15        0.59        7.30
NBOH        N       03/04/97           0.06    0.50        1.33        9.37
NECA        N       03/04/97           2.21    1.17        1.28       14.75
NKSH        N       03/04/97           0.44    0.41        1.61       12.63
NOTW        N       03/04/97             NA    0.63        1.41       12.65
NOVB        N       03/04/97           0.68    0.51        1.61       17.58
ORRB        N       03/04/97           0.04    0.58        1.46       14.52
PABK        N       03/04/97           2.37   (0.01)      (0.15)      (1.13)
PABN        N       12/13/96           0.80    0.50        1.35       12.06
PAHC        N       03/04/97           1.76    0.31        1.25       14.02
PCHB        N       03/04/97           1.21    0.36        1.06       11.86
PCLF        N       03/04/97           0.45    1.52        2.02       14.84
PFCY        N       03/04/97           0.73    0.33        0.98        7.62
PLBA        N       03/04/97           0.91    0.33        1.24       15.25
PNBF        N       03/04/97           3.38    0.44        2.09       22.11
PPBK        N       03/04/97           0.84    0.30        1.74       11.33
PRFS        N       03/04/97           0.18    0.25        1.23       12.62
PSBT        N       03/04/97           0.37    1.98        1.06       10.50
PSEB        N       03/04/97           1.26    0.34        0.84       10.88
PSHR        N       02/28/97           0.25    0.66        1.24       11.53
PWOD        N       03/04/97           0.39    1.03        2.70       21.39
QNBC        N       03/04/97           2.04    0.47        0.95       12.24
RBNF        N       03/04/97             NA    0.47        1.03       10.58
SBGA        N       10/18/96           0.11    0.22        1.33       11.88
SBHC        N       09/13/96           0.55    0.22        1.47       17.66
SBTL        N       03/04/97             NA    2.15        2.02       18.64
SBVA        N       03/04/97           0.66    0.26        1.02        9.45

                                              ROAA       ROACE
                                      NPAs/    Core       Before      Before
         Merger      Current         Assets    EPS        Extra       Extra
         Target?     Pricing           (%)     ($)         (%)         (%)
Ticker    (Y/N)       Date             MRQ     MRQ         MRQ         MRQ

SFBC        N       03/04/97           1.88    0.27        1.03       15.54
SLFI        N       03/04/97           0.16    0.38        1.33       14.72
SLNB        N       03/04/97           2.30    0.46        0.97       10.25
SMAL        N       03/04/97           1.40    0.75        1.57       11.99
SMTB        N       03/04/97           4.12    1.20        1.18       15.99
SNBN        N       03/04/97             NA    0.25        0.32        4.11
SOJB        N       02/28/97           1.32    1.38        1.60       17.65
SOMC        N       03/04/97           0.34    0.78        1.44       13.74
SOVY        N       03/04/97           1.09    0.57        1.50       17.07
SRCK        N       03/04/97           0.70    0.50        1.54       14.27
SRTB        N       03/04/97           1.27    0.26        1.11       10.73
STYB        N       03/04/97           0.54    0.59        1.72       13.44
SXSX        N       03/04/97           1.54    0.22        0.58        7.32
TBLC        N       02/28/97           0.38    0.32        1.52       18.41
TOBC        N       03/04/97             NA    0.61        1.47       12.44
TRIXX       N       02/28/97           0.18    0.70        1.64       14.75
UBFO        N       03/04/97           4.26    0.52        2.17       19.51
UNBO        N       03/04/97           0.20    0.33        1.10       12.36
UPBN        N       03/04/97           1.35    0.72        0.32        3.79
USBH        N       03/04/97           1.15    0.33        1.11       16.97
USBI        N       02/28/97           0.36    0.49        1.82       16.40
UVSP        N       03/04/97           0.52    0.80        1.37       12.95
VADO        N       03/04/97           2.36    0.42        1.07       13.31
VCBA        N       03/04/97           0.07    0.35        1.11       13.41
VRBA        N       03/04/97           0.01    0.25        2.15       18.32
VTGB        N       03/04/97             NA    0.53        1.42       14.81
WIBW        N       03/04/97           1.12    0.61        1.37       15.06
WMFR        N       03/04/97             NA    0.32        1.95        6.40
WNNB        N       12/31/96              -    0.35        1.56       13.10
YAVY        N       03/04/97           0.08    0.34        1.67       17.21
YOBK        N       03/04/97           0.41    0.21        0.86        8.80


Maximum                                9.04   64.24        2.70       28.62
Minimum                                   -   (0.09)      (1.89)     (23.52)
Average                                1.02    1.25        1.24       12.74
Median                                 0.53    0.47        1.24       12.94

                   Exhibit VIII.2 - Illinois Pink Sheet Banks


                                                                                                                Current      Current
                                                                                                                 Stock        Market
                                                                                                                 Price        Value
Ticker       Short Name                      City            State    Region     Exchange         IPO Date         ($)         ($M)

FBSYA        First Busey Corporation         Urbana            IL       MW       OTC Bul              NA         23.250      133.03
FBTT         First Bankers Trustshares, Inc  Quincy            IL       MW       OTC Bul              NA         33.250       10.53
FIVR         First Evergreen Corporation     Evergreen Park    IL       MW       OTC Bul              NA        425.000      170.85
FMBH         First Mid-Illinois Bcshs, Inc.  Mattoon           IL       MW       OTC Bul              NA         40.000       37.40
FNLB         First National Bancorp, Inc.    Joliet            IL       MW       OTC Bul              NA         97.250      118.25
GRBC         GreatBanc, Incorporated         Aurora            IL       MW       Pink Sh              NA         12.188       18.98
UPBN         Upbancorp, Incorporated         Chicago           IL       MW       OTC Bul              NA         71.000       15.67

Maximum                                                                                                         425.000      170.85
Minimum                                                                                                          12.188       10.53
Average                                                                                                         100.277       72.10
Median                                                                                                           40.000       37.40



                                              Price/    Price/                             Tangible              ROAA       ROACE
           Current    Current      Current     Core      Core         Total     Equity/     Equity/    Core     Before      Before
           Price/     Price/ T     Dividend    EPS       EPS         Assets     Assets     T Assets     EPS      Extra       Extra
           Book V     Book V        Yield      (x)       (x)         ($000)        (%)        (%)       ($)       (%)         (%)
Ticker       (%)        (%)          (%)       MRQ       LTM            MRQ        MRQ        MRQ       LTM       LTM         LTM

FBSYA       216.9        NA         2.93       17.4      17.3        864,918       8.5        NA       1.33      1.09       13.18
FBTT        106.0     118.2         1.56        4.8       5.2        178,644       6.1       5.6       5.31      1.07       18.40
FIVR         94.2      96.6         3.53        8.3       8.8     1,861,7568       9.7       9.5      48.10      1.09       11.75
FMBH        105.7     126.0         1.90        7.3       8.6        523,569       7.4       6.3       4.32      0.82       10.62
FNLB        170.0     201.1         3.09       11.9      14.1        809,786       8.6       7.4       6.30      1.03       11.61
GRBC        101.2     101.2         4.60        8.3      10.4        434,778       6.0       6.0       1.18      0.72       12.32
UPBN         86.1      87.5         2.82       22.4      16.3        215,900       8.4       8.3       3.96      0.43        4.91

Maximum     216.9     201.1         4.60       22.4      17.3      1,861,756       9.7       9.5      48.10      1.09       18.40
Minimum      86.1      87.5         1.56        4.8       5.2        178,644       6.0       5.6       1.18      0.43        4.91
Average     125.7     121.8         2.92       11.5      11.5        698,479       7.8       7.2      10.07      0.89       11.83
Median      105.7     109.7         2.93        8.3      10.4        523,569       8.4       6.9       4.32      1.03       11.75




                                                         ROAA       ROACE
                                     NPAs/      Core    Before      Before
           Merger      Current      Assets      EPS     Extra       Extra
           Target?     Pricing        (%)       ($)       (%)         (%)
Ticker      (Y/N)         Date        MRQ       MRQ       MRQ         MRQ

FBSYA         N       03/04/97         NA       0.33     1.11       13.49
FBTT          N       03/04/97       0.15       1.46     1.11       18.99
FIVR          N       03/04/97       0.09      12.77     1.09       11.40
FMBH          N       03/04/97       0.23       1.26     0.54        6.24
FNLB          N       03/04/97       0.16       1.86     1.15       13.06
GRBC          N       03/04/97       1.13       0.37     0.69       12.24
UPBN          N       03/04/97       1.35       0.72     0.32        3.79

Maximum                              1.35      12.77     1.15       18.99
Minimum                              0.09       0.33     0.32        3.79
Average                              0.52       2.68     0.86       11.32
Median                               0.20       1.26     1.09       12.24


                     EXHIBIT IX - Other Thrifts Converting
                         to Stock and Commercial Banks


                                   Heartland               First                Community
                                  Bancshares,             Southern              Financial
                                 Incorporated            Bancshares               Corp.
                                    Herrin,              Florence,                Olney,
                                   Illinois               Alabama                Illinois               Average
                              -------------------   --------------------   --------------------  ---------------------

Stock conversion date               6/28/96               4/13/95                6/29/95

Conversion assets             $  61,309,000        $  148,968,000         $  164,633,000          $  124,970,000

Conversion pricing ratios:
  Price to book                        70.8%                 68.7%                  76.4%                   72.0%
  Price to earnings                    21.3                  14.6                   10.3                    15.4
  Price to assets                      12.8%                 12.1%                  13.8%                   12.9%

Stock issue:
  Shares issued                     876,875             2,049,875              2,645,000               1,857,250
  Price per share             $       10.00         $       10.00         $        10.00          $        10.00
  Gross proceeds              $   8,768,750         $  20,499,000         $   26,450,000          $   18,572,583

Price March 10, 1997 (1)      $       15.25         $       13.50         $        14.75          $        14.50

Price appreciation:
  One day                              0.00%                30.00%                 15.00%                   15.0%
  One week                             3.75%                30.00%                 16.25%                   16.7%
  One month                            1.25%                25.00%                 12.50%                   12.9%
  To date (2)                         52.50%                89.00%                 47.50%                   63.0%

Current pricing ratios:
  Price to book                       106.4%                119.2%                 114.9%                  113.5%
  Price to earnings                      NM                  11.5                   13.4                    12.5

Non-real estate loans/loans             3.7%                 17.2%                  53.0%                   24.6%
Loans/assets                           57.2%                 78.3%                  67.6%                   67.7%



(1) Heartland's price is March 7, 1997.
(2) To date increase in value takes into consideration $5.40 in return of capital dividends for First Southern.
